UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAKES ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Lakes Entertainment, Inc. common stock

(2)	Aggregate number of securities to which transaction applies:

7,858,145 shares of common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), and estimated solely for the purpose of calculation of the filing fee in accordance with Rule 0-11, the filing fee was determined based upon the product of (x) $8.65 (the average of the high and low prices of the common stock on the NASDAQ Global Market on April 6, 2015) and (y) 7,858,145 shares of common stock (determined according to the pre-merger values as calculated in the previously filed Agreement and Plan of Merger, which used then-current financial estimates and assumptions as of an estimated closing date of September 30, 2015) to be issued and outstanding in connection with the merger described herein. The fee was determined by multiplying 0.0001162 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$67,972,954.25

(5)	Total fee paid:

$7,898.46

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

130 Cheshire Lane, Suite 101

Minnetonka, Minnesota 55305

[_________________], 2015

Dear Lakes Entertainment, Inc. Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Lakes Entertainment, Inc. (“Lakes”), which will be held at Lakes’ corporate office, 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota, beginning at [__:__] [_].m. Central Time on [_______________], [______________ ], 2015 (the “Special Meeting”).

This booklet contains your official notice of the Special Meeting and a proxy statement that includes information about the matters to be acted upon at the meeting. Officers and directors of Lakes will be on hand to answer questions and discuss matters that may properly arise.

As previously announced, Lakes has entered into an Agreement and Plan of Merger dated as of January 25, 2015 (the “Merger Agreement”), by and among Lakes, LG Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Lakes (“Merger Sub”), Sartini Gaming, Inc., a privately-held Nevada corporation (“Sartini Gaming”), and The Blake L. Sartini and Delise F. Sartini Family Trust, as the sole stockholder of Sartini Gaming, pursuant to which Merger Sub will, on and subject to the terms of the Merger Agreement, merge into Sartini Gaming (the “Merger”). If the Merger is completed, each share of Sartini Gaming common stock outstanding immediately prior to the Merger will be converted into the right to receive shares of common stock of Lakes. The Lakes Board of Directors is soliciting your approval of the following proposals at the Special Meeting:

1.	The issuance of shares of Lakes common stock in connection with the proposed Merger (the “Share Issuance”);

2.	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Share Issuance;

3.	The amendment of Lakes’ Second Amended Bylaws to authorize the Lakes Board of Directors to determine the number of directors; and

4.	The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger.

We believe that the Merger with Sartini Gaming is a positive development for Lakes. After careful consideration of a number of factors, which are described in the attached document, the Lakes Board of Directors has determined that the Merger is advisable, fair to and in the best interests of Lakes and its shareholders, and recommends that the Lakes shareholders vote “FOR” the proposal to issue additional shares of Lakes common stock; “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies; “FOR” the proposal to amend Lakes’ Second Amended Bylaws; and “FOR” the proposal to approve, on an advisory basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger. Please take the time to vote by completing and mailing the enclosed proxy card or vote your shares by telephone or via the Internet.

The attached document describes in detail each of the proposals for which we are soliciting your approval. It also includes a copy of the Agreement and Plan of Merger as Appendix A. We urge you to read the enclosed materials carefully for a complete description of the Merger and the other proposals.

I sincerely hope that you will be able to attend our Special Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope or vote your shares by telephone or via the Internet. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person. YOUR VOTE ON ALL THESE MATTERS IS VERY IMPORTANT.

Sincerely,

Timothy J. Cope,
President, Chief Financial Officer,
and Treasurer

130 Cheshire Lane, Suite 101

Minnetonka, Minnesota 55305

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[________________], 2015

To the Shareholders of Lakes Entertainment, Inc.:

As previously announced, Lakes has entered into an Agreement and Plan of Merger dated as of January 25, 2015 (the “Merger Agreement”), by and among Lakes Entertainment, Inc. (“Lakes”), LG Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Lakes (“Merger Sub”), Sartini Gaming, Inc., a privately-held Nevada corporation (“Sartini Gaming”), and The Blake L. Sartini and Delise F. Sartini Family Trust, as the sole stockholder of Sartini Gaming, pursuant to which Merger Sub will, on and subject to the terms of the Merger Agreement, merge into Sartini Gaming (the “Merger”).

Please take notice that our Board of Directors has called the special meeting of shareholders (the “Special Meeting”) of Lakes to be held at the corporate office of Lakes, 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55305, at [___:___] [__].m. local time on [______________], 2015, or at any adjournment or postponements thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	Approving the issuance of shares of Lakes common stock in connection with the proposed Merger (the “Share Issuance”);

2.	Adjourning, if necessary, the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Share Issuance;

3.	Amending Lakes’ Second Amended Bylaws to authorize the Lakes Board of Directors to determine the number of directors;

4.	Approving, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger.

5.	Transacting any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

A copy of the Merger Agreement is attached as Appendix A hereto.

Only holders of record of the common stock of Lakes at the close of business on [____________], 2015 will be entitled to receive notice of and vote at the Special Meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS LISTED ABOVE.

You may vote your shares by telephone (866-883-3382) or Internet (www.proxypush.com/laco) no later than 11:59 p.m. Central Time on [____________], 2015 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you are attending the Special Meeting and your shares are registered in your name, you may also vote at the Special Meeting until voting is closed.

YOUR VOTE IS IMPORTANT. All Lakes shareholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the meeting in person, you are requested to complete and return the enclosed proxy in the accompanying envelope or vote your shares by telephone or via the Internet. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of Lakes or returning a later-dated proxy.

By Order of the Board of Directors

Timothy J. Cope,
President, Chief Financial Officer,
and Treasurer

TABLE OF CONTENTS

Questions and Answers About the Proposed Transactions and the Special Meeting	1

Summary of Material Terms of the Proposed Transactions	7
The Companies	7
The Merger	8
The Merger Agreement	10
Ancillary Agreements	13

Summary Historical and Unaudited Pro Forma Financial Data	15

Risk Factors	17
Risks Relating to the Merger	17
Risk Factors Relating to the Combined Company Following the Merger	20

Cautionary Statement on Forward-Looking Statements	26

Special Meeting of Lakes Shareholders	28

General; Date, Time and Place	28
Purpose of Meeting	28
Record Date; Voting Information	28
Required Votes	28
Quorum	29
Abstentions and Broker Non-Votes	29
Adjournments or Postponement	29
Recommendation of Lakes Board of Directors	29
Solicitation and Voting Procedures	30
Revocability of Proxies	30
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting	30

The Merger	31
General Description	31
Background of the Merger	31
Recommendation of Lakes Board of Directors and Reasons for Recommending the Approval of the Merger Agreement	40
Opinion of Lakes’ Financial Advisor	44
Lakes and Sartini Gaming Unaudited Prospective Financial Information	52
Recommendation of the Lakes Board of Directors	55
Interests of Certain of Lakes’ Officers and Directors in the Merger	55
Interests of Certain of Sartini Gaming’s Officers and Directors in the Merger	57
Litigation Proceedings Relating to the Merger	58
Material Federal Income Tax Consequences of the Merger	58
Accounting Treatment	58
Regulatory Approvals	59
Federal Securities Law Consequences; Resale Restrictions	59

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No Dissenters’ Rights	59

The Merger Agreement	60
The Merger	60
Merger Consideration	61
Special Committee	68
Escrow	68
Golden Gaming Warrants	69
Representations and Warranties	69
Conduct of Business Pending the Merger	71
No Solicitation	73
Other Covenants	75
Conditions to Consummation of the Merger	80
Indemnification	82
Termination and Transaction Expenses	84

Ancillary Agreements	87
Voting and Support Agreement	87
Shareholders’ Agreement	87
NOL Preservation Agreement	88
Registration Rights Agreement	88
Noncompetition Agreements	89

Selected Historical Consolidated Financial Information of Golden	90

Selected Historical Consolidated Financial Information of the Lakes Group	91

Unaudited Pro Forma Condensed Combined Financial Statements	93

Comparative Historical and Unaudited Pro Forma Per Share Data	99

Historical Common Stock Market Price and Dividends	100
Dividends	100

Golden’s Business	101

Sartini Gaming Management’s Discussion and Analysis of Financial Condition and Results of Operations	103

Beneficial Ownership of Lakes Common Stock	113

Certain Relationships and Related Transactions	114

Future Shareholder Proposals	115

Proposal One: Approval of the Issuance of Lakes Common Stock in Connection with the Merger	116

ii

Proposal Two: If Necessary, Approval of the Adjournment of the Special Meeting, Including to Solicit Proxies, if there are not Sufficient Votes in Favor of the Share Issuance	116

Proposal Three: Approval of Amendment to Lakes’ Second Amended Bylaws	117

Proposal Four: Approval, on an Advisory Basis, of Potential Change in Control Payments to Named Executive Officers	117

Where You Can Find More Information; Incorporation by Reference	118

Index to Sartini Gaming Financial Statements	F-1

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS AND THE SPECIAL MEETING

The following are some of the questions you may have as a Lakes shareholder and answers to those questions. These questions and answers only highlight some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the proposed transactions and the voting procedures for the Special Meeting.

Q:	Why am I receiving this proxy statement?

A:

Lakes Entertainment, Inc. (“Lakes” and, together with its subsidiaries, the “Lakes Group”) and its wholly-owned subsidiary, LG Acquisition Corporation, a Nevada corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sartini Gaming, Inc., a Nevada corporation (“Sartini Gaming” and, together with its subsidiaries, “Golden”), and The Blake L. Sartini and Delise F. Sartini Family Trust, as the sole stockholder of Sartini Gaming (the “Golden Stockholder”), pursuant to which Lakes has agreed, on and subject to the terms of the Merger Agreement, to acquire Golden, pursuant to a merger of Merger Sub with and into Sartini Gaming (as the Golden parent company), in exchange for shares of Lakes common stock (the “Merger”). As a result of being listed for trading on the NASDAQ Global Market, issuances of our common stock are subject to the NASDAQ Listing Rules. Under Rule 5635(a), we must seek shareholder approval with respect to issuances of our common stock when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of our outstanding common stock before the issuance. Lakes is holding the Special Meeting to obtain shareholder approval of the issuance of our common stock in connection with the Merger.

Q:	What are the proposals on which I am being asked to vote?

A:

You are being asked to vote on a proposal to approve the issuance of shares of our common stock in connection with our proposed acquisition of Golden in the Merger. You are also being asked to approve a proposal that would permit the proxies appointed by you, individually or together, to adjourn the Special Meeting, including for the purpose of soliciting additional proxies. You are also being asked to vote on proposals to (i) amend our Second Amended Bylaws, and (ii) approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger.

Q:	How does Lakes propose to acquire Golden?

A:

Subject to our obtaining the requisite shareholder approval and the satisfaction of certain other closing conditions described in this proxy statement, we have agreed to acquire Golden through the merger of Merger Sub with and into Sartini Gaming (the Golden parent company), following which Golden would be wholly owned by Lakes. In connection with the Merger, Lakes will be renamed “Golden Entertainment, Inc.”

Q:	Who is Golden?

A:

Golden is a diversified group of gaming companies that focus on three business lines: distributed gaming (often referred to as “slot routes”), tavern operations and casino operations. Golden’s distributed gaming business involves the installation and operation of gaming devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars and taverns) in Nevada. Golden’s tavern operations involve the operation of traditional, branded taverns targeting local patrons, primarily in Clark County, Nevada. Golden’s casino operations consist of three casinos in Pahrump, Nevada.

Q.	What will Lakes pay the Golden Stockholder as merger consideration?

A:

All issued and outstanding shares of capital stock of Sartini Gaming (the Golden parent company) will, in connection with and as a result of the Merger, be converted into the right to receive shares of Lakes common stock. In certain limited circumstances, we may provide a portion of the merger consideration in another form, including cash, as described below in “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued.” We currently anticipate that all merger consideration will be in the form of shares of Lakes common stock.

Q:	How will the number of shares of Lake common stock to be issued in connection with the Merger be determined?

A:

The number of shares of Lakes common stock to be issued in connection with the acquisition of Golden in the proposed Merger will reflect the pre-Merger value of Golden relative to the pre-Merger value of the Lakes Group, which are calculated in accordance with formulas set forth in the Merger Agreement. The pre-Merger value of Golden is determined by multiplying 7.5 times Golden’s trailing twelve-month consolidated earnings before interest, taxes, depreciation and amortization (adjusted for non-cash or non-recurring expenses, losses and charges and certain other expenses, as so adjusted “Adjusted EBITDA”), less the aggregate principal amount of Golden’s indebtedness, subject to working capital and various other adjustments under the Merger Agreement. The pre-Merger value of the Lakes Group is based on $9.57 per share (including outstanding in-the-money stock options), subject to working capital and various other adjustments under the Merger Agreement.

To determine the number of shares of Lakes common stock to be issued in connection with the Merger, the sum of the number of shares of Lakes common stock outstanding immediately prior to the Merger and the number of shares issuable upon the exercise of outstanding in-the-money stock options, will be divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value to determine the total number of fully diluted shares immediately following the Merger. The number of shares to be issued in connection with the Merger will be the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger.

Q:	What is an example of how many shares of our common stock would be issued in connection with the Merger?

A:

Using then-current financial estimates and assumptions as of an estimated closing date of September 30, 2015, in the Merger Agreement we estimated that the pre-Merger value of Golden would be approximately $75.4 million and that the pre-Merger value of the Lakes Group would be approximately $135.6 million, resulting in a combined pre-Merger value of approximately $211.0 million with the Lakes Group’s pre-Merger value, as a percentage of the total pre-Merger value of both companies, at 64.3%. There are currently approximately 14.1 million shares of Lakes common stock outstanding (on a fully diluted basis). Using these estimated pre-Merger values and the current number of fully diluted shares of Lakes common stock, the total number of fully diluted shares immediately following the Merger would equal 14.1 million shares divided by 64.3%, or approximately 22.0 million shares. The number of shares of Lakes common stock to be issued in connection with the Merger would equal the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger, or approximately 7.9 million shares. The actual number of shares of Lakes common stock to be issued in connection with the Merger, however, will depend on the actual pre-Merger values of Golden and the Lakes Group, as calculated under the Merger Agreement.

2

Q:	What is the maximum number of shares that Lakes will be required to issue in connection with the Merger?

A:

Under the Merger Agreement, the total number of shares that may be issued in connection with the Merger will not exceed 49.9% of the total number of fully diluted shares of Lakes common stock immediately following the Merger, or 14,075,779 shares, based on the number of fully diluted shares of Lakes common stock as of the date of this proxy statement.

In the event that the relative pre-Merger values of Golden and the Lakes Group would result in the number of shares issued in connection with the Merger exceeding 49.9% of the total number of fully diluted shares of Lakes common stock immediately following the Merger (disregarding such cap), the parties to the Merger Agreement are required to agree on additional consideration to be transferred to the Golden Stockholder, but only to the extent that such additional consideration will not cause the Merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Code”). See “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued.”

Q:	Will there be any escrow restrictions on the merger consideration applicable after the Merger?

A:

Five percent of the shares of Lakes common stock to be issued to the Golden Stockholder at the closing of the Merger will be placed into escrow for potential post-closing adjustments and an additional ten percent of such shares of Lakes common stock will be placed into escrow for one year as the sole source of indemnification for post-closing indemnification claims against the Golden Stockholder (other than claims for breach of specified fundamental representations). A portion of the shares issued in connection with the Merger may be issued to certain warrantholders of Golden who elect to receive Lakes common stock in exchange for the repurchase of their warrants. None of these shares will be placed into escrow. See “The Merger Agreement—Golden Gaming Warrants.”

Q:	Why does Lakes want to merge with Golden?

A:

Over the past several years, the pace of change in the gaming industry in the United States has continued to accelerate, with many of those changes related to achieving size and scale as well as minimizing dependency on particular regional markets. As a result, small gaming companies with limited geographical reach and diversification have had difficulty operating in the gaming industry. The Lakes Group, with only one casino located in a small market, is no exception. In order to grow and provide adequate returns to its shareholders, the Lakes Board of Directors determined that it would be beneficial to merge with, or acquire, a company that provided more diversification and a reach beyond a small market. With three distinct business lines and growth opportunities not only in Golden’s existing Nevada market but in other states as well, Golden provides the diversification and growth opportunities that the Lakes Group is seeking. The Lakes Board of Directors believes the proposed Merger with Golden is in the best interest of Lakes shareholders because the combined entity will be able to utilize Lakes’ capital and access to public markets to facilitate its growth and profitability, thereby providing a projected higher return on the shareholders’ investment.

3

Q:	Are there risks associated with the Merger with Golden?

A:

Yes. The material risks associated with the Merger that are known to us are discussed in the section entitled “Risk Factors” beginning on page [___]. Those risks include, among others, the possibility that the integration of Golden with our business may not be completed successfully, cost-effectively or on a timely basis, our ability to successfully refinance outstanding debt obligations of Golden, our ability to compete in each of the combined company’s business lines, our ability to utilize our NOLs (as defined below) after the Merger and our ability to integrate, attract and retain employees after the Merger.

Q:	What vote is required to approve the proposals?

A:

The proposal to approve the issuance of shares of Lakes common stock in connection with the Merger (the “Share Issuance”) must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote. The proposal to permit the proxies to adjourn the Special Meeting, including for the purpose of soliciting additional proxies, must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote, regardless of whether a quorum is present. The proposals to (i) amend our Second Amended Bylaws, and (ii) approve, on an advisory basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger, also require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote.

Q:	What will happen if the Share Issuance is not approved by the Lakes shareholders?

A:

Upon a vote at our Special Meeting, if our shareholders fail to approve the issuance of shares of our common stock in connection with the Merger, Sartini Gaming will have the right to terminate the Merger Agreement. Upon such termination, Lakes will be required to reimburse Sartini Gaming for its transaction expenses, up to $500,000.

Q:	Will there be any change to the Board of Directors or the executive officers of Lakes after the Merger?

A:

Yes. Lyle Berman, Timothy Cope and Neil Sell are expected to remain on the Board of Directors of Lakes following the Merger, but Messrs. Berman and Cope will resign from their positions as executive officers of Lakes and Messrs. Moberg and Barenbaum will resign from their positions as directors of Lakes. In connection with the Merger, Lakes will appoint Blake Sartini, two designees of the Golden Stockholder and one person designated jointly by Lakes and the Golden Stockholder to fill the vacancies on the Lakes Board of Directors. Under the terms of the Merger Agreement, following the Merger, Mr. Sartini will serve as the President and Chief Executive Officer and Chairman of the Board of Directors of Lakes, Matthew Flandermeyer will serve as the Chief Financial Officer of Lakes, and Stephen Arcana will serve as the Chief Operating Officer of Lakes. Mr. Sartini is currently the President and sole director of Sartini Gaming, Mr. Flandermeyer is currently the Treasurer and Secretary of Sartini Gaming and Mr. Arcana is currently Golden’s Chief Operating Officer.

4

Q:	Will anything happen to my common stock upon completion of the Merger?

A:

No. After the completion of the Merger, each existing Lakes shareholder will have the same number of shares of Lakes common stock that such shareholder held immediately prior to the Merger. However, because we will be issuing new shares of our common stock in connection with the Merger, each existing share of Lakes common stock will represent a smaller ownership percentage of a larger company after the Merger.

Q:	Will I have dissenters’ rights with respect to the Merger?

A:	No, Lakes shareholders will not have dissenters’ rights with respect to the Merger.

Q:	When do you expect the Merger to be completed?

A:

We expect to complete the Merger in the second half of 2015. The Merger Agreement and the Merger have been approved by the Board of Directors of each company and by the Golden Stockholder. The closing of the transaction remains subject to a number of closing conditions, including the approval by our shareholders of the Share Issuance (which is the subject of this proxy statement), as well as required regulatory filings and approvals. It is possible, therefore, that factors outside of our control could require us to complete the Merger at a later time or not at all.

Q:	Does the Lakes Board of Directors recommend voting in favor of the proposals?

A:

Yes. After careful consideration, our Board of Directors has determined that the Share Issuance, as well as the other proposals, are in the best interests of Lakes and its shareholders. As a result, our Board of Directors recommends that you vote “FOR” the proposals.

Q:	Who is entitled to vote at the Special Meeting?

A:

Shareholders of record as of the close of business on [__________], 2015, the record date, are entitled to vote on each of the proposals at the Special Meeting or any adjournments or postponements thereof. Each shareholder is entitled to one vote per each share of our common stock held by such shareholder on the record date with respect to each proposal.

Q:	How do I vote?

A:

You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf “FOR” the proposals specified in this proxy statement. You may also follow the instructions on the proxy card to submit voting instructions for your shares by telephone or via the Internet.

Q:	If my Lakes shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

Your broker will vote your Lakes shares with respect to the proposals set forth in the accompanying notice to shareholders only if you provide instructions on how to vote by completing and returning a proxy card or instruction form provided to you by your broker.

5

Q:	How may I revoke or change my vote?

A:

You have the right to revoke your proxy any time before the meeting by notifying our corporate secretary of your revocation or returning a later-dated proxy. The last vote received chronologically will supersede any prior vote. You may also revoke your proxy by voting in person at the Special Meeting. Attendance at the meeting, without voting at the meeting, will not in and of itself serve as a revocation of your proxy.

Q:	What happens if I abstain from voting?

A:

If an executed proxy card is returned and the shareholder has explicitly abstained from voting on any proposal, the shares represented by the proxy will be considered present at the Special Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, an abstention on the proposal will have the same effect as a vote “AGAINST” the proposal.

Q:	Where can I find additional information about the Special Meeting and the proposed acquisition of Golden in the Merger?

A:

This proxy statement includes important information about the Merger and the other transactions contemplated by the Merger Agreement and the Special Meeting of the shareholders of Lakes. A copy of the Merger Agreement is attached as Appendix A to this proxy statement. Our shareholders should read this information carefully and in its entirety.

Q:	What should I do now?

A:

After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of our common stock may be voted at the Special Meeting. Alternatively, you may follow the instructions on the proxy card and submit instructions on voting your shares of our common stock by telephone or over the Internet. Your proxy card or your telephone or Internet directions will instruct the persons identified as your proxy to vote your shares at the Special Meeting as directed by you. If you hold your shares through a broker or other nominee, you should follow the instructions provided by your broker or other nominee when instructing them on how to vote your shares.

6

SUMMARY OF MATERIAL TERMS OF THE PROPOSED TRANSACTIONS

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire document, including all appendices hereto, for a more complete understanding of the proposed transactions and voting procedures for the Special Meeting.

The Companies

Lakes

Lakes Entertainment, Inc.

130 Cheshire Lane, Suite 101

Minnetonka, Minnesota 55305

Telephone: (952) 449-9092 or (952) 449-8505

The Lakes Group develops, finances, manages, and owns casino properties in the United States. It owns and operates the Rocky Gap Casino Resort, which includes a hotel, gaming facility, an event and conference center, a spa, four restaurants, and a golf course in Allegany County, Maryland. The company was formerly known as Lakes Gaming, Inc. and changed its name to Lakes Entertainment, Inc. in 2002. Lakes was founded in 1998 and is based in Minnetonka, Minnesota.

Merger Sub

LG Acquisition Corporation

130 Cheshire Lane, Suite 101

Minnetonka, MN 55305

Telephone: (952) 449-9092 or (952) 449-8505

Merger Sub is a Nevada corporation and a wholly-owned subsidiary of Lakes. Merger Sub was formed for the sole purpose of effecting the proposed Merger.

Golden

Sartini Gaming, Inc.

6595 S. Jones Blvd.
Las Vegas, NV 89118
Telephone: (702) 893-7777

Golden is a diversified group of gaming companies that focus on three business lines: distributed gaming (often referred to as “slot routes”), tavern operations and casino operations. Golden’s distributed gaming business involves the installation and operation of gaming devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars and taverns) in Nevada. Golden’s tavern operations involve the operation of traditional, branded taverns targeting local patrons, primarily in Clark County, Nevada. Golden’s casino operations consist of three casinos in Pahrump, Nevada. The Golden parent company, Sartini Gaming, was formed as a Nevada corporation in January 2012 as a holding company. Sartini Gaming’s subsidiaries commenced distributed gaming operations in 2001.

7

The Merger

General Description (page [_____])

On January 25, 2015, Lakes and Merger Sub entered into the Merger Agreement with Sartini Gaming (the Golden parent company) and the Golden Stockholder for the acquisition of Golden through the Merger of Merger Sub with and into Sartini Gaming. Lakes has agreed, subject to the terms and conditions of the Merger Agreement, to pay the Golden Stockholder shares of Lakes common stock as consideration for the acquisition.

Lakes Board of Directors’ Reasons for the Merger (page [____])

The Lakes Board of Directors believes the proposed Merger is in the best interest of the shareholders because the transaction ascribes a significant premium to Lakes’ share price prior to announcement and increases the size of the Lakes Group’s operations. Additionally, the Lakes Board of Directors believes that using the cash resources of Lakes will facilitate the refinancing of Golden’s existing indebtedness at a much lower interest rate providing the combined company with a capital structure to facilitate future growth. The Merger is structured in a manner intended to preserve Lakes’ ability to use its federal net operating loss carryforwards (“NOLs”) to offset future taxable income and provide for the possibility that any monetary value of the Jamul Note (as defined below) will be distributed to the Lakes shareholders. As of December 28, 2014, Lakes had approximately $96.3 million of NOLs, which will begin to expire in 2032. The combination of these and other factors is projected to create a business with meaningful free cash flow and liquidity to pursue growth opportunities.

Opinion of Lakes’ Financial Advisor (page [_____])

On January 25, 2015, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, verbally rendered its opinion to the Lakes Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lakes Board of Directors dated January 25, 2015), as to, as of January 25, 2015, the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Lakes Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Lakes Board of Directors, any security holder of Lakes or any other person as to how to act or vote with respect to any matter relating to the Merger. See “The Merger—Opinion of Lakes’ Financial Advisor.”

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Recommendation of Lakes Board of Directors (page [____])

After due consideration, the Lakes Board of Directors has determined that the Merger and the Share Issuance are advisable to, and in the best interests of, Lakes and its shareholders, and it accordingly approved the Merger, the Merger Agreement and the Share Issuance and recommends that the shareholders of Lakes vote “FOR” the approval of the Share Issuance. In addition, the Lakes Board of Directors recommends that Lakes shareholders vote “FOR” the adjournment proposal, if necessary or appropriate, and “FOR” the remaining proposals.

Interests of Certain of Lakes’ Officers and Directors in the Merger (page [____])

Shareholders of Lakes should note that some officers and directors of Lakes have interests in the Merger that are different from, or in addition to, the interests of other Lakes shareholders. In particular, in connection with the Merger and under pre-existing agreements between Lakes and Lyle Berman and Timothy Cope, they will be entitled to total cash severance payments of approximately $1.25 million and $875,500, respectively, plus additional payments of certain insurance benefits. The 10,000 options to acquire shares of Lakes common stock that are held by Messrs. Berman and Cope will also automatically vest, which options would not otherwise become exercisable until February 2016. Further, Mr. Berman is expected to enter into a three year consulting agreement with Lakes in connection with the Merger that would pay him $200,000 annually. The agreement contains certain non-compete and non-disclosure requirements that are normal and customary for transactions of this nature. Mr. Cope is expected to enter into a consulting agreement through April 1, 2016 with Lakes in connection with the Merger that will pay him $140,000. After the closing of the Merger, Messrs. Berman and Cope, along with current director Neil Sell, will be entitled to compensation paid to directors of the combined company. Pursuant to the Merger Agreement, Lakes will also cause Messrs. Berman and Cope to be nominated for election to the Board of Directors of Lakes at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the effective time of the Merger.

Board of Directors and Executive Officers of the Combined Company (page [____])

The initial Board of Directors of the combined company is anticipated to consist of Blake Sartini (as Chairman of the Board), Lyle Berman, Timothy Cope, Neil Sell, two persons designated by the Golden Stockholder and one person designated jointly by Lakes and the Golden Stockholder.

The executive officers of the combined company are anticipated to be Blake Sartini, President and Chief Executive Officer, Matthew Flandermeyer, Chief Financial Officer, and Stephen Arcana, Chief Operating Officer. Mr. Sartini is currently the President and sole director of Sartini Gaming, Mr. Flandermeyer is currently the Treasurer and Secretary of Sartini Gaming, and Mr. Arcana is currently Golden’s Chief Operating Officer.

Interests of Certain of Sartini Gaming’s Officers and Directors in the Merger (page [____])

Some of Sartini Gaming’s officers and directors have interests in the Merger that are different from, or in addition to, the interests of Lakes shareholders and the Golden Stockholder. Under the Merger Agreement, at the effective time of the Merger, Blake Sartini, the President and sole director of Sartini Gaming and co-trustee of the Golden Stockholder, and Matthew Flandermeyer, the Treasurer and Secretary of Sartini Gaming, will be appointed as the President and Chief Executive Officer and the Chief Financial Officer, respectively, of Lakes. Mr. Sartini will also be appointed to the Lakes Board of Directors and will serve as the Chairman for a period of at least three years following the effective time of the Merger (subject to Mr. Sartini being elected as a director by Lakes shareholders on an annual basis). Pursuant to the Merger Agreement, Lakes will also cause Mr. Sartini to be nominated for election to the Board of Directors of Lakes at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the effective time of the Merger. For a period of six years after the effective time of the Merger, Lakes and Sartini Gaming are obligated to indemnify and hold harmless each present or former officer, director, manager or employee of Golden against claims incurred in connection with actions arising out of such person’s service as an officer, director, manager, employee, fiduciary or agent of Golden or any matters existing or occurring at or prior to the effective time of the Merger. Certain executive officers of Sartini Gaming may also enter into employment agreements with Lakes in connection with the Merger.

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Material Federal Income Tax Consequences of the Merger (page [____])

The parties intend for the Merger to constitute a tax-free reorganization for federal income tax purposes.

Accounting Treatment (page [____])

The Merger will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Section 805 “Business Combinations.”

Regulatory Approvals (page [____])

Certain regulatory approvals are required to be obtained from gaming authorities and other governmental agencies in connection with the Merger and the other transactions contemplated by the Merger Agreement, including various registrations, approvals and findings by the Nevada Gaming Commission, the Nevada Gaming Control Board, the Maryland Lottery and Gaming Control Agency and (in connection with the acquisition of the Big Sky entities, see “The Merger Agreement—Other Covenants—Big Sky Gaming”) the Montana Department of Justice – Gambling Control Division. In addition, the Merger is conditioned upon any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) having expired or been terminated. At the time of filing this proxy statement, based on current estimates of the companies’ pre-Merger values, Lakes and Sartini Gaming have determined that no such filings are required under the HSR Act.

Federal Securities Law Consequences; Resale Restrictions (page [____])

The shares of our common stock to be issued in connection with the Merger to the Golden Stockholder and to any holders of Golden Gaming Warrants (as defined below) will be “restricted securities.” Those shares of our common stock will not be registered under the Securities Act of 1933 upon issuance and will not be freely transferable. Neither the Golden Stockholder nor any holder of Golden Gaming Warrants that elects to receive shares of Lakes common stock may sell its shares of our common stock acquired in connection with the Merger unless the shares are registered under the Securities Act or an exemption is available under the Securities Act.

No Dissenters’ Rights (page [___])

No shareholder of Lakes will be entitled to exercise dissenters’ rights in connection with the Merger.

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The Merger Agreement

The Merger (page [_____])

Merger Sub will be merged with and into Sartini Gaming (the Golden parent company), with Sartini Gaming continuing as the surviving corporation. Lakes will be renamed “Golden Entertainment, Inc.” and Sartini Gaming will be renamed “Golden Holdings, Inc.” in connection with the Merger.

Merger Consideration (page [_____])

All issued and outstanding shares of Sartini Gaming capital stock will be converted into the right to receive shares of Lakes common stock.

The merger consideration paid under the Merger Agreement will reflect the pre-Merger value of Golden relative to the pre-Merger value of the Lakes Group, which values are calculated in accordance with formulas set forth in the Merger Agreement. The pre-Merger value of Golden is determined by multiplying 7.5 times Golden’s trailing twelve-month Adjusted EBITDA, less the aggregate principal amount of Golden’s indebtedness, subject to working capital and various other adjustments under the Merger Agreement. The pre-Merger value of the Lakes Group is based on $9.57 per share (including outstanding in-the-money stock options), subject to working capital and various other adjustments under the Merger Agreement.

To determine the number of shares of Lakes common stock to be issued in connection with the Merger, the sum of the number of shares of Lakes common stock outstanding immediately prior to the Merger and the number of shares issuable upon the exercise of outstanding in-the-money stock options, will be divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value to determine the total number of fully diluted shares immediately following the Merger. The number of shares to be issued in connection with the Merger will be the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger.

Escrow (page [_____])

A portion of the shares of Lakes common stock to be issued to the Golden Stockholder under the Merger Agreement will be placed into escrow pending final determination of the pre-Merger values of the Lakes Group and Golden following the Merger and any associated post-closing adjustment, and another portion will be placed into escrow to provide the sole source of indemnification for any post-closing indemnification claims against the Golden Stockholder (other than claims for breach of specified fundamental representations). A third portion may be placed into escrow if an update to Sartini Gaming’s disclosure schedule delivered in connection with the execution of the Merger Agreement discloses certain material adverse matters that would, but for the Golden Stockholder’s placing such shares in escrow as a source of indemnity for such matters, allow Lakes to terminate the Merger Agreement, as described in “The Merger Agreement—Escrow—Schedule Update.”

Golden Gaming Warrants (page [_____])

Sartini Gaming has represented and warranted that the only outstanding options, warrants or other convertible securities issued by Golden are certain warrants (the “Golden Gaming Warrants”) issued by 77 Golden Gaming, LLC, an intermediate holding company and direct subsidiary of Sartini Gaming (“77 Golden”).  The Golden Gaming Warrants constitute the rights to purchase an aggregate of approximately 10% of the membership interests of 77 Golden. Lakes will not assume the Golden Gaming Warrants in connection with the Merger.  Lakes, Sartini Gaming, and 77 Golden have entered into a Warrant Repurchase Agreement with holders of Golden Gaming Warrants, pursuant to which the Golden Gaming Warrants will be purchased immediately prior to (but conditional upon) the Merger either by Sartini Gaming for cash or by Lakes for shares of Lakes common stock, as elected by each warrantholder.  The approval of the Share Issuance at the Special Meeting includes both the shares to be issued to the Golden Stockholder as merger consideration under the Merger Agreement and the shares to be issued to warrantholders electing to receive shares of Lakes common stock in exchange for their Golden Gaming Warrants under the Warrant Repurchase Agreement.  With respect to each warrantholder that elects to have its Golden Gaming Warrants purchased by Lakes in exchange for shares of Lakes common stock, such shares will be deducted from the shares otherwise issuable to the Golden Stockholder as merger consideration, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same. However, none of the shares issued to the warrantholders will be placed into the escrow accounts described above.

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Representations and Warranties (page [____])

Each of Lakes and Sartini Gaming has made certain customary representations and warranties in the Merger Agreement, some of which are qualified as to “materiality” or “material adverse effect.” In addition, certain of Sartini Gaming’s representations and warranties (dealing with certain corporate matters, authority to execute the Merger Agreement, capitalization, and various tax matters) are designated as “fundamental representations,” to which certain limitations on the Golden Stockholder’s indemnification obligations will not apply.

Conduct of Business Pending the Merger (page [___])

Each of Lakes and Sartini Gaming has agreed to maintain their assets and operate in the ordinary course of business, with certain exceptions. In addition, Lakes has agreed to operate its businesses so as to ensure that its cash (net of normalized operating cash) at the time of the Merger will be at least $60,000,000, determined on a consolidated basis.

No Solicitation (page [____])

The Merger Agreement restricts the ability of Lakes to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Lakes. If, however, prior to obtaining the approval of its shareholders to the Share Issuance, Lakes receives an unsolicited bona fide written proposal from a third party and the Lakes Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that it would be a breach of the directors’ fiduciary duties not to engage in discussions relating to such proposal, Lakes may furnish information to the third party and engage in negotiations regarding such proposal with the third party, subject to specified conditions.

Other Covenants (page [____])

The Merger Agreement contains customary covenants of the parties, including covenants as to the Special Meeting, confidentiality, access to information, public announcements, listing of the shares to be issued in connection with the Merger on NASDAQ, regulatory approvals, cooperation prior to closing, state anti-takeover matters, notifications, and further assurances. In addition, the Merger Agreement includes covenants with respect to the refinancing of Golden’s existing credit facilities, entry into warrant purchase agreements with holders of Golden Gaming Warrants, updates to disclosure schedules prior to closing, completion of certain technology upgrades, the distribution of proceeds from any disposition of the $60,000,000 promissory note payable by the Jamul Indian Village in favor of a Lakes subsidiary (the “Jamul Note”), and the impact of possible Nevada business tax changes.

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Conditions to Consummation of the Merger (page [___])

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) approval by the Lakes shareholders of the Share Issuance, (ii) the expiration or termination of any applicable waiting period under the HSR Act, (iii) certain gaming approvals having been obtained from the relevant gaming authorities, (iv) the absence of any order or injunction prohibiting the consummation of the Merger, (v) no material adverse effect or other specified adverse events occurring with respect to the Lakes Group or Golden, (vi) the refinancing or amendment of Golden’s existing credit facilities, (vii) subject to certain exceptions, the accuracy of the representations and warranties of the parties, and (viii) performance and compliance in all material respects with agreements and covenants contained in the Merger Agreement. Sartini Gaming’s obligation to complete the Merger is also subject to the Lakes Group having cash (net of normalized operating cash) of not less than $60,000,000, determined on a consolidated basis, and the Lakes Group having sold, contracted for sale or scheduled for auction its corporate office building in Minnetonka, Minnesota.

Indemnification (page [____])

The Golden Stockholder has agreed to indemnify Lakes for breaches of representations and warranties by Sartini Gaming and breaches of covenants by the Golden Stockholder or (prior to the Merger) Sartini Gaming under the Merger Agreement, subject to certain exceptions and exclusions. Unless the loss relates to a specified fundamental representation, the sole and exclusive source of indemnification is recourse against shares of Lakes stock deposited in escrow as security for indemnification obligations.

Termination and Transaction Expenses (page [____])

The Merger Agreement contains certain termination rights for each of Lakes and Sartini Gaming, including if the Merger is not consummated by November 3, 2015 (subject to certain extensions, including automatic extension to February 1, 2016 if all conditions to closing other than specified gaming approvals have been satisfied or waived). The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Lakes is required to pay Sartini Gaming a cash termination fee of $5,000,000 or reimburse Sartini Gaming’s transaction expenses up to $500,000. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Sartini Gaming will be required to reimburse Lakes’ transaction expenses up to $500,000.

Ancillary Agreements

Voting and Support Agreement (page [____])

In connection with the entry into the Merger Agreement, and as an inducement to Sartini Gaming’s and the Golden Stockholder’s willingness to enter into the Merger Agreement, on January 25, 2015, Lakes and Sartini Gaming entered into a Voting and Support Agreement with Lyle Berman and certain other Lakes shareholders affiliated with Mr. Berman or another director of Lakes. Under the Voting and Support Agreement, the Lakes shareholders party thereto agreed to support and vote their shares of Lakes common stock in favor of the Share Issuance and certain related matters.

Shareholders’ Agreement (page [____])

In connection with the entry into the Merger Agreement, and as an inducement to Sartini Gaming’s and the Golden Stockholder’s willingness to enter into the Merger Agreement, on January 25, 2015, Lakes entered into a Shareholders’ Agreement with the Golden Stockholder, Mr. Berman, and certain other Lakes shareholders affiliated with Mr. Berman or another director of Lakes with respect to the composition of the Board of Directors of Lakes after consummation of the Merger and certain related matters.

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NOL Preservation Agreement (page [____])

At the closing of the Merger, Lakes will enter into an NOL Preservation Agreement with the Golden Stockholder, Lyle Berman and certain other Lakes shareholders affiliated with Mr. Berman or another director of Lakes, which is intended to help minimize the risk that there will be an “ownership change” within the meaning of Section 382 of the Code that would limit the combined company’s ability to utilize its NOLs to offset future taxable income. Under the NOL Preservation Agreement, subject to certain exceptions, for a period of up to three years, the Golden Stockholder will be prohibited from acquiring additional shares of Lakes common stock and Mr. Berman and certain other Lakes shareholders affiliated with Mr. Berman or another director of Lakes will be prohibited from acquiring additional shares of Lakes common stock or transferring or encumbering their shares of Lakes common stock if it would result in such an “ownership change.”

Registration Rights Agreement (page [____])

Lakes has agreed to enter into a Registration Rights Agreement with the Golden Stockholder at the closing of the Merger, which will provide the Golden Stockholder with the right to demand that Lakes register its shares of Lakes common stock and will also provide the Golden Stockholder with piggyback registration rights for its shares of Lakes common stock.

Noncompetition Agreements (page [____])

In connection with the Merger, Blake Sartini and Lyle Berman will each enter into a noncompetition agreement with Lakes, pursuant to which Messrs. Sartini and Berman each agree, subject to specified exceptions, not to compete with the business of Lakes for a specified period of time.

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SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

The following summary historical consolidated financial data of Golden and summary pro forma condensed combined financial data of the Lakes Group are being provided to help you in your analysis of the financial aspects of the Merger. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this proxy statement. See “Where You Can Find More Information,” “Selected Historical Consolidated Financial Information of Golden,” “Selected Historical Consolidated Financial Information of the Lakes Group,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and “Sartini Gaming Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Summary Historical Consolidated Financial Information of Golden

The following table sets forth certain of Golden’s consolidated financial data as of and for the years ended December 31, 2014, 2013 and 2012, which is derived from Sartini Gaming’s audited consolidated financial statements included elsewhere in this proxy statement. The summary historical financial data below should be read in conjunction with these audited consolidated financial statements and related notes and “Sartini Gaming Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein.

	Year Ended December 31,
Consolidated Statements of Operations Data:	2014	2013	2012
	(in thousands)
Net revenues	$280,500	$272,085	$261,368
Net loss attributable to Sartini Gaming	(9,265)	(19,662)	(19,664)

	December 31,
Consolidated Balance Sheet Data:	2014	2013	2012
	(in thousands)
Cash and cash equivalents	$27,022	$27,172	$18,941
Total assets	141,383	141,549	142,512
Long-term debt, less current maturities	181,096	177,966	157,474
Total liabilities	207,480	198,381	179,682
Stockholder’s deficit	(66,097)	(56,832)	(37,170)

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined statement of operations data for the year ended December 28, 2014 give pro forma effect to the Merger as if it had occurred on December 30, 2013. The following unaudited pro forma condensed combined balance sheet data as of December 28, 2014 give pro forma effect to the Merger as if it had occurred on that date. The unaudited pro forma condensed combined financial data are derived from Lakes’ audited consolidated financial statements as of and for the year ended December 28, 2014 and Sartini Gaming’s audited consolidated financial statements as of and for the year ended December 31, 2014. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Statements” to provide relevant information necessary for an understanding of the combined company upon consummation of the Merger.

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This summary of unaudited pro forma condensed combined financial data is being provided for illustrative purposes only and is not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies. In addition, since the unaudited pro forma condensed combined financial data have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented and may change materially between the date of this proxy statement and the Merger. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial data.

Pro Forma Combined
Statement of Operations Data (in thousands, except per share data):	Year Ended December 28, 2014
Net revenue	$335,672
Net loss	(30,570)
Net loss per share – basic and diluted	$(1.44)
Shares used in calculation – basic and diluted	21,237

Pro Forma Combined
Balance Sheet Data (in thousands):	December 28, 2014
Cash and cash equivalents and short-term investments	$90,415
Net working capital	81,391
Total assets	388,253
Long-term debt and other obligations	194,126
Shareholders’ equity	170,521

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RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained or incorporated by reference in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement on Forward-Looking Statements” on page [____] and the appendices hereto, before deciding how to vote your shares of Lakes common stock at the Special Meeting. We have also disclosed a number of material risks facing the Lakes Group under Item 1A of our Annual Report on Form 10-K for the year ended December 28, 2014, which is incorporated herein by reference. If any of the risks described below or in the documents incorporated by reference into this proxy statement actually materialize, the business, financial condition, results of operations, prospects or stock price of Lakes and/or the combined company could be materially and adversely affected.

The risks described below are not the only risks that we will face following the Merger. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our common stock following completion of the Merger.

Risks Relating to the Merger

Lakes will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger, whether or not consummated, may result in a loss of key personnel and may disrupt our other key business activities, including our relationships with third parties and ongoing pursuit of strategic relationships, which may have an adverse impact on our financial performance. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Merger is completed. They could also cause those who do business with us to seek to change existing business relationships or cease doing business with us. Retention of certain employees may be challenging during the pendency of the Merger because of the uncertainty regarding their employment status and future. If key employees depart because of these issues, our business could be negatively impacted. The Merger Agreement in general requires us to operate our business in the ordinary course pending consummation of the Merger, but includes certain contractual restrictions on the conduct of our business that may affect our ability to execute our business strategies and attain our financial goals. With certain exceptions, the Merger Agreement prohibits us from, among other things, declaring any dividends, granting any stock options or restricted stock or repurchasing shares of our common stock, in each case prior to the earlier of the consummation of the Merger or the termination of the Merger Agreement.

We may fail to complete the Merger if certain required conditions, many of which are outside of our control, are not satisfied.

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) approval by Lakes shareholders of the Share Issuance, (ii) certain gaming approvals having been obtained from the relevant gaming authorities, (iii) the absence of any order or injunction prohibiting the consummation of the Merger, (iv) no material adverse effect or other specified adverse events occurring with respect to the Lakes Group or Golden, (v) the refinancing or amendment of certain indebtedness of Golden, (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties, and (vii) performance and compliance in all material respects with agreements and covenants contained in the Merger Agreement.

Despite our best efforts, we may not be able to satisfy or obtain in a timely fashion the various closing conditions and necessary approvals, and such failure or delay in completing the Merger may cause uncertainty or other negative consequences that may materially and adversely affect our performance, financial condition, results of operations, share price, and perceived acquisition value.

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Failure to complete the Merger could adversely affect our business.

Failure to complete the Merger could adversely impact our business, financial condition, results of operations and stock price. If the conditions to completion of the Merger are not met, or if the Merger is not completed for any other reason, we will be subject to several risks, including without limitation, (i) the price of our common stock may decline if the Merger is not completed, to the extent our current stock price reflects a market assumption that the Merger will occur; (ii) we will remain liable for significant transaction costs that would be payable even if the Merger is not completed; (iii) a failed transaction may result in negative publicity and a negative impression of us in the investment community; (iv) our business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger; and (v) any disruptions to our business resulting from the announcement and pendency of the Merger, including any adverse changes in our relationships with our employees, vendors, and customers, could continue or accelerate in the event of a failed transaction.

The Merger Agreement and ancillary agreements contain provisions that could discourage or limit our ability to pursue an alternative acquisition proposal to the Merger. The Merger Agreement prohibits us from initiating, soliciting or knowingly encouraging the submission of, or participating in any discussions or negotiations with respect to, certain alternative acquisition proposals, subject to the exceptions in the Merger Agreement. In addition, as described in the “Ancillary Agreements—Voting and Support Agreement” on page [____] hereof, Lyle Berman and certain other Lakes shareholders affiliated with Mr. Berman or another director of Lakes have entered into a voting and support agreement with Sartini Gaming, pursuant to which such shareholders have agreed to vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby, and to vote against any alternative acquisition proposals. These provisions limit our ability to pursue offers from third parties, or may discourage an otherwise interested third party from considering or proposing an alternative acquisition transaction, even one that could result in greater value to our shareholders than the value resulting from the Merger. Although we are permitted in certain circumstances to consider proposals that may lead to a “superior proposal” (as defined in the Merger Agreement), a potential break-up fee may result in a third party offering a lower value to our shareholders or discourage third parties altogether from pursuing an acquisition proposal with respect to us.

For these and other reasons, failure to consummate the Merger could adversely impact our business, financial condition, results of operations, and cash flows. Further, the market price of our common stock could decline to the extent that the current market price may reflect a market assumption that the Merger will be completed.

The Merger Agreement contains provisions that may discourage other companies from trying to acquire us for greater merger consideration and may require us to pay a termination fee.

The Merger Agreement contains provisions that may discourage a third party from submitting a business combination proposal to us that might result in greater value to our stockholders than the Merger. These provisions include a general prohibition on us from soliciting, or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions.

If the Merger Agreement is terminated and our Board of Directors seeks another merger, business combination, or strategic opportunity, we may not be successful in locating a party willing to offer equivalent or more attractive consideration than the merger consideration provided in the Merger. In addition, if the Merger Agreement is terminated under certain circumstances, we may be required to pay a termination fee of $5.0 million to Sartini Gaming and/or reimburse Sartini Gaming for fees and expenses it has incurred, in an amount not to exceed $500,000.

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Lakes directors and officers may have certain interests in the Merger that are different from, or in addition to or in conflict with, interests of Lakes shareholders. These interests may be perceived to have affected their decision to support or approve the Merger.

The interests of some of the directors and executive officers of Lakes may be different from those of Lakes shareholders, and directors and officers of Lakes may be participants in arrangements that are different from, or are in addition to, those of Lakes shareholders. These interests may present such directors or executive officers with actual or potential conflicts of interest. In particular, in connection with the Merger and under pre-existing agreements between Lakes and Lyle Berman and Timothy Cope, they will be entitled to total cash severance payments of approximately $1.25 million and $875,500, respectively, plus additional payments of certain insurance benefits. The 10,000 options to acquire shares of Lakes common stock that are held by Messrs. Berman and Cope will also automatically vest, which options would not otherwise become exercisable until February 2016. Further, Messrs. Berman and Cope are expected to enter into consulting agreements with Lakes in connection with the Merger. Additionally, Messrs. Berman, Cope and Neil Sell are expected to become directors of the combined company and will be entitled to compensation paid to directors of the combined company. Pursuant to the Merger Agreement, Lakes will also cause Messrs. Berman and Cope to be nominated for election to the Board of Directors of Lakes at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the effective time of the Merger. For a more detailed description of these interests, see “The Merger—Interests of Certain of Lakes’ Officer and Directors in the Merger” beginning on page [___].

Shareholder litigation against us or our directors could delay or prevent the Merger and cause us to incur significant costs and expenses.

Lakes, Merger Sub, Sartini Gaming, the Golden Stockholder and members of our Board of Directors have been named as defendants in three lawsuits related to the Merger Agreement and the proposed Merger, filed in the District Court for Hennepin County, Minnesota.  The three lawsuits, Dacquisto v. Barenbaum, et al., No. 27-CV-15-1990; Orr v. Lakes Entertainment, et al., No. 27-CV-15-2008; and Lehr v. Berman, et al., No. 27-CV-15-4382, have been consolidated pursuant to the Court’s order under Case Number 27-CV-15-1990.  As is common for these types of claims, the lawsuits allege that, in negotiating the Merger Agreement and related transactions and documentation, the defendants have breached their fiduciary duties to our shareholders and/or have aided and abetted such breaches. Such claims seek, among other things, injunctive relief and an order requiring our relevant directors to pay restitution and/or compensatory damages. One of the conditions to the closing of the Merger is that no restraining order, injunction, judgment, order or decree shall be in effect that prohibits the consummation of the Merger.  Consequently, any lawsuit with respect to the Merger may prevent the Merger from becoming effective within the expected time frame, or at all.   Although we believe these lawsuits are without merit and are defending them vigorously, the claims could result in delay of the closing of the Merger and the defense of these claims may be expensive, including expenses incurred with respect to the indemnification of our officers and directors with respect to such claims, and may divert other resources and management’s attention, which could adversely affect our business.

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We have and will continue to incur substantial transaction-related costs in connection with the Merger.

We have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs associated with seeking required regulatory approvals, completing the Merger, combining the operations of the two companies, and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, severance and benefit costs, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration of the businesses of the Lakes Group and Golden. These costs may be higher than expected and could have a material adverse effect on our financial condition, operating results, or value.

We will issue a large number of shares of common stock in connection with the Merger, which will result in substantial dilution to our existing shareholders.

We have agreed to issue shares of our common stock in connection with the Merger. This issuance will result in substantial percentage dilution of the ownership interests of our existing shareholders (although such ownership will be of a larger company). Because a substantial portion of the purchase price could be classified as goodwill and other intangible assets, the tangible net book value per share of our common stock may be materially lower after the completion of the Merger. Our issuance of these shares also may have an adverse impact on our net income per share in fiscal periods that include (or follow) the date of the Merger, as the transaction could be dilutive on the basis of net earnings per common share following the Merger.

Risk Factors Relating to the Combined Company Following the Merger

The integration of the Lakes Group and Golden may not be completed successfully, cost-effectively or on a timely basis.

After completing the Merger, we will have significantly more assets and employees to manage than we did prior to the acquisition. The integration process will require us to significantly expand the scope of our operations and financial systems. Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of Lakes and Golden. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include, among others:

•	the diversion of management’s attention from the day-to-day operations of the combined company;

•	the management of a significantly larger company than before completion of the acquisition;

•	the assimilation of Golden employees and the integration of two business cultures;

•	challenges in attracting and retaining key personnel;

•	the integration of information, accounting, finance, sales, billing, payroll and regulatory compliance systems;

•	challenges in keeping existing customers and obtaining new customers; and

•	challenges in combining product offerings and sales and marketing activities.

There is no assurance that we will successfully or cost-effectively integrate Golden’s operations with our own. The costs of achieving systems integration may substantially exceed our current estimates. As a non-public company, Sartini Gaming has not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing its systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the Merger. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and its results of operations and financial condition may be harmed.

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The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary, and the actual financial condition and results of operations after the Merger may differ materially.

The unaudited pro forma condensed combined financial information in this document is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the Merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to record the Golden identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Golden as of the date of the completion of the Merger. Accordingly, the final acquisition accounting adjustments may differ materially from the unaudited pro forma adjustments reflected in this proxy statement.

We are, and following the Merger will continue to be, subject to extensive state and local regulation and licensing, and gaming authorities have significant control over our operations, which could have an adverse effect on our business.

Gaming Regulation

The ownership and operation of gaming facilities, such as those of the Lakes Group and Golden, are subject to extensive federal, state, and local regulation, and regulatory authorities at the federal, state, and local levels have broad powers with respect to the initial licensing and renewal of privileged gaming licenses for businesses and have equally broad discretion post-licensing. Regulatory authorities may revoke, suspend, condition, or limit our gaming or other licenses, impose substantial fines, and take other actions, each of which poses a significant risk to our business, financial condition, and results of operations. Following the Merger, we will become subject to gaming regulation in the States of Nevada and (following the acquisition of the Big Sky entities, see “The Merger—Other Covenants—Big Sky Gaming”) Montana, which may impose additional restrictions on our business. The Lakes Group and Golden currently hold all state and local privilege licenses and related approvals necessary to conduct our respective present gaming operations, but we must periodically apply to renew many of our licenses and registrations. We cannot assure you that we will be able to obtain and maintain such approvals or renewals. Any failure to maintain or renew our existing licenses, registrations, permits or approvals would have a material adverse effect on us. Furthermore, if additional gaming laws or regulations are adopted, these regulations could impose additional restrictions or costs that could have a significant adverse effect on us.

The Nevada Gaming Commission, Nevada Gaming Control Board, Maryland Lottery and Gaming Control Agency or Montana Department of Justice – Gambling Control Division (which we refer to collectively as the Gaming Authorities) may, in their sole discretion, require the holder of any securities issued by us to file applications, be investigated, and be found suitable to own our securities if they have reason to believe that the security ownership would be inconsistent with the declared policies of their respective states. Further, the costs of any investigation conducted by any of the Gaming Authorities under these circumstances must be paid by the applicant, and refusal or failure to pay these charges may constitute grounds for a finding that the applicant is unsuitable to own the securities. If any of the Gaming Authorities determines that a person is unsuitable to own our securities, then, under the applicable gaming laws and regulations, we can be sanctioned, including the loss of their approvals, if, without the prior approval of the applicable Gaming Authority, we conduct certain business with the unsuitable person.

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Following the Merger, the combined company’s officers, directors, and key employees will also be subject to a variety of regulatory requirements and various licensing and related approval procedures in the various jurisdictions in which the combined company operates gaming facilities. If any of the applicable Gaming Authorities were to find an officer, director or key employee of ours unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the Gaming Authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could materially adversely affect our gaming operations.

Applicable gaming laws and regulations restrict our ability to issue securities, incur debt, and undertake other financing activities. Such transactions would generally require approval of applicable Gaming Authorities, and our financing counterparties, including lenders, might be subject to various licensing and related approval procedures in the various jurisdictions in which we operate gaming facilities. If state regulatory authorities were to find any person unsuitable with regard to his, her or its relationship to us or any of our subsidiaries, we would be required to sever our relationship with that person, which could materially adversely affect our business.

In addition, gaming companies are generally subject to significant revenue-based taxes and fees in addition to normal federal, state, and local income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our operations. From time to time, federal, state, and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. In addition, worsening economic conditions and the large number of state and local governments with significant current or projected budget deficits could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes and/or property taxes. For example, in January 2015, the Governor of the State of Nevada announced a potential change in gaming taxes and business license fees which, if implemented, could adversely affect the financial results of the combined company following the Merger. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our future financial results.

Other Regulation

State and local authorities require us to demonstrate suitability to obtain and maintain various other licenses, and require that we have other registrations, permits and approvals, to sell alcoholic beverages and tobacco in our facilities and to operate our food service facilities. Although these regulations do not specifically restrict gaming operations, as a practical matter, a failure to maintain any of such licenses, registrations, permits and approvals would make our gaming facilities less attractive to gaming patrons, could result in substantially reduced revenues, or could adversely affect the tavern operations of the combined company following the Merger.

We will face substantial competition in our business lines.

Distributed gaming, tavern and casino businesses are very competitive. The combined company will face substantial direct competition from other operators of casinos, hotels, taverns and other entertainment venues, as well as others involved in distributed gaming. Many of our regional and national competitors have greater brand recognition and significantly greater resources than we will have. Their greater resources may also provide them with the ability to expand operations in the future. We compete for customers primarily on the basis of location, guest service, range and pricing of amenities, including food and entertainment, payout rates, and overall atmosphere.

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In addition, we will also face ever-increasing competition from online gaming, including mobile gaming applications for smart phones and tablet computers, state-sponsored lotteries, card clubs, and other forms of legalized gaming. In addition, various forms of internet gaming have been approved in Nevada, and legislation permitting internet gaming has been proposed by the federal government and other states. The expansion of internet gaming in Nevada and other jurisdictions could result in significant additional competition. Furthermore, several states are currently considering legalizing casino gaming in designated areas, and Native American tribes may develop or expand gaming properties in markets located more closely to our customer base. Legalized casino gaming in neighboring states and on Native American land could result in strong competition that could adversely affect the operations of the combined company, particularly to the extent that such gaming is conducted in areas close to our gaming operations.

We rely on our key personnel; we may face difficulties in integrating, attracting and retaining qualified employees for our operations following the Merger.

The success of the Merger will depend upon, among other things, our ability to integrate and keep our senior executives and highly qualified employees following the Merger. We compete with other potential employers for employees, and we may not succeed in hiring or retaining the executives and other employees that we need. We might not enter into employment contracts with all of our senior executives, and we might not obtain key man insurance policies for any or all of our executives. A sudden loss of or inability to replace key employees could have a material adverse effect on our business, financial condition and results of operation. If any key employees terminate their employment, the combined company’s operations may be negatively impacted and management’s attention may be diverted from successfully integrating the Lakes Group and Golden businesses.

As shares of our common stock issued in the Merger become eligible for resale, the sale of those shares could adversely impact our stock price.

All of the shares of our common stock issued in connection with the Merger will be restricted securities, subject to trading restrictions unless and until such time as they are registered or an exemption from registration is available. In connection with the Merger, as described in the “Ancillary Agreements—Registration Rights Agreement” on page [____], Lakes will enter into a Registration Rights Agreement with the Golden Stockholder at the closing of the Merger pursuant to which it may be obligated to register the shares of Lakes common stock issued to the Golden Stockholder. In addition, Lakes will enter into a “piggyback” registration rights agreement with any holders of Golden Gaming Warrants who elect to receive shares of Lakes common stock in exchange for their Golden Gaming Warrants. In the event that the Golden Stockholder or any holder of Golden Gaming Warrants exercises its registration rights with respect to a substantial number of shares of our common stock, such shares would become eligible for resale upon registration. Our stock price may suffer a significant decline as a result of any sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our common stock.

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We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our business and financial condition.

From time to time, entities including the Lakes Group or Golden are named in lawsuits or other legal proceedings relating to their respective businesses. In particular, the nature of the business subjects the Lakes Group and Golden to the risk of lawsuits filed by customers, past and present employees, competitors, business partners and others in the ordinary course of business. As with all legal proceedings, no assurances can be given as to the outcome of these matters. Moreover, legal proceedings can be expensive and time consuming, and we may not be successful in defending or prosecuting these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

Operations of the Lakes Group and Golden have historically been subject to seasonal variations and quarterly fluctuations in operating results, and we can expect to experience such variations and fluctuation in the future.

Historically, because of the nature of the businesses of the Lakes Group and Golden, their operations have typically been subject to seasonal variations. Rocky Gap, which is a destination resort for many of Lakes’ customers, is likely to continue to see higher revenues during summer months and to be significantly impacted by inclement weather during winter months. The Golden business is also influenced by seasonal effects. Based on historical results in recent years, Golden generally expects revenues to be lower during the third and fourth quarters of each fiscal year due primarily to high summertime temperatures and the reduction in discretionary income available to its customers during the holiday season, as well as increased vacation activity during these quarters by local patrons. While other factors like unemployment rates, market competition, and the diversification of the Lakes Group and Golden businesses may either offset or magnify seasonal effects, some seasonality is likely to continue which may adversely impact the combined company.

While the combined company’s operations will be more geographically diverse than either company prior to the Merger, the combined operations will still be limited geographically, which means we will be subject to greater risks than a company that is geographically or otherwise more diversified.

Golden conducts its distributed gaming, tavern, and casino operations in the
State of Nevada and Lakes is heavily dependent upon hotel/casino and related operations that are conducted in the State of Maryland. After the completion of the Merger, we will be significantly more geographically diverse than either the Lakes Group or Golden would be alone, but we will still be subject to a greater degree of risk than a gaming company that has greater geographical diversity. The risks to which we have a greater degree of exposure include the following:

•	local economic and competitive conditions;
•	inaccessibility due to weather conditions, road construction or closure of primary access routes;
•	changes in local and state governmental laws and regulations, including gaming laws and regulations;
•	natural and other disasters, including earthquakes in Nevada;
•	a decline in the number of residents in or near, or visitors to, our operations; and
•	a decrease in gaming activities at any of our establishments.

Any of the factors outlined above could adversely affect our ability to generate sufficient cash flow to make payments on our outstanding indebtedness.

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Certain of our directors and executive officers will own or control a significant portion of our capital stock which will permit them to exercise significant control over the combined company.

Certain directors and executive officers of Lakes and Sartini Gaming and entities affiliated with them will own shares of the combined company after the Merger. Although the anticipated beneficial ownership of Lakes common stock after the Merger will not be known until after completion of the Merger, based on outstanding shares of Lakes common stock and the estimate in the Merger Agreement made using then-current September 30, 2015 financial estimates and assumptions, the directors and executive officers of Lakes and Sartini Gaming and entities affiliated with them would own, in the aggregate, approximately 55% of the outstanding shares of the combined company’s common stock after completion of the Merger. However, the actual number of shares of Lakes common stock to be issued in connection with the Merger will depend on actual pre-Merger values of Golden and the Lakes Group and may differ materially from the estimate made in the Merger Agreement. These shareholders, whose interests may at times be different than those of other shareholders, will be able to exercise significant control over our business and affairs. See “Beneficial Ownership of Lakes Common Stock” on page [____].

While we have taken measures to help preserve our ability to continue to utilize our NOLs after the Merger, our ability to utilize this valuable asset would be negatively impacted if an ownership change (as defined in Section 382 of the Code) occurs.

As of December 31, 2014, we had approximately $96.3 million of NOLs, which begin to expire in 2032. While these NOLs have a potential to be used to offset future ordinary taxable income and reduce future cash tax liabilities, our ability to utilize these NOLs would be negatively impacted if we were to experience an “ownership change,” as defined in Section 382 of the Code. In general terms, an “ownership change” can occur whenever one or more “5% stockholders” collectively change the ownership of a company by more than 50 percentage points within a three-year period. The occurrence of such a change generally limits the amount of NOLs a company could utilize in a given year to the aggregate fair market value of the company’s common stock immediately prior to the ownership change, multiplied by the long-term tax-exempt interest rate in effect for the month of the ownership change. The completion of the Merger and the Share Issuance will significantly increase the risk of such an ownership change occurring. To help preserve our ability to utilize our NOLs to offset future taxable income following the Merger, we have amended our Rights Agreement to deter acquisitions of shares of our common stock that would result in a shareholder owing 4.99% or more of our common stock. In addition, in connection with the Merger, we will also enter into a NOL Preservation Agreement with the Golden Stockholder, Lyle Berman and certain Lakes shareholders affiliated with Mr. Berman or another director of Lakes which restrict the ability of such shareholders to take specified actions which could cause such an ownership change to occur (see “Ancillary Agreements—NOL Preservation Agreement” on page [____]). Although our Rights Agreement and the NOL Preservation Agreement are intended to reduce the likelihood of an adverse ownership change under Section 382, they may not prevent such an ownership change from occurring. The determination of whether an ownership change has occurred for purposes of Section 382 of the Code is complex and requires significant judgment. Moreover, the number of shares of Lakes common stock outstanding at any particular time for purposes of Section 382 of the Code (and our Rights Agreement) may differ from the number of shares that we report as outstanding in our filings with the Securities and Exchange Commission (the “SEC”). In the event that the measures we have taken to help preserve our NOLs prove ineffective and an ownership change occurs, our ability to utilize our NOLs would be negatively impacted, which could have a material adverse impact on our business, financial condition and future cash flows.

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The combined company will have significant indebtedness following the Merger

Following the Merger, the combined company will have a significant amount of indebtedness.  As of December 31, 2014, Golden had $186.9 million in aggregate principal amount outstanding under its existing credit facilities.  Under the Merger Agreement, the refinancing or amendment of Golden’s existing indebtedness under such facilities is a condition to the closing of the Merger.  Although we anticipate that Golden’s existing indebtedness will be refinanced in connection with the Merger at a significantly lower rate, there can be no assurance that such refinancing will be available on reasonable terms or at all.  The level of indebtedness of the combined company following the Merger could require us to dedicate a material portion of our cash flows from operations to the payment of principal and interest on our indebtedness, restrict our business and ability to implement our business plan, increase our vulnerability to general adverse economic and industry conditions, expose us to the risk of increased interest rates if such refinanced indebtedness bears interest at a variable rate, limit our ability to adjust to changing market conditions and place us at a disadvantage to competitors that have less indebtedness.  If the combined company is unable to generate sufficient cash flow from operations, or if future indebtedness is not available to us in an amount sufficient to enable us to pay our indebtedness or fund our other liquidity needs, we may face liquidity problems and be forced to reduce or delay investment and capital expenditures, sell assets, restructure our debt or seek additional debt or equity capital on terms that may be onerous or highly dilutive. If the combined company defaults under its indebtedness following the Merger because of a covenant breach or otherwise, all outstanding amounts thereunder could become immediately due and payable.  Any default that is not waived could result in an event of default, permitting the combined company’s lenders to declare outstanding indebtedness and interest thereon due and payable and to suspend commitments to make advances, any of which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and the other documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address, among other things, (i) the expected timing and completion of the Merger, (ii) the estimated pre-Merger values of the Lakes Group and Golden, (iii) the amount of shares of Lakes common stock to be issued in connection with the Merger, (iv) the anticipated benefits, effects, cost savings and synergies of the Merger and the prospective performance of the combined company after the Merger, (v) the Lakes Group’s ability to monetize the Jamul Note and certain other assets, (vi) the ability of the combined company to utilize the Lakes Group’s NOLs to offset future taxable income, (vii) the proposed refinancing of Golden’s existing credit facilities, (viii) the purchase and cancellation of the Golden Gaming Warrants in connection with the Merger, (ix) the obtaining of required regulatory approvals and approval by Lakes shareholders of the Share Issuance, and (x) other statements that are not purely statements of historical fact. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors including, but not limited to, the following:

•	the possibility that the parties may be unable to achieve anticipated cost savings, synergies and operating efficiencies in the proposed Merger within the expected time-frames or at all;

•	integration of the operations of Golden with those of the Lakes Group may be more difficult, time-consuming or costly than expected and may not be as successful as the parties anticipate;

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•	revenues of the combined business following the Merger may be lower than expected;

•

potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) of the combined business may be greater than expected following the Merger;

•	the ability to retain key employees of Golden and the Lakes Group before and subsequent to the completion of the Merger;

•	business uncertainties and contractual restrictions while the Merger is pending;

•	the failure to obtain the required shareholder approval of the Share Issuance and required regulatory approvals or to satisfy other conditions to the Merger in a timely manner or at all;

•	the impact of litigation, including the possibility that litigation related to the Merger Agreement could delay or impede completion of the Merger;

•	the occurrence of an “ownership change” as defined in Section 382 of the Code as a result of or following the Merger;

•	intensive competition in the markets in which the Lakes Group and Golden operate; and

•

other factors described in this proxy statement in the section entitled “Risk Factors,” in the Annual Report on Form 10-K of Lakes for the year ended December 28, 2014 under the heading “Item 1A – Risk Factors” and in subsequent periodic reports filed with the SEC.

All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement, and no person undertakes any obligation to update publicly any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date of this proxy statement or, in the case of documents incorporated by reference, the date of those documents.

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SPECIAL MEETING OF LAKES SHAREHOLDERS

General; Date, Time and Place

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Lakes Board of Directors for use at a Special Meeting of the Lakes shareholders to be held on [_____________], 2015, at [_____] [__].m. local time or at any adjournments or postponements thereof. The Special Meeting will be held at the corporate office of Lakes, located at 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota. If you need directions to the location of the Special Meeting in order to attend the meeting and vote in person, please contact Lakes’ Vice President, General Counsel and Secretary, Damon Schramm, at (952) 449-9092.

Purpose of Meeting

The Special Meeting is being held to request that shareholders consider and vote upon a proposal to approve the issuance of shares of our common stock in connection with our proposed acquisition of Golden in the Merger (referred to herein as the Share Issuance), as described in this proxy statement. In addition, shareholders are also being asked to approve (i) any adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, in the discretion of the proxies (or either of them), (ii) an amendment to our Second Amended Bylaws, and (iii) on an advisory basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger.

We do not expect a vote to be taken on any other matters at the Special Meeting. If any other matters are properly presented at the Special Meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Record Date; Voting Information

The record date for the Special Meeting is [_______], 2015. If you were a shareholder of record of our common stock at the close of business on the record date, you are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on the record date, [____________] shares of our common stock were outstanding and entitled to vote. Shareholders are entitled to one vote on each matter submitted to the shareholders for each share of our common stock held as of the record date.

Required Votes

The proposal to approve the Share Issuance must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

The adoption of the proposal to permit the proxies to adjourn the Special Meeting, including for the purpose of soliciting additional proxies, requires the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote, regardless of whether a quorum is present.

The proposals to (i) amend our Second Amended Bylaws, and (ii) approve, on an advisory basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger, must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote.

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Quorum

Shares entitled to vote at the Special Meeting may take action on a matter at the Special Meeting only if a quorum of those shares exists with respect to that matter. The presence at the meeting, in person or when authorized, by means of remote communication or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.

Abstentions and Broker Non-Votes

Under the Minnesota Business Corporation Act, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. The proposals that Lakes shareholders are being asked to vote on at the Special Meeting are not considered routine matters and accordingly, brokers or other nominees may not vote without instructions.

Broker non-votes are considered present but not entitled to vote on proposals. Broker non-votes will not affect the outcome of the vote on any of the proposals because broker non-votes are excluded from the tabulation of votes cast on the proposal.

Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. Thus, an abstention will have the same effect as a vote “AGAINST” the proposals set forth in this proxy statement because abstentions are included in the tabulation of votes cast on the proposal.

Adjournments or Postponement

If a quorum is not present at the Special Meeting, the shareholders entitled to vote at the meeting, present in person or represented by proxy, have the power to cause the meeting to be adjourned, including for the purpose of soliciting additional proxies, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented by proxy. At an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

Recommendation of Lakes Board of Directors

Our Board of Directors has approved the Merger and the Merger Agreement and determined that our Merger with Golden pursuant to the terms of the Merger Agreement and the Share Issuance are advisable and in our and our shareholders’ best interests and recommends that our shareholders approve the Share Issuance. For a description of the factors considered by our Board of Directors in making its determinations with respect to the Merger, the Merger Agreement and the Share Issuance, see the section in this proxy statement entitled “The Merger—Recommendation of Lakes Board of Directors and Reasons for Recommending the Approval of the Merger Agreement.”

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OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF LAKES COMMON STOCK IN CONNECTION WITH THE MERGER.

Solicitation and Voting Procedures

To vote in person, a shareholder must attend the Special Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a shareholder must mark, sign, and date the enclosed proxy card and mail it to our transfer agent or submit proxy instructions electronically by using the Internet and logging on to www.eproxy.com/laco as provided on the proxy card. The Board of Directors has appointed Lyle Berman and Timothy J. Cope as holders of the proxies submitted in response to the solicitation pursuant to this proxy statement. An automated system administered by our transfer agent tabulates shareholder votes submitted by proxy, and an officer of Lakes will tabulate votes cast in person at the Special Meeting.

The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such solicitation.

Copies of certain reports and statements that we have previously filed with the SEC may be obtained by any shareholder without charge by making a request through our “Investors” website page at www.lakesentertainment.com/investors/ or by written request addressed to: Investor Relations, Lakes Entertainment, Inc., 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55305.

Revocability of Proxies

You can revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to the Secretary of Lakes, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Lakes Entertainment, Inc., 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55305, Attention: Secretary.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON _________________, 2015

This Proxy Statement and the Proxy Card and are available at

www.lakesentertainment.com/proxy

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THE MERGER

At the Special Meeting, our shareholders will be asked to consider and vote upon a proposal to approve the issuance of shares of our common stock in connection with our proposed acquisition of Golden in the Merger. Set forth below in this section, and in the section entitled “Merger Agreement” beginning on page [____], is a discussion of the proposed transaction, including a description of the terms and conditions of the Merger Agreement. You should review these sections carefully in connection with your consideration of the proposal.

General Description

On January 25, 2015, Lakes and Merger Sub entered into the Merger Agreement with Sartini Gaming (the Golden parent company) and the Golden Stockholder for the acquisition of Golden through the Merger of Merger Sub with and into Sartini Gaming. The parties intend for the Merger to constitute a tax-free reorganization for federal income tax purposes.

Under the Merger Agreement, all issued and outstanding shares of capital stock of Sartini Gaming (the Golden parent company) will, in connection with and as a result of the Merger, be converted into the right to receive shares of Lakes common stock. A portion of the shares of Lakes common stock to be issued to the Golden Stockholder under the Merger Agreement will be placed in escrow pending final determination of the pre-Merger values of the Lakes Group and Golden following the Merger and any associated post-closing adjustment (see “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment” below), and another portion will be placed in escrow to provide the sole source of indemnification for any post-closing indemnification claims against the Golden Stockholder (other than claims for breach of specified fundamental representations). A third portion may be placed in escrow if an update to Sartini Gaming’s disclosure schedule delivered in connection with the execution of the Merger Agreement discloses certain material adverse matters that would, but for the Golden Stockholder’s placing such shares in escrow as a source of indemnity for such matters, allow Lakes to terminate the Merger Agreement, as described in “The Merger Agreement—Escrow—Schedule Update.” A portion of the shares issued in connection with the Merger may be issued to certain warrantholders of Golden who elect to receive Lakes common stock in exchange for the purchase of their warrants. None of these shares will be placed into escrow. See “The Merger Agreement—Golden Gaming Warrants.”

At the closing of the Merger, we will file articles of merger with the Secretary of State of the State of Nevada. At the effective time, Merger Sub will merge with and into Sartini Gaming, and Sartini Gaming will be the surviving corporation in the Merger and will become our wholly owned subsidiary. We expect to complete the Merger in the second half of 2015.

Background of the Merger

The Lakes Board of Directors and management have continually reviewed the company's long-term strategic plan with the goal of maximizing stockholder value. As part of this process, the Board of Directors and management have frequently evaluated potential strategic alternatives relating to the company's business and engaged in discussions with third parties both within and outside of the gaming industry regarding potential partnering opportunities for the company.

Over the past several years, the pace of change in the gaming industry in the United States, especially for regional operators, has continued to accelerate, with many of those changes related to achieving size and scale as well as minimizing dependency on particular regional markets. Recognizing the evolving nature of the gaming industry during this time, the Lakes Board of Directors and management continued to explore a variety of potential opportunities to leverage the company’s strengths and assets, thereby creating more value for the company’s stockholders.

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In mid-2013, Lakes publicly announced that it was exploring strategic alternatives for the Lakes Group, including merger and acquisition opportunities. Damon Schramm, Vice President and General Counsel of Lakes, periodically advised the members of the Lakes Board of Directors of their fiduciary duties in connection with pursuing strategic alternatives for the Lakes Group. Following such announcement, Lakes entered into numerous nondisclosure agreements with potential business partners in order to commence discussion about a potential business combination – both within and outside of the gaming industry. Lakes management and the Lakes Board of Directors performed due diligence on multiple opportunities, as well as drafting preliminary term sheets and transaction documents. These discussions, due diligence investigations, and negotiations, which continued from time to time through 2013 and into February 2014, ultimately did not lead to a transaction. Given the lack of success in finding suitable strategic business opportunities, Lakes’ management decided to seek the assistance of an investment banker.

On February 27, 2014, several representatives from Macquarie Capital participated in a meeting of the Lakes Board of Directors to discuss how Macquarie Capital could assist Lakes in pursuit of a strategic transaction. Given Macquarie Capital’s experience in the gaming sector and other industries, Lakes management recommended to the Lakes Board of Directors that Macquarie Capital be engaged by Lakes in connection with such activity. Gray Plant Mooty (“GPM”), who had for several years been serving as outside general counsel to Lakes, was also involved in advising Lakes with respect to the engagement of Macquarie Capital and any resulting transactional matters.

On March 6, 2014, Lakes formally engaged Macquarie Capital to assist the company in pursuing strategic alternatives, including a merger or sale of the business and the acquisition of or material investment in a specific target outside of the gaming industry.

On March 27, 2014, Lakes instructed Macquarie Capital to begin contacting certain identified parties to commence a process to determine potential interest in an acquisition of or combination with Lakes. The Lakes closing share prices on March 6, 2014 and March 27, 2014, on a split-adjusted basis, were $10.44 and $9.84, respectively.

Subsequently, Macquarie Capital contacted 43 potential interested parties, including both strategic parties and financial parties with current gaming assets or demonstrated prior interest in the gaming industry. These parties included Sartini Gaming, Company A (a strategic party), Company B (a strategic party), Company C (a strategic party), Company D (a strategic party) and Company E (a financial party). Process letters were distributed beginning on April 24, 2014, with preliminary indications of interest due on May 21, 2014. Macquarie Capital disclosed to the Lakes Board of Directors that it was a lender to Sartini Gaming, as well as an equity investor in Golden Gaming Warrants. Macquarie Capital also disclosed to the Lakes Board of Directors that it was an investor in Company B. The Lakes closing share prices on April 24, 2014 and May 21, 2014, on a split-adjusted basis, were $10.14 and $9.78, respectively. As of May 23, 2014, eight potential interested parties had executed nondisclosure agreements with Lakes and received confidential information.

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On June 6, 2014, Macquarie Capital met with the Lakes Board of Directors and indicated that six parties had submitted formal indications of interest. Of those six formal indications of interest, five included proposals for business combinations: Company A valued Lakes at $12.00 per share, on a split-adjusted basis, Company B valued Lakes at $9.90 per share, on a split-adjusted basis, Company C valued Lakes at $9.90 per share, on a split-adjusted basis, Company D valued Lakes at $10.00 per share, on a split-adjusted basis, and Sartini Gaming valued Lakes at $13.00 per share, on a split-adjusted basis. Company D also proposed to acquire 100% of Rocky Gap for cash consideration of $42.0 million as an alternative transaction. Company E proposed to purchase 81% of Rocky Gap for cash consideration of $36.5 million. Each offer was subject to numerous customary conditions, including satisfactory completion of each company’s due diligence efforts and negotiation of an acceptable definitive agreement between the parties. The Lakes Board of Directors and management, along with Macquarie Capital discussed each of these proposals, including the benefits and potential hurdles associated with each. The Lakes Board of Directors, following discussion with Lakes management and Macquarie Capital, authorized Macquarie Capital to (a) engage in preliminary discussions regarding business combinations with Company A, Company B, and Sartini Gaming, and (b) cease further discussions with Company C, Company D, and Company E. Company C did not offer a premium to Lakes’ closing share price and was in the process of applying for licenses for multiple casino projects, which introduced significant counterparty valuation uncertainty. Company D did not offer a premium to Lakes’ closing share price and its size was significantly smaller than other potential counterparties, making the potential of a combination less impactful for Lakes. Company E proposed a structure that was not favored by the Lakes Board of Directors and, additionally, lacked a track record of owning, operating and financing casino assets. The Lakes closing share price on June 6, 2014, on a split-adjusted basis, was $9.70.

In-person meetings between Lakes management, Macquarie Capital and representatives of Company A, Company B and Sartini Gaming were held on June 19, 2014 in Las Vegas. The summary of these meetings was reported to the Lakes Board of Directors by Macquarie Capital and Lakes management on June 30, 2014. Following deliberation by the Lakes Board of Directors and consultation with Macquarie Capital and GPM regarding the merits of each of the three proposals, the Lakes Board of Directors instructed Macquarie Capital to focus on transaction discussions with Sartini Gaming. At that time, the conclusion of the Lakes Board of Directors was that a transaction with either Company A or Company B was less attractive because (a) Company A’s assets were deemed to have little to no growth opportunities and the business was too small and (b) Company B consisted of one asset in a competitive regional market and a complicated capital structure. The Lakes Board of Directors authorized Macquarie Capital to begin negotiating a non-binding term sheet regarding a potential merger with Sartini Gaming. Sartini Gaming indicated that it was ready to commence due diligence immediately. The Lakes closing share price on June 30, 2014, on a split-adjusted basis, was $9.42.

On July 2, 2014, Lakes and Sartini Gaming commenced negotiations regarding a mutual nondisclosure agreement in order for Lakes to obtain confidential information pertaining to Golden’s operations. This mutual nondisclosure agreement was executed effective as of July 15, 2014.

On July 14, 2014, Macquarie Capital updated the Lakes Board of Directors on the status of a potential transaction with Sartini Gaming. The Lakes Board of Directors also reviewed a draft term sheet that had been prepared by Macquarie Capital for submission to Sartini Gaming. Following discussion between the Lakes Board of Directors and Macquarie Capital regarding, among other things, the implied value of the Lakes Group based on Sartini Gaming’s indication of interest, and methodologies for valuing Golden, possible deal structures, due diligence, and the specific terms of the proposed term sheet, the Lakes Board of Directors subsequently authorized Macquarie Capital to present the draft term sheet to Sartini Gaming. Later that day, Macquarie Capital submitted to Sartini Gaming a draft term sheet proposing a merger valuing Golden’s equity at 7.25 times the projected twelve-month trailing Adjusted EBITDA of Golden, less outstanding debt or debt-like obligations, net of excess cash, and an implied value for Lakes of $13.50 per share (split adjusted). This structure, based on the assumptions in the draft term sheet, would have resulted in Lakes shareholders owning 65.8% of the combined company and the Golden Stockholder owning the remaining 34.2%.

On July 21, 2014, Lakes and Sartini Gaming exchanged due diligence request lists and the parties subsequently commenced gathering documents in response to such due diligence requests.

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On July 23, 2014, Lakes management and Macquarie Capital met with Sartini Gaming’s management in Las Vegas to discuss the proposed Merger. The parties discussed operations of Golden’s business units, Rocky Gap, growth strategies, potential deal structures, potential composition of the Board of Directors of the combined company following the Merger, key employees, and gaming licensure issues. Blake Sartini, President of Sartini Gaming, informed Macquarie Capital and Mr. Berman that Golden had applied for licensing in Montana and was in the process of withdrawing its supplier license application in Illinois.

On July 30, 2014, Lakes management and Macquarie Capital updated the Lakes Board of Directors on the status of the potential transaction with Sartini Gaming, including the results of the site visits to Golden’s headquarters and taverns, as well as certain potential growth opportunities. Mr. Berman informed the Lakes Board of Directors of Golden’s pending licensing activities in Montana and Illinois and recommended that the transaction should not proceed until such activities were concluded. The Lakes Board of Directors also discussed refinancing alternatives for Golden with Macquarie Capital. Much discussion among the members of the Lakes Board of Directors ensued, including discussion pertaining to the relative valuation of the Lakes Group and Golden implied in the most recent term sheet received from Sartini Gaming on July 28, 2014, including valuing Golden’s equity at 7.5 times the projected twelve-month trailing Adjusted EBITDA of Golden, less outstanding debt or debt-like obligations, net of excess cash, as well as other revisions to the material terms of the transaction included in such term sheet.

During the first two weeks of August 2014, Lakes and Sartini Gaming continued to negotiate and make revisions to the term sheet and conducted additional due diligence.

On August 11, 2014, Lakes management and Macquarie Capital discussed the status of the term sheet as well as due diligence which had been conducted since July 30, 2014.

On August 15, 2014, Lakes held a Board of Directors meeting in which Macquarie Capital and GPM participated. Mr. Berman updated the Lakes Board of Directors on the status of the potential merger with Sartini Gaming, including various discussions between the parties and their representatives and the most recent revised term sheet received from Sartini Gaming. The Lakes Board of Directors, management and Macquarie Capital then discussed certain aspects of the revised term sheet, including the allocation of seats on the Board of Directors, the potential value ranges of new tavern developments, potential severance costs, minimum cash contribution from Lakes, certain working capital adjustments, and certain deal protection features, including a break-up fee if Lakes were to accept a superior proposal.

Also on August 15, 2014, Mr. Schramm circulated to the Lakes Board of Directors a memo relating to the fiduciary obligations of the Board of Directors relating to evaluating the potential transaction with Sartini Gaming and with respect to its obligations relating to communications regarding a potential transaction.

On August 19, 2014, at the request of the Lakes Board of Directors, Macquarie Capital informed Sartini Gaming of revised terms and Lakes’ desire for Golden to conclude regulatory actions in Montana and Illinois prior to proceeding with the transaction. Macquarie Capital and Sartini Gaming also discussed the status of outstanding due diligence.

On August 27, 2014, in response to investor speculation and rumor regarding Lakes’ future prospects, Lakes announced via press release that it had retained the services of Macquarie Capital as its financial advisor in connection with its evaluation of strategic alternatives aimed at enhancing shareholder value.

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On September 2, 2014, Sartini Gaming provided Macquarie Capital an update on due diligence progress. Lakes management and Macquarie Capital subsequently discussed the status of due diligence on September 3, 2014.

On September 9, 2014, Lakes’ Corporate Governance Committee met and discussed the potential implications of the Golden transaction, including director responsibilities and reporting obligations with respect thereto.

Also on September 9, 2014, Lakes held a Board of Directors meeting during which Lakes management and Macquarie Capital updated the Board of Directors on the status of the Sartini Gaming negotiations and the status of Golden’s licensing activities in Illinois and Montana. Mr. Berman informed the Board of Directors that substantial progress had been made on the material terms of the term sheet. A discussion was held regarding progress, next steps, and alternative opportunities.

On September 24, 2014, Lakes informed Macquarie Capital that the company was considering a material investment in a specific target outside of the gaming industry. On October 1, 2014, without naming such target, Lakes disclosed the potential investment to Sartini Gaming. In conjunction with Lakes’ consideration of the potential investment, Lakes proposed excluding $40 million of cash from the Golden transaction for use in the potential investment. After further diligence, Lakes’ pursuit of the potential investment was terminated on November 14, 2014 and the exclusion of $40 million of cash from the Golden transaction was no longer a consideration.

On October 1, 2014, Lakes management, Sartini Gaming and Macquarie Capital met in Las Vegas to discuss the status of diligence as well as potential future business opportunities that could provide the combined company with growth.

On October 8, 2014, Macquarie Capital provided an updated summary of terms to Sartini Gaming which reflected the potential exclusion of $40 million of cash from the Golden transaction and discussed the summary of terms by telephone.

On October 16, 2014, and following review of the October 8, 2014 discussion with Lakes management, Macquarie Capital provided an additional update of the summary terms to Sartini Gaming.

On October 22, 2014, Lakes management and GPM conducted a meeting at GPM’s offices to discuss documentation drafting responsibilities and transaction timing. This meeting was attended by Macquarie Capital by telephone.

On October 28, 2014, Lakes held a meeting of its Board of Directors during which Mr. Berman provided an update on the status of the Golden transaction. Discussion regarding the potential transaction ensued, including with respect to the status of Golden’s licensing, how certain assets of the Lakes Group (including Rocky Gap, the Jamul Note and Rock Ohio Ventures, LLC (“Rock Ohio”)) should be treated and whether to dispose of any of those assets prior to a transaction with Golden, potential tax strategies and additional diligence requirements. On October 28, 2014, the Lakes closing share price was $8.44. The Lakes Board of Directors reviewed a proposed term sheet for the transaction that valued Golden’s equity at 7.5 times the projected twelve-month trailing Adjusted EBITDA, less outstanding debt or debt-like obligations, net of excess cash, and an implied value for Lakes of $12.40 per share. The term sheet also provided for “no shop” and “fiduciary out” provisions and a termination fee, payable to Sartini Gaming, in the event Lakes accepted a superior proposal. After much discussion and consultation with its financial and legal advisors and advice by such advisors that such “no shop,” “fiduciary out,” and termination fee provisions were customary, the Lakes Board of Directors authorized Lakes management to continue its negotiations with Sartini Gaming based on the provisions of the term sheet, with the ongoing requirement that Golden would need to resolve certain licensing matters before any agreement could be reached.

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On November 4, 2014, a call was held and in attendance were management from Sartini Gaming, Golden’s outside counsel Latham & Watkins LLP (“Latham”), Macquarie Capital, Mr. Berman, Mr. Cope, Mr. Schramm and GPM. Topics that were discussed included general deal structure, tax implications of different structures, status of 77 Golden’s warrantholders, and delegation of drafting duties.

On November 7, 2014, Lakes reported the results for its fiscal quarter ended September 28, 2014. In that report, Lakes disclosed that the Lakes Group had recognized non-cash impairments and other losses of $21 million related to its investment in Rock Ohio. The Lakes closing share price on November 7, 2014 was $6.91.

On November 10, 2014, the summary terms were updated to reflect the non-cash impairments and other losses related to Lakes’ investment in Rock Ohio. The implied value for Lakes common stock for the Golden transaction, which at the time had been $12.40, was lowered to $11.70.

On November 11, 2014, Mr. Schramm and GPM commenced drafting of definitive merger documentation.

On November 13, 2014, a meeting was held at Golden’s headquarters. In attendance were Messrs. Berman, Cope and Schramm, Macquarie Capital and Sartini Gaming’s management. Joining via telephone were GPM and Latham. Topics discussed included outstanding due diligence items, an update on the operations of the Lakes Group (including Rocky Gap performance, the Rock Ohio write-down and the status of the Jamul Note), an update on Golden’s operations (including regulatory status, route business, tavern business, casino business, capital expenditures, refinancing status and corporate overhead), and open deal terms.

On November 18, 2014, GPM delivered a first draft of the merger agreement to Sartini Gaming and Latham.

Also on November 18, 2014, Lakes retained Ernst & Young LLP (“E&Y”) to analyze the quality of Golden’s earnings. E&Y immediately commenced its review and analysis of Golden’s operations, including its information technology infrastructure.

On November 24, 2014, Latham returned a draft of the merger agreement reflecting Sartini Gaming’s initial comments and revisions.

From November 24, 2014 through December 2014, Lakes along with its legal advisors and Macquarie Capital negotiated the terms of the merger agreement and other transaction documents with Sartini Gaming and its advisors. During this period, the parties exchanged numerous drafts of the merger agreement and other transaction documents.

On December 11, 2014, Messrs. Berman, Cope and Schramm, Sartini Gaming’s management and Macquarie Capital, along with GPM and Latham participating via telephone, met at Golden’s headquarters to discuss outstanding business and legal issues, regulatory issues, the transaction documents, status of 77 Golden’s warrantholders, status of refinancing of Golden’s indebtedness, and current results of operations of the Lakes Group and Golden. A discussion was also held regarding the timeline to complete documentation, disclosures and investor presentation.

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On December 17, 2014, Lakes held a Board of Directors meeting that was attended by management, as well as Macquarie Capital and GPM. Lakes management, Macquarie Capital and GPM updated the Lakes Board of Directors regarding the negotiations of the merger agreement and key open business and legal issues, the results of the E&Y Quality of Earnings Report, Golden’s licensing status, and the negotiations with respect to the relative values of the companies for purposes of the transaction. At that time, the Lakes Board of Directors was informed that the key open business points included the value that was being attributed to the Jamul Note and certain related assets (including how the parties arrived at the value and how it would be treated in the transaction) and the potential value, preservation and use of the NOLs of the Lakes Group. In addition, the Lakes Board of Directors discussed the possibility of obtaining an opinion regarding the fairness of the transaction, from a financial perspective, to the shareholders of Lakes. Due to the potential conflict in light of Macquarie Capital’s lending relationship with Sartini Gaming and investment in Golden Gaming Warrants, the Lakes Board of Directors discussed obtaining an opinion with respect to the fairness, from a financial point of view, to Lakes of the exchange ratio in a potential merger with Sartini Gaming and authorized Lakes management to identify other potential financial advisors to be retained to provide such an opinion.

On December 22, 2014, Lakes management had a conference call with Macquarie Capital and representatives from Houlihan Lokey to discuss the possibility of Houlihan Lokey providing an opinion to the Lakes Board of Directors with respect to the fairness, from a financial point of view, to Lakes of the exchange ratio in the Merger. A discussion was held regarding the nature of the proposed transaction with Golden, the status of negotiations, and the proposed terms of Houlihan Lokey’s potential engagement.

Also on December 23, 2014, Lakes held a meeting of the Board of Directors that was also attended by GPM and Macquarie Capital via telephone. At that time, the Lakes Board of Directors was updated on the status of the proposed Golden merger transaction including various potential treatments of the Jamul Note and certain related assets, and GPM again reminded the Lakes Board of Directors of its fiduciary obligations regarding analyzing and potentially approving a transaction with Golden. At this time, the Board of Directors was advised that Golden’s proposed reduction in value ascribed to the Jamul Note resulted in a reduction in the Lakes valuation per common share for the Golden transaction from $11.70 to $10.28.

On January 5, 2015, Messrs. Cope and Schramm held a conference call with Macquarie Capital and management of Sartini Gaming regarding information technology issues, upgrades to infrastructure, and the disposition of the Jamul Note.

On January 6, 2015, Mr. Schramm, GPM and Latham held several calls regarding the status of the transaction documents, preservation of the NOLs, and possible approaches for the disposition of the Jamul Note.

On January 8, 2015, Lakes held a Board of Directors meeting, which was joined via telephone by GPM and Macquarie Capital. During the meeting the Lakes Board of Directors conferred with management, Macquarie Capital and GPM regarding the transaction, including a proposed new structure that excluded the Jamul Note, preservation of the Lakes Group’s NOLs (including potential consequences of certain stockholders selling shares in the future) and Golden’s growth opportunities. That exclusion of the Jamul Note, which was subsequently agreed to between Lakes and Sartini Gaming because the parties were unable to reach an agreement on the value of the Jamul Note, resulted in a reduction in the Lakes valuation per common share for the Golden transaction from $10.28 to $9.57 to recognize that Golden would not receive any value from the Jamul Note.

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Also on January 9, 2015, the terms of Houlihan Lokey’s engagement were formalized in a letter pursuant to which Houlihan Lokey agreed to render a written opinion to the Lakes Board of Directors with respect to the fairness, from a financial point of view, to Lakes of the exchange ratio in the Merger.

Additionally, on January 9, 2015, a call was held between Messrs. Cope and Schramm, Macquarie Capital, and management of Sartini Gaming regarding regulatory issues and timing for Maryland and Nevada licensure. In addition, discussion was held regarding lock-up requirements for Mr. Berman’s shares and possible approaches to creating flexibility regarding the same.

On January 12, 2015, several calls were held among Messrs. Cope, Schramm and Berman, Macquarie Capital, GPM, Sartini Gaming’s management, and Latham to discuss outstanding open transaction issues, status of documentation, timeline for execution, the status of Houlihan Lokey’s financial analysis with respect to the Lakes Group, Golden and the proposed Merger, investor presentation issues, and the status of 77 Golden’s warrantholders.

On each of January 13-15, calls were held among Lakes management, GPM, Macquarie Capital, Sartini Gaming’s management and Latham to discuss outstanding issues regarding the transaction documents and recently exchanged drafts of the merger agreement and ancillary documentation. During this period, the parties spent significant time discussing, among other things, treatment of the Jamul Note, Rocky Gap’s performance and preservation of the NOLs of the Lakes Group.

On January 14, 2015, the Lakes Board of Directors received a one page, unsolicited, non-binding letter from Company F (a financial party) proposing the acquisition of all shares of Lakes for a cash purchase price of $8.25 per share subject to due diligence and financing availability. Following discussions with representatives of Macquarie Capital and GPM, on January 21, 2015, the Lakes Board of Directors determined that the offer from Company F did not represent a viable offer due to lack of demonstrated financing, lack of track record of gaming licensure by Company F and the unwillingness of Company F to execute a nondisclosure agreement consistent with other parties involved in the process.

On January 15, 2015, Company G (a strategic party) executed a nondisclosure agreement with Lakes and received confidential information with the stated intention of evaluating an offer for the Lakes Group or one or more of the Lakes Group’s assets. The Lakes Board of Directors considered numerous factors, including the time required for Company G to complete its diligence, whether Company G was likely to make a more compelling offer, if any, and the potential impact to the transaction process with Sartini Gaming if Lakes delayed its negotiations with Sartini Gaming in order to give Company G sufficient time to make a proposal. The Lakes Board of Directors concluded it was in the best interests of Lakes and its stockholders to not delay the approval of a potential transaction with Sartini Gaming and, ultimately, Company G did not submit an indication of interest for Lakes or any of its assets at any time before or after the execution of the Merger Agreement.

On January 19, 2015, two calls were held among Lakes management, GPM, Macquarie Capital, Sartini Gaming’s management and Latham to discuss outstanding issues related to transaction documents, tax issues related to the treatment of the Jamul Note, appointment and composition of the committee to administer any disposition of the Jamul Note, status of 77 Golden’s warrantholders, and timing of final approvals of deal and documentation by each party’s board of directors.

On January 20, 2015, a call was held among Lakes management, GPM, Macquarie Capital, Sartini Gaming’s management and Latham to discuss outstanding issues with the transaction documents, outstanding tax issues related to the treatment of the Jamul Note, as well as valuation adjustments relating to the sale of Lakes’ corporate headquarters.

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On January 21, 2015, the Lakes Board of Directors held a telephonic meeting at which Lakes management, and representatives of Macquarie Capital, GPM, and Houlihan Lokey were present at the request of the Lakes Board of Directors. Lakes management, Macquarie Capital and representatives of GPM updated the Lakes Board of Directors on progress in negotiating the merger agreement. The most recent draft of the merger agreement, which was distributed to the Lakes Board of Directors in advance of the meeting, valued Golden’s equity at 7.5 times its projected twelve-month trailing Adjusted EBITDA as of the expected closing date of the Merger, less outstanding debt or debt-like obligations, and valued Lakes at $9.57 per share, which represented a 40% premium to the closing Lakes share price of $6.85 on January 16, 2015. Based on then-current relative valuations implied by the transaction, estimates and assumptions, this formula would result in Lakes shareholders owning 64.3% of the combined company and the Golden Stockholder owning 35.7% following the Merger. The draft merger agreement also provided that if a disposition of the Jamul Note occurred within three years after closing of the Merger, proceeds received within three years of the opening of the Jamul Indian Village casino would be distributed solely in respect of the existing Lakes shares – meaning that the Golden Stockholder would not participate in any such distribution (other than with respect to applicable taxes, if any). At the request of the Lakes Board of Directors, Macquarie Capital provided a detailed reminder to the Board of Directors of the marketing process undertaken by Lakes, including interest from other potential bidders, and the negotiation process with Sartini Gaming from June 30, 2014 to January 21, 2015. Macquarie Capital also discussed its financial analysis regarding the merits of the merger, based on the financial terms of the most recent draft of the merger agreement, and the methodologies and assumptions underlying such analysis. GPM then reviewed in detail the merger agreement and ancillary documents and also answered questions about the fiduciary duties of the Lakes Board of Directors in connection with evaluating Lakes’ strategic alternatives, including alternatives other than the potential merger with Golden. Also at this meeting, at the request of the Lakes Board of Directors, Houlihan Lokey discussed its preliminary financial analyses with respect to the Lakes Group, Golden and the proposed Merger. The Lakes Board of Directors subsequently discussed the timing of its next meeting and determined to hold another meeting on or about January 25th.

From January 22, 2015 to January 25, 2015, Lakes’ management, GPM, Macquarie Capital, Sartini Gaming’s management and Latham worked to resolve outstanding issues related to the draft merger documents, including changes to the merger agreement relating to certain proposed tax changes in Nevada which, if passed, could impact Golden’s business model, as well as issues relating to the resolution of matters relating to 77 Golden’s warrantholders. On January 25, 2015, Latham delivered the final merger documents to Lakes’ management, Macquarie Capital and GPM. That same day, Sartini Gaming’s management advised Macquarie Capital that Sartini Gaming had approved the final merger documents.

On January 25, 2015, the Lakes Board of Directors held a meeting at which Lakes management and representatives of Macquarie Capital, GPM and Houlihan Lokey were present at the request of the Lakes Board of Directors. Lakes’ management, Macquarie Capital and representatives of GPM updated the Lakes Board of Directors on the final revisions to the merger agreement and the described in detail the transaction contemplated by the merger agreement, including changes relating to certain proposed tax changes in Nevada which, if passed, could impact Golden’s business model. GPM then answered questions from the Lakes Board of Directors regarding the merger agreement and ancillary documents. Also at this meeting, at the request of the Lakes Board of Directors, Houlihan Lokey reviewed and discussed its financial analyses with respect to the Lakes Group, Golden and the proposed Merger. Thereafter, at the request of the Lakes Board of Directors, Houlihan Lokey rendered its oral opinion, which was subsequently confirmed by delivery of Houlihan Lokey’s written opinion to the Lakes Board of Directors dated January 25, 2015, to the effect that, as of that date and based on and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the exchange ratio provided for in the Merger pursuant to the merger agreement was fair, from a financial point of view, to Lakes.

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Following these presentations the Lakes Board of Directors moved to appoint a Special Committee, consisting of Messrs. Barenbaum, Moberg and Sell, each of whom qualified as a “disinterested director” (as defined in Section 302A.673 of the Minnesota Business Corporation Act), to consider the acquisition of beneficial ownership of shares of Lakes common stock by the Golden Stockholder. The Special Committee discussed and deliberated such acquisition of shares and unanimously approved it.

Two of the ancillary documents which had previously been delivered to the Lakes Board of Directors were modified to address concerns regarding joint and several liability raised by Mr. Sell as trustee of certain trusts who hold shares of Lakes common stock and who are to be parties to such ancillary documents. After extensive deliberation and consideration of all of the factors that it deemed relevant, the Lakes Board of Directors unanimously determined that the Merger Agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of Lakes and its shareholders, and unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. Following approval of the Merger Agreement and the transactions contemplated thereby, the Merger Agreement was executed by Lakes, Merger Sub, Sartini Gaming and the Golden Stockholder.

Prior to the opening of the U.S. financial markets on January 26, 2015, Lakes and Sartini Gaming issued a joint press release announcing the merger.

Recommendation of Lakes Board of Directors and Reasons for Recommending the Approval of the Merger Agreement

The Lakes Board of Directors has unanimously:

●	approved the Merger, the Merger Agreement, and the related ancillary documents in all respects;

●

determined that the form, terms and provisions of the Merger Agreement, including all exhibits and schedules attached thereto, are fair, advisable, and in the best interests of Lakes and its shareholders;

●	determined that the Share Issuance is advisable and in the best interests of Lakes and its shareholders; and

●	recommended that Lakes shareholders approve the Share Issuance.

Reasons for Recommending the Approval of the Merger Agreement

In evaluating the Merger Agreement and the other transactions contemplated thereby, including the Merger, and recommending that Lakes shareholders vote their shares of common stock in favor of the Share Issuance, the Lakes Board of Directors consulted with Lakes management, legal counsel and financial advisors. The Lakes Board of Directors also consulted with its outside legal counsel, GPM, regarding the fiduciary duties of the Lakes Board of Directors, and the terms of the Merger Agreement and related agreements. Based on these consultations and the factors discussed below, the Lakes Board of Directors concluded that entering into the Merger Agreement is in the best interests of Lakes shareholders. In reaching these determinations, the Lakes Board of Directors considered a number of factors, including the following material factors:

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The following discussion includes the material reasons and factors considered by the Lakes Board of Directors in making its recommendation, but is not, and is not intended to be, exhaustive:

●

the fact that the valuation of Lakes common stock at $9.57 per share represented an attractive valuation for the Lakes Group and an opportunity for Lakes shareholders to issue, in effect, shares at a 37% premium over the $7.00 market price per share of Lakes common stock immediately prior to the announcement of the Merger. The Lakes Board of Directors reviewed the historical market prices, volatility and trading information with respect to Lakes common stock;

●

the possible alternatives to the combination with Golden (including the possibility of continuing to operate Lakes as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to the Lakes shareholders of these alternatives and the timing and the likelihood of accomplishing the objectives of such alternatives, and assessment of the Lakes Board of Directors that none of these alternatives were reasonably likely to present superior opportunities for Lakes to create greater value for its shareholders, taking into account risks of execution as well as business, competitive, industry and market risks;

●

the estimation of the Lakes Board of Directors that it was unlikely to identify a strategic alternative reflecting a higher value for Lakes common stock than the value reflected in the Merger in light of the fact that Lakes actively negotiated such valuation, solicited alternative proposals from those companies that the Lakes Board of Directors (after consultation with Macquarie Capital) determined would be most likely to have the strategic interest and financial ability to acquire Lakes or participate in a business combination, and the fact that Lakes had publicly announced it was exploring strategic alternatives, such that the Lakes Board of Directors could feel confident that all interested parties had been informed of the opportunity to consider a transaction with Lakes;

●	the relationship of the valuation of Lakes common stock reflected in the Merger to the discounted equity value of Lakes operating as an independent entity, based on Lakes’ management’s projections;

●

the current and historical financial condition, results of operations, business and prospects of the Lakes Group and Golden, as well as the financial plan and prospects of the Lakes Group if it were not to enter into the Merger and the potential impact on the trading price of the Lakes common stock of pursuing such a course;

●

the Merger provides the combined entity with the opportunity to leverage the strength of the balance sheet of the Lakes Group to refinance Golden’s existing credit facilities, thereby providing immediate savings in debt costs, in addition to reducing Golden’s leverage, and providing it with the necessary capital for growth;

●	the Lakes Group’s existing NOLs are anticipated to offset a meaningful portion of taxable income following the Merger and the planned refinancing of Golden’s outstanding indebtedness;

●	the estimation that significant annual pre-tax expense synergies can be realized by the combined company;

●

should Lakes enter into an agreement to sell or otherwise monetize the Jamul Note within three years of closing of the Merger, the net proceeds received within three years of the Jamul casino opening will be distributed to Lakes shareholders (other than the Golden Stockholder, who will not be entitled to receive such distribution other than with respect to applicable taxes, if any);

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●

Golden’s multiple business lines will provide the combined entity with significant diversification so that the financial results of the Lakes Group would no longer be highly dependent on the performance of the Rocky Gap Casino Resort;

●

the financial analysis reviewed by Houlihan Lokey with the Lakes Board of Directors as well as the oral opinion of Houlihan Lokey rendered to the Lakes Board of Directors on January 25, 2015 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lakes Board of Directors dated January 25, 2015), as to, as of such date, the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement, see “The Merger—Opinion of Lakes Financial Advisor” below; and

●

the provisions of the Merger Agreement, including the respective representations, warranties, covenants, conditions and termination rights of the parties and the break-up fee payable by Lakes. In particular:

►

Ability to Respond to Certain Unsolicited Takeover Proposals.  While Lakes is prohibited from soliciting any Acquisition Proposal (as defined in the Merger Agreement), the Merger Agreement does permit the Lakes Board of Directors, subject to compliance with certain requirements (including that the Board of Directors determine in good faith, after consultation with its financial advisor and outside legal counsel, that the unsolicited Acquisition Proposal constitutes, or may reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement)), (i) to furnish information with respect to the Lakes Group to the person making such unsolicited Acquisition Proposal, pursuant to a customary confidentiality and standstill agreement the terms of which are no less restrictive to such person than those contained in the confidentiality agreement with Sartini Gaming, and (ii) to participate in discussions or negotiations with the person making such unsolicited Acquisition Proposal regarding the Acquisition Proposal, subject to the terms of the Merger Agreement;

►

Change in Recommendation/Termination Right to Accept Superior Proposals.  In the event Lakes receives a bona fide unsolicited Superior Proposal, the Lakes Board of Directors, after consultation with its outside legal counsel and financial advisor, may withdraw or change its recommendation in favor of the Share Issuance or terminate the Merger Agreement if concurrently with such termination it enters into an Acquisition Agreement (as defined in the Merger Agreement) with respect to such Superior Proposal, in each case if the failure to withdraw or change its recommendation or failure to effect such termination would reasonably be expected to result in a breach of its fiduciary duties under applicable law. In order for the Lakes Board of Directors to withdraw or change its recommendation or terminate the Merger Agreement in connection with a Superior Proposal, Lakes and its representatives must not have breached its non-solicitation covenants. In order for the Lakes Board of Directors to terminate the Merger Agreement in connection with a Superior Proposal, it must concurrently pay Sartini Gaming a break-up fee of $5,000,000 in cash;

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►

Break-up Fee.  The Lakes Board of Directors, after consultation with Macquarie Capital and GPM, was of the view that the $5,000,000 break-up fee payable by Lakes to Sartini Gaming if the Merger Agreement is terminated for the reasons discussed in the Merger Agreement, was reasonable, given the bidding and negotiation process that had been followed by Lakes, the range of break-up fees in precedent transactions and the other terms of the Merger Agreement, and that such break-up fee would not likely deter competing bids and would not likely be required to be paid unless the Lakes Board of Directors entered into or intended to enter into a transaction more favorable to Lakes shareholders than the Merger;

►

Conditions to the Consummation of the Merger; Likelihood of Closing.  The Lakes Board of Directors considered the reasonable likelihood of the consummation of the transactions contemplated by the Merger Agreement in light of the limited conditions associated with the consummation of the Merger; and

►

Exclusions from Company Material Adverse Effect.  The Lakes Board of Directors considered that the Merger Agreement provides that specified changes or effects related to the Lakes Group or its business, properties, condition (financial or otherwise) or assets arising or resulting from certain types of occurrences or events are excluded as a Material Adverse Effect (as defined in the Merger Agreement) on the Lakes Group for purposes of determining Sartini Gaming’s obligation to consummate the Merger.

In the course of its deliberations, the Lakes Board of Directors also considered a variety of uncertainties, risks and other countervailing factors concerning the Merger Agreement and the Merger, including:

●	Lakes may be unable to obtain shareholder approval for the Share Issuance as required for the transactions contemplated by the Merger Agreement;

●	conditions to the closing and the transactions contemplated by the Merger Agreement may not be satisfied;

●	the transactions contemplated by the Merger Agreement may involve unexpected costs, liabilities or delays;

●	the business of the Lakes Group may suffer as a result of uncertainty surrounding the Merger and the transactions contemplated by the Merger Agreement;

●	the Lakes Group may be adversely affected by other economic, business, and/or competitive factors;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

●	the risk that the Merger and the transactions contemplated by the Merger Agreement disrupt the Lakes Group’s current plans and operations;

●	the risk that the Merger and the transactions contemplated by the Merger Agreement create potential difficulties in employee retention;

●

other risks to consummation of the Merger and the transactions contemplated by the Merger Agreement, including the risk that the Merger and the transactions contemplated by the Merger Agreement will not be consummated within the expected time period; and

●	Lakes may be required, if the Merger is not completed, to pay its own expenses associated with the Merger Agreement, the Merger and the other transactions contemplated thereby.

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In addition, the Lakes Board of Directors was aware that certain of our directors and executive officers have interests with respect to the Merger that differ from, or are in addition to, the interests of Lakes shareholders generally. See “The Merger—Interests of Certain of Lakes’ Officers and Directors in the Merger.”

The foregoing discussion of the information and factors considered by the Lakes Board of Directors is not intended to be exhaustive, but the Lakes Board of Directors believes it addresses the material factors considered by the Lakes Board of Directors in its consideration of the Merger, including factors that may support the Merger as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Lakes Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Lakes Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Lakes Board of Directors may have given different weights to the above factors.

Opinion of Lakes’ Financial Advisor

On January 25, 2015, Houlihan Lokey verbally rendered its opinion to the Lakes Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Lakes Board of Directors dated January 25, 2015), as to the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Lakes Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Lakes Board of Directors, any security holder of Lakes or any other person as to how to act or vote with respect to any matter relating to the Merger.

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Houlihan Lokey understood that the managements of Sartini Gaming and Lakes estimated that, based on then-current information prepared by the managements of Sartini Gaming and Lakes with respect to the projected financial performance of Golden and the Lakes Group as of the expected closing date of the Merger, the exchange ratio, as calculated in accordance with the terms of the Merger Agreement, including Section 2.2 and Schedule 2.2(b) thereof, would result in the Golden Stockholder (as the sole stockholder of Sartini Gaming immediately prior to the Merger) owning 36.5% (the “Golden Stockholder’s Ownership Percentage”) of the outstanding shares of Lakes common stock on a fully diluted basis immediately after giving effect to the Merger. With Lakes’ agreement, Houlihan Lokey evaluated the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement on the basis of a comparison of the Golden Stockholder’s Ownership Percentage to the relative equity contribution of Golden to the pro forma entity resulting from the Merger, as measured by the quotient of (A) the implied aggregate equity value reference ranges for Golden on a standalone basis indicated by Houlihan Lokey’s financial analyses and (B) the sum of (i) the implied aggregate equity value reference ranges for Golden on a standalone basis indicated by Houlihan Lokey’s financial analyses and (ii) the implied aggregate equity value reference ranges for the Lakes Group on a standalone basis indicated by Houlihan Lokey’s financial analyses, in each case without giving effect to any costs, cost savings, synergies, dissynergies or similar items that could result from the Merger. In addition, at the direction of management of Lakes, Houlihan Lokey also assumed that (i) the Consolidated Restated Promissory Note of Jamul Indian Village, dated April 24, 2014, effective as of August 29, 2012, in the aggregate principal amount of $60,000,000 (referred to herein as the Jamul Note), issued in favor of Lakes Jamul Development, LLC, a wholly owned subsidiary of Lakes, would be sold or otherwise disposed of pursuant to a contract entered into within three years from and after the closing of the Merger and (ii) the net proceeds from the sale or other disposition of the Jamul Note would be distributed by means of a dividend to the holders of Lakes common stock other than the Golden Stockholder and its successors and, consistent therewith, for purposes of Houlihan Lokey’s analyses and opinion Houlihan Lokey did not take into account or otherwise evaluate the actual or potential value of the Jamul Note.

In arriving at its opinion, Houlihan Lokey, among other things:

1.	reviewed a draft, received by Houlihan Lokey on January 23, 2015, of the Merger Agreement;

2.	reviewed certain publicly available business and financial information relating to Golden and the Lakes Group that Houlihan Lokey deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Golden and the Lakes Group made available to Houlihan Lokey by Sartini Gaming and Lakes, including (a) financial projections prepared by the management of Sartini Gaming relating to Golden for the fiscal years ending December 31, 2015 through 2019 (the “Golden Projections”), and (b) financial projections prepared by the management of Lakes relating to the Lakes Group (including, without limitation, financial projections relating to the future financial performance of the Rocky Gap Casino Resort and certain related and unrelated costs and expenses) for the fiscal years ending December 31, 2015 through 2019, as adjusted by or at the direction of management of Lakes (the “Lakes Projections”);

4.

reviewed certain estimates with respect to Lakes’ NOLs and estimates regarding Lakes’ ability to utilize its NOLs to achieve future U.S. federal and state income tax savings without giving effect to the Merger (the “Estimated Lakes NOL Tax Savings”);

5.

spoke with certain members of the managements of Sartini Gaming and Lakes and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of Golden and the Lakes Group, the Merger and related matters;

6.	compared the financial and operating performance of Golden and the Lakes Group with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

7.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

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8.

reviewed the current and historical market prices for certain of Lakes’ publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. With respect to the Golden Projections, management of Sartini Gaming advised Houlihan Lokey, and Houlihan Lokey assumed, that the Golden Projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best then-current available estimates and judgments of such management as to the future financial results and condition of Golden. With respect to the Lakes Projections, including the adjustments reflected therein, management of Lakes advised Houlihan Lokey, and Houlihan Lokey assumed, that the Lakes Projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best then-current available estimates and judgments of such management as to the future financial results and condition of the Lakes Group. With respect to Lakes’ NOLs and the Estimated Lakes NOL Tax Savings, Houlihan Lokey was advised by Lakes, and Houlihan Lokey assumed, that they were reasonably prepared and reflected the best then-current available estimates, judgments and assumptions of the management of Lakes with respect to Lakes’ NOLs and the Estimated Lakes NOL Tax Savings. At the direction of the management of Lakes, Houlihan Lokey assumed that the Golden Projections, the Lakes Projections and the Estimated Lakes NOL Tax Savings were a reasonable basis on which to evaluate Golden, the Lakes Group and the Merger, and at the direction of management of Lakes Houlihan Lokey used and relied upon such information as well as the Golden Stockholder’s Ownership Percentage for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Golden Projections, the Lakes Projections, Lakes’ NOLs, the Estimated Lakes NOL Tax Savings, the Golden Stockholder’s Ownership Percentage or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Golden or the Lakes Group since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also assumed, with the consent of Lakes, that the Merger would qualify as a “reorganization” under Section 368(a) of the Code. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Golden or the Lakes Group, or otherwise have an effect on the Merger, Golden or the Lakes Group or any expected benefits of the Merger that would be material to its analyses or opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at the direction of Lakes, that any adjustments to the exchange ratio or the percentage of the outstanding shares of Lakes common stock on a fully diluted basis immediately after giving effect to the Merger to be owned by the holders of Sartini Gaming common stock as of immediately prior to the Merger pursuant to the Merger Agreement would not be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.

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Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Golden, the Lakes Group or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the implied value of Sartini Gaming common stock or Lakes common stock pursuant to the Merger Agreement or the Merger or the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Golden or the Lakes Group was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Golden or the Lakes Group was or may have been a party or was or may have been subject, and Houlihan Lokey assumed that any such litigation, regulatory action, possible unasserted claims or other contingent liabilities would not be material to its analyses or opinion.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of Golden, the Lakes Group or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Lakes Board of Directors or any other party with respect to alternatives to the Merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of the shares of Lakes common stock actually would be when issued pursuant to the Merger or the price or range of prices at which Lakes common stock or Sartini Gaming common stock may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Lakes Board of Directors (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Lakes Board of Directors, any security holder of Lakes or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

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Houlihan Lokey’s opinion only addressed whether the exchange ratio provided for in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to Lakes in the manner provided therein and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, any agreement, arrangement or understanding with or for the benefit of the Golden Stockholder in the Merger Agreement, any related agreement or otherwise. In addition, Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Lakes Board of Directors, Lakes, Sartini Gaming, their respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the exchange ratio to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Lakes Group or Golden or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for the Lakes Group, Golden or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Lakes’, Sartini Gaming’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Lakes’, Sartini Gaming’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Lakes, Sartini Gaming, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Lakes Group, Golden or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the exchange ratio or otherwise, or (ix) the dilutive or other effects of the Merger on the existing security holders of Lakes. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Lakes Board of Directors, on the assessments by the Lakes Board of Directors, Lakes, Sartini Gaming and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Lakes Group, Golden and the Merger or otherwise.

In preparing its opinion to the Lakes Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Lakes, the Lakes Group, Sartini Gaming, Golden or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Lakes Projections and the Golden Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Lakes Group and Golden. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

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Houlihan Lokey’s opinion was only one of many factors considered by the Lakes Board of Directors in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the exchange ratio or of the views of the Lakes Board of Directors or management with respect to the Merger or the exchange ratio. The type and amount of consideration payable in the Merger were determined through negotiation between Lakes and Sartini Gaming, and the decision to enter into the Merger Agreement was solely that of the Lakes Board of Directors.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Lakes Board of Directors on January 25, 2015. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

●

Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of debt outstanding, preferred stock and non-controlling interests, and less the amount of cash and cash equivalents on its balance sheet.

●

Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted for certain non-recurring items. With respect to the Lakes Group, Adjusted EBITDA reflects the EBITDA of the Rocky Gap Casino Resort, as adjusted for certain related expenses.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Lakes common stock and the common stock of the selected companies listed below as of January 23, 2015, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of 2014 financial performance of Golden and the Lakes Group relied upon for the financial analyses described below were based on information provided by the managements of Sartini Gaming and Lakes, respectively. The estimates of the future financial performance of Golden relied upon for the financial analyses described below were based on the Golden Projections, and the estimates of the future financial performance of the Lakes Group relied upon for the financial analyses described below were based on the Lakes Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

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Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.

The financial data reviewed included:

Enterprise value as a multiple of estimated calendar year 2014 adjusted EBITDA, or “CY 2014E Adjusted EBITDA”;

Enterprise value as a multiple of estimated calendar year 2015 adjusted EBITDA, or “CY 2015E Adjusted EBITDA”; and

Enterprise value as a multiple of estimated calendar year 2016 adjusted EBITDA, or “CY 2016E Adjusted EBITDA.”

The selected companies and corresponding multiples were:

Enterprise Value / Adjusted EBITDA
	CY 2014E	CY 2015E	CY 2016E
Boyd Gaming Corporation	8.7x	9.1x	8.5x
Churchill Downs Inc.	10.6x	7.2x	6.6x
Eldorado Resorts, Inc.	8.9x	7.5x	7.4x
Full House Resorts Inc.	6.3x	4.7x	4.3x
Isle of Capri Casinos, Inc.	7.9x	7.4x	7.2x
Monarch Casino & Resort Inc.	8.0x	7.5x	7.0x
Pinnacle Entertainment Inc.	9.0x	8.8x	8.7x
Penn National Gaming Inc.	8.0x	7.3x	6.7x

The Lakes Group. Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 6.50x to 7.50x to the Lakes Group’s CY 2014E Adjusted EBITDA, 6.00x to 7.00x to the Lakes Group’s CY 2015E Adjusted EBITDA and 5.75x to 6.75x to the Lakes Group’s CY 2016E Adjusted EBITDA. The selected companies analysis indicated implied total equity value reference ranges for the Lakes Group of $102.7 million to $117.3 million based on CY 2014E Adjusted EBITDA, $103.4 million to $118.7 million based on CY 2015E Adjusted EBITDA and $102.1 million to $117.5 million based on CY 2016E Adjusted EBITDA, in each case after taking into account the value of certain non-operating assets and liabilities, as provided by Lakes management.

Golden. Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 7.00x to 8.00x to Golden’s CY 2014E Adjusted EBITDA, 6.50x to 7.50x to Golden’s CY 2015E Adjusted EBITDA and 6.25x to 7.25x to Golden’s CY 2016E Adjusted EBITDA. The selected companies analysis indicated implied total equity value reference ranges for Golden of $43.9 million to $74.9 million based on CY 2014E Adjusted EBITDA, $41.2 million to $74.1 million based on CY 2015E Adjusted EBITDA and $41.0 million to $75.2 million based on CY 2016E Adjusted EBITDA, in each case after taking into account the value of certain non-operating assets and liabilities, as provided by Sartini Gaming management.

Implied Golden Total Equity Value Contribution Percentage – Selected Companies Analysis. Taking into account the results of the selected companies analysis for the Lakes Group and Golden, Houlihan Lokey calculated implied Golden total equity value contribution percentage reference ranges. The selected companies analyses indicated implied Golden total equity value contribution percentage reference ranges were 27.2% to 42.2% based on CY 2014E Adjusted EBITDA, 25.8% to 41.7% based on CY 2015E Adjusted EBITDA and 25.9% to 42.4% based on CY 2016E Adjusted EBITDA, as compared to the Golden Stockholder’s Ownership Percentage of 36.5% pursuant to the Merger Agreement, as estimated by the managements of Sartini Gaming and Lakes.

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Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.

The financial data reviewed included enterprise value as a multiple of EBITDA for the last twelve months, or “LTM EBITDA,” and the selected transactions and corresponding multiples were:

Date Announced	Target	Acquiror	Enterprise Value/ LTM EBITDA
12/4/13	IOC-Davenport, Inc.	Kehl Development Group	6.1x
9/9/13	MTR Gaming Group, Inc.	Eldorado Resorts, LLC	6.5x
8/16/13	Casino One Corporation	Tropicana Entertainment Inc.	7.6x
3/29/13	BB Development, LLC	Churchill Downs Inc.	7.5x
2/8/13	Greektown Holdings, LLC	Athens Acquisition LLC	7.4x
12/21/12	Ameristar Casinos Inc.	Pinnacle Entertainment Inc.	8.0x
10/5/12	Magnolia Hill LLC	Churchill Downs Inc.	7.4x
5/16/12	Peninsula Gaming LLC	Boyd Gaming Corporation	12.9x
5/7/12	Harrah’s Maryland Heights, LLC	Penn National Gaming Inc.	7.8x
4/3/12	Silver Slipper Casino Venture, LLC	Full House Resorts Inc.	6.3x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 6.50x to 7.50x to the Lakes Group’s CY 2014E Adjusted EBITDA and 7.00x to 8.00x to Golden’s CY 2014E Adjusted EBITDA. The selected transactions analysis indicated implied total equity value reference ranges of $102.7 million to $117.3 million for the Lakes Group and $43.9 million to $74.9 million for Golden, in each case after taking into account the value of certain non-operating assets and liabilities, as provided by Lakes management, with respect to Lakes, and Sartini Gaming management, with respect to Golden.

Implied Golden Total Equity Value Contribution Percentage – Selected Transactions Analysis. Taking into account the results of the selected transactions analysis for the Lakes Group and Golden, Houlihan Lokey calculated an implied Golden total equity value contribution percentage reference range. The selected transactions analyses indicated implied Golden total equity value contribution percentage reference range was 27.2% to 42.2%, as compared to the Golden Stockholder’s Ownership Percentage of 36.5% pursuant to the Merger Agreement, as estimated by the managements of Sartini Gaming and Lakes.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Lakes Group and Golden by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Lakes Group and Golden based on the Lakes Projections and the Golden Projections, respectively. Houlihan Lokey calculated terminal values for the Lakes Group by applying a range of terminal value multiples of 6.50x to 7.50x to the Lakes Group’s estimated CY 2019E Adjusted EBITDA and terminal values for Golden by applying a range of terminal value multiples of 7.00x to 8.00x to Golden’s estimated CY 2019E Adjusted EBITDA. The present values of the Lakes Group’s and Golden’s projected future cash flows and terminal values were then calculated using discount rates ranging from 9.00% to 11.00%. The discounted cash flow analysis indicated implied total equity value reference ranges of $109.9 million to $126.7 million for the Lakes Group and $67.4 million to $110.9 million for Golden, in each case after taking into account the value of certain non-operating assets and liabilities, as provided by Lakes management, with respect to the Lakes Group, and Sartini Gaming management, with respect to Golden.

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Implied Golden Total Equity Value Contribution Percentage – Discounted Cash Flow Analysis. Taking into account the results of the discounted cash flow analysis for the Lakes Group and Golden, Houlihan Lokey calculated an implied Golden total equity value contribution percentage reference range. The discounted cash flow analyses indicated implied Golden total equity value contribution percentage reference range was 34.7% to 50.2%, as compared to the Golden Stockholder’s Ownership Percentage of 36.5% pursuant to the Merger Agreement, as estimated by the managements of Sartini Gaming and Lakes.

Other Matters

Houlihan Lokey was engaged by Lakes to provide an opinion to the Lakes Board of Directors as to the fairness, from a financial point of view, to Lakes of the exchange ratio provided for in the Merger pursuant to the Merger Agreement. Lakes engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by Lakes, Houlihan Lokey is entitled to an aggregate fee of $300,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of such fee is contingent upon the successful completion of the Merger. Lakes has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or relating to Houlihan Lokey’s engagement. Subsequent to the rendering of its opinion, Houlihan Lokey was engaged by Lakes to provide additional financial advisory services in connection with the consummation of the proposed Merger for which Houlihan Lokey will receive a fee of $225,000, the principal portion of which is contingent upon Lakes requesting such services following consummation of the Merger.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Sartini Gaming, Lakes or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and/or certain of its affiliates in the past provided financial advisory and/or other financial services to Golden Gaming, LLC, a subsidiary of Sartini Gaming, for which Houlihan Lokey and/or such affiliates received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial services to Sartini Gaming, Golden Gaming, LLC, Lakes, other participants in the Merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Sartini Gaming, Golden Gaming, LLC, Lakes, the Lakes Group, other participants in the Merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates received and may receive compensation.

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Lakes and Sartini Gaming Unaudited Prospective Financial Information

Neither Lakes nor Sartini Gaming as a matter of course publicly discloses its respective long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. As a result, neither Lakes nor Sartini Gaming endorses the unaudited prospective financial information as a reliable indication of future results. However, Lakes and Sartini Gaming are including this unaudited prospective financial information because it was, among other information, made available to the Lakes Board of Directors and the Sartini Gaming Board of Directors in connection with their respective evaluations of the Merger, and authorized for use by Lakes’ financial advisors. The inclusion of this information should not be regarded as an indication that any of Lakes, Sartini Gaming, Lakes’ financial advisors or any other recipient of this information considered, or now considers, it to be predictive of actual future results. The unaudited prospective financial information presented below was prepared by the management of Lakes and Sartini Gaming for internal planning purposes in the fourth quarter of 2014, was based solely upon information available to the respective management at the time of their preparation, and speaks only as of that time. Except to the extent required by applicable law, neither Lakes nor Sartini Gaming has any obligation to revise the prospective financial data included in this proxy statement, and none of them intend to do so, even though each of Lakes and Sartini Gaming reviews and updates its respective internal projections regularly and has revised its respective internal projections since these projections were prepared, based on, among other things, actual experience and business developments.

The unaudited prospective financial information was, in general, prepared solely for internal use; is subjective in many respects; and reflects numerous judgments, estimates and assumptions that, as with prospective financial information of any kind, are inherently uncertain. As a result, neither Lakes nor Sartini Gaming provides any assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Because the unaudited prospective financial information covers multiple years, such information by its nature becomes significantly less predictive with each successive year. The inclusion of the unaudited prospective financial information in this proxy statement will not be deemed an admission or representation by Lakes or Sartini Gaming that such information is material.

The unaudited prospective financial information included in this proxy statement has been independently prepared by each of Lakes management and Sartini Gaming management and was not prepared either with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or U.S. GAAP. None of Piercy Bowler Taylor & Kern, McGladrey LLP, Lakes, Sartini Gaming or any other person have examined, compiled, nor performed any procedures with respect to the unaudited prospective financial information, and accordingly, none of such parties express any opinion or any other form of assurance on such information or its achievability.

The Piercy Bowler Taylor & Kern report incorporated by reference into this proxy statement related to the Lakes financial statements and related notes for the year ended December 28, 2014, which appears in Lakes’ Annual Report on Form 10-K under the heading “Part II, Item 8. Financial Statements and Supplementary Data,” relates to the historical financial information of Lakes. Additionally, the McGladrey LLP report included in this proxy statement related to the Sartini Gaming financial statements and related notes for the years ended December 31, 2013 and 2014, which appear in this document starting on page F-2, relates to the historical financial information of Sartini Gaming. Neither report extends to the unaudited prospective financial information and should not be read to do so.

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The following selected unaudited prospective financial data (in millions) relating to the Lakes Group for the fiscal years ending 2015 through 2019 was provided by Lakes management:

Fiscal Year Ended	Jan. 3, 2016	Jan. 1, 2017	Dec. 31, 2017	Dec. 30, 2018	Dec. 29, 2019
Net revenue	$60.2	$60.8	$61.5	$62.1	$62.7
Adjusted EBITDA(1)	$3.0	$3.1	$3.2	$3.2	$3.3

(1) Adjusted EBITDA excludes one-time items including pre-opening expenses, impairments and other losses, gains and losses on non-operating assets and liabilities, discontinued operations and transition expenses related to acquired operations.

The following selected unaudited prospective financial data (in millions) for the fiscal years ending 2015 through 2019 of Sartini Gaming was provided by Sartini Gaming management:

Fiscal Year Ended	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2019
Net revenue	$287.9	$293.6	$299.5	$305.5	$311.6
Adjusted EBITDA(1)	$36.5	$38.0	$39.5	$41.0	$42.5

(1) Adjusted EBITDA excludes one-time items including pre-opening expenses, impairments and other losses, gains and losses on non-operating assets and liabilities, discontinued operations and transition expenses related to acquired operations.

Selected unaudited prospective financial data relating to projected Adjusted EBITDA of the Lakes Group and Sartini Gaming do not reflect $3.0 million of annual pre-tax expense synergies estimated to be realized by the combined company.

There can be no assurance that actual results will follow the foregoing internal projections. In preparing the foregoing unaudited projected financial information, each of Lakes and Sartini Gaming made a number of assumptions regarding, among other things, competition, market share, earnings growth, and the amount of general and administrative costs. The unaudited projected financial information is subjective in many respects and thus is susceptible to multiple interpretations.

No assurances are given that the assumptions made in preparing the above unaudited prospective financial information will accurately reflect future conditions, and such assumptions do not reflect any changes in conditions since the date of their preparation. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements,” beginning on pages [__] and [__], respectively, all of which are difficult to predict and many of which are beyond the control of Lakes and Sartini Gaming and will be beyond the control of the combined company. For example, the respective businesses of Lakes and Sartini Gaming, and the basis for the preparation of the respective forecasts, depends significantly on conditions in the markets in which each operates, including overall market demand and the level of competition. There is no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Merger is completed.

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Although presented with numerical specificity, the above unaudited prospective financial information reflects numerous assumptions and estimates as to future events made by the management of each of Lakes and Sartini Gaming that the respective management believed was reasonable at the time the unaudited prospective financial information was prepared. The above unaudited prospective financial information neither gives effect to the Merger nor does it take into account any failure of the Merger to occur. The unaudited prospective financial information should not be viewed individually or as a likely or expected outcome. Lakes shareholders are urged to review Sartini Gaming’s consolidated financial statements and related notes for the years ended December 31, 2013 and 2014, which appear in this proxy statement/prospectus under the heading “Sartini Gaming Financial Statements” on page F-2, and “Sartini Gaming Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page [____] and Lakes’ annual, quarterly and periodic reports filed with the SEC for a description of Lakes’ reported results of operations and financial condition and capital resources during 2014 and the discussion under the heading “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Lakes Annual Report on Form 10-K for the year ended December 28, 2014, which is incorporated into this proxy statement by reference.

Readers of this document are strongly cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by Lakes or Sartini Gaming to each other or any other person regarding the ultimate performance of either the Lakes Group or Sartini Gaming compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events, and such information should not be relied on as such. The unaudited prospective financial information is not being included in this proxy statement to influence a shareholder’s decision regarding the Share Issuance or any of the other proposals in this proxy statement.

Recommendation of the Lakes Board of Directors

After careful consideration, our Board of Directors determined that the transactions contemplated by the Merger Agreement are in the best interests of the shareholders of Lakes and approved the Merger Agreement, the Merger, the Share Issuance and the other transactions contemplated by the Merger Agreement. The Lakes Board of Directors recommends that the shareholders of Lakes vote “FOR” approval of the Share Issuance in connection with the Merger.

Interests of Certain of Lakes’ Officers and Directors in the Merger

Some of Lakes’ officers and directors have interests in the Merger that are different from, or in addition to, the interests of Lakes shareholders generally, as described below:

Severance Payments and Accelerated Vesting of Stock Options

Under existing employment agreements between Lakes and Lyle Berman and Timothy Cope, both named executive officers of Lakes, the Merger would constitute a change of control, pursuant to which they will be entitled to cash severance payments of approximately $1.25 million and $875,500, respectively, plus additional payments of certain insurance benefits. The 10,000 options to acquire shares of Lakes common stock that are held by Messrs. Berman and Cope will also automatically vest, which options would not otherwise become exercisable until February of 2016. The discussion and table below reflect the estimated amount of compensation and benefits that each of Messrs. Berman and Cope are entitled to receive where the compensation or benefits are based on the Merger. This compensation is the subject of the Lakes advisory (non-binding) proposal on specified compensation, as described in “Proposal Four: Approval, on an Advisory Basis, of Potential Change in Control Payments to Named Executive Officers” on page [____].

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The amounts in the table below assume that the Merger is completed on September 30, 2015, and that the Merger constitutes a “constructive discharge” for purposes of the named executive officers’ employment agreements. If the employment of Mr. Berman or Mr. Cope is constructively discharged in connection with a change-of-control, they would be entitled to: all compensation due and payable to, or accrued for, the benefit of the executive as of the date of termination; a lump sum payment equal to two times the executive’s annual compensation, which is defined as the executive’s (i) annual base salary plus annual bonus or incentive compensation computed at par levels, (ii) an amount equal to the annual cost to the executive of obtaining annual health care coverage comparable to that currently provided by Lakes (grossed-up to compensate the executive for the taxable nature of such payment), (iii) an amount equal to any normal matching contributions made by Lakes on the executive’s behalf in our 401(k) plan, (iv) annual travel and expense fee allowance, if any, and (v) an amount equal to the annual cost to the executive of obtaining life insurance and insurance coverage for accidental death and disability insurance comparable to that provided by Lakes; all outstanding options to purchase shares of stock in Lakes immediately vest and become immediately exercisable for three years after the date on which the executive ceases to be employed by Lakes; and Lakes must use its best efforts to convert any then-existing life insurance and accidental death and disability insurance policies to individual policies in the name of the executive.

The amounts indicated in the following table are estimates of the amounts that would be payable to the Lakes named executive officers and the estimates are based on multiple assumptions that may or may not actually occur. Some of the assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth therein.

Potential Compensation to Named Executive Officers in Connection with Merger

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Lyle Berman	1,250,000	12,714	14,848	1,277,562
Timothy Cope	875,500	12,714	31,321	919,535

(1) Cash payment consists of the amount of accrued and unpaid base salary (including any accrued vacation) for 24 months, and bonus or incentive compensation for 24 months (based upon the average bonus percentage rate for the last two fiscal years of Lakes).

(2) Amount of unamortized stock compensation expenses for acceleration and continuation of stock options.

(3) Amount of medical and dental insurance benefits.

Consulting Arrangements

Mr. Berman is expected to enter into a three year consulting agreement with the combined company in connection with the Merger that would pay him $200,000 annually. The agreement contains certain non-compete and non-disclosure requirements that are normal and customary for transactions of this nature. In addition, Mr. Cope is expected to enter into a consulting agreement through April 1, 2016 with the combined company in connection with the Merger that will pay him $140,000.

Appointments as Directors of Lakes

After the closing of the Merger, Messrs. Berman and Cope, along with current director Neil Sell, will be entitled to compensation paid to directors of the combined company. Pursuant to the Merger Agreement, Lakes will also cause Messrs. Berman and Cope to be nominated for election to the Board of Directors of Lakes at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the Merger. See also “Ancillary Agreements—Shareholders’ Agreement” for a discussion of the shareholder voting agreement relating to representation on the Lakes Board of Directors following the Merger.

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Interests of Certain of Sartini Gaming’s Officers and Directors in the Merger

Some of Sartini Gaming’s officers and directors have interests in the Merger that are different from, or in addition to, the interests of Lakes’ and Sartini Gaming’s shareholders, as described below.

Appointments as Officers and Directors of Lakes

Under the terms of the Merger Agreement, at the effective time of the Merger, Blake Sartini, the President and sole director of Sartini Gaming and co-trustee of the Golden Stockholder, Matthew Flandermeyer, the Treasurer and Secretary of Sartini Gaming, and Steve Arcana, Golden’s Chief Operating Officer, will be appointed as the President and Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer, respectively, of Lakes. In addition, the Merger Agreement provides that Mr. Sartini will be appointed to the Board of Directors of Lakes and will serve as the Chairman of the Board of Directors for a period of at least three years following the effective time of the Merger (subject to Mr. Sartini being elected as a director by Lakes shareholders on an annual basis). The Merger Agreement also provides that Lakes will cause Mr. Sartini (or, if he is unable or unwilling to serve, such other person as may be designated by the Golden Stockholder) to be nominated for election to the Board of Directors of Lakes at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the effective time of the Merger. See also “Ancillary Agreements—Shareholders’ Agreement” for a discussion of the shareholder voting agreement relating to representation on the Lakes Board of Directors following the effective time of the Merger.

Indemnification

Pursuant to the Merger Agreement, after the effective time of the Merger through the sixth anniversary thereof, Lakes and Sartini Gaming are obligated to indemnify and hold harmless (and Lakes and Sartini Gaming will also advance expenses to, subject to repayment if it is determined that such officer, director, manager or employee is not entitled to indemnification) each present or former officer, director, manager or employee of Golden against claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, incurred in connection with actions arising out of or pertaining to such person’s service as an officer, director, manager, employee, fiduciary or agent of Golden or any matters existing or occurring at or prior to the effective time of the Merger, whether asserted or claimed prior to, at or after the effective time of the Merger, to the fullest extent permitted under applicable law and, as of the date of the Merger Agreement, the articles of incorporation and bylaws of Sartini Gaming. In addition, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger and rights to advancement of expenses relating thereto now existing as provided in the articles of incorporation or bylaws or comparable governing documents of Golden or any indemnification agreement will survive the Merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

Employment Agreements

As of the date of this proxy statement, none of Sartini Gaming’s executive officers has entered into any agreement, arrangement or understanding with Lakes regarding employment with Lakes following the consummation of the Merger. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of Sartini Gaming’s executive officers may, in connection with the completion of the Merger, enter into new arrangements with Lakes regarding employment following the consummation of the Merger.

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Litigation Proceedings Relating to the Merger

On or about February 20, 2015, the Lakes Board of Directors received a letter from certain purported Lakes shareholders, who alleged that the members of the Board of Directors had breached their fiduciary duties by approving the terms of the Merger.  The purported shareholders demanded that Lakes take action to cure these alleged breaches (the “Derivative Claim”).  Following this demand, and after consultation with counsel, effective February 25, 2015, the Lakes Board of Directors adopted a resolution appointing The Honorable George McGunnigle, retired Judge of Hennepin County District Court, as Special Litigation Committee pursuant to Minnesota Statutes section 302A.241.  Pursuant to the resolution, the Special Litigation Committee has complete power and authority to investigate the Derivative Claim and any related Derivative Claims, to analyze the legal rights or remedies of Lakes, and to determine whether those rights or remedies should be pursued.  The Special Litigation Committee has retained independent counsel and has commenced its investigation.  Lakes is cooperating fully with the Special Litigation Committee in connection with the investigation.

Lakes, Merger Sub, Sartini Gaming, the Golden Stockholder and members of the Lakes Board of Directors have also been named as defendants in three lawsuits related to the Merger Agreement and the proposed Merger, filed in the District Court for Hennepin County, Minnesota.  The three lawsuits, Dacquisto v. Barenbaum, et al., No. 27-CV-15-1990; Orr v. Lakes Entertainment, et al., No. 27-CV-15-2008; and Lehr v. Berman, et al., No. 27-CV-15-4382, have been consolidated pursuant to the Court’s order under Case Number 27-CV-15-1990.  As is common for these types of claims, the lawsuits allege that, in negotiating the Merger Agreement and related transactions and documentation, the defendants have breached their fiduciary duties to our shareholders and/or have aided and abetted such breaches. Such claims seek, among other things, injunctive relief and an order requiring our relevant directors to pay restitution and/or compensatory damages. One of the conditions to the closing of the Merger is that no restraining order, injunction, judgment, order or decree shall be in effect that prohibits the consummation of the Merger.  Consequently, any lawsuit with respect to the Merger may prevent the Merger from becoming effective within the expected time frame, or at all.   Although we believe these lawsuits are without merit and are defending them vigorously, the claims could result in delay of the closing of the Merger and the defense of these claims may be expensive, including expenses incurred with respect to the indemnification of our officers and directors with respect to such claims, and may divert other resources and management’s attention, which could adversely affect our business.

Material Federal Income Tax Consequences of the Merger

The parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and not to result in the recognition of income, gain or loss to Lakes. In any event, because our shareholders do not participate in the Merger, our shareholders will not recognize gain or loss in connection with the Merger.

Accounting Treatment

The Merger will be accounted for under the acquisition method of accounting in accordance with FASB Accounting Standards Codification 805 “Business Combinations”.  Under the acquisition method of accounting, the assets acquired and liabilities assumed from Golden as of the date of acquisition (i.e., the completion of the Merger) will be recorded at their respective fair values.  Any excess of the purchase price over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

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Regulatory Approvals

Gaming Regulation

In connection with the Merger and the other transactions contemplated by the Merger Agreement, certain registrations, approvals and findings will be required by various gaming authorities, including the Nevada Gaming Commission, the Nevada Gaming Control Board, the Maryland Lottery and Gaming Control Agency and (in connection with the acquisition of the Big Sky entities, see “The Merger Agreement—Other Covenants—Big Sky Gaming”) the Montana Department of Justice – Gambling Control Division. In Nevada, required approvals and registrations include the approval of Lakes’ acquisition of control of Sartini Gaming, the registration of Lakes as a public gaming company and the registration of the surviving company in the Merger as a holding company. In addition, gaming authorities in Nevada, Maryland and Montana may be required to make certain findings of suitability with respect to certain directors, officers, employees and significant shareholders of the combined company following the Merger.

HSR Filings

Under the HSR Act, certain transactions may not be consummated unless premerger notification and report forms have been filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and certain waiting period requirements have been satisfied. The Merger Agreement requires Lakes and Sartini Gaming to prepare and file, as promptly as practicable, all filings and notifications required under the HSR Act. At the time of filing this proxy statement, based on current estimates of the companies’ pre-Merger values, Lakes and Sartini Gaming have determined that no such filings are required under the HSR Act. In the event that, subsequent hereto, the parties determine that such filings are required, they intend to complete such filings so that the applicable waiting period will have expired or been terminated prior to the closing of the Merger.

Federal Securities Law Consequences; Resale Restrictions

The shares of our common stock to be issued in the Merger to the Golden Stockholder, and to any holder of Golden Gaming Warrants that elects to receive shares of Lakes common stock in exchange for its warrants, will be issued in a transaction pursuant to an exemption from registration requirements under Section 5 of the Securities Act of 1933. Therefore, these shares of our common stock will be “restricted securities” and will not be registered under the Securities Act upon issuance and will not be freely transferable. Neither the Golden Stockholder nor any holder of Golden Gaming Warrants that elects to receive shares of Lakes common stock may sell its shares of our common stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or an exemption under the Securities Act.

No Dissenters’ Rights

No shareholder of Lakes will be entitled to exercise dissenters’ rights and demand payment for his, her or its shares in connection with the Merger.

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THE MERGER AGREEMENT

The discussion in this proxy statement of the terms and conditions of the Merger Agreement is subject to and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference.

The Merger

Structure and Status of Merger

The Merger Agreement provides for the merger of Merger Sub with and into Sartini Gaming (the Golden parent company), with Sartini Gaming continuing as the surviving corporation. All issued and outstanding shares of capital stock of Sartini Gaming will, in connection with and as a result of the Merger, be converted into the right to receive shares of Lakes common stock.

Following the Merger, the corporate headquarters and related corporate functions for the Lakes Group will be located in the Las Vegas, Nevada metropolitan area. In connection with the Merger, Lakes will be renamed “Golden Entertainment, Inc.” and Sartini Gaming will be renamed “Golden Holdings, Inc.”

The Lakes Board of Directors, the Sartini Gaming Board of Directors, and the Golden Stockholder (as the sole stockholder of Sartini Gaming) have approved the Merger and the other transactions contemplated by the Merger Agreement.

Completion of the Merger

Unless the Merger Agreement is earlier terminated in accordance with its terms, and unless the parties otherwise agree, the closing of the Merger will take place on the last day of the calendar month in which the conditions to closing (as described in “The Merger Agreement—Conditions to the Consummation of the Merger” below) are satisfied or, if permissible by the express terms of the Merger Agreement, waived. If such day occurs less than three business days before the end of such calendar month, the closing will occur on the last day of the next calendar month. If the day so determined for closing is not a business day, the closing will occur on the next business day.

On the closing date, the parties will cause the Merger to be consummated by filing articles of merger with the Secretary of State of Nevada, in accordance with the relevant provisions of the Nevada Revised Statutes. The Merger will become effective upon the time of filing of such articles of merger or, if different, the time of effectiveness specified in such articles of merger.

Corporate Governance Following the Merger

At the effective time of the Merger, (i) Sartini Gaming's Articles of Incorporation will be amended and restated in the form of Merger Sub’s Articles of Incorporation as in effect immediately prior to the effective time of the Merger, except that Sartini Gaming’s name will be changed to Golden Holdings, Inc., and Sartini Gaming’s Bylaws will be amended and restated in the form of Merger Sub’s Bylaws as in effect immediately prior to the effective time, and (ii) Lakes’ Articles of Incorporation will be amended and restated in a form mutually agreed to by Lakes and Sartini Gaming, but in any event to change Lakes’ name to Golden Entertainment, Inc.

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Board of Directors and Executive Officers of the Combined Company

Under the terms of the Merger Agreement, at the effective time of the Merger, the Board of Directors of Lakes will consist of seven directors, comprising Blake Sartini (as Chairman of the Board), two designees of the Golden Stockholder, one joint designee of the Golden Stockholder and Lakes, and the following existing directors of Lakes: Lyle Berman, Timothy Cope and Neil Sell. Mr. Sell, the Golden Stockholder designees and the joint Golden Stockholder-Lakes designee are each required to qualify as an “independent director” as defined in applicable NASDAQ rules and meet the minimum requirements to serve on Lakes’ audit committee and compensation committee under applicable NASDAQ rules. Under the Merger Agreement, Lakes will cause all such designated persons (or their respective replacements designated by Lakes or the Golden Stockholder, as applicable) to be re-nominated for election to the Lakes Board of Directors at each of the annual meetings of Lakes shareholders that occurs during the 36 months following the effective time of the Merger. In addition, under the Merger Agreement, Mr. Sartini (or, if he is unable or unwilling to serve in such position, such other member of the Lakes Board of Directors as the Golden Stockholder shall choose in its discretion) is required to be elected to serve as Chairman of the Lakes Board of Directors for a period of at least three years following the effective time of the Merger, subject to his being elected as a director by Lakes shareholders on an annual basis.

Under the terms of the Merger Agreement, following the Merger, Mr. Sartini will serve as the President and Chief Executive Officer of Lakes, Matthew Flandermeyer will serve as the Chief Financial Officer of Lakes, and Stephen Arcana will serve as the Chief Operating Officer of Lakes, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law. Mr. Sartini is currently the President and sole director of Sartini Gaming, Mr. Flandermeyer is currently the Treasurer and Secretary of Sartini Gaming and Mr. Arcana is currently Golden’s Chief Operating Officer.

Merger Consideration

The Merger Agreement provides for the conversion of all issued and outstanding shares of capital stock of Sartini Gaming into the right to receive shares of Lakes common stock.      A portion of the shares of Lakes common stock to be issued to the Golden Stockholder under the Merger Agreement will be placed in escrow pending final determination of the pre-Merger values of the Lakes Group and Golden following the Merger and any associated post-closing adjustment (see “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment” below), and another portion will be placed in escrow to provide the sole source of indemnification for any post-closing indemnification claims against the Golden Stockholder (other than claims for breach of specified fundamental representations). A third portion may be placed in escrow if an update to Sartini Gaming’s disclosure schedule delivered in connection with the execution of the Merger Agreement discloses certain adverse matters that would, but for the Golden Stockholder’s placing such shares in escrow as a source of indemnity for such matters, allow Lakes to terminate the Merger Agreement, as described in “The Merger Agreement—Escrow—Schedule Update.” A portion of the shares issued in connection with the Merger may be issued to holders of Golden Gaming Warrants that elect to receive shares of Lakes common stock in exchange for their warrants. None of these shares will be placed into escrow. See “The Merger Agreement—Golden Gaming Warrants.”

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Calculation of Value of Merger Consideration

Under the Merger Agreement, the number of shares of Lakes common stock issued in connection with the acquisition of Golden in the proposed Merger will reflect the pre-Merger value of Golden relative to the pre-Merger value of the Lakes Group, which are calculated in accordance with formulas set forth in the Merger Agreement, as described below. To determine the number of shares of Lakes common stock to be issued in connection with the Merger, the sum of the number of shares of Lakes common stock outstanding immediately prior to the Merger and the number of shares issuable upon the exercise of outstanding in-the-money stock options, will be divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value to determine the total number of fully diluted shares immediately following the Merger. The number of shares to be issued in connection with the Merger will be the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger. No fractional shares of Lakes common stock will be issued in connection with the Merger, and any fractional share will be rounded to the nearest whole share.

The Merger Agreement specifies the procedure for determining the pre-Merger values of Golden and the Lakes Group. Not less than 20 business days prior to the closing of the Merger, Lakes will prepare and deliver to Sartini Gaming a report setting forth, among other things, its preliminary calculation of the pre-Merger value of the Lakes Group, as determined in accordance with the provisions of the Merger Agreement, and Sartini Gaming will prepare and deliver to Lakes a report setting forth, among other things, its preliminary calculation of the pre-Merger value of Golden, as determined in accordance with the provisions of the Merger Agreement, which preliminary values will be used to determine the number of shares of our common stock to be issued at the closing of the Merger. Following the Merger, the final pre-Merger values of the Lakes Group and Golden will be determined, and the number of shares issued in connection with the Merger trued up accordingly; see “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment” below.

Maximum Number of Shares Issued

Under the Merger Agreement, the total number of shares that may be issued in connection with the Merger will not exceed 49.9% of the total number of fully diluted shares of Lakes common stock immediately following the Merger, or 14,075,779 shares, based on the number of fully diluted shares of Lakes common stock as of the date of this proxy statement.

In the event that the relative pre-Merger values of Golden and the Lakes Group would result in the merger consideration exceeding 49.9% of the total number of fully diluted shares of Lakes common stock immediately following the Merger or the post-closing true-up (in each case disregarding such cap), then the parties to the Merger Agreement are required to agree on additional consideration to be transferred to the Golden Stockholder with a fair market value equal to the percentage by which such ownership percentage exceeds 49.9% multiplied by the combined pre-Merger values of the Lakes Group and Golden, but only to the extent that such additional consideration will not cause the Merger to fail to qualify as a tax-free reorganization under the Code.

Determination of Pre-Merger Value of the Lakes Group

The pre-Merger value of the Lakes Group is determined for the Lakes Group on a consolidated basis and will be based on an estimated value of $135,245,106 (the product of $9.57 per share multiplied by 14,132,195 shares), which amount will be reduced by $5,500,000 if the sale of specified land owned by the Lakes Group in Jamul, California is completed by the closing date, and adjusted as set forth below.

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Not less than 20 business days prior to the closing date, Lakes will prepare and deliver to Sartini Gaming a report setting forth financial information necessary to determine the preliminary pre-Merger value of the Lakes Group by making the following adjustments to such estimated value of the Lakes Group:

●

if Lakes sells its corporate office building located in Minnetonka, Minnesota, by adding the amount by which the cash proceeds of such sale (net of commissions, taxes, fees and other transaction costs) exceeds $4,000,000, or by subtracting the amount by which $4,000,000 exceeds such net cash proceeds;

●

by adding the amount by which at closing excess cash of the Lakes Group exceeds $77,500,000, or by subtracting the amount by which $77,500,000 exceeds such excess cash amount, with excess cash calculated as (i) the aggregate amount (positive or negative) calculated by subtracting from cash and cash equivalents of the Lakes Group (but excluding the sum of any proceeds in excess of $5,500,000 received from the sale of specified land owned by the Lakes Group in Jamul, California, cash and cash equivalents received from the sale of the corporate office building located in Minnetonka, Minnesota, and cash and cash equivalents from the exercise of options for shares of Lakes common stock), normalized operating cash of $4,000,000, plus (ii) all severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by the Lakes Group in connection with the Merger and paid on or prior to the closing date, plus (iii) legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by the Lakes Group in connection with the refinancing or amendment of Golden’s existing indebtedness;

●

by adding the amount by which at closing $12,500,000 exceeds the aggregate principal amount of outstanding indebtedness of the Lakes Group, or by subtracting the amount by which such aggregate principal amount exceeds $12,500,000;

●

by adding the amount by which at closing $5,000,000 exceeds the aggregate amount of severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by the Lakes Group in connection with the Merger, whether or not paid prior to the Merger, or by subtracting the amount by which such aggregate amount exceeds $5,000,000;

●

by adding the amount by which the net working capital balance of the Lakes Group exceeds $2,457,000, or by subtracting the amount by which $2,457,000 exceeds such net working capital balance, such net working capital balance being the amount, determined on a consolidated basis in accordance with GAAP, by which accounts and notes receivable, prepaid assets, inventories and other current assets (excluding cash and cash equivalents in excess of $4,000,000 and including income tax receivables up to a maximum of $2,155,000 in the aggregate) exceeds accrued expenses, payroll, accounts payable and other current liabilities (excluding the current portions of outstanding indebtedness, severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by the Lakes Group in connection with the Merger, and any amounts payable prior to the effective time of the Merger in connection with the settlement or other resolution of the Quest litigation referred to below); and

●

by subtracting any amounts payable by the Lakes Group after the Merger in connection with any settlement or other resolution prior to the Merger of the litigation captioned Quest Media Group, LLC vs. Lakes Ohio Development, LLC and Lakes Entertainment, Inc., et al.

Determination of Golden Pre-Merger Value

The Golden preliminary pre-Merger value will be determined for Golden on a consolidated basis and will be based on the sum of (i) Golden’s Adjusted EBITDA, multiplied by a factor of 7.5, plus (ii) the aggregate amount of specified investments, acquisitions and contributions to capital (but only so long as and to the extent that such amounts so expended or obligations so incurred do not exceed $5,000,000) made between October 31, 2014 and the effective time of the Merger, as adjusted as set forth below.

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For purposes of this determination, Golden’s Adjusted EBITDA will be measured for the period of 12 consecutive calendar months as of the last full month ended at least 30 days prior to the Merger, and will equal the net income or loss generated by Golden for such period, plus (without duplication, and to the extent deducted in calculating such net income or loss) (i) interest, fees, charges and related expenses paid or payable for such period in connection with borrowed money or the deferred purchase price for assets, and rent paid or payable under capital leases treated as interest, (ii) expenses for income taxes paid or accrued, (iii) depreciation and amortization, (iv) non-cash or non-recurring expenses, losses or charges, (v) fees, costs, expenses, discounts, premiums and commissions incurred, paid or deducted in connection with the refinancing of Golden’s indebtedness, any dispositions or acquisitions, and any restructuring, integration, severance or retention costs, accruals or reserves relating to or resulting from acquisitions, and (vi) severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by Golden in connection with the Merger and the transactions contemplated by the Merger Agreement. The calculation of Adjusted EBITDA will also reflect annualized results for four specified Golden taverns that Golden acquired after the beginning of the measurement period. If prior to the closing Nevada tax laws change as described in “The Merger Agreement—Other Covenants—Nevada Business Tax Change,” then Golden’s Adjusted EBITDA will be calculated on a pro forma basis to give effect to such change in tax law, any changes negotiated in the contracts of Golden designed or intended to offset or mitigate the adverse effect of such change, and any reasonable business adjustments put in place prior to the Merger in response to such change, in each case as if such changes and adjustments had occurred or taken effect on the first day of such 12 consecutive calendar month period.

Not less than 20 business days prior to the closing date, Sartini Gaming will prepare and deliver to Lakes a report setting forth financial information necessary to determine the preliminary pre-Merger value of Golden based on such multiple of Adjusted EBITDA, as adjusted as follows:

●

by adding the amount at closing of excess cash of Golden, with excess cash calculated as (i) the aggregate amount (positive or negative) calculated by subtracting from Golden’s cash and cash equivalents, normalized operating cash of $23,200,000, plus (ii) all severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by Golden in connection with the Merger and paid on or prior to the closing date, plus (iii) legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by Golden in connection with the refinancing or amendment of Golden’s existing indebtedness;

●	by subtracting the aggregate outstanding principal amount of indebtedness of Golden at closing;

●

by adding the amount by which at closing $500,000 exceeds the aggregate amount of severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred by Golden in connection with the Merger, whether or not paid prior to the Merger, or subtracting the amount by which such aggregate amount exceeds $500,000; and

●

by adding the amount by which the net working capital balance of Golden exceeds $20,830,000, or by subtracting the amount by which $20,830,000 exceeds such net working capital balance, such net working capital balance being the amount, determined on a consolidated basis in accordance with GAAP, by which accounts and notes receivable, prepaid assets, inventories and other current assets (excluding cash and cash equivalents in excess of $23,200,000) exceeds accrued expenses, payroll, accounts payable and other current liabilities (excluding the current portions of outstanding indebtedness, severance payments, transition payments, legal and other advisor fees and other fees, costs or expenses incurred and paid by Golden in connection with the Merger, and legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred and paid by Golden in connection with the refinancing or amendment of Golden’s existing indebtedness, but including payments (other than payments made in the form of shares of Lakes common stock or with cash or cash equivalents of Golden on or prior to the closing date) required to be made by Golden in connection with the purchase of Golden Gaming Warrants, see “The Merger Agreement–Golden Gaming Warrants.”

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Determination of Lakes Shares Outstanding (Fully Diluted Basis)

The total number of shares of Lakes common stock outstanding (on a fully diluted basis) immediately prior to the Merger to be used in calculating the number of shares of Lakes common stock to be issued in connection with the Merger will be the sum of (i) all shares of Lakes common stock then issued and outstanding, plus (ii) all shares of Lakes common stock then issuable upon the exercise, conversion or exchange of outstanding options, warrants or other convertible securities, but excluding currently outstanding options exercisable for 12,500 shares at an exercise price of $12.85 per share. Such sum equaled 14,132,195 shares as of the date of this proxy statement.

Sample Calculations

The following examples illustrate how different calculations of the respect to the pre-Merger values of the Lakes Group and Golden would affect the number of shares of Lakes common stock issued in connection with the Merger. The amounts shown are for illustrative purposes only and are not intended to be indicative of the actual pre-Merger values of the Lakes Group and Golden as calculated under the Merger Agreement in connection with the Merger. For simplicity, these examples use the pre-Merger values of the Lakes Group and Golden estimated in the Merger Agreement (using then-current financial estimates and assumptions as of an estimated closing date of September 30, 2015) and illustrate the impact that a 10% deviation in the pre-Merger value of Golden would have on the number of shares of Lakes common stock to be issued in connection with the Merger. However, the actual number of shares of Lakes common stock to be issued in connection with the Merger will depend on the actual pre-Merger values of both Golden and the Lakes Group, as calculated under the Merger Agreement. For purposes of these examples, we have assumed that there are 14,132,195 shares of Lakes common stock outstanding on a fully diluted basis (as described above) immediately prior to the Merger.

Pre-Merger Value of the Lakes Group	Lakes %	Pre-Merger Value of Golden	Golden %	Total Post- Closing Shares(1)	Total Shares Issued in Connection with Merger
$135,609,129	66.6%	$67,864,378	33.4%	21,204,526	7,072,331
$135,609,129	64.3%	$75,404,864	35.7%	21,990,340	7,858,145
$135,609,129	62.0%	$82,945,350	38.0%	22,776,155	8,643,960

(1) Calculated as the number of shares of Lakes common stock outstanding immediately prior to the Merger (on a fully diluted basis, including shares issuable upon the exercise of outstanding in-the-money stock options) divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value.

Post-Closing “True-Up” Adjustment

The number of shares of Lakes common stock issued in connection with the Merger will be adjusted to reflect the pre-Merger values of the Lakes Group and Golden, as finally determined following the Merger in accordance with the provisions of the Merger Agreement. Within 60 days after the effective time of the Merger, Lakes will prepare and deliver a closing report to the Golden Stockholder and the Special Committee of the Lakes Board of Directors, which committee is described below in “The Merger Agreement—Special Committee.” The closing report will set forth financial information necessary to determine the final pre-Merger values of the Lakes Group and Golden, and, accordingly, the final number of shares of Lakes common stock issued in connection with the Merger.

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The Merger Agreement allows either the Golden Stockholder or the Special Committee to dispute such determination by giving notice within 30 days following receipt of such report. Following such a notice, Lakes, the Golden Stockholder and the Special Committee will use reasonable best efforts for a period of 30 days to resolve such dispute, failing which such dispute will be submitted for resolution to a nationally recognized independent public accountant selected by Lakes and reasonably approved by the Golden Stockholder and the Special Committee, or (ii) if the parties cannot agree as to the identity of such accountant within 20 days following the expiration of the dispute resolution period, at the request of any party the American Arbitration Association in Las Vegas, Nevada, will appoint such accountant. The Merger Agreement requires the accountant to makes its determination, which shall be binding on the parties, within 60 days following the date on which the dispute is submitted to it.

Five percent of the shares issued to the Golden Stockholder at the closing will be placed in escrow pending such final determination of the pre-Merger values of the Lakes Group and Golden and the associated post-closing adjustments to the number of shares issued in connection with the Merger. See “The Merger Agreement—Escrow—Post-Closing Adjustment” below.

In the event that the number of shares of Lakes common stock issued at the closing of the Merger (calculated using the preliminary estimates of pre-Merger values of the Lakes Group and Golden) exceeds the number of shares of Lakes common stock that would have been issued based on the actual pre-Merger values of the Lakes Group and Golden (as finally determined under the Merger Agreement), the number of shares equal to such difference will be released to Lakes from the post-closing adjustment escrow (with any remaining shares in such escrow released to the Golden Stockholder). In the event of any shortfall in the number of shares released to Lakes, the Golden Stockholder will return additional shares to Lakes equal to such shortfall. All shares released or returned to Lakes under the Merger Agreement will constitute authorized but unissued shares of Lakes.

In the event that the number of shares of Lakes common stock issued at the closing of the Merger (calculated using the preliminary estimates of pre-Merger value of the Lakes Group and Golden) is lower than the number of shares of Lakes common stock that would have been issued based on the actual pre-Merger values of the Lakes Group and Golden (as finally determined under the Merger Agreement), then Lakes will issue additional shares of Lakes common stock to the Golden Stockholder equal to such shortfall, but subject to the 49.9% maximum percentage shareholding described above. See “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued.”

Quest Litigation Adjustment

The number of shares issued to the Golden Stockholder as merger consideration will also be further adjusted if, following the effective time of the Merger, (i) the Lakes Group has continued to use commercially reasonable efforts to defend the litigation captioned Quest Media Group, LLC vs. Lakes Ohio Development, LLC and Lakes Entertainment, Inc., et al., (ii) such Quest litigation is settled or otherwise resolved, and (iii) such resolution involves payments to be made to the plaintiff pursuant to or in connection with a judgment or a settlement approved by the Lakes Board of Directors (including unanimous approval of the directors designated by Lakes pursuant to the Merger Agreement). If the merger consideration calculated giving effect to such payments as if they had been made prior to closing exceeds the merger consideration calculated without giving effect to such payments, Lakes will issue to the Golden Stockholder such additional number of shares of Lakes common stock as is equal in value to such excess amount, but subject to the 49.9% maximum percentage shareholding described above (see “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued”). If such maximum percentage would be exceeded, Lakes will pay the Golden Stockholder a cash amount equal to the value of incremental shares above the maximum percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Office Building Adjustment

The number of shares issued to the Golden Stockholder as merger consideration will also be adjusted if, on or after the 60th day following the effective time of the Merger, the Lakes Group sells its corporate office building located in Minnetonka, Minnesota. If the merger consideration (calculated giving effect to such sale as if it had occurred prior to closing) exceeds the merger consideration calculated without giving effect to such sale, Lakes will issue to the Golden Stockholder such additional number of shares of Lakes common stock equal in value to such excess amount, but subject to the 49.9% maximum percentage shareholding described above (see “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued”). If such maximum percentage would be exceeded, Lakes will pay the Golden Stockholder a cash amount equal to the value of incremental shares above the maximum percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the merger consideration calculated without giving effect to such sale exceeds the merger consideration (calculated giving effect to such sale as if it had occurred prior to closing), the Golden Stockholder will transfer to Lakes such number of shares of Lakes common stock as is equal in value to such excess amount.

Tax Refund Adjustment

The number of shares issued to the Golden Stockholder as merger consideration will also be adjusted if Lakes has not received in cash from taxing authorities, prior to the second anniversary of the closing date, tax refunds with respect to taxes paid by Lakes in any tax period ending on or prior to the closing date in an aggregate amount of at least $2,155,000. If the merger consideration (calculated to exclude all tax receivables except those with respect to which refunds were received prior to the second anniversary of the closing) exceeds the merger consideration calculated without giving effect to such exclusion, Lakes will issue to the Golden Stockholder such additional number of shares of Lakes common stock as is equal in value to such excess amount, but subject to the 49.9% maximum percentage shareholding described above (see “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued”). If such maximum percentage would be exceeded, Lakes will pay the Golden Stockholder a cash amount equal to the value of incremental shares above the maximum percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Adjustment for Shares Issued to Holders of Golden Gaming Warrants

In the event that any holder of Golden Gaming Warrants elects to have its Golden Gaming Warrants purchased by Lakes in exchange for shares of Lakes common stock pursuant to the Warrant Repurchase Agreement, as described in “The Merger Agreement—Golden Gaming Warrants,” such shares will be deducted from the shares otherwise issuable to the Golden Stockholder as merger consideration, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same. However, none of such shares issued to such holders will be placed in escrow.

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Special Committee

At the effective time of the Merger, the Lakes Board of Directors will form a three-member special committee (the “Special Committee”). Under the terms of the Merger Agreement, one member of the Special Committee will be an independent director designated by Lakes; the second, an independent director designated by the Golden Stockholder; and the third, an independent director jointly designated by Lakes and the Golden Stockholder. The functions of the Special Committee will be to (i) evaluate potential claims for losses and enforcement of the indemnification rights under the Merger Agreement, (ii) the determination, on behalf of Lakes, of the post-closing adjustment to the merger consideration (see “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment”) and (iii) the exercise or waiver of any of Lakes’ rights, benefits or remedies under the Merger Agreement following the Merger.

Escrow

Lakes and the Golden Stockholder will enter into an escrow agreement (the “Escrow Agreement”) with Wilmington Trust, National Association, as escrow agent, in connection with the escrow arrangements contemplated by the Merger Agreement. None of the shares of Lakes common stock issued to holders of Golden Gaming Warrants will be placed in escrow.

Post-Closing Adjustment

Five percent of the shares issued to the Golden Stockholder at the closing of the Merger will be held in escrow pending the final determination of the pre-Merger values of the Lakes Group and Golden and completion of the resultant post-closing adjustment to the number of shares issued as merger consideration to the Golden Stockholder. Within 10 business days after the final determination as to the post-closing adjustment is made, all such escrowed shares shall be released to Lakes (to the extent of any post-closing adjustment in favor of Lakes) and the Golden Stockholder, as applicable. See “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment” above.

Indemnification

Ten percent of the shares issued to the Golden Stockholder at the closing of the Merger (the “Indemnification Shares”) will be held in escrow until the first anniversary of the closing date. These Indemnification Shares will be the sole source of indemnification for any post-closing indemnification claims against the Golden Stockholder, other than claims for breach of a fundamental representation, all as described in “The Merger Agreement—Indemnification” below.

Schedule Update

The Merger Agreement requires that Lakes and Sartini Gaming each update its disclosure schedule delivered in connection with the execution of the Merger Agreement no earlier than the tenth business day prior to the closing date, to reflect or disclose any occurrence or event following the date of the Merger Agreement, to the extent failure to disclose the same would cause its disclosure schedule to be incorrect. If Sartini Gaming’s schedule update discloses a fact, event or circumstance that was not originally disclosed, would result in a breach or inaccuracy of a representation or warranty as of the closing date, and results, or would reasonably be expected to result, in an adverse impact on the business, properties, condition (financial or otherwise) or assets (net of any insurance proceeds or third party indemnification or reimbursement payments reasonably expected to be available therefor) of Golden in excess of $1,000,000, then one of the conditions to Lakes’ obligation to consummate the Merger will not be satisfied. Under circumstances in which this is the only condition to Lakes’ obligation that has not been satisfied or waived, and Lakes gives Sartini Gaming notice of the failure of such condition following the termination date of the Merger Agreement, the condition will be deemed to be satisfied if the Golden Stockholder agrees in writing to indemnify Lakes in accordance with the Merger Agreement’s indemnification provisions and, in connection with such agreement, further agrees that a portion of the shares issued to the Golden Stockholder at the closing of the Merger equal in value to the reasonably anticipated impact of the matter disclosed in the schedule update will be held as an additional escrow under the Escrow Agreement as a separate fund for indemnification only with respect to such matter.

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Golden Gaming Warrants

Sartini Gaming has represented to Lakes that, as of the date of the Merger Agreement, neither Sartini Gaming nor any of its subsidiaries (i) had a stock option plan, or (ii) had any options or warrants outstanding for the purchase of its capital stock or membership interests, as the case may be, other than the Golden Gaming Warrants. The Golden Gaming Warrants constitute the rights to purchase an aggregate of approximately 10% of the membership interests of 77 Golden, an intermediate holding company and direct subsidiary of Sartini Gaming. Lakes will not assume the Golden Gaming Warrants in connection with the Merger.

Under the Merger Agreement, we agreed that we would enter into a warrant purchase agreement with the Golden Stockholder, Sartini Gaming, 77 Golden and the holders of the Golden Gaming Warrants providing for the purchase of the Golden Gaming Warrants by either Sartini Gaming for cash or Lakes for shares of Lakes common stock, as elected by each warrantholder, subject to such warrant purchase agreement being in a form reasonably approved by Lakes.

On April 3, 2015, Lakes, Sartini Gaming and 77 Golden entered into a Warrant Repurchase Agreement with holders of Golden Gaming Warrants, pursuant to which the warrantholders have agreed to sell, and Lakes and Sartini Gaming (as applicable) have agreed to purchase, all of the Golden Gaming Warrants immediately prior to (but conditional upon) the Merger. The Golden Gaming Warrants will be purchased either by Sartini Gaming for cash or by Lakes for shares of Lakes common stock, as elected by each warrantholder. The approval of the Share Issuance at the Special Meeting includes both the shares to be issued to the Golden Stockholder as merger consideration under the Merger Agreement and the shares to be issued to warrantholders electing to receive shares of Lakes common stock in exchange for their Golden Gaming Warrants under the Warrant Repurchase Agreement. With respect to each warrantholder that elects to have its Golden Gaming Warrants purchased by Lakes in exchange for shares of Lakes common stock, such shares will be deducted from the shares otherwise issuable to the Golden Stockholder as merger consideration, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same.

Warrantholders who elect to exchange their Golden Gaming Warrants for shares of Lakes common stock will enter into a registration rights agreement with Lakes at the closing, pursuant to which such warrantholders will receive piggyback registration rights with respect to certain registrations of equity securities by the combined company during the six-month period following the Merger. In addition, each such warrantholder is entitled to receive an interest-free loan from the Golden Stockholder with respect to its estimated capital gains tax expense resulting from such warrantholder’s exchange of Golden Gaming Warrants for shares of Lakes common stock. Sartini Gaming intends to declare and pay a dividend to the Golden Stockholder prior to the Merger in the aggregate amount of such loans.

Representations and Warranties

The Merger Agreement contains customary and, in many cases, reciprocal representations and warranties by Sartini Gaming and Lakes. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules that were delivered in connection with the execution of the Merger Agreement and, in the case of representations and warranties made by Lakes, to exceptions contained in Lakes’ public filings.

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The Merger Agreement contains representations and warranties from Sartini Gaming to Lakes and Merger Sub, and from Lakes and Merger Sub to Sartini Gaming, relating to a number of matters, including the following:

•	due organization, good standing, corporate power and organizational documents;

•	requisite authority to enter into the Merger Agreement and to complete the Merger (subject, in the case of Lakes and Merger Sub, to obtaining the approval of Lakes shareholders to the Share Issuance);

•	capitalization;

•	the absence of any conflict with organizational documents, applicable law or certain agreements,;

•	required consents, approvals or filings in connection with the Merger;

•	the accuracy of the information included in this proxy statement (limited, in the case of Sartini Gaming, to the information provided by Sartini Gaming to Lakes for use in this proxy statement);

•	financial statements, the absence of undisclosed liabilities and absence of certain changes;

•	real and personal property;

•	permits and compliance with certain laws, including environmental and gaming laws;

•	legal proceedings and threatened claims;

•	material contracts;

•	employee benefit plans and labor matters;

•	intellectual property;

•	insurance policies;

•	taxes and tax returns;

•	licensability of officers, directors, and principals under applicable gaming laws;

•	relationships with current suppliers;

•	brokers or finders and related fees; and

•	the disclaimer of other representations or warranties.

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The Merger Agreement also contains representations and warranties from Lakes and Merger Sub to Sartini Gaming with respect to the valid issuance of Lakes common stock issued under the Merger Agreement, SEC filings and compliance with NASDAQ listing requirements.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “material adverse effect” with respect to Lakes or Sartini Gaming, in either case as applicable, is defined as an individual or cumulative adverse change, condition, event, effect, occurrence, state of facts or other development which, when combined with all such other changes, conditions, events, effects, occurrences, state of facts or other developments with respect to Lakes or Sartini Gaming, in either case as applicable, has, or could reasonably be expected to have, a materially adverse effect on the business, properties, condition (financial or otherwise) or assets of such party and its subsidiaries taken as a whole, or the ability of such party to consummate the transactions contemplated by the Merger Agreement. Such definition excludes, however, any such development resulting or arising out of (i) any changes, conditions or events that are generally applicable to the industry in which Sartini Gaming, Lakes or Merger Sub, as applicable, operates, (ii) any changes in the U.S. or global economy in general, financial, banking or securities markets or general regulatory or political conditions, (iii) any acts of war, armed hostilities or terrorism, (iv) the announcement of the transactions contemplated by the Merger Agreement, (v) any natural disasters or acts of God or other natural occurrences beyond the control of the affected party, (vi) changes in applicable law or U.S. GAAP or interpretations thereof, (vii) the announcement, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby, or (viii) any actions expressly required to be taken in accordance with the Merger Agreement or consented to in writing by the other party; except, in the case of clauses (i), (ii) (iii) or (v) above, to the extent that any such changes, conditions, events, effects, occurrences, state of facts or other developments have a substantially disproportionate effect on Sartini Gaming or Lakes, as applicable, relative to other businesses in the industries in which they operate.

Certain of Sartini Gaming’s representations and warranties (namely those dealing with the organization, existence and good standing of Sartini Gaming, Sartini Gaming’s authority to enter into and perform the Merger Agreement, the capitalization of Golden, and various tax matters with respect to Golden) are designated as “fundamental representations” under the Merger Agreement. Certain limitations on indemnification by the Golden Stockholder do not apply to these fundamental representations. See “The Merger Agreement—Indemnification—Claims; Limitations.”

The representations and warranties of Lakes in the Merger Agreement do not survive the completion of the Merger. The representations and warranties of Sartini Gaming in the Merger Agreement survive the completion of the Merger until the first anniversary of the effective time of the Merger. If Lakes has made a claim for indemnification prior to such first anniversary, the representation and warranty on which such claim is based will survive for such time beyond such first anniversary until such claim is resolved.

Conduct of Business Pending the Merger

Lakes and Sartini Gaming have agreed that, prior to the completion of the Merger, they will and will cause their subsidiaries to (i) maintain their respective assets and properties and carry on their respective businesses and operations in the ordinary course consistent with past practice, and (ii) use their commercially reasonable efforts to preserve intact their respective business organizations, including maintaining their respective existing material business relationships to the extent necessary.

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In addition, except as contemplated by the Merger Agreement or as required by a gaming authority or applicable law, prior to the completion of the Merger, each of Lakes and Sartini Gaming will not, and will not permit any subsidiaries to, without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed):

•	amend its organizational documents;

•

issue (other than with respect to Lakes, upon the exercise of any outstanding stock option), deliver, sell, pledge, dispose of or encumber any shares of its capital stock or grant to any person any right to acquire any shares of its capital stock;

•

declare any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock (other than (i) distributions made by a subsidiary of Lakes or Sartini Gaming, (ii) with respect to Sartini Gaming, tax distributions and distributions to the Golden Stockholder equal to the principal amount of loans required to be made by the Golden Stockholder to holders of Golden Gaming Warrants under the Warrant Repurchase Agreement, or (iii) with respect to the Lakes Group, certain permitted distributions that are completed prior to the closing date);

•	adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or reclassify or otherwise amend the terms of its capital stock;

•

merge or consolidate with any person, adopt a plan of complete or partial liquidation, dissolution or other similar transaction, or acquire or dispose of property above specified amounts (other than certain permitted acquisitions and investments by Golden);

•	enter into, materially amend or terminate any material contract other than in the ordinary course of business;

•	commit to any new capital expenditure in excess of specified amounts;

•

other than the extension of credit to customers in the ordinary course of business, make loans, capital contributions or investments other than to or in a subsidiary, or the incurrence, assumption or guarantee of indebtedness above specified amounts, other than the indebtedness under current credit facilities;

•

other than in the ordinary course of business, increase the compensation or benefits of any senior executive or key employee, establish, adopt or amend any employee benefit plan, grant or increase severance or termination pay or benefits (excluding severance or termination pay granted by the Lakes Group that constitute Merger expenses of Lakes), or enter into a collective bargaining agreement;

•	implement or adopt any material change in its accounting methods, except to conform to changes in applicable law, regulatory accounting rules, or GAAP or regulatory requirements with respect thereto;

•	change any material tax election, any material tax accounting method, file any material amended tax return or surrender any right to a material tax refund;

•	settle any litigation, other than in the ordinary course of business;

•	create or assume any security interest, pledge, mortgage or other lien, other than specifically permitted liens;

•	enter into a joint venture, partnership or similar agreement with any person; or

•	agree to take any of the foregoing actions.

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Lakes has also agreed that, prior to completion of the Merger, the Lakes Group will operate its businesses at all time in a manner that will ensure that cash of the Lakes Group at the effective time of the Merger (net of normalized operating cash) is at least $60,000,000.

No Solicitation

Lakes has agreed that, prior to completion of the Merger, neither it nor any of its subsidiaries will, or will authorize or permit any their respective officers, directors, employees, investment advisors, accountants, counsel and other authorized representatives or agents to, directly or indirectly (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals, or offers with respect to, or the making or completion of, an acquisition proposal, (ii) engage or participate in any negotiations or discussions concerning, or provide any non-public information relating to itself or any subsidiary in connection with an acquisition proposal, (iii) approve, endorse or recommend any acquisition proposal, or (iv) approve, endorse, or recommend, or execute or enter into any letter of intent, agreement in principle, or agreement relating to any acquisition proposal.

However, if Lakes receives an unsolicited bona fide written acquisition proposal not resulting from a breach of the Merger Agreement that the Lakes Board of Directors determines, in its good faith judgment (after consultation with its outside legal counsel and financial advisor) constitutes or may reasonably be expected to lead to a “superior proposal” (as defined in the Merger Agreement), and (i) the approval of the Share Issuance by Lakes shareholders has not yet been obtained, and (ii) the Lakes Board of Directors determines in its good faith judgment, after consultation with its outside counsel and financial advisor, that a failure to take such action would result in a breach of the fiduciary duties of the Lakes Board of Directors under applicable law, Lakes may furnish information with respect to the Lakes Group to the party making the acquisition proposal pursuant to a customary confidentiality and standstill agreement the terms of which are no less restrictive to such person than those contained in the confidentiality agreement with Sartini Gaming (provided that Lakes simultaneously provides such information to Sartini Gaming if not previously provided or made available to Sartini Gaming) and may participate in discussions or negotiations regarding the acquisition proposal.

In addition, except as provided for below, Lakes has agreed that its Board of Directors will not do any of the following, except in the limited circumstances described below:

●

(a) withdraw, modify or amend, or publicly propose to withdraw, modify or amend, or fail to make, its recommendation to approve the Share Issuance in a manner adverse to Sartini Gaming, (b) fail to oppose and recommend rejection of any tender or exchange offer for Lakes common stock initiated by a third party within ten business days after such tender or exchange offer has been announced or commenced, or (c) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal (each of the foregoing is referred to as an “Adverse Recommendation Change”), or

●

adopt or recommend, or publicly propose to adopt or recommend, or allow Lakes or any of its subsidiaries to enter into, any letter of intent, memorandum of understanding, agreement in principle or other agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal (each of the foregoing is referred to as an “Acquisition Agreement”).

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Prior to the approval by Lakes shareholders of the Share Issuance, however, if Lakes receives an unsolicited acquisition proposal not resulting from a breach by Lakes of the Merger Agreement and the Lakes Board of Directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal is or could reasonably be expected to lead to a superior proposal, the Lakes Board of Directors may do any of the following:

●

make an Adverse Recommendation Change if the Lakes Board of Directors determines in good faith, after consultation with its outside legal counsel, that, in light of the receipt of such superior proposal, the failure to make such Adverse Recommendation Change would reasonably be expected to breach its fiduciary duties under applicable law; or

●

cause Lakes to terminate the Merger Agreement and concurrently enter into an Acquisition Agreement if the Lakes Board of Directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of the receipt of such superior proposal, the failure to effect such termination would reasonably be expected to breach its fiduciary duties under applicable law, as long as, concurrently with or prior to the termination, Lakes pays Sartini Gaming, by wire transfer of immediately available funds, a fee of $5,000,000 (as described in “The Merger Agreement—Termination and Transaction Expenses—Termination Fees and Transaction Expenses”);

provided that, at least four business days before Lakes intends to make any such Adverse Recommendation Change or effect any such termination, Lakes has provided notice to Sartini Gaming that it intends to take such action, including a description of the terms and conditions of any superior proposal (including the identity of the party making the superior proposal) and including a copy of the most recent form or draft of any written agreement and other documents related to the superior proposal.

Lakes also agreed to provide Sartini Gaming with notice within two business days following the receipt of any acquisition proposal or request for non-public information by any person that has made or may be reasonably expected to make an acquisition proposal. The notice will be given to Sartini Gaming orally and in writing and will indicate the identity of the person making the acquisition proposal or requesting non-public information and the material terms of the acquisition proposal, and include a copy of any such written acquisition proposal. Lakes will keep Sartini Gaming reasonably and promptly informed of any material changes in the status and any material changes in the terms of any such acquisition proposal. Lakes will also give Sartini Gaming prior notice of any meeting of the Lakes Board of Directors or any committee thereof where such body will consider any acquisition proposal or any such requests or consider providing information in connection with any acquisition proposal or any such request.

Lakes has further agreed to (i) immediately cease and cause to be terminated any existing discussions or negotiations conducted with any third party with respect to any acquisition proposal, and (ii) enforce and not release any third party from the confidentiality, standstill or similar provisions of any agreement to which Lakes or its subsidiaries are a party.

Sartini Gaming has agreed that, prior to completion of the Merger, it will not, and will not authorize or permit any its officers, directors, employees, investment advisors, accountants, counsel and other authorized representatives or agents to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals, or offers with respect to, or the making or completion of, an acquisition proposal, (ii) engage or participate in any negotiations or discussions concerning, or provide any non-public information relating to itself or any subsidiary in connection with an acquisition proposal, (iii) approve, endorse or recommend any acquisition proposal, or (iv) approve, endorse, or recommend, or execute or enter into any letter of intent, agreement in principle, or agreement relating to any acquisition proposal.

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Other Covenants

The Merger Agreement contains customary covenants of the parties, including as to the Special Meeting, confidentiality, access to information, public announcements, listing of the shares to be issued in connection with the Merger on NASDAQ, cooperation prior to closing, state anti-takeover matters, notifications, and further assurances. The parties have further agreed to the following additional covenants, among others:

Regulatory Matters

Lakes and Sartini Gaming have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all forms, registrations and notices required to be filed to consummate the Merger, and to take such steps as are necessary or desirable to obtain all consents, approvals (including gaming approvals) or actions of, make all filings with and give all notices to any governmental authority or any other person required in order to permit consummation of the transactions contemplated by the Merger Agreement. Each of Lakes and Sartini Gaming will use their respective commercially reasonable efforts to resolve, as promptly as practicable, any objections that may be asserted by any governmental authority with respect to the Merger Agreement or the Merger and to defend any lawsuits or other proceedings by or before any governmental authority challenging the Merger Agreement or the Merger.

In furtherance of the foregoing, Lakes and Sartini Gaming have agreed to take or cause to be taken all other actions and do or cause to be done all other things necessary, proper or advisable under applicable antitrust and gaming laws to complete the Merger as promptly as practicable.

As of the date of this proxy statement, Lakes and Sartini Gaming have prepared and submitted, applications and supporting materials to the following governmental authorities with respect to the transactions contemplated by the Merger Agreement: the Nevada Gaming Control Board, the Maryland Lottery and Gaming Control Agency and the Montana Department of Justice – Gambling Control Division.

Lakes and Sartini Gaming also have agreed to use their respective commercially reasonable efforts to prevent the entry of any court order, and to vacate, lift, reverse or overturn any injunction, decree, ruling, order or other action of any governmental authority that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the Merger Agreement.

Existing Golden Credit Facilities

Sartini Gaming has agreed to use its commercially reasonable efforts to enter into an agreement to refinance or amend the indebtedness under Golden’s existing credit facilities (either with the existing or new lenders), on such terms and subject to such conditions as shall have been reasonably approved by Lakes (such approval not to be unreasonably withheld, conditioned or delayed).

Lakes has agreed to provide (and will use its commercially reasonable efforts to cause any attorney, accountant or other advisor, agent or representative retained by Lakes or any of its subsidiaries to provide) such reasonable cooperation in connection with such refinancing as may be reasonably requested by Sartini Gaming, including using commercially reasonable efforts to furnish Sartini Gaming and the providers of any such refinancing with financial and other pertinent information regarding Lakes and its subsidiaries as may be reasonably requested by Sartini Gaming to market and consummate such refinancing and reasonably assisting Sartini Gaming and such providers in the preparation of customary offering documents or memoranda (or similar documents) for any portion of such refinancing. Notwithstanding such agreement, in no event will the Lakes Group be required to (i) pledge any assets as collateral, make any equity capital contribution to Sartini Gaming, pay any commitment, funding or similar fee, or incur any other liability in connection with such refinancing prior to the closing of the Merger, or (ii) take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under Lakes’ governing documents, any applicable laws or any material contract of the Lakes Group.

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Warrant Repurchase Agreement

Lakes has agreed to execute, at the Golden Stockholder’s written request, one or more warrant purchase agreements with the Golden Stockholder, Sartini Gaming, 77 Golden and the holders of the Golden Gaming Warrants, such warrant purchase agreements to be in a form presented by the Golden Stockholder but subject to Lakes’ reasonable approval (not to be unreasonably withheld, conditioned or delayed) and to provide for, at each such holder’s election, either Sartini Gaming’s purchase for cash of the applicable Golden Gaming Warrants or the issuance by Lakes of shares of Lakes common stock effective immediately prior to (but conditional upon) the consummation of the Merger. With respect to each warrantholder who elects to have its Golden Gaming Warrants purchased by Lakes in exchange for shares of Lakes common stock, such shares will be deducted from the shares otherwise issuable to the Golden Stockholder as merger consideration, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same. However, none of such shares will be placed into escrow under the Merger Agreement.

As described in “The Merger Agreement–Golden Gaming Warrants,” Lakes, Sartini Gaming, 77 Golden, the Golden Stockholder and the holders of the Golden Gaming Warrants entered into a Warrant Repurchase Agreement reflecting such terms on April 3, 2015.

Indemnification of Officers and Directors

Lakes has agreed, during the six-year period following the consummation of the Merger, to, indemnify and hold harmless each present and former officer, director, manager or employee of Golden against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any legal proceeding arising out of or pertaining to (i) the fact that such person is or was an officer, director, manager, employee, fiduciary or agent of Golden or (ii) matters existing or occurring at or prior to the effective time of the Merger (including the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger, to the fullest extent permitted under applicable law and Sartini Gaming’s organizational documents.

Lakes has also agreed that, except as may be required by applicable law, all rights of Golden’s present and former officers, directors, managers and employees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger as provided in Golden’s organizational documents and indemnification agreements will continue in full force and effect and will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of any such indemnified person.

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Compensation and Employee Benefit Matters

Lakes has agreed to assume, or cause the surviving corporation of the Merger to assume, all of Golden’s employee benefits and compensation plans and programs. Lakes and Sartini Gaming have agreed to work together to develop common employee compensation and benefit programs as soon as practicable following the effective date of the Merger.

Schedule Updates

Each of Lakes and Sartini Gaming have agreed to update their respective disclosure schedules delivered in connection with the execution of the Merger Agreement not earlier than the tenth business day prior to the closing date, to reflect or disclose any occurrence or any event (i) which occurs or arises after the date of the Merger Agreement (or with respect to which it acquired knowledge after the date of the Merger Agreement) and which (ii) if not so disclosed, would result in or cause such disclosure schedule to be incorrect. Such schedule update will be deemed to qualify the representations and warranties of the parties for all purposes under the Merger Agreement.

Big Sky Gaming

Sartini Gaming and the Golden Stockholder have agreed to make such filings as are reasonably necessary to obtain any gaming approvals needed to transfer all of the membership interests in Big Sky Gaming, LLC and Big Sky Gaming Management, LLC, to Golden and to cause such membership interests to be so transferred at the closing of the Merger or, if later, promptly following the date of receipt of all such gaming approvals necessary to effect such transfer. The Golden Stockholder has further agreed not to pursue any business opportunities or make any investments through such entities other than as reasonably required or advisable to obtain the requisite gaming approvals necessary to effect such transfer.

Information Technology Systems

Sartini Gaming has agreed to substantially complete (i) all material required PCI upgrades or improvements to its information technology systems that are identified in a vulnerability assessment and penetration testing report to be prepared by a mutually agreed third party on behalf of Sartini Gaming, and (ii) the information technology projects specifically identified in Sartini Gaming’s disclosure schedule delivered in connection with the execution of the Merger Agreement.

Jamul Distribution

The Merger Agreement permits the sale or other disposition of the Jamul Note, and requires Lakes, following the closing of the Merger, to consummate any such disposition that is subject to an executory contract that has not been consummated by the closing date, subject to (i) the satisfaction of any conditions precedent in such contract, (ii) such disposition not contravening, conflicting with or violating applicable law or any other contract of Lakes or any of its subsidiaries in effect immediately prior to closing, and (iii) the readiness and willingness of each other counterparty to such contract to consummate such disposition.

If the Jamul Note is not subject to an executory contract as of the effective time of the Merger, the Lakes Board of Directors will form a three-member committee to oversee such a disposition on behalf of and in the best interests of the Lakes Group (the “Jamul Disposition Committee”). The members of the Jamul Disposition Committee will be Lyle Berman, Timothy Cope and Neil Sell. For a period of three years from and after the closing date, the Jamul Disposition Committee will be empowered and will have the sole authority to negotiate the terms of the disposition of the Jamul Note on behalf of Lakes and to authorize any officer or agent of Lakes to execute a contract for such disposition. Lakes has agreed to provide the Jamul Disposition Committee with access to such information and resources (including payment for any consultants and advisors) as it reasonably requires to perform these duties as described in “The Merger Agreement—Other Covenants—Support of Committees.”

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If Lakes enters into a contract to dispose of the Jamul Note during such three-year period, Lakes will pay, subject to applicable law, a dividend to the holders of its common stock in an aggregate amount equal to the cash proceeds received from such disposition, net of related costs, but only to the extent such proceeds are received prior to the third anniversary of the opening of the Jamul Indian Village casino. For purposes of calculating the aggregate amount of this dividend, related costs to be subtracted from the cash proceeds of such disposition will include transaction costs relating to such disposition and other costs and other expenses incurred by the Lakes Group to protect, preserve or administer the indebtedness evidenced by the Jamul Note, together with an amount equal to the deemed tax cost to the Lakes Group of such disposition. Such deemed tax cost will be an amount equal to the greater of zero or (i) the difference between (a) any income or gain realized by the Lakes Group from such disposition and (b) pre-Merger NOLs (subject to exceptions, deemed to be $30 million if at least $30 million of NOLs exist at the effective time of the Merger), multiplied by (ii) the combined highest marginal effective U.S. federal, state and local tax rate applicable to a corporate resident in Nevada at the time of such disposition.

The Golden Stockholder has waived its right to receive such dividend with respect to the shares it receives as merger consideration and holds as of the record date of such dividend, except as provided below with respect to applicable taxes, if any. Lakes has agreed to use its reasonable best efforts to obtain, prior to such time as it reasonably anticipates that such a dividend is likely to be paid, a private letter ruling from the Internal Revenue Service to the effect that the Golden Stockholder’s waiver of its pro rata share of such dividend will not result in gross income to the Golden Stockholder. If such a private letter ruling is not so obtained, the Golden Stockholder’s waiver will be effective only as to the amount by which its pro rata portion of such dividend exceeds the potential tax consequences to the Golden Stockholder if the Golden Stockholder were deemed to be in constructive receipt of such dividend, such that an amount calculated to cover the Golden Stockholder’s tax liability for any such constructively received dividend will be distributed to it. In such event, the Golden Stockholder will report the portion of the dividend it may be deemed to have constructively received as income on its tax return and, if the Jamul Disposition Committee determines that there is a realistic possibility that the position that the Golden Stockholder is not in constructive receipt of income in connection with such dividend will be sustained on the merits under applicable law, at the request of the Jamul Disposition Committee after the Golden Stockholder has submitted its income tax return for the fiscal year in which the dividend was paid, the Golden Stockholder will, at Lakes’ sole cost and expense, file and diligently pursue in good faith a claim for a cash refund of all taxes paid as a result of its having reported its pro rata share of such dividend as income. The Golden Stockholder will pay over to Lakes any such cash refund actually received, net of reasonable expenses.

Under the Warrant Repurchase Agreement, in the event that any warrantholders elect to receive shares of Lakes common stock in exchange for the sale of their Golden Gaming Warrants, such warrantholders also waive their right to receive such dividend with respect to the shares they receive as consideration for their Golden Gaming Warrants and hold as of the record date of such dividend. See “The Merger Agreement–Golden Gaming Warrants.”

Support of Committees

As described above, at the effective time of the Merger, the Lakes Board of Directors will form a Special Committee responsible for indemnification claims, post-closing adjustments to the merger consideration and other matters (see “The Merger Agreement—Special Committee”) and, if the Jamul Note is not subject to an executory contract as of the effective time of the Merger, a Jamul Disposition Committee responsible for the negotiation of the disposition of the Jamul Note (see “The Merger Agreement—Other Covenants—Jamul Distribution”).

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Lakes has agreed to provide the Special Committee and the Jamul Disposition Committee with access to such information as each such committee reasonably requires to perform its duties under the Merger Agreement and such resources necessary for the performance of such duties, including payment for consultants and advisors reasonably required in connection therewith. Lakes has also agreed to notify the Special Committee promptly of any reasonable bases for claims for indemnification under the Merger Agreement following the time they become known to Lakes.

Issuance of Options

Lakes has agreed not to issue any options or warrants to purchase or subscribe for, or other securities convertible into or exchangeable for, shares of Lakes common stock or other such derivative securities, in each case that are exercisable, convertible or exchangeable before the third anniversary of the closing date (other than as a result of an event that would qualify as a “Change in Control” under Lakes’ 2007 Stock Option and Compensation Plan or a similar event).

Nevada Business Tax Change

If Nevada enacts a law that increases the business license fee payable by Golden (other than ordinary course or inflation-related increases), changes the structure of gaming taxes payable in Nevada such that Golden would be required to pay a “gross gaming revenue” tax derived from their aggregate slot routes as, or in a manner comparable to a “nonrestricted location” or “nonrestricted operation” under applicable Nevada gaming tax statutes, or otherwise materially increases the taxes payable by Golden in Nevada in a manner that would adversely impact the Adjusted EBITDA of Golden after the closing date, then Golden’s Adjusted EBITDA will be calculated on a pro forma basis to give effect to (i) such change in tax law, (ii) any changes negotiated in the contracts of Golden designed or intended to offset or mitigate the adverse effect of such change, and (iii) any reasonable business adjustments put in place prior to the Merger in response to such change, in each case as if such changes and adjustments had occurred or taken effect on the first day of the Adjusted EBITDA measurement period.

In the event that (i) Golden’s pre-Merger value, calculated without giving pro forma effect to such changes and adjustments, would result in the percentage of fully diluted Lakes common stock owned by the Golden Stockholder (together with any warrantholder receiving shares for its Golden Gaming Warrants) following the effective time of the Merger being equal to or greater than 30%, and (ii) Golden’s pre-Merger value, calculated after giving pro forma effect to such changes and adjustments, would result in the percentage of fully diluted Lakes common stock owned by the Golden Stockholder (together with any warrantholder receiving shares for its Golden Gaming Warrants) following the effective time of the Merger being less than 30%, then the Golden Stockholder may require Lakes, by written notice, to negotiate with the Golden Stockholder in good faith to amend the Merger Agreement (with a view to entering into such a mutually agreed amendment to the Merger Agreement within 20 days after the date of such notice) to provide for a mutually agreed minimum percentage of outstanding Lakes common stock to be owned by the Golden Stockholder (and any such warrantholders) following the effective time of the Merger or for additional consideration to be issued or paid to the Golden Stockholder (and any such warrantholders) in connection with the Merger (but only to the extent such additional consideration will not cause the Merger to fail to qualify as a tax-free reorganization under the Code), in each case to offset the impact of such Nevada tax law change on the calculation of Golden’s pre-Merger value.

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Conditions to Consummation of the Merger

Conditions to Each Party’s Obligations to Effect the Merger

The respective obligations of each party to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) of each of the following conditions at or prior to the closing:

•	the Share Issuance shall have been approved by the requisite vote of Lakes shareholders;

•	any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by the Merger Agreement shall have expired or been terminated; and

•

no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no law shall have been enacted, promulgated, enforced or deemed applicable by any governmental authority that, in any case, prohibits or makes illegal the consummation of the Merger.

Conditions to Lakes’ Obligations to Effect the Merger

The obligations of Lakes and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) at or prior to the closing of the following additional conditions:

•

that the representations and warranties of Sartini Gaming contained in the Merger Agreement, as supplemented or amended by any schedule update, shall be true and correct as of the closing as though made on and as of the closing, except as would not reasonably be expected to have a material adverse effect (as described in “The Merger Agreement—Representations and Warranties”) on Golden (taken as a whole);

•

that Sartini Gaming shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by the Merger Agreement to be performed or complied with by Sartini Gaming on or prior to the effective time of the Merger;

•

that all gaming approvals listed in Lakes’ disclosure schedule delivered in connection with the execution of the Merger Agreement shall have been obtained and shall be in full force and effect, and that all consents, approvals, orders or authorizations of or from, or registrations, declarations or filings with, any governmental authority listed in such disclosure schedule shall have been obtained and Lakes shall have received copies thereof;

•

that no fact, event or circumstance that would constitute a material adverse effect on Golden (taken as a whole) shall have occurred, and that Sartini Gaming’s schedule update to its disclosure schedule delivered in connection with the execution of the Merger Agreement shall not disclose any fact, event or circumstance that (i) was not originally disclosed, (ii) if not disclosed, would result in a breach or inaccuracy of a representation or warranty as of the closing date, and (iii) results, or would reasonably be expected to result, in an adverse impact on the business, properties, condition (financial or otherwise) or assets (net of any insurance proceeds or third party indemnification or reimbursement payments reasonably expected to be available therefor) of Golden in excess of $1,000,000, subject to certain exceptions;

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•	that Lakes shall have received executed copies of certain closing certificates and ancillary agreements;

•

that Golden shall have completed the refinancing or amendment of its existing credit facilities (it being agreed that Lakes may not waive this condition without the prior written consent of Sartini Gaming if the Merger and the consummation of the transactions contemplated by the Merger Agreement would result in a default or event of default under such credit facilities as then in effect, unless such facilities will be repaid and discharged in full on the closing date);

•

that all Golden Gaming Warrants shall have been purchased and cancelled or redeemed (it being agreed that this condition will be deemed satisfied if Lakes fails to comply with its obligations in any material respect under the Merger Agreement with respect to any such Golden Gaming Warrant or any warrant purchase agreement with respect thereto); and

•	that Sartini Gaming shall have completed the PCI upgrades and technology projects described in “The Merger Agreement—Other Covenants—Information Technology Systems.”

Conditions to Sartini Gaming’s Obligations to Effect the Merger

The obligations of Sartini Gaming to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) at or prior to the closing of the following additional conditions:

•

that the representations and warranties of Lakes and Merger Sub contained in the Merger Agreement, as supplemented or amended by any schedule update, shall be true and correct as of the closing as though made on and as of the closing, except as would not reasonably be expected to have a material adverse effect (as described in “The Merger Agreement—Representations and Warranties”) on Lakes and its subsidiaries (taken as a whole);

•

that Lakes and Merger Sub shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by the Merger Agreement to be performed or complied with by Lakes and Merger Sub on or prior to the effective time of the Merger;

•

that all gaming approvals listed in Sartini Gaming’s disclosure schedule delivered in connection with the execution of the Merger Agreement shall have been obtained and shall be in full force and effect, and that all consents, approvals, orders or authorizations of or from, or registrations, declarations or filings with, any governmental authority listed in such disclosure schedule shall have been obtained and Sartini Gaming shall have received copies thereof;

•

that no fact, event or circumstance that would constitute a material adverse effect on Lakes and its subsidiaries (taken as a whole) shall have occurred, and that Lakes’ schedule update to its disclosure schedule delivered in connection with the execution of the Merger Agreement shall not disclose any fact, event or circumstance that (i) was not originally disclosed, (ii) if not disclosed, would result in a breach or inaccuracy of a representation or warranty as of the closing date, and (iii) results, or would reasonably be expected to result, in an adverse impact on the business, properties, condition (financial or otherwise) or assets (net of any insurance proceeds or third party indemnification or reimbursement payments reasonably expected to be available therefor) of the Lakes Group in excess of $1,000,000, subject to certain exceptions;

•	that Sartini Gaming shall have received executed copies of certain closing certificates and ancillary agreements;

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•	that the shares of Lakes common stock issuable under the Merger Agreement be approved for listing on the NASDAQ Global Market;

•	that the Lakes Group shall have, at the effective time of the Merger, cash (net of normalized operating cash) of not less than $60,000,000; and

•

that, as of the closing, the Lakes Group shall have sold, have contracted to sell, or scheduled for auction within 90 days of closing, its corporate office building located in Minnetonka, Minnesota, in each case with all proceeds from such sale to be received within 120 days after the closing date. On March 26, 2015, Lakes entered into a purchase and sale agreement for the sale of its corporate office building, although there can be no assurance that the building will remain under contract as of the closing or be sold in accordance with the terms of the purchase and sale agreement. See the Current Report on Form 8-K filed by Lakes with the SEC on March 31, 2015.

Indemnification

Claims; Limitations

Under the Merger Agreement, the Golden Stockholder agrees, from and after the effective time of the Merger, to indemnify in full Lakes, Sartini Gaming, and their respective officers, directors, employees, agents, shareholders and subsidiaries, and hold them harmless against any liability, deficiency, damage, expense, cost (including reasonable legal expenses) or other losses suffered, incurred or paid by any of them as a result of:

•

any breach or inaccuracy of any of the representations and warranties made by Sartini Gaming in the Merger Agreement or in any certificate delivered by Sartini Gaming pursuant to the terms of the Merger Agreement (in each case as supplemented or amended by any schedule update by Sartini Gaming); and

•	any breach of, or failure to perform, any covenant or agreement in the Merger Agreement of the Golden Stockholder or (prior to closing) Sartini Gaming.

Solely for purposes of determining the dollar amount of such losses with respect to any claim resulting from any breach or inaccuracy of a representation or warranty (but not for purposes of determining whether a breach or inaccuracy has occurred), all materiality qualifications or exceptions in such representation or warranty will be disregarded.

Except in the case of fraud or the breach or inaccuracy of a fundamental representation, such indemnification is not available for losses relating to any individual claim or related series of claims under $25,000, nor until the aggregate cumulative amount of all indemnifiable losses suffered with respect to such claims exceeds $500,000, in which event the indemnified parties may recover the entire amount of the cumulative damages (subject to the exclusion for de minimis claims above), and (ii) the sole and exclusive remedy for indemnification claims is recourse against the shares of Lakes common stock deposited in escrow. The foregoing limitations do not apply in the case of any breach or inaccuracy of a fundamental representation, in which case Lakes is entitled to indemnification up to an amount equal to Golden’s pre-Merger value. If the amount of indemnification with respect to a fundamental representation exceeds the value of shares of Lakes common stock then remaining in escrow, the Golden Stockholder will pay the excess amount in immediately available funds or by transfer of shares of Lakes common stock it holds (or a combination thereof). For indemnification purposes, each share of our common stock will be valued at the quotient obtained by dividing the Lakes Group pre-Merger value by the total number of fully diluted shares of Lakes common stock immediately prior to the Merger (the “Merger Share Price”).

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The Golden Stockholder will not be liable for special, punitive, exemplary, incidental, consequential or indirect damages or lost profits, and the amount for which the Golden Stockholder is liable will be reduced by any insurance proceeds or other amounts received by us related to the indemnifiable losses. No loss that is otherwise included or reflected in the calculation of the post-closing adjustment will be entitled to indemnification. The indemnified parties will also be obligated to use commercially reasonable efforts to mitigate any losses subject to indemnification.

The Merger Agreement also provides that the Golden Stockholder will have the option, in its sole discretion, to pay any indemnification claim in whole or part with cash, in which event the shares held in escrow that would otherwise be returned to Lakes in indemnification of such claim but for such cash payment will be released from escrow to the Golden Stockholder.

Indemnification Procedures

If an indemnified party believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under the Merger Agreement, such party must give a claim notice to the Golden Stockholder. If the claim relates to an action brought by a third party, such notice must be given within 10 business days following receipt of notice of such third-party claim; otherwise, the notice must be given as promptly as practicable after the discovery of the circumstances giving rise to the claim. Failure to give notice to the Golden Stockholder within such time frames, however, will not relieve the Golden Stockholder of its indemnification obligations, except to the extent the Golden Stockholder is prejudiced as a result of such failure. Each claim notice must set forth a description of the claim in reasonable detail, the basis for the claim, a good faith estimate (if then known) of indemnifiable losses arising with respect to such claim, and, if a third-party claim, be accompanied by all papers served in connection with such claim.

With respect to a notice with respect to a third-party claim, the Golden Stockholder may, within 20 business days following receipt of the notice, assume sole control over the defense of and negotiate a settlement or compromise of such third-party claim, and in such event the indemnified party may participate in such defense at its sole expense. Any such settlement or compromise requires the written consent of the indemnified party (not to be unreasonably withheld, delayed or conditioned) unless such settlement or compromise includes a full and unconditional waiver and release of the indemnified party, does not impose any non-monetary equitable sanction or obligation on such party, and does not contain any sanction or restriction upon the conduct of business by such indemnified party or its affiliates or otherwise adversely affect the future operation of the business of the indemnified party or its affiliates. If the Golden Stockholder does not elect to assume the defense of a third-party claim, the indemnified party may, at its option, defend, settle or otherwise compromise or pay such third-party claim, except that any such settlement or compromise requires the written consent of the Golden Stockholder (not to be unreasonably withheld, delayed or conditioned).

The indemnified party will have the burden of proof in establishing the amount of indemnifiable losses it has suffered. The amount of indemnification to which the indemnified party will be entitled will be determined by a written agreement between the indemnified party and the Golden Stockholder, by a final judgment or decree, or by any other means to which the indemnified party and the Golden Stockholder agree. Any amount of indemnification to which the indemnified party is so entitled will be satisfied solely by the release of Indemnification Shares from the escrow to Lakes (with each Indemnification Share being valued at the Merger Share Price, except to the extent the claim for indemnification arises from a breach or inaccuracy of a fundamental representation or to the extent the Golden Stockholder elects to pay an indemnification claim in whole or part in cash. See “The Merger Agreement—Indemnification—Claims; Limitations.” No fractional shares of Lakes common stock will be issued in connection with any indemnification claim, and any fractional interest will be rounded to the nearest whole share. Pursuant to the Escrow Agreement, all Indemnification Shares remaining in escrow on the first anniversary of the effective time will be released to the Golden Stockholder, subject to withholding provisions with respect to any then-pending indemnification claim.

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Special Committee

The Special Committee described in “The Merger Agreement—Special Committee,” which shall take action by a majority vote, will be responsible for (in addition to the determination on behalf of Lakes of the post-closing adjustment to the merger consideration) the evaluation of potential indemnification claims, the enforcement of indemnification rights, and the exercise or waiver of any of Lakes’ rights, benefits or remedies under the Merger Agreement. The Special Committee will perform such functions on behalf of and in the best interests of Lakes and its shareholders (other than the Golden Stockholder). The Golden Stockholder has acknowledged that the Special Committee will owe no fiduciary duties to the Golden Stockholder (in its capacity as a shareholder of Lakes) in connection with performing such functions and has waived any claims against the Special Committee or any of its members for a breach of any such duties to the Golden Stockholder.

Termination and Transaction Expenses

Termination

The Merger Agreement contains certain termination rights for each of Lakes and Sartini Gaming. If the Merger is not completed by the close of business on November 3, 2015, the Merger Agreement may be terminated by either Lakes or Sartini Gaming following 30 days’ written notice, provided that the terminating party is not in material breach of its covenants or other agreements under the Merger Agreement. Either party may unilaterally extend such termination date for an additional 90-day period by written notice to the other if the receipt of gaming approvals is the only unsatisfied condition to closing. In addition, the then-applicable termination date will be extended to the first business day after the last day of the full calendar month occurring after the date of such change if a Nevada business tax change as described in “The Merger Agreement—Other Covenants—Nevada Business Tax Change” occurs during the period of 20 business days prior to the then-applicable termination date, and may be extended in the event a party brings an action to specifically enforce the Merger Agreement.

If closing has not occurred by the termination date, Lakes is the terminating party, and termination is based on Sartini Gaming’s failure to satisfy the condition to closing that its update to its disclosure schedule not disclose adverse matters in excess of $1,000,000 (and such condition is the only condition to closing that has not been satisfied or waived), such condition will nonetheless be deemed satisfied if within the 30-day termination notice period the Golden Stockholder agrees in writing to indemnify Lakes in accordance with the Merger Agreement with respect to the matter so disclosed and to increase the number of shares withheld from the merger consideration and held in a separate escrow so as to be available to indemnify Lakes with respect to such matter.  See “The Merger Agreement—Escrow—Schedule Update.”  If closing has not occurred by the termination date, Sartini Gaming is the terminating party, and termination is based on Lakes’ failure to satisfy the condition to closing that its update to its disclosure schedule not disclose adverse matters in excess of $1,000,000 (and such condition is the only condition to closing that has not been satisfied or waived), such condition will nonetheless be deemed  satisfied if within the 30-day termination notice period Lakes agrees in writing to deliver additional shares to the Golden Stockholder following the determination of the impact of such matter and equal in value at the Merger Share Price to such impact.  If such additional shares would cause the Golden Stockholder’s ownership percentage immediately following the Merger to exceed 49.9%, then Lakes is required to pay the Golden Stockholder a cash amount equal to the value of incremental shares above such maximum percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Other bases on which the Merger Agreement may be terminated and the Merger abandoned at any time prior to the effective time include the following:

•	by mutual written consent of Lakes and Sartini Gaming;

•

by Lakes, if Sartini Gaming has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such breach would result in a failure of a condition to Lakes’ obligations to effect the Merger, and such breach remains uncured for 30 days after Lakes gives Sartini Gaming written notice of such breach and of Lakes’ intention to terminate the Merger Agreement if such breach is not cured, but Lakes may only so terminate the Merger Agreement if Lakes or Merger Sub are not themselves then in material breach of their respective representations, warranties, covenants or agreements under the Merger Agreement;

•

by Sartini Gaming, if either Lakes or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, such breach would result in a failure of a condition to Sartini Gaming’s obligations to effect the Merger, and such breach remains uncured for 30 days after Sartini Gaming gives Lakes written notice of such breach and of Sartini Gaming’s intention to terminate the Merger Agreement if such breach is not cured, but Sartini Gaming may only so terminate the Merger Agreement if Sartini Gaming is not itself then in material breach of its representations, warranties, covenants or agreements under the Merger Agreement;

•

by either Lakes or Sartini Gaming if a court or other governmental authority shall have issued a judgment, order, injunction, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such prohibition is final and nonappealable, (but neither party will have the right to so terminate the Merger Agreement if any actions of such party or failure of such party to perform or comply with the covenants and agreements of such party under the Merger Agreement is the primary cause of, or resulted primarily in, such prohibition);

•

by either Lakes or Sartini Gaming if either party receives a definitive written notice or determination from any gaming authority or the staff of any gaming authority that any of the gaming approvals that must be obtained as a condition to either party’s obligation to consummate the Merger will not be granted (but neither party will have the right to so terminate the Merger Agreement if any actions of such party or failure of such party to perform or comply with the covenants and agreements of such party under the Merger Agreement is the primary cause of, or resulted primarily in, the refusal to grant such approval);

•

by Sartini Gaming, if the shareholders of Lakes fail to approve the Share Issuance at the Special Meeting, if the Lakes Board of Directors fails to include its recommendation to approve the Share Issuance or changes its recommendation, or if the Lakes Board of Directors approves an Acquisition Agreement with another party;

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•

by Lakes, if prior to receipt of shareholder approval of the Share Issuance at the Special Meeting Lakes receives a superior proposal from another party, and, in connection with such proposal, complies with the non-solicitation provisions of the Merger Agreement and pays Sartini Gaming the required fee (as described below);

•

by Sartini Gaming, if at closing the percentage of shares of Lakes common stock to be issued in connection with the Merger would exceed 49.9% of the total number of shares of Lakes common stock outstanding (on a fully diluted basis) immediately following the Merger and the Merger Agreement has not been amended or supplemented to provide for the transfer of additional consideration at closing; or

•

by Sartini Gaming, if the Golden Stockholder has delivered a Nevada tax event notice to Lakes and the Merger Agreement is not amended as described in “The Merger Agreement—Other Covenants—Nevada Business Tax Change” within 20 days after the date of such notice.

Termination Fees and Transaction Expenses

The Merger Agreement generally provides that the parties to the Merger will each bear their own fees and expenses incurred in connection with the Merger and the Merger Agreement. However, if prior to shareholder approval of the Share Issuance, (i) Sartini Gaming terminates the Merger Agreement because the Lakes Board of Directors fails to recommend the Merger, or changes its recommendation, approves or enters into an Acquisition Agreement with another party or breaches any of its non-solicitation obligations in any material respect, (ii) Lakes terminates the Merger Agreement in connection with its receipt of a superior proposal from another party and has complied with its non-solicitation obligations, or (iii) an acquisition proposal has been made to Lakes shareholders or publicly disclosed prior to the shareholder vote for the Share Issuance and thereafter the Merger Agreement is terminated by either Sartini Gaming or Lakes pursuant to specified provisions and within 12 months of the date of termination Lakes enters into a definitive agreement with respect to or consummates an acquisition proposal, Lakes is required to pay Sartini Gaming a cash termination fee of $5,000,000, reduced by any expense reimbursement previously paid to Sartini Gaming.

Lakes is required to reimburse Sartini Gaming’s transaction expenses, up to $500,000, if Sartini Gaming terminates the Merger Agreement because of a breach by Lakes or Merger Sub of any representation, warranty, covenant or agreement in the Merger Agreement or because Lakes shareholders fail to approve the Share Issuance.

Sartini Gaming is required to reimburse Lakes’ transaction expenses, up to $500,000, if Lakes terminates the Merger Agreement because of a breach by Sartini Gaming of any representation, warranty, covenant or agreement in the Merger Agreement or because the Merger has not been consummated by the termination date at a time when the condition that the Golden Gaming Warrants be purchased and cancelled or redeemed is the sole condition to closing that has not been satisfied or waived as of such date, or if Sartini Gaming terminates the Merger Agreement because the Merger Agreement has not been amended in accordance with the terms thereof following the Golden Stockholder’s delivery of a Nevada tax event notice to Lakes.

Effect of Termination

In the event of termination of the Merger Agreement by either Lakes or Sartini Gaming, the Merger Agreement will become void and have no effect, and none of Lakes, Sartini Gaming, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability under the Merger Agreement, or in connection with the transactions contemplated by the Merger Agreement, except that: (i) if there has been any material and willful, intentional or knowing failure of any party to perform its covenants, agreements or obligations under the Merger Agreement, such party will be fully liable for any liabilities or damages suffered by the other parties as a result of such failure or breach, and (ii) the provisions of the Merger Agreement relating to confidentiality, governing law, jurisdiction, termination fees and transaction expenses will survive the termination of the Merger Agreement.

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Governing Law

The Merger Agreement is governed by the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law), except that provisions that are required pursuant to the internal laws of the State of Nevada to be governed by the laws of the State of Nevada (including those relating to the procedures regarding the Merger) will be governed by the applicable internal laws of the State of Nevada.

ANCILLARY AGREEMENTS

Voting and Support Agreement

In connection with the entry into the Merger Agreement, and as an inducement to Sartini Gaming’s and the Golden Stockholder’s willingness to enter into the Merger Agreement, on January 25, 2015, Lakes and Sartini Gaming entered into a Voting and Support Agreement with Lyle A. Berman and certain other shareholders of Lakes affiliated with Mr. Berman or another director of Lakes (the “Shareholders”).

Under the Voting and Support Agreement, the Shareholders agreed (a) to be counted for the purposes of determining a quorum at the shareholder meeting called to approve the Share Issuance and to vote in favor of the Share Issuance, (b) to vote against any competing or similar proposals, (c) with certain exceptions, not to transfer or otherwise encumber their shares of Lakes common stock prior to the receipt of shareholder approval of the Share Issuance, and (d) certain related matters.

Shareholders’ Agreement

In connection with the entry into the Merger Agreement, and as an inducement to Sartini Gaming’s and the Golden Stockholder’s willingness to enter into the Merger Agreement, on January 25, 2015, Lakes entered into a Shareholders’ Agreement with the Golden Stockholder and the Shareholders with respect to representation on the Board of Directors of the combined company after consummation of the Merger and certain related matters.

Under the Shareholders’ Agreement, Lakes has agreed to appoint the initial directors required to be appointed at closing under the Merger Agreement and, for a period of three years following the Merger, to nominate certain director designees for election to the Board of Directors. The director designees to be nominated are:

•

three individuals designated by Mr. Berman, at least one of whom must be “Independent,” under NASDAQ Marketplace Rules and one of whom is to be Timothy Cope, for so long as he is willing and able to be so designated. In the event that Mr. Berman is unwilling or unable to provide designees, these directors shall be designated by the Corporate Governance Committee of Lakes;

•	three individuals designated by the Golden Stockholder, at least two of whom must be “Independent” under NASDAQ Marketplace Rules; and

•	one individual jointly designated by Mr. Berman and the Golden Stockholder.

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Lakes has also agreed to use commercially reasonable efforts to fill any vacancies on the Board of Directors with another designee designated by the applicable designating party. Further, Lakes has agreed that, subject to applicable law or NASDAQ rules, it will cause Blake Sartini, to the extent that he is a director of Lakes, to serve as Chairman of the Board.

For a period of three years following the Merger, each of the Shareholders and the Golden Stockholder have agreed to vote any shares of Lakes common stock held by them in favor of the foregoing director designees and have further provided irrevocable proxies with respect to the foregoing director elections. Further, the Shareholders and the Golden Stockholder have agreed, with certain exceptions, not to transfer, proxy, enter into voting agreements, or otherwise take actions which may interfere with their ability to comply with their obligations under the Shareholders’ Agreement.

NOL Preservation Agreement

In connection with the entry into the Merger Agreement, the parties thereto agreed on the form of NOL Preservation Agreement to be entered into by Lakes at the closing of the Merger with the Golden Stockholder and the Shareholders.  The NOL Preservation Agreement is intended to help minimize the risk that there will be an “ownership change” within the meaning of Section 382 of the Code that would limit the combined company’s ability utilize its NOLs to offset future taxable income.

            Under the NOL Preservation Agreement, subject to certain exceptions, for a period of up to three years after closing of the Merger, among other matters, the Golden Stockholder will be prohibited from acquiring additional shares of Lakes common stock and the Shareholders will be prohibited from acquiring additional shares of Lakes common stock or transferring or encumbering their shares of Lakes common stock if it would result in such an “ownership change.” In addition, each of the Shareholders has agreed not to margin in excess of 25% of the total value of the shares held by such shareholder during the term of the NOL Preservation Agreement.

            Under the NOL Preservation Agreement, Mr. Berman has also agreed that, in the event of a breach of the NOL Preservation Agreement by any Shareholder, he will resign as a director of Lakes, he will not be permitted to nominate himself as a candidate for election to the Lakes Board of Directors under the Shareholders’ Agreement, and such breach will constitute “Cause” for termination under his proposed consulting agreement with Lakes.

Registration Rights Agreement

Lakes has agreed to enter into a Registration Rights Agreement with the Golden Stockholder at the closing of the Merger, which will provide the Golden Stockholder with the right to demand that the combined company register its shares of Lakes common stock and will also provide the Golden Stockholder with piggyback registration rights for its shares of Lakes common stock.

Pursuant to the Registration Rights Agreement, upon the Golden Stockholder’s request, Lakes is required to prepare and file one or more registration statements with the SEC for the offer and sale from time to time on a continuous or delayed basis of the shares of Lakes common stock issued to it in connection with the Merger. Such registrations are required to be accomplished pursuant to a shelf registration statement on Form S-3 (or, if Lakes does not satisfy the requirements for such form, on such other form as may be appropriate). Additionally, the Golden Stockholder has the right to demand that Lakes effect the registration of a specified number of shares for sale within a specified period, provided that such demand may only be made once in any 12-month period or three times in total. In addition, under the Registration Rights Agreement, if Lakes proposes to file a registration statement with respect to an offering of equity securities for sale to the public (other than registrations on Form S-4 or S-8), it is required to provide notice to the Golden Stockholder of such anticipated filing and, subject to certain limitations and priorities, the Golden Stockholder may require Lakes to include in such registration any of the shares of common stock issued to it in connection with the Merger.

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The Registration Rights Agreement contains other customary provisions, including standstill and suspension periods, procedures for registration, and mutual indemnification obligations of the parties thereto.

Noncompetition Agreements

In connection with the Merger, Blake Sartini and Lyle Berman will each enter into a noncompetition agreement with Lakes, pursuant to which each of Messrs. Sartini and Berman, subject to specified exceptions, will agree not to compete with the business of Lakes for a period ending, in the case of Mr. Sartini, two years after the date of termination of his service on the Lakes Board of Directors and, in the case of Mr. Berman, on the later of (a) two years after the date of termination of his service on the Lakes Board of Directors and (b) eighteen months after the termination of the consulting period under Mr. Berman’s consulting agreement.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF GOLDEN

The following tables set forth certain consolidated financial data of Golden for the periods and as of the dates indicated. Sartini Gaming was formed as the Golden parent company in January 2012. Accordingly, the consolidated financial data as of and for the years ended December 31, 2014, 2013 and 2012 is derived from Sartini Gaming’s audited consolidated financial statements and is presented as the “Successor” period. The consolidated financial data as of and for the years ended December 31, 2011 and 2010 is derived from the audited consolidated financial statements of Golden Gaming, Inc., Sartini Gaming’s predecessor for accounting purposes, and is presented as the “Predecessor” period.

Sartini Gaming’s audited consolidated financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 are included elsewhere in this proxy statement. The audited financial statements of Sartini Gaming and its predecessor as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2011 and 2010 are not included in this proxy statement.

The selected historical consolidated financial information below should be read in conjunction with Sartini Gaming’s audited consolidated financial statements and related notes and “Sartini Gaming Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein.

	Successor			Predecessor
	Year Ended December 31,
	2014	2013	2012	2011	2010
	(In thousands)
Consolidated Statement of Operations Data:

Net revenues	$280,500	$272,085	$261,368	$110,582	$105,932
Operating expenses:
Gaming	136,725	139,198	132,364	30,734	29,795
Food and beverage	17,370	16,656	16,142	12,834	12,333
Non-gaming payroll and related	45,680	45,682	44,149	25,237	24,720
Selling, general and administrative	46,426	43,777	46,112	29,809	29,083
Total operating expenses	246,201	245,313	238,767	98,614	95,931
Income (loss) from operations	18,738	12,084	5,540	(2,198)	(5,429)
Interest expense	(21,940)	(25,583)	(22,738)	(25,725)	(22,486)
Net loss attributable to Sartini Gaming	(9,265)	(19,662)	(19,664)	(24,029)	(21,327)

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	Successor			Predecessor
	As of December 31,
	2014	2013	2012	2011	2010
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$27,022	$27,172	$18,941	$4,226	$6,120
Total assets	141,383	141,549	142,512	107,424	137,314
Long-term debt, less current maturities	181,096	177,966	157,474	148,287	144,787
Total liabilities	207,480	198,381	179,682	171,259	180,683
Stockholders’ deficit	(66,097)	(56,832)	(37,170)	(63,835)	(43,369)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF THE LAKES GROUP

The following tables set forth certain consolidated financial data of the Lakes Group for the periods and as of the dates indicated. The selected balance sheet data as of December 28, 2014 and December 29, 2013 and selected statements of operations data for the years ended December 28, 2014, December 29, 2013, and December 30, 2012 are derived from our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014 incorporated by reference into this proxy statement. The selected balance sheet data as of December 30, 2012, January 1, 2012, and January 2, 2011 and selected statements of operations data for the years ended January 1, 2012 and January 2, 2011, are derived from our audited financial statements not included in this proxy statement.

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The selected historical financial data below (in thousands) should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes.

	For the Fiscal Year Ended or as of:
	Dec. 28, 2014	Dec. 29, 2013	Dec. 30, 2012	Jan. 1, 2012	Jan. 2, 2011
Consolidated Statement of Operations Data:
Net revenues	$55,172	$38,790	$10,952	$35,573	$24,602
Costs and expenses:
Property operating expenses	31,915	19,511	1,666	––	––
Selling, general and administrative	22,566	19,332	10,191	9,458	11,766
Recovery of impairment on notes receivable	––	(17,382)	––	––	––
Gain on extinguishment of liabilities	––	(3,752)	––	––	––
Gain on sale of cost method investment	(2,391)	––	––	––	––
Charges related to arbitration award	2,530	––	––	––	––
Loss on convertible note receivable	––	––	––	4,000	––
Impairment charge on notes receivable	––	––	––	––	20,975
Impairments and other losses	20,997	3,356	4,453	8,549	22,834
Amortization of intangible assets related to Indian casino projects	––	716	1,056	11,688	11,139
Depreciation and amortization	3,513	2,273	675	297	260
Preopening expenses	––	1,184	––	––	––
(Gain)/loss on disposal of land, property and equipment	(7)	143	––	––	––
Total costs and expenses	79,123	25,381	18,041	33,992	66,974
Net unrealized gains (losses) on notes receivable	––	––	––	(11,892)	1,598
Earnings (loss) from operations	(23,951)	13,409	(7,089)	(10,311)	(40,774)
Other income (expense):
Gain on divestiture of cost method investment	––	––	––	––	23,100
Interest income	151	4,803	6,442	5,937	7,047
Interest expense	(1,209)	(1,244)	(940)	(1,182)	(2,007)
Gain on extinguishment of debt	––	1,658	––	––	––
Legal settlement	––	––	2,160	––	––
Equity in loss of unconsolidated investee	––	––	––	––	(64)
Other	164	25	123	440	16
Total other income (expense), net	(894)	5,242	7,785	5,195	28,092
Earnings (loss) before income taxes	(24,845)	18,651	696	(5,116)	(12,682)
Income tax expense (benefit)	––	––	(2,464)	(3,234)	1,154
Net income (loss) including noncontrolling interest	(24,845)	18,651	3,160	(1,882)	(13,836)
Net loss attributable to noncontrolling interest	––	––	61	37	––
Net earnings (loss) attributable to Lakes Entertainment, Inc.	$(24,845)	$18,651	$3,221	$(1,845)	$(13,836)
Earnings (loss) per share - basic	$(1.86)	$1.41	$0.24	$(0.14)	$(1.05)
Earnings (loss) per share - diluted	$(1.86)	$1.40	$0.24	$(0.14)	$(1.05)
Shares used in calculation - basic	13,379	13,242	13,219	13,202	13,185
Shares used in calculation - diluted	13,379	13,345	13,220	13,202	13,185

Consolidated Balance Sheet Data:
Cash and cash equivalents	$35,416	$37,897	$32,480	$38,557	$45,233
Short-term investments	46,638	49,099	––	––	––
Other current assets	1,807	3,929	3,416	7,928	6,084
Property and equipment, net	32,739	31,659	13,279	5,063	5,103
Long-term assets related to Indian casino projects	––	––	46,160	46,619	64,349
Investment in unconsolidated investee	––	20,997	20,161	15,706	2,367
Other assets	5,429	3,680	4,226	2,127	3,510
Total assets	122,029	147,261	119,722	116,000	126,646
Total current liabilities	5,472	4,861	4,243	2,343	10,831
Long-term contract acquisition costs payable	––	––	3,302	4,568	5,830
Total long-term debt, net	8,941	10,321	––	––	––
Total shareholders’ equity	107,616	132,079	112,177	109,089	109,985

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements are based on the historical financial statements of the Lakes Group and Golden after giving effect to the Merger Agreement, and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 28, 2014 is presented as if the Merger had occurred on December 28, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 28, 2014 is presented as if the Merger had occurred on December 30, 2013, with recurring Merger-related adjustments reflected in that period. The unaudited pro forma condensed combined financial statements are derived from Lakes’ audited consolidated financial statements as of and for the year ended December 28, 2014 and Sartini Gaming’s audited consolidated financial statements as of and for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies. In addition, since the unaudited pro forma condensed combined financial data have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented and may change materially between the date of this proxy statement and the Merger. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 28, 2014, the historical financial statements of Sartini Gaming for the year ended December 31, 2014 (see pages beginning on F-1), and other information pertaining to the Lakes Group and Golden contained in this proxy statement.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 28, 2014

(In thousands)

	Lakes Group	Golden	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$35,416	$27,022	$(18,661)	(a), (g)	$43,777
Short-term investments	46,638	-	-		46,638
Accounts and notes receivable	621	4,229	-		4,850
Inventories	426	2,703	-		3,129
Prepaid expenses and other	760	5,843	-		6,603
Total current assets	83,861	39,797	(18,661)		104,997

Noncurrent assets:
Property and equipment, net	32,739	73,636	9,894	(b)	116,269
Goodwill	-	7,706	65,452	(c)	73,158
Intangible assets, net	1,875	18,344	68,156	(b)	88,375
Land held for development	960	-	-		960
Income taxes receivable	2,155	-	-		2,155
Notes receivable	-	865	-		865
Other assets	439	1,035	-		1,474
Total noncurrent assets	38,168	101,586	143,502		283,256
Total assets	$122,029	$141,383	$124,841		$388,253

Liabilities and shareholders' equity
Current liabilities:
Current portion of long term debt, net	$1,368	$6,409	$-		$7,777
Accounts payable	482	7,965	-		8,447
Accrued taxes, other than income taxes	439	-	-		439
Accrued payroll and related	1,573	1,626	-		3,199
Other accrued expenses	1,610	2,610	(476)	(g)	3,744
Total current liabilities	5,472	18,610	(476)		23,606

Noncurrent liabilities:
Long-term debt, net of current portion and discount	8,941	181,096	-		190,037
Warrant liability	-	5,685	(5,685)	(a)	-
Deferred rent, asset retirement obligations and other liabilities	-	2,089	2,000	(b)	4,089
Total liabilities	14,413	207,480	(4,161)		217,732

Commitments and contingencies
Shareholders' equity (deficit)	107,616	(66,097)	129,002	(d)	170,521
Total liabilities and shareholders' equity	$122,029	$141,383	$124,841		$388,253

See notes to unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 28, 2014

(In thousands, except for share and per share data)

	Lakes Group Year Ended	Golden Year Ended	Pro Forma		Pro Forma
	December 28, 2014	December 31, 2014	Adjustments		Combined

Net revenues	$55,172	$280,500	$-		$335,672
Expenses:
Operating expenses	31,915	154,095	-		186,010
Selling, general and administrative	22,566	92,106	(497)	(g)	114,175
Gain on sale of cost method investment	(2,391)	-	-		(2,391)
Impairments and other losses	20,997	-	-		20,997
Charges related to arbitration award	2,530	-	-		2,530
Preopening and business combination expenses	-	1,674	-		1,674
Depreciation and amortization	3,513	14,180	3,020	(e)	20,713
Other	(7)	(293)	-		(300)
Total expenses	79,123	261,762	2,523		343,408

Loss from operations	(23,951)	18,738	(2,523)		(7,736)

Other income (expense):
Interest income	151	-	-		151
Interest expense	(1,209)	(21,940)	-		(23,149)

Loss on warrant	-	(6,063)	6,063	(a)	-
Other	164	-	-		164
Total other income (expense), net	(894)	(28,003)	6,063		(22,834)

Loss before income taxes	(24,845)	(9,265)	3,540		(30,570)
Income tax benefit	-	-	-		-
Net loss	$(24,845)	$(9,265)	$3,540		$(30,570)

Weighted-average common shares outstanding

Basic	13,379		7,858	(f)	21,237
Dilutive impact of stock options	-		-		-
Diluted	13,379		7,858		21,237

Loss per share
Basic	$(1.86)				$(1.44)
Diluted	$(1.86)				$(1.44)

See notes to unaudited pro forma condensed combined financial statements.

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Pro Forma Presentation

On January 25, 2015, Lakes Entertainment, Inc. (“Lakes” and, together with its subsidiaries, the “Lakes Group”) and its wholly-owned subsidiary, LG Acquisition Corporation, a Nevada corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sartini Gaming, Inc., a Nevada corporation (“Sartini Gaming” and, together with its subsidiaries, “Golden”), and The Blake L. Sartini and Delise F. Sartini Family Trust, as the sole stockholder of Sartini Gaming (the “Golden Stockholder”), pursuant to which Lakes has agreed, on and subject to the terms of the Merger Agreement, to acquire Golden, pursuant to a merger of Merger Sub with and into Sartini Gaming (as the Golden parent company), in exchange for shares of Lakes common stock (the “Merger”).

The Merger will be accounted for under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the Merger closing date. The assets of Golden have been measured based on various preliminary estimates using assumptions that Lakes’ management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as valuations are reviewed and finalized. However, as indicated in the accompanying unaudited pro forma condensed combined financial statements, Lakes has made certain adjustments to the December 28, 2014 historical book values of the assets and liabilities of Golden to reflect certain preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Actual results may differ from the pro forma financial statements once Lakes has completed the valuations necessary to finalize the required purchase price allocation. Such finalization could result in changes to the pro forma financial statements. The allocation of the purchase price will be finalized once all information is obtained.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Lakes that would have been reported had the Merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Lakes. This information should be read in conjunction with the accompanying notes to the pro forma financial statements, the historical consolidated financial statements and accompanying notes to Lakes’ Annual Report filed on Form 10-K for the year ended December 28, 2014, filed on March 12, 2015, and the audited financial statements of Sartini Gaming included in this proxy statement beginning on page F-2.

2.      Calculation of Estimated Purchase Consideration

Under the Merger Agreement, the number of shares of Lakes common stock issued in connection with the proposed Merger will reflect the pre-Merger value of Golden relative to the pre-Merger value of the Lakes Group, which values are calculated in accordance with formulas set forth in the Merger Agreement. See “The Merger Agreement—Merger Consideration—Determination of Pre-Merger Value of the Lakes Group” and “The Merger Agreement—Merger Consideration—Determination of Golden Pre-Merger Value.” To determine the number of shares of Lakes common stock to be issued in connection with the Merger, the sum of the number of shares of Lakes common stock outstanding immediately prior to the Merger and the number of shares issuable upon the exercise of outstanding in-the-money stock options, will be divided by the percentage of the total pre-Merger value of both companies that represents the Lakes Group’s pre-Merger value to determine the total number of fully diluted shares immediately following the Merger. The number of shares to be issued in connection with the Merger will be the difference between the total number of fully diluted shares immediately following the Merger and the total number of fully diluted shares immediately prior to the Merger. See “The Merger Agreement—Merger Consideration—Determination of Lakes Shares Outstanding (Fully Diluted Basis)” and “The Merger Agreement—Merger Consideration—Maximum Number of Shares Issued.” No fractional shares of Lakes common stock will be issued in connection with the Merger, and any fractional share will be rounded to the nearest whole share.

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The Merger Agreement specifies the procedure for determining the pre-Merger values of Golden and the Lakes Group. Not less than 20 business days prior to the closing of the Merger, Lakes will prepare and deliver to Sartini Gaming a report setting forth, among other things, its preliminary calculation of the pre-Merger value of the Lakes Group, as determined in accordance with the provisions of the Merger Agreement, and Sartini Gaming will prepare and deliver to Lakes a report setting forth, among other things, its preliminary calculation of the pre-Merger value of Golden, as determined in accordance with the provisions of the Merger Agreement, which preliminary values will be used to determine the number of shares of Lakes common stock to be issued at the closing of the Merger. Following the Merger, the final pre-Merger values of the Lakes Group and Golden will be determined, and the number of shares issued in connection with the Merger trued up accordingly; see “The Merger Agreement—Merger Consideration—Post-Closing “True-Up” Adjustment.”

The estimated pre-Merger value of Golden in the Merger Agreement (based on then-current estimates and assumptions and assuming a closing date of September 30, 2015) was as follows:

Golden Estimated Adjusted EBITDA	$35,785,672
Adjusted EBITDA Multiple	7.5x
Subtotal	$268,392,541
(+) Permitted Golden Acquisitions and Investments	--
Estimated Golden Pre-Merger Value	$268,392,541
(+) Golden Excess Cash	1,645,511
(-) Golden Outstanding Debt	(187,933,189)
(+/-) Golden Merger Expenses Adjustment	--	(1)
(+) Golden Net Working Capital Balance	14,130,000	(2)
(-) Golden Working Capital Target	(20,830,000)
Preliminary Estimated Pre-Merger Value of Golden	$75,404,864

(1) Assumes $500,000 of Golden merger expenses.

(2) Assumes all Golden Gaming Warrants are purchased for $6,700,000 in cash.

For an illustration on how different calculations of the pre-Merger values of the Lakes Group and Golden would affect the number of shares of Lakes common stock that would be issued in connection with the Merger, see “The Merger Agreement—Merger Consideration—Sample Calculations.”

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3.	Purchase Price Allocation

The unaudited pro forma condensed combined financial information reflects the purchase price allocation as follows (in thousands):

Amount
Cash	$21,337
Other current assets	12,775
Property, plant and equipment	83,530
Intangible assets	86,500
Other assets	1,900
Goodwill	73,158
Net liabilities assumed	(203,795)
Total assumed purchase price	$75,405

The preliminary amounts assigned to intangible assets by category are summarized in the table below (in thousands):

	Weighted-Average Useful Life	Amount Assigned
Trade names	10 years	$10,000
Player relationships	12 years	10,000
Customer relationships	15.4 years	65,000
Gaming licenses	indefinite	1,000
Technology	10 years	500
Total intangible assets		$86,500

4.     Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	Reflects the elimination of the Golden Gaming Warrants.

(b)	Represents the preliminary allocation of the fair value of the consideration transferred to the acquired tangible and intangible assets of Golden based on their estimated fair value.

(c)	Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed, which is recorded as goodwill.

(d)	Reflects the elimination of Golden's historical stockholders' deficit, the adjustment related to transaction costs and the preliminary allocation of the fair value of the consideration transferred.

(e)

Represents the depreciation expense of property, plant and equipment, and amortization of intangible assets acquired in the Merger based on their estimated fair values and estimated useful lives. Depreciation and amortization expense will be calculated on a straight-line basis.

(f)

Represents the impact of issuance of an estimated 7,858,145 shares of Lakes common stock in connection with the Merger (being the number of shares estimated in the Merger Agreement to be issued at the closing, based on the then-current estimates and assumptions and assumed closing date of September 30, 2015).

(g)

Lakes and Golden anticipate incurring approximately $11.8 million and $1.2 million, respectively, for a total of $13.0 million in transaction related costs, which consist primarily of legal, financial advisor, severance, accounting and consulting costs. As of December 28, 2014, the historical combined financial statements reflect expense of approximately $0.5 million of transaction related costs, the majority of which were recorded within accounts payable. Therefore, the entire $13.0 million of anticipated transaction costs were shown as a pro forma adjustment, reducing retained earnings, accounts payable and cash and cash equivalents.

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth certain historical and pro forma per share data for the Lakes Group and Golden. The historical data for the Lakes Group is derived from and should be read together with the audited consolidated financial statements and related notes thereto contained in the Form 10-K for the fiscal year ended December 28, 2014, which is incorporated by reference into this proxy statement and described under the section entitled, “Where You Can Find More Information; Incorporation By Reference.” The historical data for Golden is derived from Sartini Gaming’s audited financial statements for the year ended December 31, 2014, which are included elsewhere in this proxy statement.

The pro forma data for the Lakes Group and equivalent pro forma data for Golden is derived from and should be read together with the unaudited pro forma condensed combined financial statements of the Lakes Group, which are included elsewhere in this proxy statement, shares used in calculation of basic and diluted data for the Lakes Group prepared by management, and shares used in calculation of basic and diluted data for Golden prepared by Sartini Gaming management. For purposes of calculating the equivalent pro forma data for Golden, an assumed exchange ratio of 11,052 is applied to our pro forma combined data.

This summary of comparative historical and unaudited pro forma per share data is being provided for illustrative purposes only. The business of the Lakes Group and Golden may have performed differently had the Merger occurred prior to the period presented. In addition, since the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. You should not rely on the unaudited pro forma per share data presented as being indicative of the results that would have been achieved had the Lakes Group and Golden been combined during the period presented or of the future results of Lakes following the Merger. We therefore caution you not to place undue reliance on the unaudited pro forma per share data.

	Historical Lakes Group	Historical Golden	Pro Forma Combined	Pro Forma Equivalent of One Sartini Gaming Share[1]
Net income (loss) per share – basic:	(1.86)	(13,030.94)	(1.44)	(15,914.88)
Year ended December 28 / 31, 2014
Net income (loss) per share – diluted:	(1.86)	(13,030.94)	(1.44)	(15,914.88)
Year ended December 28 / 31, 2014
Net asset value per share	8.04	(92,963.43)	8.03	88,747.56
At December 28 / 31, 2014
Shares used in net asset per share calculation	13,379,009	711	21,237,154
Cash dividend per share	--	--	--

1 The pro forma equivalent of one Sartini Gaming share amount was calculated by applying the exchange ratio of 11,052 to the pro forma combined per share data. The exchange ratio was computed by dividing 7,858,145 Lakes shares (being the number of shares estimated in the Merger Agreement to be issued at the closing, based on then-current estimates and assumptions and an assumed closing date of September 30, 2015) by Sartini Gaming shares projected to be outstanding at closing of 711.

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HISTORICAL COMMON STOCK MARKET PRICE AND DIVIDENDS

Historical market price data for Golden has not been presented, as there is no established trading market in Sartini Gaming common stock.

Effective September 10, 2014, Lakes implemented a 1-for-2 reverse split of its common stock where each two shares of issued and outstanding common stock were converted into one share of common stock. The reverse split reduced the number of shares of Lakes common stock outstanding from approximately 26.8 million to approximately 13.4 million. The par value of the common stock remains at $0.01 per share, and the number of authorized shares of common stock decreased from 200 million to 100 million. Proportional adjustments were also made to Lakes’ outstanding stock options. All share information presented in this proxy statement gives effect to the reverse stock split.

Lakes common stock currently trades on the NASDAQ Global Market under the ticker symbol “LACO.” The high and low sales prices per share of Lakes common stock for each full quarterly period within the two most recent fiscal years are indicated below, as reported on the NASDAQ Global Market:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 28, 2014:
High	$10.90	$10.56	$9.66	$8.55
Low	7.90	9.30	8.00	6.37

Year Ended December 29, 2013:
High	$6.66	$7.34	$8.52	$8.54
Low	5.68	5.56	7.04	7.74

On [_________], 2015, the last reported sale price for the common stock was $[_____] per share. As of [_________], 2015, Lakes had approximately [___] shareholders of record.

No repurchases of Lakes common stock were made during the fourth quarter of Lakes’ fiscal year ended December 28, 2014.

Dividends

Sartini Gaming has never paid cash dividends on its common stock. Subject to certain exceptions, the Merger Agreement prohibits the declaration and payment of dividends by Sartini Gaming prior to closing without Lakes’ consent. In particular, under the Merger Agreement, Sartini Gaming is permitted to make distributions to the Golden Stockholder equal to the principal amount of loans required to be made by the Golden Stockholder to holders of Golden Gaming Warrants under the Warrant Repurchase Agreement; see “The Merger Agreement–Golden Gaming Warrants.”

Lakes has never paid any cash dividends with respect to its common stock and the current policy of the Board of Directors is to retain any earnings to provide for the growth of Lakes. The payment of cash dividends in the future, if any, will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, Lakes’ overall financial condition and any other factors deemed relevant by the Board of Directors. Subject to certain exceptions, the Merger Agreement prohibits the declaration and payment of dividends by Lakes prior to closing without Sartini Gaming’s consent.

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GOLDEN’S BUSINESS

Overview

Golden is a diversified group of gaming companies that focus on three business lines: distributed gaming (often referred to as “slot routes”), tavern operations and casino operations. Golden’s distributed gaming business involves the installation and operation of gaming devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars and taverns) in Nevada. Golden’s tavern operations involve the operation of traditional, branded taverns targeting local patrons, primarily in Clark County, Nevada. Golden’s casino operations consist of three casinos in Pahrump, Nevada.

The Golden parent company, Sartini Gaming, was formed as a Nevada corporation in January 2012 as a holding company. Sartini Gaming’s subsidiaries commenced distributed gaming operations in 2001. Golden’s principal executive offices are located at 6595 S Jones Boulevard, Las Vegas, Nevada 89118 and Golden’s telephone number is (702) 893-7777.

Golden’s Business Overview

Distributed Gaming

Golden’s distributed gaming business involves the installation and operation of a limited number of gaming devices in certain strategic, high-traffic, non-casino locations in Nevada. As of December 31, 2014, Golden’s distributed gaming operations comprised approximately 7,700 gaming devices in approximately 680 locations (which include the gaming devices located in Golden’s taverns). Nevada law limits distributed gaming operations to certain types of non-casino locations, including grocery stores, convenience stores, restaurants, bars and taverns. Most locations are limited to offering no more than 15 gaming devices. Gaming devices are placed in locations where Golden believes they will receive maximum customer traffic, generally near a store’s entrance.

Golden generally enters into two types of gaming machine placement contracts as part of its distributed gaming business: space lease and revenue participation arrangements. Under space lease arrangements, which Golden principally enters into with grocery and convenience stores and gas stations, Golden pays a fixed monthly fee for each location in which it places gaming devices, which may be subject to performance-based adjustments. Under revenue participation arrangements, which Golden typically enters into with local restaurants, bars and taverns that have been licensed under gaming laws as restricted gaming locations, Golden pays the location owner a percentage of the revenues generated by the gaming devices at that location. Both space lease and revenue participation arrangements typically involve long-term contracts that provide Golden with the exclusive right to install its gaming devices at particular locations.

Tavern Operations

Golden’s tavern business involves the operation of traditional, branded taverns, which offer a casually upscale environment catering to local patrons offering superior food, beer and other alcoholic beverages and typically include 15 onsite gaming devices. As of December 31, 2014, Golden operated 48 taverns, which offered a total of 764 onsite gaming devices. Most of Golden’s taverns are located in Clark County, Nevada, which contains the Las Vegas Strip, and cater to locals seeking to avoid the congestion of the Strip. Golden’s tavern brands include PT’s, Sierra Gold, Sierra Junction and Sean Patrick’s. Golden’s taverns also serve as an incubator for new games, technology and food and beverage offerings that can then be rolled out to Golden’s casino operations and third party distributed gaming customers.

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Casino Operations

Golden’s casino operations consist of three casinos in Pahrump, Nevada, located approximately 60 miles from Las Vegas and a gateway to Death Valley National Park: Pahrump Nugget Hotel Casino, Gold Town Casino and Lakeside Casino & RV Park. Golden’s casino properties emphasize gaming device play. Golden acquired the Pahrump Nugget Hotel Casino in 2006, and the Gold Town Casino and Lakeside Casino & RV Park in February 2012. As of December 31, 2014, Golden’s casinos contained an aggregate of 1,026 gaming devices and 14 table games (including live poker tables).

Golden’s Pahrump Nugget Hotel Casino offers 516 gaming devices, 14 table games (which include four live poker tables), a sports book, a 140-seat bingo facility and a bowling center. The Pahrump Nugget Hotel Casino also features Pahrump’s only AAA 3 Diamond rated hotel with 69 hotel rooms. The Gold Town Casino is located on approximately three acres of land and offers 307 gaming devices, a race and sports book and a 109-seat bingo facility. The Lakeside Casino & RV Park is located on approximately 30 acres of land owned by Golden, and offers 203 gaming devices and a recreational vehicle park facility with 159 RV hook-up sites.

Golden’s Business Strategy

Golden’s business strategy for its distributed gaming and tavern gaming operations is to focus on local, value-oriented food, beverage and gaming patrons. Local patrons are typically sophisticated customers who seek convenient locations, high payouts, good food and beverage offerings and a pleasant atmosphere. Because such patrons represent a high potential for repeat visits, generating customer satisfaction and loyalty is a critical component of Golden’s strategy.

Golden seeks to increase customer loyalty through various rewards programs that allow patrons of its establishments to earn reward points that can be redeemed for cash, free play or food and beverage offerings. Golden also utilizes its point of sale, proprietary game tracking system and other technology to monitor the activities of its patrons.

Golden’s Sales and Marketing

Golden believes a vast majority of the patrons in its distributed gaming and tavern operations are local, and accordingly the majority of Golden’s marketing efforts are focused on the local market in the counties of Nevada in which Golden operates. These marketing efforts seek to capitalize on the strong recognition and high level of quality and value associated with Golden’s brands. Additionally, as Golden’s casino operations are located in Pahrump, Nevada, which serves as a gateway to Death Valley National Park, Golden markets its casino operations to tourist traffic.

Golden’s Competition

Distributed gaming, tavern and casino businesses in Nevada are highly competitive. Golden’s distributed gaming operations are subject to substantial direct competition from other distributed gaming operators. Principal methods of competition for distributed gaming operators include the economic terms of space lease or revenue participation arrangements, the services provided and the reputation of the distributed gaming operator. Golden’s tavern operations are subject to substantial competition from numerous other entertainment venues, including locally owned taverns, bars and casinos as well as national and regional chains and brewing companies, which may have greater brand recognition and financial resources than Golden. Golden’s casino operations in Pahrump, Nevada face competition from other casinos located in the vicinity. Golden competes with these properties on the basis of desirability of casino location, payout rates, casino promotions, comfort and value of casino restaurants and hotel rooms and the variety and value of entertainment.

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Golden’s operations also face competition from online gaming, including mobile gaming applications for smart phones and tablet computers. In 2013, Nevada became the first State in the United States to legalize online poker on an intrastate basis. Nevada’s current interactive gaming laws allow the State to enter into agreements with other states which authorize online poker to increase player liquidity by facilitating games between players located inside and outside Nevada, and in February 2014, Delaware and Nevada entered into the first such agreement. The law in this area has been rapidly evolving and additional legislative developments, in Nevada and elsewhere, may accelerate the proliferation in Nevada and throughout the United States of certain forms of online gambling, including online poker.

Golden’s Intellectual Property

Golden has pursued registration of its primary trademarks and service marks in Nevada and with the United States Patent and Trademark Office. Its registered trademarks include, among others, Golden Casino, Golden Gaming, Golden Rewards, Golden Route Operations, Golden Tavern, Pahrump Nugget, PT’s, Real.Local.Play, Sierra Gold and Sierra Junction. Golden also has one patent related to player tracking systems.

Golden’s Employees

As of December 31, 2014, Golden had approximately 2,170 employees, of which approximately 1,750 are classified as full-time employees. None of Golden’s employees are covered by a collective bargaining agreement.

SARTINI GAMING MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presents Sartini Gaming management’s discussion and analysis of Golden’s financial condition and results of operations as of December 31, 2014 and 2013 and results of operations for the years ended December 31, 2014, 2013 and 2012, and should be read in conjunction with Golden’s audited consolidated financial statements and related notes thereto included elsewhere in this proxy statement. This discussion is intended to highlight the principal factors affecting earnings and significant changes in Golden’s balance sheet for the periods indicated and is intended to help the reader better understand, from Sartini Gaming management’s perspective, and evaluate Golden’s audited consolidated financial statements and related notes thereto included elsewhere in this proxy statement. References in Sartini Gaming management’s discussion and analysis of financial condition and results of operations to “Golden,” “we,” “our” and “us” refer to Sartini Gaming and its consolidated subsidiaries.

General

Golden comprises diversified gaming companies that focus on three business lines: distributed gaming (often referred to as “slot routes”), tavern operations and casino operations. Golden’s subsidiaries commenced distributed gaming operations in 2001. The Golden parent company, Sartini Gaming, was formed as a Nevada corporation in January 2012. Other than the membership interests in its direct subsidiary, Sartini Gaming has no assets, liabilities or revenues, and all operations of Golden are conducted through subsidiaries.

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Sartini Gaming has elected to be taxed under the provisions of Subchapter S of the Code. Under those provisions, the Golden Stockholder (as the sole owner of Sartini Gaming) pays income taxes on our taxable income. Accordingly, a provision for income taxes is not included in Golden’s audited consolidated financial statements.

Sartini Gaming management’s discussion and analysis of financial condition and results of operations is based on our audited consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience, terms of existing contracts, observance of trends in the gaming industry and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include the fair value of assets and liabilities acquired in business combinations, the useful lives assigned to property and equipment and intangible assets, and future cash flows used to determine impairment losses. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

Sources of Revenues

Golden generates revenue from various sources, including food and beverage sales, gaming devices, hotel, recreational vehicle space rentals, bowling operations and other miscellaneous sales. Golden’s distributed gaming business generates revenue from gaming devices and system fees. Golden’s tavern business generates revenue from food and beverage sales and gaming devices. Golden’s casino business generates revenue from food and beverage sales, gaming devices and other gaming revenues, lodging and recreational vehicle space rentals. The largest component of Golden’s revenues in its casino and distributed gaming businesses comprises gaming revenues from its gaming devices. Golden tavern revenues are more evenly split between food and beverage sales and gaming revenues.

Critical Accounting Policies

The following is a summary of our significant accounting policies

Principles of consolidation: Our consolidated financial statements include the accounts of Sartini Gaming and its wholly-owned subsidiaries along with, through October 31, 2012, the accounts of Golden Mardi Gras Inc. (“GMG”). GMG is a variable interest entity as defined in FASB Accounting Standards Codification (“ASC”) 810, Consolidations, and was considered to be a subsidiary of Sartini Gaming’s predecessor through October 31, 2012. All significant intercompany balances and transactions have been eliminated in consolidation.

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Goodwill: Goodwill represents the excess of costs over fair value of assets of the business acquired. Goodwill is not amortized, but rather is assessed for impairment annually or more frequently if circumstances indicate impairment may have occurred. This assessment can be made using either a qualitative or a quantitative approach. We perform our annual impairment assessment in the fourth quarter of each year. We use a two-step process for determining whether goodwill is impaired. If we elect to use the quantitative approach, the first step is to compare the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds fair value, a second step is followed to calculate the goodwill impairment. If we elect to use the qualitative approach, we assess qualitative factors to determine whether it is more likely than not that goodwill is impaired. Under both the qualitative and the quantitative approaches, the second step involves determining the fair value of the reporting unit and allocating such fair value to the individual assets and liabilities of the reporting unit as if it were a business combination and calculating the implied fair value of goodwill. To determine fair value, we engage a third party valuation specialist and use a combination of the income approach, which is based on the cash flows that the reporting unit expects to generate in the future, precedent transaction approach and comparable company analysis approach. The income approach requires significant management judgments and estimates to project future revenues and expenses, changes in gross margins, cash flows and estimates of future capital expenditures for the reporting unit over a multi-year period, as well as the determination of weighted-average cost of capital to be used as a discount rate. The precedent transaction approach considers the prices paid by purchasers of similar companies under similar situations. We also use the comparable company approach which considers the valuation multiples of companies with similar characteristics. The income approach is weighted more heavily. The evaluation of goodwill inherently involves management judgments as to assumptions used to project these amounts and the impact of market conditions on those assumptions. Our estimates may differ from actual results due to, among other matters, economic conditions, changes to our business model or changes in operating performance. Substantially all of our goodwill is amortizable for tax purposes.

Intangible assets and other assets: Intangible assets consist primarily of trademarks and other intellectual property, customer relationships, noncompete agreements and licenses. Customer relationships include the value of purchased route contracts. Amortization of customer relationships related to our distributed gaming operations is recorded primarily on an accelerated basis over eight years and is included in depreciation and amortization expense. Customer relationships related to our casino operations are amortized on an accelerated basis over ten to eleven years representing the estimated attrition of preferred customers. Non-compete agreements are amortized on a straight-line basis over one to five years.

Impairment: In accordance with the provisions of ASC 360, Property, Plant, and Equipment, we evaluate the potential impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If it is determined that the carrying value of long-lived assets may not be recoverable based upon the relevant facts and circumstances, we estimate the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the estimated undiscounted future cash flows is less than the carrying value of the asset, the asset is written down to its fair value.

Modification accounting: We evaluate amendments to our debt in accordance with ASC 540-50, Debt – Modifications and Extinguishments, for modification and extinguishment accounting. For debt amendments involving continuing existing lenders, this evaluation includes comparing the net present value of cash flows of the new debt to the old debt to determine if changes greater than ten percent occurred. In instances where the net present value of future cash flows changed more than ten percent, we apply extinguishment accounting and determine the fair value of our debt based on factors available to us. In instances where the change was less than ten percent, we apply modification accounting. For modification accounting, prior unamortized deferred loan costs and debt discounts and any new fees paid to the continuing lender are amortized over the revised term of the debt.

Debt issuance costs: Debt issuance costs consist of loan origination and financing fees paid in connection with long-term debt. These fees are being amortized to interest expense over the life of the long-term debt using the interest method.

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Loyalty programs: We provide the Golden Rewards Club Program for our customers. Members of this program earn points based on gaming activity, and such points are redeemable for cash, free play, or complimentary goods and services such as accommodations, food and beverages. Rewards program members may also earn special coupons or awards as determined during marketing promotions. Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, we record revenue for the original transaction and a liability for the value of points earned by rewards program members. The value of the points is determined by referencing the cash value of points expected to be redeemed for cash or free play and the incremental (departmental) cost of points expected to be redeemed for complimentary goods or services. The liability is reduced by points not expected to be redeemed. The cost of points redeemed for cash is recorded as a reduction of gaming revenue, and the cost of points redeemed for complimentary goods or services is recorded as an operating expense of the gaming department.

Revenue recognition: Gaming revenue is (a) the net win from gaming activities, which is the difference between gaming wins and losses, less sales incentives and other adjustments and (b) revenue from gaming-related activities such as poker, blackjack, and tournaments. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental amount of progressive jackpots as the progressive machine is played, and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue. We recognize gaming revenues in our distributed gaming business from distributed gaming operations under both space leases and revenue participation arrangements as the net win from gaming operations. Gaming revenues also include fees charged to route customers for the costs of our gaming management system and our rewards program. Revenue participation and space lease payments to route locations are recorded as gaming expenses. We estimate and accrue our share of the cash that has not been collected from gaming machines at the end of the year, but that is collected on regularly scheduled collection dates within one week after the end of the year. Rooms, food, beverage, and merchandise revenues are recognized when goods and services are provided to customers. Other revenue represents revenue from ATM fees, vending machines, and arcade machines. Other revenue is recognized when services are provided to customers. We report revenues net of sales taxes collected and remitted.

Income taxes: Sartini Gaming has elected, with the Golden Stockholder’s consent, to be taxed under the provision of Sub-chapter S of the Code. Under the provision, we do not pay federal corporate income taxes on our taxable income. Instead, the Golden Stockholder is liable for individual income taxes on our taxable income. Sartini Gaming’s subsidiaries are limited liability companies and their income or loss is allocated to their members. Management evaluates our tax positions on an annual basis and has concluded that we have taken no uncertain tax positions that require adjustment to our consolidated financial statements to comply with the provisions of this guidance. All of our tax returns are subject to examination by U.S. federal, state and local tax authorities.

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Results of Operations

The following table presents an overview of Golden’s consolidated results of operations for the years ended December 31, 2014, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2014	Percent Change	2013	Percent Change	2012
Gross revenues:
Gaming	$246,607	2.5%	$240,552	3.9%	$231,499
Food and beverage	45,912	2.5%	44,800	2.5%	43,714
Other	8,181	12.4%	7,277	45.2%	5,013
Promotional allowances(1)	(20,200)	(1.7)%	(20,544)	8.9%	(18,858)
Net revenues	280,500	3.1%	272,085	4.1%	261,368
Costs and expenses:
Gaming	136,725	(1.8)%	139,198	5.2%	132,364
Food and beverage	17,370	4.3%	16,656	3.2%	16,142
Non-gaming payroll and related	45,680	-	45,682	3.5%	44,149
Selling, general and administrative	46,426	6.1%	43,777	(5.1)%	46,112
Depreciation and amortization	14,180	3.1%	13,753	2.4%	13,433
Preopening and business combination expenses	1,674	73.8%	963	(73.6)%	3,649
Gain on disposal of property and equipment	(293)	*	(28)	33.3%	(21)
Income from operations	18,738	55.1%	12,084	118.1%	5,540
Other (expense) income:
Interest expense	(21,940)	(14.2)%	(25,583)	12.5%	(22,738)
Loss on extinguishment of debt	–	*	(6,163)	112.7%	(2,898)
Gain (loss) on warrant	(6,063)	*	–	*	432
Loss from continuing operations	(9,265)	(52.9)%	(19,662)	–	(19,664)
Income from discontinued operations	–	*	–	*	27,095
Net income (loss)	(9,265)	(52.9)%	(19,662)	*	7,431
Net loss attributable to Sartini Gaming(2)	$(9,265)	(52.9)%	$(19,662)	–	$(19,664)

* Percentage change not meaningful.

(1) Promotional allowances consist primarily of food and beverages, hotel rooms and merchandise furnished gratuitously to customers. The estimated retail value of such goods and services is included in the respective revenue gaming classifications and is then deducted from gross revenues as promotional allowances.

(2) Net loss attributable to Sartini Gaming for the year ended December 31, 2012 excludes $27.1 million of net income from discontinued operations attributable to a noncontrolling interest.

Comparison of Years Ended December 31, 2014 and 2013

Net revenues. Net revenues increased by $8.4 million for the year ended December 31, 2014 compared to the prior year, driven primarily by a $6.1 million increase in gaming revenues, a $1.1 million increase in food and beverage revenues and a $0.9 million increase in other revenues. Promotional allowances remained relatively flat year-over-year. The year-over-year increase in gaming revenues was primarily related to our acquisition of a slot route in Northern Nevada in January 2014. The increase in food and beverage revenues compared to the prior year period was mainly due to the acquisition of seven additional tavern locations.

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Costs and expenses. Costs and expenses increased by $1.8 million for the year ended December 31, 2014 compared to the prior year, driven primarily by a $2.6 million increase in selling, general and administrative expenses and a $0.7 million increase in both food and beverage expenses and preopening and business combination expenses, partially offset by a $2.5 million reduction in gaming expenses. Non-gaming payroll and related expenses and depreciation and amortization remained relatively flat year-over-year. The year-over-year increase in selling, general and administrative expenses was primarily driven by increased personnel costs due to acquisitions. The increases in food and beverage expenses and preopening and business combination expenses related mainly to the acquisition of seven additional tavern locations described above. The decrease in gaming expenses compared to the prior year period was mainly due to synergies realized from the slot route acquisition in Northern Nevada as well as modifications to certain major space lease rent contracts.

Interest expense. Interest expense decreased $3.6 million for the year ended December 31, 2014 compared to the prior year, due primarily to the refinancing of our indebtedness in September 2013.

Loss on extinguishment of debt. We recognized a loss on extinguishment of debt of $6.2 million during the year ended December 31, 2013, which related to the refinancing of our indebtedness in September 2013. We did not recognize any loss on extinguishment of debt during the year ended December 31, 2014.

Gain (loss) on warrant. We recognized a loss of $6.1 million during the year ended December 31, 2014 relating to the estimated fair value of the outstanding Golden Gaming Warrants and the repurchase in September 2014 of a Golden Gaming Warrant to purchase 1,111 membership interests of 77 Golden. We did not recognize any gain (loss) on warrants during the year ended December 31, 2013.

Comparison of Years Ended December 31, 2013 and 2012

Net revenues. Net revenues increased by $10.7 million for the year ended December 31, 2013 compared to the prior year, driven primarily by a $9.1 million increase in gaming revenues, a $2.3 million increase in other revenues and a $1.1 million increase in food and beverage revenues, partially offset by a $1.7 million increase in promotional allowances. The year-over-year increases in gaming revenues and other revenues in 2013 reflected a full year’s operations of the major slot route we acquired in 2012, compared to ten months of operations during 2012. The increase in food and beverage revenues compared to the prior year period was mainly due to the opening of additional tavern locations.

Costs and expenses. Costs and expenses increased by $4.2 million for the year ended December 31, 2013 compared to the prior year, driven primarily by a $6.8 million increase in gaming expenses and a $1.5 million increase in non-gaming payroll and related expenses, partially offset by a $2.7 million reduction in preopening and business combination expenses and a $2.3 million reduction in selling, general and administrative expenses. Food and beverage expenses and depreciation and amortization remained relatively flat year-over-year. The year-over-year increases in gaming expenses and non-gaming payroll and related expenses in 2013 reflected a full year’s operations of the major slot route we acquired in 2012, compared to ten months of operations during 2012. Preopening and business combination expenses for the year ended December 31, 2012 included $2.3 million of business combination costs relating to the purchase of our casino properties in Pahrump, Nevada and various distributed gaming operations and the associated sale of three casino properties in Black Hawk, Colorado (see Note 7 to our audited consolidated financial statements, included elsewhere in this proxy statement). The decrease in selling, general and administrative expenses compared to the prior year period was mainly due to the realization of synergies and operating efficiencies resulting from the major slot route acquisition in 2012.

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Interest expense. Interest expense increased $2.8 million for the year ended December 31, 2013 compared to the prior year, primarily due to the increase in principal amount outstanding under our Second Lien Credit Agreement following the refinancing of our indebtedness in September 2013 and a reduction in the amount of interest thereunder permitted to be payment-in-kind (PIK) interest.

Loss on extinguishment of debt. We recognized a loss on extinguishment of debt of $6.2 million during the year ended December 31, 2013, which related to the refinancing of our indebtedness in September 2013. We recognized a loss on extinguishment of debt of $2.9 million during the year ended December 31, 2012, which related to the restructuring of our indebtedness in February 2012.

Discontinued operations. We recorded $27.1 million of income from discontinued operations during the year ended December 31, 2012, which represents the operating results of the three casino properties located in Black Hawk, Colorado that we sold in February 2012 and leased back from the buyer until November 2012 pending the buyer’s receipt of gaming licenses in Colorado (see Note 7 to our audited consolidated financial statements, included elsewhere in this proxy statement).

Liquidity and Capital Resources

Our primary sources of liquidity and capital resources are our existing cash and cash equivalents, cash flows from operations and borrowings under our $5.0 million revolving line of credit. As of December 31, 2014, Golden had $27.0 million of cash and cash equivalents. Golden’s anticipated uses of cash in the near term will be for future acquisitions, recurring capital expenditures, debt service, expenses associated with the Merger and operating expenses.

Our cash flows are affected by a variety of factors, many of which are outside of our control, including regulatory issues, competition, financial markets and other general business conditions. Based on our current plans and business conditions, we believe our cash and cash equivalents, cash flows from operations and borrowing availability will be sufficient to fund our anticipated cash requirements for at least the next twelve months.

Operating Activities

Net cash provided by operating activities was $13.1 million in 2014 compared to $5.2 million in 2013. The $8.0 million increase in net cash provided by operating activities was primarily due to reduced interest expense, the acquisition of a slot route in Northern Nevada in January 2014 and modifications to route contracts.

Net cash provided by operating activities was $5.2 million in 2013 compared to net cash used in operating activities of $0.8 million in 2012. The $6.0 million increase in net cash provided by operating activities was primarily due to the acquisition of a major slot route in 2012.

Investing Activities

Net cash used in investing activities was $8.8 million in 2014 compared to $6.4 million in 2013. The $2.4 million increase in net cash used in investing activities was primarily due to the acquisition of five tavern locations in 2014 and the acquisition of the Northern Nevada slot route.

 Net cash used in investing activities was $6.4 million in 2013 compared to $24.3 million in 2012. The $17.9 million decrease in net cash used in investing activities was primarily due to the acquisition of a major slot route in 2012.

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Financing Activities

Net cash used in financing activities was $4.5 million in 2014 compared to net cash provided by financing activities of $9.4 million in 2013. Net cash used in financing activities during 2014 included net repayments of $4.0 million under our Term A Loan Facility (defined below), as well as warrant repurchase and capital lease obligations.

Net cash provided by financing activities was $9.4 million in 2013 compared to $39.8 million in 2012. Net cash provided by financing activities in 2013 includes net proceeds received from the refinancing of our indebtedness in September 2013. Net cash provided by financing activities in 2012 reflects transactions relating to the deconsolidation of GMG.

First Lien Credit Agreement

On September 16, 2013, Golden Gaming, LLC (“Golden Gaming”) entered into a First Lien Credit Agreement with OneWest Bank, FSB (as administrative agent) and the lenders party thereto, which provides for (i) a $5.0 million revolving line of credit (including a $1.0 million letter of credit subfacility), (ii) a $40.0 million senior secured term A loan facility (the “Term A Loan Facility”) and (iii) a $40.0 million senior secured term B loan facility (the “Term B Loan Facility”), each with a maturity date of September 16, 2018. Borrowings under the Term A Loan Facility are repayable in quarterly principal installments of $1.0 million in the aggregate (which commenced on March 31, 2014), followed by a final installment at maturity. As of December 31, 2014, we had $2.1 million, $36.0 million and $40.0 million in principal amount outstanding under our revolving line of credit, Term A Loan Facility and Term B Loan Facility, respectively.

Borrowings under the revolving line of credit and the Term A Loan Facility bear interest at the London Interbank Offered Rate (“LIBOR”) plus 3.25% per annum (subject to a LIBOR floor of 0.75% per annum) or at the bank base rate plus 2.25% per annum, as selected by Golden. Borrowings under the Term B Loan Facility bear interest at LIBOR plus 6.50% per annum (subject to a LIBOR floor of 0.75% per annum) or at the bank base rate plus 5.50% per annum, as selected by Golden. At December 31, 2014, the effective interest rate on our outstanding borrowings under the revolving line of credit and Term A Loan Facility was 4.0%, and under our Term B Loan Facility was 7.25%.

The First Lien Credit Agreement is secured on a first priority basis by substantially all of Golden Gaming’s assets and the assets of its existing or subsequently acquired direct or indirect subsidiaries, and is guaranteed by each such subsidiary.

The First Lien Credit Agreement contains financial covenants regarding a maximum total debt to EBITDA ratio, a maximum total first lien debt to EBITDA ratio, a minimum fixed charge coverage ratio and minimum EBITDA. In addition, the First Lien Credit Agreement contains covenants that restrict, among other things, our ability to sell assets, make investments, make capital expenditures, incur indebtedness, grant liens, pay dividends and make certain other restricted payments. As of December 31, 2014, we were in compliance with the covenants under the First Lien Credit Agreement.

The First Lien Credit Agreement contains mandatory prepayment provisions that require us to prepay borrowings under the First Lien Credit Agreement with proceeds from equity issuances, debt incurrences, certain casualty events, sales of assets and excess cash flow. The First Lien Credit Agreement also provides for an event of default upon the occurrence of a change of control, which is defined to include the Golden Stockholder ceasing to own, directly or indirectly, more than 65% of the membership interests in 77 Golden. Golden intends to refinance the indebtedness under the First Lien Credit Agreement in connection with the Merger.

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Second Lien Credit Agreement

On September 16, 2013, Golden Gaming amended and restated its Second Lien Credit Agreement with ABC Funding, LLC (as administrative agent) and the lenders party thereto, to provide for a $107.0 million term loan with a maturity date of March 16, 2019. As of December 31, 2014, we had $108.8 million in principal amount outstanding under our Second Lien Credit Agreement. Borrowings under the Second Lien Credit Agreement bear interest at the rate of 14.50%, 13.25% of which is paid in cash and 1.25% is paid “in-kind” by adding such interest to outstanding principal. The applicable interest rates under the Second Lien Credit Agreement are subject to adjustment based on our first lien secured leverage ratio.

The Second Lien Credit Agreement is secured on a second priority basis by substantially all of Golden Gaming’s assets and the assets of its existing or subsequently acquired direct or indirect subsidiaries, and is guaranteed by each such subsidiary.

The Second Lien Credit Agreement contains financial covenants regarding a maximum total debt to EBITDA ratio, a maximum total first lien debt to EBITDA ratio, a minimum fixed charge coverage ratio and minimum EBITDA. In addition, the Second Lien Credit Agreement contains covenants that restrict, among other things, our ability to sell assets, make investments, make capital expenditures, incur indebtedness, grant liens, pay dividends and make certain other restricted payments. As of December 31, 2014, we were in compliance with the covenants under the Second Lien Credit Agreement.

The Second Lien Credit Agreement contains mandatory prepayment provisions that require us to prepay borrowings under the Second Lien Credit Agreement (subject to prior prepayment under the First Lien Credit Agreement) with proceeds from equity issuances, debt incurrences, certain casualty events, sales of assets and excess cash flow. No voluntary prepayments are permitted to be made through March 16, 2015. Prepayment penalties apply to voluntary prepayments made (i) between March 17, 2015 and March 16, 2016, in the amount of 5.0% of the principal amount so prepaid, and (ii) between March 17, 2016 and March 16, 2017, in the amount of 2.5% of the principal amount so prepaid. Prepayment in connection with a transaction that involves the sale by the Golden Stockholder and its affiliates, directly or indirectly, of 40% or more of the membership interests held in Golden Gaming or 77 Golden is subject to a prepayment penalty of 1.0% of the principal amount so repaid.

The Second Lien Credit Agreement also provides for an event of default upon the occurrence of a change of control, which is defined to include the Golden Stockholder ceasing to own, directly or indirectly, more than 65% of the membership interests in 77 Golden. Golden intends to refinance the indebtedness under the Second Lien Credit Agreement in connection with the Merger.

Golden Gaming Warrants

In February 2012, 77 Golden issued to the original lenders under the Second Lien Credit Agreement ten-year warrants (referred to in this proxy statement as the Golden Gaming Warrants) for the purchase of 11,110 membership interests of 77 Golden at an exercise price of $0.01 per membership interest. As of December 31, 2014, Golden Gaming Warrants to purchase 9,999 membership interests of 77 Golden were outstanding. The purchase and cancellation or redemption of the Golden Gaming Warrants at or prior to the closing is a condition precedent to the consummation of the Merger.

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On April 3, 2015, Golden entered into a Warrant Repurchase Agreement with the holders of the Golden Gaming Warrants, pursuant to which each holder of Golden Gaming Warrants has agreed to sell its Golden Gaming Warrants immediately prior to the closing of the Merger either to Sartini Gaming for cash or to Lakes for shares of Lakes common stock, as elected by such holder, and effective upon such sale the Golden Gaming Warrants will be cancelled.

If a warrantholder elects to receive cash for its Golden Gaming Warrants, the purchase price will be calculated as the greater of (i) the repurchase value of the Golden Gaming Warrants calculated in accordance with a formula therein or (ii) the value of such warrantholder’s pro rata share of the shares of Lakes common stock issuable to the Golden Stockholder under the Merger Agreement (based on its warrant percentage) multiplied by the average closing price for Lakes common stock for the 20 consecutive trading days ending 30 days prior to the closing of the Merger. If a warrantholder elects to receive shares of Lakes common stock, such shares will be deducted from the shares otherwise issuable to the Golden Stockholder as merger consideration under the Merger Agreement, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same. In addition, such warrantholders waive their rights to receive any dividend of certain proceeds resulting from a sale or other disposition of the Jamul Note with respect to the shares of Lakes common stock they receive as consideration for their Golden Gaming Warrants and hold as of the record date of such dividend. Warrantholders who elect to exchange their Golden Gaming Warrants for shares of Lakes common stock will enter into a registration rights agreement with Lakes at the closing, pursuant to which such warrantholders will receive piggyback registration rights with respect to certain registrations of equity securities by the combined company during the six-month period following the Merger.

Off-Balance Sheet Arrangements

We currently have no material off-balance sheet arrangements.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2014 (in thousands):

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
Long-term debt(1)	$4,000	$8,000	$174,865	–	$186,865
Capital leases	90	–	–	–	90
Operating leases	12,437	16,049	10,101	32,341	70,928
Purchase obligations	1,290	320	–	–	1,610
Other long-term liabilities	1,308	2,717	187	181	4,393
	$19,126	$27,086	$185,153	$32,522	$263,887

(1) Estimated interest payments for variable rate debt are based on our outstanding balances as of December 31, 2014 and the applicable weighted average effective interest rates at December 31, 2014.

Golden’s long-term debt, which consists of indebtedness under the First Lien Credit Agreement and Second Lien Credit Agreement, is subject to acceleration upon the occurrence of an event of default, which includes a change of control (as described above). Golden intends to refinance the indebtedness under the First Lien Credit Agreement and Second Lien Credit Agreement in connection with the Merger.

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The table above does not include Golden’s contractual obligations under the Warrant Repurchase Agreement to purchase Golden Gaming Warrants from those warrantholders electing to sell their warrants to Sartini Gaming for cash. See “Liquidity and Capital Resources–Golden Gaming Warrants” above for additional information.

BENEFICIAL OWNERSHIP OF LAKES COMMON STOCK

The following table sets forth, as of the close of business on April 7, 2015, certain information regarding the beneficial ownership of Lakes’ common stock by (i) all persons known by Lakes to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than five percent (5%) of Lakes’ outstanding common stock, (ii) each of the members of the Board of Directors, (iii) each named executive officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the information is given as of April 7, 2015, the mailing address of each shareholder is 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55305, and each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Percentage of common stock beneficially owned “Pre-Merger” is based on 13,391,578 shares of common stock outstanding as of April 7, 2015. Percentage of common stock beneficially owned “Post-Merger” assumes that 7,858,145 shares of Lakes common stock are issued at the closing of the Merger (being the number of shares estimated in the Merger Agreement to be issued at the closing of the Merger, based on then-current estimates and assumptions and an assumed closing date of September 30, 2015) and that the closing of the Merger occurs prior to April 7, 2015.

Name	Amount and Nature of Beneficial Ownership(9)	Percent of Class (Pre-Merger) (9)	Percent of Class (Post- Merger) (9)
Lyle Berman(1)	2,405,475	17.7%	11.3%
Timothy J. Cope(2)	206,857	1.5%	1.0%
Larry C. Barenbaum(3)	18,707	*	*
Ray M. Moberg(4)	30,765	*	*
Neil I. Sell(5)	1,277,658	9.5%	6.0%
Stephen Haberkorn, P.O. Box 80270, Las Vegas, Nevada 89190-0270(6)	878,765	6.6%	4.1%
Cove Street Capital, LLC, 2101 East El Segundo Boulevard, Suite 302, El Segundo, California 90245 (7)	709,313	5.3%	3.3%
All Lakes Entertainment, Inc. Directors and Executive Officers as a Group (5 persons) (8)	3,939,462	28.7%	18.3%
The Blake L. Sartini and Delise F. Sartini Family Trust	0	0%	37.0%

*	Less than one percent.

(1)

Includes 211,403 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, 161,500 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan, 1,830,833 shares owned by Lyle A. Berman Revocable Trust and options to purchase 201,739 shares.

(2)	Includes options to purchase 143,036 shares and 5,000 shares owned by Mr. Cope’s spouse.

(3)	Includes options to purchase 16,207 shares.

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(4)	Includes options to purchase 28,265 shares.

(5)

Includes an aggregate of 1,255,194 shares held by four irrevocable trusts for the benefit of Lyle Berman’s children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 15,765 shares.

(6)	Based solely upon Schedule 13G dated November 12, 2014 on file with the SEC.

(7)	Based solely upon Schedule 13G dated February 13, 2015 on file with the SEC.

(8)

Includes shares held by corporations controlled by such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 405,012 shares. Messrs. Barenbaum and Moberg are expected to resign from the Lakes Board of Directors effective as of the closing of the Merger.

(9)

Shares of our common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire them as of April 7, 2015, or within 60 days of such date, are treated as outstanding for purposes of calculating the amount and the percentage of common stock outstanding for such person or group.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Policy. The Audit Committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions, as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of Lakes on May 1, 2014. In addition, the rules of The Nasdaq Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In accordance with policies adopted by the Audit Committee, the following transactions must be presented to the Audit Committee for its review and approval:

1. Any transaction in which (i) the amount involved exceeds $120,000, (ii) Lakes was or is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)).

2. Any contract or other transaction between Lakes and one or more directors of Lakes, or between Lakes and an organization in or of which one or more directors of Lakes are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255.

Procedure. In addition to our Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee, along with the concurrence of a majority of the disinterested directors of the Board of Directors. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction.

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Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the Audit Committee:

1. The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to Lakes and any of its subsidiaries;

2. The basis on which the related person is deemed to be a related person within the meaning of Regulation S-K, Item 404(a), if applicable;

3. The material facts and terms of the proposed transaction.

4. The material facts as to the interest of the related person in the proposed transaction.

5. Any other information that the Audit Committee requests concerning the proposed transaction.

The Audit Committee may require that all or any part of such information be provided to it in writing. The Audit Committee may approve only those transactions covered by the policy that a majority of the members of the Audit Committee in good faith determine to be (i) fair and reasonable to Lakes, (ii) on terms no less favorable than could be obtained by Lakes if the proposed transaction did not involve a director or the related person, as the case may be, and (iii) in the best interests of Lakes.

FUTURE SHAREHOLDER PROPOSALS

Any proposal that a shareholder wished to include in proxy materials for the 2015 Annual Meeting of shareholders pursuant to Rule 14a-8 must have been received by Lakes on or before April 1, 2015, and must have otherwise complied with Rule 14a-8.

Under our Bylaws, a shareholder is eligible to submit a shareholder proposal outside the processes of Rule 14a-8 if the shareholder is of record based on the record date for determining shareholders entitled to vote at the Annual Meeting. The shareholder also must provide timely notice of the proposal to us. To be timely under our Bylaws, we must receive advance notice of the proposal by June 11, 2015 (90 days before September 9, 2015, the anniversary of our 2014 Annual Meeting) or, if the 2015 Annual Meeting date is more than 30 days before or after September 9, 2015, advance notice of the proposal must be received not less than 90 days before such Annual Meeting or, if later, within 10 days after the first public announcement of the date of the 2015 Annual Meeting. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our Bylaws. In addition, we may exercise our discretion in voting for any proposal not submitted in accordance with our advance notice Bylaws that is presented at the shareholders’ meeting. All written proposals should be submitted to Timothy J. Cope, President, Chief Financial Officer and Treasurer, 130 Cheshire Lane, Suite 101, Minnetonka, Minnesota 55305.

115

PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF LAKES COMMON STOCK IN CONNECTION WITH THE MERGER

General

At the Special Meeting, Lakes shareholders will be asked to approve the issuance of shares of Lakes common stock in connection with our proposed acquisition of Golden in the Merger. The number of shares of Lakes common stock issued will reflect the pre-Merger value of Golden relative to the pre-Merger value of the Lakes Group, which are calculated in accordance with formulas set forth in the Merger Agreement.

In the Merger Agreement, using then-current financial estimates and assumptions as of September 30, 2015, we estimated that the number of shares of Lakes common stock to be issued in connection with the Merger would be approximately 7.9 million shares (or 35.7% of the total number of fully diluted shares of Lakes common stock immediately following the Merger). The actual number of shares of Lakes common stock to be issued in connection with the Merger will depend on the actual pre-Merger values of Golden and the Lakes Group, as calculated under the Merger Agreement, but in no event will the shares issued in connection with the Merger exceed 49.9% of the total number of fully diluted shares of Lakes common stock immediately following the Merger (or 14,075,779 shares, based on the number of fully diluted shares of Lakes common stock as of the date of this proxy statement).

The terms of, reasons for, and other aspects of the Merger Agreement, the Merger, and the issuance of Lakes common stock in connection with the Merger are described in detail in the other sections of this proxy statement.

Recommendation of the Lakes Board of Directors; Vote Required for Approval

The Lakes Board of Directors recommends that you vote “FOR” the proposal to issue shares of Lakes common stock in connection with the Merger. The affirmative vote of a majority of the outstanding shares of Lakes common stock entitled to vote and present in person or by proxy at the Special Meeting will be required to approve the Share Issuance.

PROPOSAL TWO: IF NECESSARY, APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, INCLUDING TO SOLICIT PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE SHARE ISSUANCE

General

At the Special Meeting, Lakes shareholders will be asked to approve, if necessary, an adjournment of the Special Meeting, including for the purpose of soliciting proxies, if there are not sufficient votes in favor of the Share Issuance.

Recommendation of the Lakes Board of Directors; Vote Required for Approval

The Lakes Board of Directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, including to solicit proxies, if there are not sufficient votes in favor of the Share Issuance. The affirmative vote of a majority of the outstanding shares of Lakes common stock entitled to vote and present in person or by proxy at the Special Meeting, regardless of whether a quorum is present, will be required to approve an adjournment of the Special Meeting.

116

PROPOSAL THREE: APPROVAL OF AMENDMENT TO LAKES’ SECOND AMENDED BYLAWS

General

The Lakes Board of Directors has approved an amendment to the Second Amended Bylaws of Lakes to permit our Board of Directors to either increase or decrease the number of directors. Currently, the Seconded Amended Bylaws permit the Board of Directors to increase the number of directors by affirmative vote of a majority of the directors serving at the time of the increase but a vote of our shareholders is required to decrease the number of directors. If this Proposal Three is approved, Section 4.2 of the Second Amended Bylaws of Lakes will be replaced by the following:

4.2      Number. The number of directors shall be fixed by or in the manner provided in the articles of incorporation or these bylaws. The number of directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the Board of Directors; provided, however, that no decrease in the number of directors pursuant to this Section 4.2 shall effect the removal of any director then holding office except in compliance with applicable law and Section 4.11 below. Any newly created directorships established by the Board of Directors shall be filled by a majority vote of the directors serving at the time of the increase.

Recommendation of the Lakes Board of Directors; Vote Required for Approval

The Lakes Board of Directors recommends that you vote “FOR” the proposal to approve an amendment to Lakes’ bylaws. The affirmative vote of a majority of the outstanding shares of Lakes common stock entitled to vote and present in person or by proxy at the Special Meeting will be required to approve the amendment of Lakes’ bylaws.

PROPOSAL FOUR: APPROVAL, ON AN ADVISORY BASIS, OF POTENTIAL CHANGE IN CONTROL PAYMENTS TO NAMED EXECUTIVE OFFICERS

General

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that Lakes seek an advisory (non-binding) vote from its shareholders to approve certain compensation that its “named executive officers” will receive from Lakes in connection with the Merger. The section entitled “The Merger—Interests of Certain of Lakes’ Officers and Directors in the Merger—Severance Payments and Accelerated Vesting of Stock Options,” beginning on page [___], shows the compensation that could become payable to Lakes’ named executive officers that are based on or otherwise relate to the Merger. Approval requires the affirmative vote of holders of a majority of the shares of Lakes common stock present at the special meeting, either in person or by proxy, and entitled to vote on the proposal. Accordingly, Lakes is asking you to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the agreements with and items of compensation payable to the named executive officers of Lakes Entertainment, Inc. that are based on or otherwise relate to the merger with Sartini Gaming, Inc. as disclosed in the section of the Proxy Statement entitled “The Merger—Interests of Certain of Lakes’ Officers and Directors in the Merger—Severance Payments and Accelerated Vesting of Stock Options.”

117

Recommendation of the Lakes Board of Directors; Vote Required for Approval

The Lakes Board of Directors recommends that you vote “FOR” the proposal to approve the merger-related executive compensation arrangements described in this Proxy Statement. Approval of this proposal is not a condition to completion of the Share Issuance, and the vote with respect to this proposal is advisory only and will not be binding on Lakes. If the Merger is completed, merger-related executive compensation may be paid to Lakes’ named executive officers even if shareholders fail to approve the merger-related executive compensation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Lakes files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Lakes, who file electronically with the SEC. The reports and other information filed by Lakes with the SEC is also available at Lakes’ website. The address of the site is: www.lakesentertainment.com/investors. The web addresses of the SEC and Lakes have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows Lakes to “incorporate by reference” certain information into this proxy statement, which means that Lakes can disclose important information to its shareholders by referring its shareholders to other documents that Lakes filed separately with the SEC. Lakes shareholders should consider the incorporated information as if Lakes reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

Lakes incorporates by reference into this proxy statement the following financial statements and other information (SEC File No. 0-24993), which contain important information about Lakes and its business and financial results:

●

The financial statements, selected financial data, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations and market risk disclosures and risk factors contained in Lakes’ Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the SEC on March 12, 2015;

●	The Current Reports on Form 8-K filed by Lakes with the SEC on January 26, 2015; January 27, 2015; January 29, 2015; March 13, 2015; March 17, 2015; and March 31, 2015;

●

The description of Lakes common stock contained in Lakes’ registration statement on Form 10 registering Lakes common stock under Section 12 of the Exchange Act, as filed with the SEC on October 23, 1998, as amended by Lakes’ registration statement on Form 8-A/A, as filed with the SEC on May 16, 2000; and

●	The description of the Amended and Restated Rights Agreement contained in Lakes’ registration statement on Form 8-A/A1, as filed with the SEC on January 27, 2015.

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Lakes may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the Special Meeting. The SEC allows Lakes to incorporate by reference into this proxy statement such documents. Lakes shareholders should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

119

Independent Auditor’s Report

To the Board of Directors

Sartini Gaming, Inc.

Las Vegas, Nevada

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Sartini Gaming, Inc. and its subsidiaries which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, stockholder’s deficit, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sartini Gaming, Inc. and their subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Las Vegas, Nevada

April 8, 2015

Sartini Gaming, Inc.

Consolidated Balance Sheets
December 31, 2014 and 2013
(Dollars in thousands)

Assets	2014	2013
Current Assets
Cash and cash equivalents	$27,022	$27,172
Accounts and notes receivable, net of allowance for doubtful accounts of $589 and $632, respectively	4,229	3,097
Inventories	2,703	2,908
Prepaid expenses and other	5,843	5,934
Total current assets	39,797	39,111

Property and Equipment, net	73,636	74,124
Goodwill	7,706	7,706
Intangible Assets, net	18,344	19,269
Notes Receivable	865	804
Debt Issuance Costs, net	139	185
Other Assets	896	350
	$141,383	$141,549

Liabilities and Stockholder's Deficit
Current Liabilities
Current maturities of long-term debt	$6,409	$6,452
Accounts payable	7,965	5,943
Accrued payroll and related	1,626	2,214
Accrued interest payable	7	794
Other accrued liabilities	2,603	2,654
Total current liabilities	18,610	18,057

Long-Term Debt, less current maturities	181,096	177,966
Warrant Liability	5,685	-
Deferred Rent and Asset Retirement Obligations	2,089	2,358
Total liabilities	207,480	198,381

Commitments and Contingencies (Notes 5 and 6)

Stockholder's Deficit
Common stock, no par value; 2,500 shares authorized; 711 shares issued and outstanding	28,803	28,803
Additional paid-in capital	46,330	46,330
Accumulated deficit	(141,230)	(131,965)
Total stockholder's deficit	(66,097)	(56,832)
	$141,383	$141,549

See Notes to Consolidated Financial Statements.

Sartini Gaming, Inc.

Consolidated Statements of Income
Years Ended December 31, 2014, 2013 and 2012
(Dollars in thousands)

	2014	2013	2012
Revenues:
Gaming	$246,607	$240,552	$231,499
Food and beverage	45,912	44,800	43,714
Other	8,181	7,277	5,013
	300,700	292,629	280,226
Promotional allowances	(20,200)	(20,544)	(18,858)
Net revenues	280,500	272,085	261,368

Costs and expenses:
Gaming	136,725	139,198	132,364
Food and beverage	17,370	16,656	16,142
Non-gaming payroll and related	45,680	45,682	44,149
Selling, general, and administrative	46,426	43,777	46,112
Depreciation and amortization	14,180	13,753	13,433
Preopening and business combination expenses	1,674	963	3,649
Gain on disposal of property and equipment	(293)	(28)	(21)
Total costs and expenses	261,762	260,001	255,828

Income from operations	18,738	12,084	5,540

Other (expense) income:
Interest expense	(21,940)	(25,583)	(22,738)
Loss on extinguishment of debt	-	(6,163)	(2,898)
Gain (loss) on warrant	(6,063)	-	432
Total other expense, net	(28,003)	(31,746)	(25,204)

Loss from continuing operations	(9,265)	(19,662)	(19,664)
Income from discontinued operations	-	-	27,095

Net income (loss)	(9,265)	(19,662)	7,431
Net income attributable to the noncontrolling interest	-	-	(27,095)

Net (loss) attributable to Sartini Gaming, Inc.	$(9,265)	$(19,662)	$(19,664)

See Notes to Consolidated Financial Statements.

Sartini Gaming, Inc.

Consolidated Statements of Stockholder's Deficit
Years Ended December 31, 2014, 2013 and 2012
(Dollars in thousands)

			Additional
	Common Stock Issued		Paid-In	Accumulated	Stockholder's	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Deficit	Interest	Deficit
Contribution of common stock of
Golden Gaming, Inc.	711	$28,803	$-	$(92,639)	$(63,836)	$19,201	$(44,635)
Other contributions	-	-	46,330	-	46,330	-	46,330
Net (loss) income	-	-	-	(19,664)	(19,664)	27,095	7,431
Deconsolidation of noncontrolling interest	-	-	-	-	-	(46,296)	(46,296)
Balance, December 31, 2012	711	28,803	46,330	(112,303)	(37,170)	-	(37,170)
Net (loss)	-	-	-	(19,662)	(19,662)	-	(19,662)
Balance, December 31, 2013	711	28,803	46,330	(131,965)	(56,832)	-	(56,832)
Net (loss)	-	-	-	(9,265)	(9,265)	-	(9,265)
Balance, December 31, 2014	711	$28,803	$46,330	$(141,230)	$(66,097)	$-	$(66,097)

See Notes to Consolidated Financial Statements.

Sartini Gaming, Inc.

Consolidated Statements of Cash Flows
Years Ended December 31, 2014, 2013 and 2012
(Dollars in thousands)

	2014	2013	2012
Cash Flows From Operating Activities
Continuing Operations:
Net income (loss)	$(9,265)	$(19,662)	$7,431
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Income from discontinued operations	-	-	(27,095)
Depreciation and amortization, including $1,386, $3,116 and $2,366 included in interest expense	15,566	16,869	15,799
Provision for doubtful accounts	-	(20)	572
Deferred rent and asset retirement obligations	(269)	344	(382)
Loss on extinguishment of debt	-	6,163	2,898
Interest paid in kind on long-term debt	1,369	3,995	4,264
Gain (loss) on warrants	6,063	-	(432)
Litigation settlement financed with long-term debt	-	-	2,409
Gain on disposal of property and equipment	(293)	(28)	(21)
Changes in working capital components:
Accounts and notes receivable	(1,013)	1,013	(3,030)
Inventories and prepaid expenses and other	391	713	(2,660)
Accounts payable and accrued expenses	596	(4,197)	(1,219)
Net cash provided by (used in) continuing operations	13,145	5,190	(1,466)
Net cash provided by discontinued operations	-	-	657
Net cash provided by (used in) operating activities	13,145	5,190	(809)

Cash Flows From Investing Activities
Continuing Operations:
Due (to) from related parties	-	(1,903)	32,271
Cash paid in business combination, net of cash and cash equivalents acquired	-	-	(50,638)
Expenditures for property and equipment	(7,777)	(4,574)	(5,430)
Expenditures for intangible and other assets	(555)	(1,219)	(618)
Acquisitions of businesses, net of cash acquired	(715)	-	-
Collection of notes receivable	(61)	1,300	653
Proceeds from sale of property and equipment	315	-	139
Net cash used in continuing operations	(8,793)	(6,396)	(23,623)
Net cash used in discontinued operations	-	-	(697)
Net cash used in investing activities	(8,793)	(6,396)	(24,320)

(Continued)

Sartini Gaming, Inc.

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2014, 2013 and 2012
(Dollars in thousands)

	2014	2013	2012
Cash Flows From Financing Activities
Continuing Operations:
Proceeds from issuance of long-term debt	$4,380	$197,000	$97,500
Principal payments on long-term debt	(8,504)	(182,271)	(89,291)
Contributions	-	-	46,330
Repurchase of warrants	(378)	-	-
Debt issuance costs	-	(5,292)	(14,335)
Net cash (used in) provided by continuing operations	(4,502)	9,437	40,204
Net cash used in discontinued operations	-	-	(360)
Net cash (used in) provided by financing activities	(4,502)	9,437	39,844
Net increase (decrease) in cash and cash equivalents	(150)	8,231	14,715

Cash and Cash Equivalents, beginning of year	27,172	18,941	4,226
Cash and Cash Equivalents, end of year	$27,022	$27,172	$18,941

Supplemental Disclosure of Cash Payments for Interest	$21,312	$20,422	$16,283

Supplemental Schedule of Noncash Investing and
Financing Activities:
Gaming equipment purchased through financing	$2,563	$2,220	$955
Contribution of common stock of Golden Gaming, Inc.	$-	$-	$(44,635)

See Notes to Consolidated Financial Statements.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies

Sartini Gaming, Inc, a Nevada corporation (Sartini), was formed in January 2012 with a contribution from The Blake L. Sartini and Delise F. Sartini Family Trust, its sole shareholder, of all of the outstanding common stock of Golden Gaming, Inc. In February 2012, Sartini formed 77 Golden Gaming, LLC as a wholly owned subsidiary. Also in February 2012, Golden Gaming, Inc. was converted from a corporation to a limited liability company and all of its outstanding membership units were contributed to 77 Golden Gaming, LLC.

The accompanying consolidated financial statements include the accounts of Sartini, 77 Golden Gaming, LLC, and its wholly owned subsidiaries Sartini Synergy Online, LLC and Golden Gaming, LLC. (G.G.I.), and G.G.I.’s wholly owned subsidiaries which include:

Golden Tavern Group, LLC (G.T.G.)

Golden Pahrump Nugget, LLC (G.P.N.)

Golden Pahrump Town, LLC (G.P.T.)

Golden Pahrump Lakeside, LLC (G.P.L.)

Golden Tavern Restaurants, LLC

Golden Aviation, LLC

Golden Golf Management, LLC

Golden HRC, LLC

Golden Route Operations LLC (G.R.O.) and its wholly owned subsidiaries:

Market Gaming, LLC

E-T-T, LLC and its wholly owned subsidiaries:

Cardivan, LLC and Corral Country Coin, LLC

G.T.G has more than 50 subsidiaries formed to operate 48 individual taverns in Nevada.

Also included through October 2012 in the consolidated financial statements is Golden Mardi Gras, Inc. (G.M.G.), which is a variable interest entity. The entities are collectively referred to as the “Company.”

G.R.O. is a gaming machine route operator in Nevada. Operations for G.R.O. involve the installation, operation and service of gaming machines (primarily video poker machines) under space leases and revenue participation agreements with local taverns and convenience stores. Both types of agreements provide G.R.O. with exclusive rights to install gaming machines at such locations and generally require G.R.O. to pay all installation and maintenance expenses related to the operations at each location. G.R.O. pays all applicable taxes under space leases and generally shares such taxes on the same basis as revenues under revenue participation agreements. G.R.O.’s gaming machines are located throughout Nevada.

G.T.G., which operates taverns under various brands throughout Nevada, is one of the largest operators of taverns in the state. G.T.G.’s principal operations include the operating activities of tavern locations in the Las Vegas area under the name PT’s Entertainment (PT’s), which include the brands Sierra Gold, PT’s Gold, PT’s Pub, PT’s Place and Sean Patricks, and tavern locations in Reno and the surrounding area under the name of Sierra Gold and Sierra Junction. All of the locations operate in a themed bar environment catering to local residents that prefer the smaller, more convenient entertainment option of the Company’s taverns to the larger, full-service hotel casinos. Each G.T.G. location has approximately 15 gaming machines and other non-gaming entertainment devices and amenities.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

G.P.N. operates a casino hotel resort in Pahrump, Nevada which is approximately sixty miles from Las Vegas, Nevada. G.P.T. and G.P.L. operate Gold Town Pahrump and Lakeside Casino and RV Park, respectively, also in Pahrump. Pahrump is an unincorporated town with seasonal tourism, but is primarily a locals market. Between the three properties, gaming operations consist of slot machines, table games, poker room, bingo, and other non-gaming amenities such as cafes, steakhouses, buffets, snack bar, catering, conference centers and a bowling alley.

Sartini Synergy Online, LLC, Golden Aviation, LLC, Golden Golf Management, LLC, and Golden HRC, LLC are inactive. Golden Tavern Restaurants, LLC provides certain payroll services to G.T.G.

G.M.G. operated the Golden Mardi Gras Casino, Golden Gates Casino, and The Golden Gulch Casino in Black Hawk, Colorado until October 2012. Casinos in Black Hawk draw patrons primarily from the greater Denver, Colorado metropolitan area. Black Hawk is a mountain town with some seasonal tourism but is primarily a locals market, and its gaming market is subject to seasonal fluctuation mainly due to weather conditions.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of Sartini and its wholly-owned subsidiaries along with, through October 31, 2012, the accounts of G.M.G., which is owned by the Company’s sole owner. G.M.G. is a variable interest entity as defined in the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 810, Consolidations, and was considered to be a subsidiary of Golden Gaming, LLC through October 31, 2012. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant estimates include the fair value of assets and liabilities acquired in business combinations, the useful lives assigned to property and equipment and intangible assets, the fair value of warrants and future cash flows used to determine impairment losses. Management engages third party valuation specialists to assist in the determination of certain of these estimates. Actual results could differ from these estimates.

Cash and cash equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash consists primarily of cash in banks and cash on hand in the Company’s vaults and cages, and at slot route locations. At various times during the year, the Company maintained balances at a financial institution in excess of federally insured limits. The Company has not experienced any losses in such accounts.

Accounts and notes receivable: Accounts and notes receivable represent primarily amounts due from third-party locations serviced by G.R.O. and other miscellaneous receivables. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. The Company has not historically charged interest on past due accounts receivable. Long-term notes receivable represent unsecured, non-interest bearing advances due from route customers at the maturity of their route contracts, which average approximately seven years in duration. Interest has been imputed, resulting in discounts of $108,000 and $292,000 at December 31, 2014 and 2013, respectively.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

Inventories: Inventories are recorded at the lower of cost (first in, first out method) or market, and consist primarily of food, beverage, vending and gift shop items.

Promotional allowances: Gross revenues include the retail amount of accommodations, food, beverages and merchandise provided gratuitously to customers. When computing net revenues, the retail value of accommodations, food, beverages, and merchandise provided to customers without charge is deducted from gross revenues as promotional allowances. The estimated retail cost of such complimentary services for room, food, beverages, merchandise, and player points is charged to gaming and selling, general, and administrative expense.

Rent expense: Rent is recognized on the straight-line basis over the term of the lease. The amount by which the straight-line amount exceeds the amount of rent actually due is recorded as deferred rent.

Property and equipment: Property and equipment is recorded at cost. Assets that have been placed in service are depreciated on a straight-line basis over their estimated useful lives. Depreciation is computed using the straight-line method over the following estimated useful lives:

Estimated
Life in
Years

Furniture, fixtures, and equipment	3-7
Land improvements	10
Building and building improvements	45
Leasehold improvements	1-15

The estimated lives for leasehold improvements are the lesser of economic life or the remainder of the lease term.

Goodwill: Goodwill represents the excess of costs over fair value of assets of the business acquired. Goodwill is not amortized, but rather is assessed for impairment annually or more frequently if circumstances indicate impairment may have occurred. This assessment can be made using either a qualitative or a quantitative approach. The Company performs its annual impairment assessment in the fourth quarter of each year.

The Company uses a two-step process for determining whether goodwill is impaired. If the Company elects to use the quantitative approach, the first step is to compare the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds fair value, a second step is followed to calculate the goodwill impairment. If the Company elects to use the qualitative approach, it assesses qualitative factors to determine whether it is more likely than not that goodwill is impaired. Under both the qualitative and the quantitative approaches, the second step involves determining the fair value of the reporting unit and allocating such fair value to the individual assets and liabilities of the reporting unit as if it were a business combination and calculating the implied fair value of goodwill.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

To determine fair value, the Company engages a third party valuation specialist and uses a combination of the income approach, which is based on the cash flows that the reporting unit expects to generate in the future, precedent transaction approach and comparable company analysis approach. The income approach requires significant management judgments and estimates to project future revenues and expenses, changes in gross margins, cash flows and estimates of future capital expenditures for the reporting unit over a multi-year period, as well as the determination of weighted-average cost of capital to be used as a discount rate. The precedent transaction approach considers the prices paid by purchasers of similar companies under similar situations. The Company also uses the comparable company approach which considers the valuation multiples of companies with similar characteristics. The income approach is weighted more heavily.

The evaluation of goodwill inherently involves management judgments as to assumptions used to project these amounts and the impact of market conditions on those assumptions. The Company’s estimates may differ from actual results due to, among other matters, economic conditions, changes to its business model or changes in operating performance. Substantially all of the Company’s goodwill is amortizable for tax purposes.

Intangible assets and other assets: Intangible assets consist primarily of trademarks and other intellectual property, customer relationships, noncompete agreements and licenses. Customer relationships include the value of purchased route contracts. Amortization of customer relationships related to slot route operations is recorded primarily on an accelerated basis over eight years and is included in depreciation and amortization expense. Customer relationships related to the casino operations are amortized on an accelerated basis over ten to eleven years representing the estimated attrition of preferred customers. Non-compete agreements are amortized on a straight-line basis over one to five years. During the year ended December 31, 2013, the Company began amortizing its trademarks and licenses over ten years using the straight-line method. These assets were previously believed to have indefinite lives. The effect of this change was to decrease net income by approximately $207,000.

Impairment: In accordance with the provisions of ASC 360, Property, Plant, and Equipment, the Company evaluates the potential impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If it is determined that the carrying value of long-lived assets may not be recoverable based upon the relevant facts and circumstances, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the estimated undiscounted future cash flows is less than the carrying value of the asset, the asset is written down to its fair value.

No impairment was recorded during the three year period ended December 31, 2014.

Modification accounting: The Company evaluates amendments to its debt in accordance with ASC 540-50, Debt – Modifications and Extinguishments, for modification and extinguishment accounting. For debt amendments involving continuing existing lenders, this evaluation includes comparing the net present value of cash flows of the new debt to the old debt to determine if changes greater than 10 percent occurred. In instances where the net present value of future cash flows changed more than 10 percent, the Company applies extinguishment accounting and determines the fair value of its debt based on factors available to the Company. In instances where the change was less than 10 percent the Company applies modification accounting. For modification accounting, prior unamortized deferred loan costs and debt discounts and any new fees paid to the continuing lender are amortized over the revised term of the debt.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

Debt issuance costs: Debt issuance costs consist of loan origination and financing fees paid in connection with long-term debt. These fees are being amortized to interest expense over the life of the long-term debt using the interest method.

Loyalty programs: The Company provides the Golden Rewards Club Program (the Club) for its customers. Members of the Club earn points based on gaming activity, and such points are redeemable for cash, free play, or complimentary goods and services such as accommodations, food and beverages. Club members may also earn special coupons or awards as determined during marketing promotions. Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, the Company records revenue for the original transaction and a liability for the value of points earned by Club members. The value of the points is determined by referencing the cash value of points expected to be redeemed for cash or free play and the incremental (departmental) cost of points expected to be redeemed for complimentary goods or services. The liability is reduced by points not expected to be redeemed. The cost of points redeemed for cash is recorded as a reduction of gaming revenue, and the cost of points redeemed for complimentary goods or services is recorded as an operating expense of the gaming department. As of December 31, 2014 and 2013, the Club liability was approximately $751,000 and $800,000, respectively, and was included in other accrued liabilities on the consolidated balance sheets.

Revenue recognition: Gaming revenue is (a) the net win from gaming activities, which is the difference between gaming wins and losses, less sales incentives and other adjustments and (b) revenue from gaming-related activities such as poker, blackjack, and tournaments. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Company accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue.

G.R.O. recognizes gaming revenues from gaming machine route operations, under both space leases and revenue participation arrangements, as the net win from gaming operations. Gaming revenues also include fees charged to route customers for the costs of the Company’s gaming management system and the Club. Revenue participation and space lease payments to route locations are recorded as gaming expenses. The Company estimates and accrues its share of the cash that has not been collected from gaming machines at the end of the year, but that is collected on regularly scheduled collection dates within one week after the end of the year.

Rooms, food, beverage, and merchandise revenues are recognized when goods and services are provided to customers. Other revenue represents revenue from ATM fees, vending machines, and arcade machines. Other revenue is recognized when services are provided to customers.

The Company reports revenues net of sales taxes collected and remitted.

Preopening expenses: Preopening expenses are charged to expense as incurred in accordance with ASC 720, Other Expenses.

Income taxes: Sartini has elected, with its stockholder’s consent, to be taxed under the provision of Sub-chapter S of the Internal Revenue Code. Under this provision, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual income taxes on the Company's taxable income. Sartini’s subsidiaries are limited liability companies and their income or loss is allocated to their members.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

Management evaluates the Company’s tax positions on an annual basis and has concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. All of the Company’s tax returns are subject to examination by U.S. federal, state and local tax authorities.

Gaming taxes: The Company is subject to taxes based on non-restricted gross gaming revenue and annual and quarterly fees at all locations. These gaming taxes are recorded as an expense within the “Gaming” line item in the accompanying consolidated statements of income. These taxes totaled approximately $7,084,000, $6,288,000, and $5,746,000 for the years ended December 31, 2014, 2013 and 2012, respectively.

Asset retirement obligations: The Company records a liability for the estimated fair value of a required asset retirement obligation (ARO) when such obligation is incurred. The Company’s AROs are primarily associated with leasehold improvements which, at the end of a lease, the Company is contractually obligated to remove in order to comply with the lease agreement. At the inception of a lease with such conditions, the Company records an ARO liability and a corresponding leasehold improvement in an amount equal to the estimated fair value of the obligation. The liability is estimated based on a number of assumptions requiring management’s judgment, including store closing costs, cost inflation rates and discount rates, and is accreted to its projected future value over time. The capitalized asset is depreciated as a leasehold improvement. Upon satisfaction of the ARO conditions, any difference between the recorded ARO liability and the actual retirement costs incurred is recognized as an operating gain or loss in the consolidated statements of income.

Fair value of financial instruments: The carrying amounts of cash and cash equivalents, accounts and notes receivable, and accounts payable approximate fair value because of the short-term nature of these instruments. Based on the borrowing rates currently available to the Company for bank loans with similar items and average maturities, the fair value of the Company’s long-term debt approximates its carrying value.

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at December 31, 2014 and 2013.

Fair value measurements: In accordance with ASC 820, Fair Value Measurements, assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

●     Level 1:     Quoted market prices in active markets for identical assets or liabilities.

●     Level 2:     Observable market based inputs or unobservable inputs that are corroborated by market data.

●     Level 3:     Unobservable inputs that are not corroborated by market data.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 1.	Basis of Presentation, Description of Business, and Summary of Significant Accounting Policies (Continued)

During the year ended December 31, 2012, the Company issued warrants for the purchase of membership interests of 77 Golden Gaming, LLC, which are measured at fair value on a recurring basis. The fair value of the warrants has been determined under Level 3. At December 31, 2014 and 2013, the Company did not have any assets or liabilities measured at fair value on a non-recurring basis.

Recent accounting pronouncements: In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for reporting discontinued operations. Under ASU 2014-08, only disposals representing a strategic shift in operations should be presented as discontinued operations. ASU 2014-08 also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. ASU 2014-08 will be effective prospectively for the Company for annual reporting periods beginning after December 15, 2014. The adoption of ASU 2014-08 is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in accounting principles generally accepted in the United States of America when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard will be effective for annual reporting periods beginning after December 15, 2017. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events through April 8, 2015, the date on which the consolidated financial statements were available for issuance.

Note 2.	Property and Equipment

Property and equipment consists of the following at December 31 (dollars in thousands):

	2014	2013

Furniture, fixtures, and equipment	$102,055	$93,976
Land, land improvements, and water rights	26,072	26,072
Building and building improvements	26,211	26,210
Leasehold improvements	46,702	44,282
Construction in process	2,105	4,057
	203,145	194,597
Less accumulated depreciation	(129,509)	(120,473)
Property and equipment, net	$73,636	$74,124

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 3.	Intangible Assets

Intangible assets consist of the following at December 31 (dollars in thousands):

	2014	2013

Customer relationships	$23,057	$23,057
Trademarks	1,240	1,200
Non-compete	3,624	2,862
Licenses and other	3,045	1,378
	30,966	28,497
Accumulated amortization	(12,622)	(9,228)
Intangible assets, net	$18,344	$19,269

Total amortization expense related to intangible assets for the years ended December 31, 2014, 2013 and 2012 was approximately $3,395,000, $4,359,000 and $3,037,000, respectively.

Amortization expense (dollars in thousands) for each of the five succeeding years and thereafter is expected to be as follows:

Years ending December 31,

2015	$3,248
2016	3,038
2017	2,697
2018	2,121
2019	1,976
Thereafter	5,264
$18,344

Note 4.	Long-Term Debt

Long-term debt consists of the following at December 31 (dollars in thousands):

	2014	2013
First lien loans, net of unamortized discount, 2014, $759; 2013, $965	$75,241	$79,035
Second lien loans, net of unamortized discount, 2014, $4,695; 2013, $5,828	104,070	101,567
Revolving credit facility	2,100	-
Business combination obligations	3,068	-
Notes issued in connection with legal settlement	754	1,476
Other	2,272	2,340
	187,505	184,418
Less current maturities	(6,409)	(6,452)
	$181,096	$177,966

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 4.	Long-Term Debt (Continued)

In connection with the transactions with Affinity Gaming, LLC described in Note 7, the Company amended its existing revolving credit and term loan facility in February 2012 to provide for a $110,000,000 first lien secured term loan repayable in quarterly principal installments of $275,000 with the balance due March 1, 2016, and a $50,000,000 second lien secured loan repayable on March 1, 2017. Mandatory prepayments were required based on “Excess Cash Flow” as defined in the agreement. The first lien secured term loan provided for interest at a Base Rate or the LIBOR Rate plus applicable margins that are initially 7 percent and 8 percent, respectively. For the first year of the loan only, 1 percent of the applicable margin was paid in-kind. Interest on the second lien secured term loan was initially payable monthly at the co-borrowers’ election of (a) 15 percent or (b) 12.5 percent plus 5 percent payment-in-kind (PIK election).

Interest for both the first and second lien secured term loans was subject to reduction based on the achievement of certain financial ratios. The first lien secured term loan required the payment of a lender fee of 1 percent of the principal balance at closing and an additional 1 percent of the then outstanding balance in February 2013.

During the year ended December 31, 2013, the Company entered into a new first lien credit agreement that provides for a $40,000,000 Term A loan, a $40,000,000 Term B loan, and a $5,000,000 revolving credit facility. The Term A loan is repayable in quarterly principal installments of $1,000,000 with the balance due September 16, 2018, which is also the maturity date of the Term B loan and revolving credit facility. The Company also amended its second lien credit agreement to increase the loan to $107,000,000 and adjust the maturity date to March 16, 2019. The credit agreements also provide for additional mandatory prepayments based on “Excess Cash Flow” as defined in each agreement. The first lien secured term loans and revolving credit facility provide for interest at a Base Rate or the LIBOR Rate plus applicable margins. For the Term A loan and the revolving credit facility, the applicable margins are 2.25 percent for Base Rate Loans and 3.25 percent for LIBOR Rate Loans. For the Term B loan, the applicable margins are 5.5 percent for Base Rate Loans and 6.5 percent for LIBOR Rate Loans. Interest on the second lien secured term loan is payable monthly at 13.25 percent plus 1.25 percent payment-in-kind (PIK interest), subject to adjustment if on or after June 30, 2014, the ratio of First Lien Debt to EBITDA ratio, as defined, is greater than 2.75:1.00. The effective interest rate for the revolving credit facility and the Term A and Term B loans was 4.00 percent, 4.00 percent and 7.25 percent, respectively, at both December 31, 2014 and 2013. Both facilities are collateralized by substantially all assets of the Company.

During the year ended December 31, 2012, the Company incurred approximately $14,335,000 of fees and costs in connection with the February 2012 restructuring of its indebtedness, including a $962,600 loan prepayment penalty. Of the total incurred, approximately $271,000 was capitalized as debt issuance costs, $8,705,000 was recorded as a discount on the first lien term loans, $3,689,000 was recorded as a discount on second lien term loan and $1,670,000 was charged to loss on extinguishment of debt along with approximately $1,228,000 of debt issuance costs capitalized during 2011. The debt discount is amortized over the life of the related loan using the interest method.

During the year ended December 31, 2013, the Company incurred approximately $5,292,000 of fees in connection with the refinancing of its indebtedness, of which $1,035,000 was capitalized as debt issuance costs, $3,367,000 was recorded as a discount on the second lien loan and $890,000 was charged to loss on extinguishment of debt along with approximately $5,273,000 of unamortized debt discount recorded in connection with the February 2012 restructuring.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 4.	Long-Term Debt (Continued)

In connection with two business combinations during the year ended December 31, 2014 described in Note 7, the Company recorded an obligation under a Revenue Sharing Agreement which is described in Note 7 and issued two promissory notes to the sellers. One note, in the original amount of $1,250,000, requires six monthly payments of $125,000 through July 2014, and thereafter, six monthly payments of $83,333, including interest at 0.3 percent. The note is unsecured. The other note, in the original amount of $1,500,000, requires principal payments of $250,000 in September 2015 and 2016 with a final payment of $1,000,000 in September 2017, plus interest at one month LIBOR plus 3 percent. The note is collateralized by the assets acquired in the business combination.

During the year ended December 31, 2013, the Company settled certain litigation for $3,300,000, of which $300,000 was paid in cash with the balance due in monthly installments of $71,667 through April 2015, and $21,667 thereafter through June 2017. The obligation is non-interest bearing but has been discounted at 12 percent. The discounted settlement was $2,709,159 which was charged to selling, general and administrative expenses.

Other long-term debt consists primarily of gaming equipment obligations that bear interest at rates ranging from 0 percent to 8.5 percent and were due during 2014. These obligations were collateralized by the gaming equipment.

In April 2011, the Company issued to The Blake L. Sartini and Delise F. Sartini Family Trust four notes payable subordinated to the Company’s credit facilities in the aggregate amount of $5,000,000. Principal plus interest at 5 percent was due in April 2017. The notes were repaid during the year ended December 31, 2013.

Scheduled maturities of long-term debt as of December 31, 2014 are as follows (dollars in thousands):

Years ending December 31,

2015	$6,689
2016	5,434
2017	5,604
2018	66,187
2019	108,864
Thereafter	181
$192,959

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 5.	Warrants

In February 2012, 77 Golden Gaming, LLC issued to the Company’s second lien lenders detachable warrants for the purchase of 11,110 membership interests of 77 Golden Gaming, LLC at an exercise price of $.01 per membership interest. 77 Golden Gaming, LLC currently has 88,890 membership interests outstanding. The warrants expire in February 2022 and contain certain anti-dilutive provisions. The lenders can require 77 Golden Gaming, LLC to redeem 75 percent of the outstanding warrants upon the occurrence of a Trigger Event, defined as the occurrence of the a) maturity of the warrants, b) acceleration under the Company’s second lien credit agreement, c) certain refinancing or repayment of debt, or d) a Liquidity Event, as defined in the warrant. The repurchase value of the warrants is based on terms specified in the warrant. Upon a Trigger Event, the repurchase value is equal to the greater of (a) seven times twelve month trailing EBITDA of the Company less Outstanding Indebtedness, or (b) the fair market value of the membership interests, without discounts, determined by an independent investment bank. Upon a Liquidity Event, the repurchase value is based on the transaction consideration in connection with the Liquidity Event. 77 Golden Gaming, LLC has the right to repurchase the warrants in February 2022 on terms set forth in the warrant.

The $432,000 estimated fair value of the warrants at the time of issuance was accounted for as a discount on the second lien loans.

In September 2014, one of the warrant holders exercised its right to require the repurchase of a warrant for the purchase of 1,111 member interests for $377,528. The estimated fair value of the warrants at December 31, 2014 and 2013 was $5,685,000 and $0, respectively. Fair value was determined by a third party valuation specialist based on applying a multiple of trailing EBITDA less outstanding indebtedness with a discount for lack of marketability.

Note 6.	Commitments and Contingencies

Leases: The Company leases buildings, land and parking lot space, and equipment and vehicles under noncancelable operating leases. The original terms of the leases range from 1 to 15 years with various renewal options from 1 to 15 years. Operating lease rental expense, which is calculated on a straight-line basis, was approximately $9,000,000 for each of the years ended December 31, 2014 and 2013 and for the period ended December 31, 2012. The Company has operating leases with affiliated companies for certain of its tavern locations and its office building. The leases expire between July 2015 and February 2028. The Company paid approximately $2,404,000, $3,144,000 and $3,051,000 to these affiliates for the years ended December 31, 2014, 2013 and 2012, respectively. Future minimum rentals under noncancelable operating leases are as follows (dollars in thousands):

Years ending December 31,
	Office		Tavern
	Building	Equipment	Locations	Total

2015	$942	$2,882	$8,613	$12,437
2016	-	766	8,217	8,983
2017	-	108	6,958	7,066
2018	-	20	5,296	5,316
2019	-	8	4,777	4,785
Thereafter	-	-	32,341	32,341
	$942	$3,784	$66,202	$70,928

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 6.	Commitments and Contingencies (Continued)

The total minimum rentals for tavern locations include rentals payable to related parties totaling approximately $13.6 million.

Gaming regulations: The Company’s operations are subject to the licensing and regulatory requirements of the Nevada State Gaming Control Board and the Nevada Gaming Commission. The Company’s gaming licenses are subject to certain conditions and periodic renewal. Management believes that the conditions will continue to be satisfied and that subsequent license renewals will be granted.

Litigation: The Company is involved in litigation from time to time arising in the normal course of business. In the opinion of management, such litigation and claims will not have a material effect on the Company’s financial condition, results of operations, or cash flows.

Note 7.	Business Combinations

In February 2012, G.M.G. sold and leased back from Affinity Gaming Black Hawk, LLC, G.M.G.’s real property for $77,530,707, resulting in a gain of approximately $26,560,000. Simultaneously, the Company purchased from Affinity Gaming, LLC, all of the outstanding member interests in E-T-T, LLC, Market Gaming, LLC, Cardivan, LLC, and Corral Country Coin, LLC for $73,225,505. The acquired entities are engaged in the installation, operation, and service of approximately 5,400 gaming machines under space leases and revenue participation agreements with various retail and convenience stores, bars, and restaurants in the state of Nevada, and also own and operate two casinos now operating under the names Gold Town Pahrump and Lakeside Casino and RV Park, both in Pahrump, Nevada. The acquisitions were made to strengthen the Company’s existing market positions.

The estimated fair values of the acquired net assets are as follows (in thousands):

Cash	$22,588
Accounts receivable, inventories and prepaid expenses	1,408
Property and equipment	18,660
Customer relationships	23,198
Notes receivable	2,757
Goodwill	7,206
Accounts payable and accrued expenses	(2,591)
$73,226

The fair value of the businesses acquired was estimated by applying the income approach. This fair value measurement is based on significant inputs that are not observable in the market and thus represents a Level 3 measurement as described in ASC 820-10-35. Key assumptions include a discount rate of 13 percent and a terminal value based on earnings before interest, taxes, depreciation, and amortization capitalized at approximately 12 percent. The goodwill of $7,206,000 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company with the businesses acquired.

The Company incurred business combination costs of approximately $2,268,000. The costs were expensed as incurred.

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 7.	Business Combinations (Continued)

G.M.G. leased back the real property from Affinity Gaming Black Hawk, LLC until October 31, 2012, at which time Affinity Gaming Black Hawk LLC purchased G.M.G.’s gaming property and assumed certain related liabilities for $10. During the term of the lease, G.M.G. paid to Affinity Gaming Black Hawk, LLC, rent totaling $6,106,000. As a result of these transactions, G.M.G. satisfied its obligation as a co-borrower under the existing credit facility and was released from all obligations under that credit agreement. The accounts of G.M.G. were deconsolidated as of October 31, 2012.

G.M.G. did not receive the proceeds from the sale of its assets. Instead, G.G.I. received the $4,305,202 difference between the amount it owed Affinity Gaming, LLC for the assets it purchased and the proceeds from the sale of the Company’s net assets. G.M.G. recorded a $29,020,926 reduction in G.M.G.’s debt obligation to Sartini, due from G.G.I. of $2,200,000 and the remaining $46,309,781 as a distribution to its stockholder. Sartini then recorded $46,309,781 as a capital contribution.

On January 1, 2014, the Company completed the acquisition of certain assets of Strategic Gaming Management, LLC, a privately-held slot route operator in northern Nevada (the Route Acquisition). As consideration for the acquisition, the Company provided the seller with cash of $1,000,000 and a $1,250,000 promissory note. In addition, the Company entered into a Revenue Sharing Agreement under which the Company is obligated to pay to the seller 20 percent of the Net Gaming Revenue, as defined therein, subject to reduction if annual Net Gaming Revenue is less than $2,700,000. The Revenue Sharing Agreement extends for 42 months unless terminated sooner pursuant to terms of the Agreement. The Company has the right to terminate the Revenue Sharing Agreement at any time during the first eighteen months of the Revenue Sharing Agreement term by paying to the seller $1,750,000, less amounts paid under the Revenue Sharing Agreement prior to its termination. The seller agreed not to compete for 42 months. Payments under the Revenue Sharing Agreement were due beginning August 2014 and totaled $265,628 for the year ended December 31, 2014.

In September 2014, the Company completed the acquisition of the assets used in the operation of four taverns (the Tavern Acquisition) for consideration consisting of cash of $500,000 plus a $1,500,000 promissory note.

The estimated fair value of the net assets acquired is as follows (dollars in thousands):

	Route	Tavern
	Acquisition	Acquisition

Cash	$785	$-
Accounts receivable	119	-
Prepaid expenses	96	-
Property and equipment	1,103	1,460
Intangible assets	1,897	540
Revenue sharing obligation	(1,750)	-
Note payable	(1,250)	(1,500)
Cash paid at closing	$1,000	$500

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 8.	Discontinued Operations

Summarized operating results for G.M.G. for the ten months ended October 31, 2012 are as follows (dollars in thousands):

Revenues	$35,769
Operating expenses	35,071
Income from operations	698
Gain on sale of assets	26,560
Interest expense	(163)
Net income	$27,095

Summarized cash flow information for G.M.G. for the period ended October 31, 2012 is as follows (dollars in thousands):

Cash Flows From Operating Activities
Net income	$27,095
Depreciation and amortization	1,425
(Gain) on sale of property and equipment	(26,560)
Other adjustments	125
Changes in working capital components	(1,428)
Net cash provided by operating activities	$657

Cash Flows From Investing Activities
Expenditures for property and equipment	$(697)

Cash Flows From Financing Activities
Principal payment of long-term debt	$(360)

Note 9.	Subsequent Events

On January 25, 2015, Sartini entered into an Agreement and Plan of Merger (the Merger Agreement) with Lakes Entertainment, Inc., a Minnesota corporation (Lakes), LG Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of Lakes (the Merger Subsidiary), and The Blake L. Sartini and Delise F. Sartini Family Trust (the Sartini Trust), pursuant to which, on and subject to the terms and conditions set forth in the Merger Agreement, the Merger Subsidiary will merge with and into Sartini, with Sartini surviving as a wholly owned subsidiary of Lakes (the Merger).

Sartini Gaming, Inc.

Notes to Consolidated Financial Statements

Note 9.	Subsequent Events (Continued)

Under the terms of the Merger Agreement, Lakes is valued at $9.57 per share (representing an approximate 37 percent premium to the closing share price for the common stock of Lakes on January 23, 2015), subject to working capital and various other adjustments under the Merger Agreement. The value of Sartini under the Merger Agreement will be determined by multiplying 7.5 times the Company’s trailing twelve-month consolidated EBITDA (adjusted for non-cash or non-recurring expenses, losses and charges and certain other expenses), less the aggregate principal amount of the Company’s indebtedness, subject to working capital and various other adjustments under the Merger Agreement.

The Company has agreed that prior to the closing of the Merger, it will use commercially reasonable efforts to enter into an agreement with one or more lenders to refinance or amend its existing credit agreements (either with the existing or new lenders), on such terms and subject to such conditions as shall have been reasonably approved by Lakes. In addition, the Company has made certain customary representations, warranties and covenants in the Merger Agreement which survive the closing of the transaction, and a portion of the shares of Lake’s common stock to be issued to the Sartini Trust under the Merger Agreement will be placed into escrow to satisfy the indemnification obligations of the Sartini Trust described in the Merger Agreement.

In March 2015, Lakes, the Merger Subsidiary, Sartini Gaming, the Sartini Trust and members of Lakes Board of Directors were named as defendants in three lawsuits related to the Merger Agreement and the proposed Merger. The lawsuits allege that, in negotiating the Merger Agreement and related transactions and documentation, the defendants have breached their fiduciary duties to Lakes shareholders and/or have aided and abetted such breaches. Such claims seek, among other things, injunctive relief. One of the conditions to the closing of the Merger is that no restraining order, injunction, judgment, order or decree shall be in effect that prohibits the consummation of the Merger. Consequently, any lawsuit with respect to the Merger may prevent the Merger from becoming effective within the expected time frame, or at all. Although management believes these lawsuits are without merit, the claims could result in delay of the closing of the Merger.

On April 3, 2015, the Company entered into a Warrant Repurchase Agreement with the warrantholders, pursuant to which each warrantholder has agreed to sell its warrants immediately prior to the closing of the Merger either to Sartini Gaming for cash or to Lakes for shares of Lakes common stock, as elected by such holder, and effective upon such sale the warrants will be cancelled.

If a warrantholder elects to receive cash for its warrants, the purchase price will be calculated as the greater of (i) the repurchase value of the warrants calculated in accordance with a formula therein or (ii) the value of such warrantholder’s pro rata share of the shares of Lakes common stock issuable to the Sartini Trust under the Merger Agreement (based on its warrant percentage) multiplied by the average closing price for Lakes common stock for the 20 consecutive trading days ending 30 days prior to the closing of the Merger. If a warrantholder elects to receive shares of Lakes common stock, such shares will be deducted from the shares otherwise issuable to the Sartini Trust as merger consideration under the Merger Agreement, such that the total number of shares of Lakes common stock issued in connection with the Merger remains the same.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LAKES ENTERTAINMENT, INC.,

LG ACQUISITION CORPORATION,

SARTINI GAMING, INC.,

AND

THE BLAKE L. SARTINI AND DELISE F. SARTINI FAMILY TRUST

DATED AS OF JANUARY 25, 2015

 i

3.20	Insurance	24
3.21	Tax Matters	24
3.22	Bank Accounts	27
3.23	Brokers	27
3.24	Licensability	27
3.25	Compliance with Gaming Laws	28
3.26	Relations with Suppliers	28
3.27	Investment Intent	29
3.28	Investigation by Parent	29
3.29	Exclusive Representations and Warranties	29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT		29

4.1	Corporate Organization and Power	29
4.2	Articles of Incorporation of Parent and Merger Subsidiary; Minutes	30
4.3	Subsidiaries	30
4.4	Authorization	30
4.5	Capitalization	31
4.6	Valid Issuance of Parent Common Stock	33
4.7	Non-Contravention	33
4.8	Consents and Approvals	33
4.9	Parent SEC Documents; Financial Reports	33
4.10	Proxy Statement Information	36
4.11	Absence of Certain Changes	36
4.12	Assets and Properties	36
4.13	Intellectual Property	37
4.14	Compliance with Applicable Law	38
4.15	Permits	39
4.16	Litigation	39
4.17	Material Contracts	39
4.18	Environmental Compliance	40
4.19	Insurance	42
4.20	Tax Matters	42
4.21	Parent Benefit Plans	44
4.22	Labor and Employment Matters	46
4.23	Brokers	47
4.24	Bank Accounts	47
4.25	Listing and Maintenance Requirements	47
4.26	Licensability	47
4.27	Compliance with Gaming Laws	48
4.28	Relations with Suppliers	49
4.29	Investigation by Company	49
4.30	Exclusive Representations and Warranties	49

ARTICLE 5 COVENANTS		49

5.1	Conduct of Business	49

5.2	No Control of Other Party’s Business	55
5.3	Full Access	55
5.4	Confidentiality	55
5.5	Limit to Access and Disclosure	56
5.6	Regulatory Approvals; Consents	56
5.7	Credit Facilities	58
5.8	Further Assurances; Cooperation; Notification	59
5.9	Proxy Statement; Parent Special Meeting	60
5.10	NASDAQ Listing	61
5.11	Acquisition Proposal; No Solicitation	61
5.12	Public Announcements	65
5.13	State Takeover Statutes	66
5.14	Stockholder Litigation	66
5.15	Restrictions on Transfer of Parent Common Stock	66
5.16	Indemnification and Exculpation	66
5.17	Compensation and Employee Benefits Matters	68
5.18	Schedule Updates	68
5.19	Support of Committees	69
5.20	Big Sky Gaming	69
5.21	Company Information Technology Systems	69
5.22	Jamul Dispositions	69
5.23	Issuance of Options	72
5.24	Nevada Business Tax Change	72

ARTICLE 6 CONDITIONS TO PARENT’S AND MERGER SUBSIDIARY’S OBLIGATIONS		72

6.1	Representations and Warranties	73
6.2	Performance	73
6.3	Required Approvals and Consents	73
6.4	No Injunctions or Legal Restraints; Illegality	73
6.5	Subsequent Events	73
6.6	Officer’s Certificate	73
6.7	Articles of Incorporation; Good Standing	74
6.8	Escrow Agreement	74
6.9	NOL Preservation Agreement; Shareholders’ Agreement	74
6.10	Key Individual Noncompetition Agreement	74
6.11	Company Debt	74
6.12	Golden Gaming Warrants	74
6.13	Information Technology Upgrades	74
6.14	Stockholder Investment Representations	74

ARTICLE 7 CONDITIONS TO COMPANY’S OBLIGATIONS		74

7.1	Representations and Warranties	74
7.2	Performance	75
7.3	Required Approvals and Consents	75

7.4	No Injunctions or Legal Restraints; Illegality	75
7.5	Subsequent Events	75
7.6	Officer’s Certificate	75
7.7	Articles of Incorporation; Good Standing	75
7.8	Escrow Agreement	75
7.9	Registration Rights Agreement	76
7.10	Listing of Parent Common Stock	76
7.11	NOL Preservation Agreement; Shareholders’ Agreement	76
7.12	Parent Key Individual Noncompetition Agreement	76
7.13	Parent Closing Funds	76
7.14	Sale of Office Building	76

ARTICLE 8 TERMINATION		76

8.1	Methods of Termination	76
8.2	Effect of Termination	78
8.3	Fees and Expenses	79

ARTICLE 9 TAX MATTERS		80

9.1	Reorganization	80
9.2	Transactional Taxes	81
9.3	Filing of Tax Returns	81
9.4	Tax Contests	82

ARTICLE 10 SURVIVAL; INDEMNIFICATION		82

10.1	Survival of Representations and Warranties	82
10.2	Stockholders’ Indemnification	82
10.3	Limitations on Liability	83
10.4	Indemnification Procedures	85
10.5	Indemnification Shares; Sole Source	86
10.6	Stockholder Acknowledgment	87
10.7	Adjustment to Purchase Price	87
10.8	Independent Board Committee	87

ARTICLE 11 DEFINITIONS		88

11.1	Definitions	88
11.2	Interpretation	105

ARTICLE 12 MISCELLANEOUS		106

12.1	Notices	106
12.2	Amendments; No Waivers	107
12.3	Successors and Assigns	108
12.4	Governing Law	108
12.5	Counterparts; Effectiveness	108

12.6	Entire Agreement	108
12.7	Captions	109
12.8	Severability	109
12.9	Construction	109
12.10	Cumulative Remedies	109
12.11	Third Party Beneficiaries	109
12.12	Specific Performance	109
12.13	Privilege	110

Exhibit Table

Exhibit A – Form of Shareholders’ Agreement

Exhibit B – Form of Voting and Support Agreement

Exhibit C – Form of NOL Preservation Agreement

Exhibit D – Form of Escrow Agreement

Exhibit E – Form of Key Individual Noncompetition Agreement

Exhibit F – Form of Registration Rights Agreement

Exhibit G – Description of Jamul Land

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lakes Entertainment, Inc. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

 v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 25, 2015, is entered into by and among Lakes Entertainment, Inc., a Minnesota corporation (“Parent”), LG Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), Sartini Gaming, Inc., a Nevada corporation (the “Company”), and The Blake L. Sartini and Delise F. Sartini Family Trust (the “Stockholder,” and, together with Parent, Merger Subsidiary and the Company, the “Parties” and each a “Party”). Reference is made to Section 11.1 for the definition of certain terms used but not otherwise defined in this Agreement.

WHEREAS, the Parties wish to provide for the merger of Merger Subsidiary with and into the Company, with the Company being the surviving corporation following such merger (the “Merger”);

WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the rules and regulations promulgated thereunder and this Agreement will be, and is, adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3;

WHEREAS, the Board of Directors of each of Parent and Merger Subsidiary have (i) determined that the Merger is fair to and in the best interests of Parent and Merger Subsidiary and their respective shareholders, and (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, and Parent has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby as the sole shareholder of Merger Subsidiary;

WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to and in the best interests of the Company and the Stockholder, and (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, the Stockholder holds of record all authorized, issued and outstanding shares of capital stock of the Company, which capital stock consists exclusively of Company Common Stock, and has voted such shares in favor of this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, simultaneously with the execution of this Agreement and as an inducement to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, the Stockholder has entered into a shareholders’ agreement with Parent and the Restricted Stockholders with respect to Parent board representation following the Merger in the form attached hereto as Exhibit A (the “Shareholders’ Agreement”);

WHEREAS, simultaneously with the execution of this Agreement and as an inducement to the Company’s and the Stockholder’s willingness to enter into this Agreement, the Restricted Stockholders and Parent have entered into the Shareholders’ Agreement and a voting and support agreement with the Company under which the Restricted Stockholders have agreed to support and vote their shares in favor of the issuance of shares of Parent Common Stock to the Stockholder in connection with the Merger and the other transactions contemplated hereby and such other matters to be voted upon under the Proxy Statement in the form attached hereto as Exhibit B (together with the Shareholders’ Agreement, the “Parent Voting Agreements”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Merger Subsidiary and the Stockholder hereby agree as follows:

ARTICLE 1
THE MERGER

1.1           The Merger. Upon the terms and subject to the conditions hereof, in accordance with Chapter 78 of the Nevada Revised Statutes (as amended, the “NRS”), at the Effective Time, Merger Subsidiary shall be merged with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (the “Surviving Corporation”), which shall continue its corporate existence under the laws of the State of Nevada. At the Effective Time, the separate existence of Merger Subsidiary shall thereupon cease and the Merger will have the effects specified in the NRS. As a result of the Merger, the Company will thereafter be a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be Golden Holdings, Inc. References herein to the Company with respect to the period from and after the Effective Time shall be deemed to be references to the Surviving Corporation.

1.2           Effective Time of the Merger. The Parties shall cause the Merger to be consummated by filing articles of merger of the Company and Merger Subsidiary (the “Certificate of Merger”) with the Secretary of State of the State of Nevada on the Closing Date in such form as required by, and executed in accordance with, the relevant provisions of Section 92A.200 of the NRS. The Merger shall become effective upon such filing of the Certificate of Merger with the Secretary of State of the State of Nevada; provided, that, upon the mutual written consent of Parent and the Company, the Certificate of Merger may provide for a later time or date of effectiveness of the Merger (the date and time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

1.3           Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

1.4           Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “Closing”) will take place at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., 500 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, at 10:00 a.m. on the last day of the calendar month in which the conditions set forth in Articles 6 and 7 shall have been satisfied or (to the extent permitted hereunder and by Applicable Law) waived (excluding conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); provided, that, if the date on which such conditions are satisfied or waived is less than three Business Days prior to the end of any calendar month, the Closing will take place on the last day of the immediately following calendar month; provided, further, that, in the event that the last day of the applicable month is not a Business Day, the Closing will take place on the next Business Day, in each case unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is mutually agreed to by the Parties in writing (the date of the Closing, the “Closing Date”).

1.5           Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in their entirety in the form of the Articles of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time (except that Article 1 of such Articles of Incorporation shall be amended to read as follows: “The name of the Corporation is: Golden Holdings, Inc.”), and as so amended shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and of the NRS.

1.6           Bylaws. At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety in the form of the Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, and as so amended shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and of the NRS.

1.7           Parent Articles of Incorporation and Bylaws. At or prior to the Effective Time, Parent shall take all actions as may be necessary to cause the Articles of Incorporation of Parent to be amended and restated in their entirety in a form mutually agreed to by Parent and the Company (the “Articles Amendment”) and the First Amended By-Laws of Parent to be amended and restated in their entirety in a form mutually agreed to by Parent and the Company, including such amendments as may be required to effect the provisions of Sections 1.9 and 1.10 and such amendment as may be required to change the name of Parent to Golden Entertainment, Inc., and as so amended shall be the Articles of Incorporation and By-Laws of Parent.

1.8           Directors and Officers of the Company. Unless otherwise mutually agreed by Parent and the Company, from and after the Effective Time: (a) the directors of the Surviving Corporation shall be the directors set forth on Annex I attached hereto, and (b) the officers of the Company shall continue to be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

1.9           Directors and Officers of Parent. Prior to the Effective Time, Parent shall take all actions as may be necessary (including obtaining any required resignations from Parent incumbent directors to permit the Parent Board of Directors composition contemplated below) to cause at the Effective Time:

(a)	the number of directors constituting the Parent Board of Directors to be seven;

(b)

the Parent Board of Directors at the Effective Time to be composed of the following individuals: (i) Lyle Berman and Timothy Cope, or, if any such person is unable or unwilling to serve as a director of Parent, then such other Person or Persons as may be designated by Parent, (ii) Blake L. Sartini, or, if he is unable or unwilling to serve as a director of Parent, then such other Person as may be designated by the Stockholder, (iii) one other Person as may be designated by Parent within 45 days after the date of this Agreement (who shall qualify as an “independent director” (as such term is defined in NASDAQ Equity Rule 5605(a)(2)) with respect to Parent), (iv) two other Persons as may be designated by the Stockholder within 45 days after the date of this Agreement (each of whom shall qualify as an “independent director” with respect to Parent), and (v) one other Person as may be jointly designated by Parent and the Stockholder within 45 days after the date of this Agreement (who shall qualify as an “independent director” with respect to Parent) (all such persons who are not members of the Parent Board of Directors as of the date hereof, the “New Parent Directors”); provided, however, that each of the Persons specified in clauses (iii), (iv) and (v) above shall also meet the minimum requirements to serve on Parent’s audit committee and compensation committee under NASDAQ Marketplace Rules; and provided further, that at any time prior to the Closing Date, each of Parent and the Stockholder, as applicable, shall be entitled to designate another Person to serve in such Person’s stead in the event that any Person previously so designated to serve on the Parent Board of Directors is unable or unwilling to serve in such position or Parent or the Stockholder, as applicable, otherwise determines that such replacement is appropriate;

(c)

Mr. Sartini (or, if Mr. Sartini is unable or unwilling to serve in such position, then such other member of the Parent Board of Directors as the Stockholder shall choose in its discretion) shall be elected to serve as Chairman of the Parent Board of Directors for a period of at least three years following the Effective Time (subject to Mr. Sartini being elected as a director by Parent’s shareholders on an annual basis); and

(d)

the individuals designated as “officers” in Annex II attached hereto to be the officers of Parent, to serve from and after the Effective Time until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law.

1.10         Three Year Initial Board Composition. Parent shall cause each of the Persons designated pursuant to Section 1.09(b) (or their respective replacements designated by Parent or the Stockholder, as applicable, in the event that any Person previously so designated to serve on the Parent Board of Directors is or becomes unable or unwilling to serve in such position) to be re-nominated for election to the Parent Board of Directors at each of the annual meetings of Parent’s shareholders that occurs during the 36 months following the Effective Time.

1.11         Headquarters. Following the Effective Time, the corporate headquarters and related corporate functions for Parent and its Subsidiaries will be located in the Las Vegas, Nevada metropolitan area.

ARTICLE 2
CONVERSION OF SECURITIES

2.1           Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Subsidiary or the Stockholder:

(a)

Treasury Stock. All shares of Company Common Stock that are held by the Company as treasury stock or that are owned by the Company, Parent or any of its Subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

(b)

Company Capital Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(a)) shall be canceled and converted into the right to receive such number of validly issued, fully paid and nonassessable shares of Parent Common Stock as is determined by dividing (i) the aggregate number of Merger Consideration Shares by (ii) the aggregate number of such shares of Company Common Stock. For purposes of clarity, the Parties acknowledge that, at the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a Company Certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration Shares to be issued in consideration therefor upon surrender of such Company Certificates as provided in Section 2.3 below.

(c)

Capital Stock of Merger Subsidiary. Each share of capital stock of Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. The stock certificate(s) evidencing Parent’s ownership of such shares of common stock of the Surviving Corporation shall bear such legends as are required by the NRS and applicable Gaming Laws.

2.2           Merger Consideration Shares.

(a)

Merger Consideration Shares. “Merger Consideration Shares” means such number of validly issued, fully paid and nonassessable shares of Parent Common Stock (rounded to the nearest whole share) as is equal to (i) the product of (x) the aggregate number of Post-Closing Parent Shares multiplied by (y) the Company Stockholder Percentage, less (ii) the Warrantholder Shares (if any).

(b)	Definitions. For purposes of this calculation,

(i)	“Post-Closing Parent Shares” means such number of shares of Parent Common Stock as shall equal the Fully Diluted Pre-Closing Parent Shares divided by the Parent Stockholder Percentage.

(ii)

“Fully Diluted Pre-Closing Parent Shares” means 14,132,195 shares of Parent Common Stock; provided, that if such number of shares is different than the sum of all shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time plus all shares of Parent Common Stock issuable upon exercise, vesting, conversion or exchange of all Parent Stock Options (excluding the Parent Stock Options exercisable for 12,500 shares of Parent Common Stock at an exercise price of $12.85 per share outstanding on the date hereof and excluding any Parent Stock Options redeemed prior to or contemporaneously with the Closing as permitted by the Parent Stock Option Plan) and Parent Convertible Securities that are outstanding immediately prior to the Effective Time, such number of Fully Diluted Pre-Closing Parent Shares shall be adjusted to such sum.

(iii)

“Parent Stockholder Percentage” means the percentage of the Post-Closing Parent Shares to be held by the pre-Merger shareholders of Parent following the Merger or to be issuable upon the exercise of outstanding Parent Stock Options or the conversion, exercise, vesting or exchange of outstanding Parent Convertible Securities, which percentage shall be determined by dividing the Parent Pre-Merger Value by the Total Post-Merger Value; provided, that, in no event shall the Parent Stockholder Percentage be less than the Minimum Percentage, it being understood and agreed that, if the Parent Stockholder Percentage, as determined in accordance with this provision, would otherwise result in a percentage less than the Minimum Percentage, then the Parent Stockholder Percentage will be the Minimum Percentage.

(iv)

“Company Stockholder Percentage” means the percentage of the Post-Closing Parent Shares to be held by the Stockholder following the Merger (together with any Warrantholder Shares held by any Warrantholders following the Merger), which percentage shall be determined by dividing the Company Pre-Merger Value by the Total Post-Merger Value; provided, that, in no event shall the Company Stockholder Percentage be greater than the Maximum Percentage, it being understood and agreed that, if the Company Stockholder Percentage, as determined in accordance with this provision, would otherwise result in a percentage greater than the Maximum Percentage, then the Company Stockholder Percentage will be the Maximum Percentage.

(v)	“Total Post-Merger Value” means the sum of the Parent Pre-Merger Value and the Company Pre-Merger Value.

(vi)

“Parent Pre-Merger Value” means the equity value of Parent and its Subsidiaries, determined on a consolidated basis, immediately prior to the Effective Time, as determined on a preliminary basis in accordance with the terms of Schedule 2.2(b) and adjusted after the Effective Time pursuant to Schedule 2.2(d).

(vii)

“Company Pre-Merger Value” means the equity value of the Company and its Subsidiaries, determined on a consolidated basis, immediately prior to the Effective Time, determined on a preliminary basis in accordance with the terms of Schedule 2.2(b) and adjusted after the Effective Time pursuant to Schedule 2.2(d).

(viii)	“Merger Share Price” means the price per share derived by dividing (x) the Parent Pre-Merger Value by (y) the number of Fully Diluted Pre-Closing Parent Shares.

(c)

Escrowed Merger Consideration. At the Effective Time, Parent shall deliver to the Escrow Agent pursuant to the Escrow Agreement share certificates in the name of the Stockholder representing such number of Merger Consideration Shares equal to: (i) 5% of the Merger Consideration Shares (as calculated prior to adjustment pursuant to Section 2.2(d), and rounded to the nearest whole share) (the “Adjustment Shares”) and (ii) 10% of the Merger Consideration Shares (as calculated prior to adjustment pursuant to Section 2.2(d), and rounded to the nearest whole share) (the “Indemnification Shares”), which shares shall be deducted from the shares of Parent Common Stock issued and delivered to the Stockholder pursuant to Section 2.3(b). The Parties agree to treat the Adjustment Shares and the Indemnification Shares as received and owned by the Stockholder for federal income tax purposes, in all cases to the extent not released to Parent pursuant to Section 2.2(d)(i) or Section 10.5, and to file all Tax Returns on a basis consistent with such treatment. For avoidance of doubt, the Stockholder shall have the right to vote the Adjustment Shares and the Indemnification Shares held in escrow, and any dividends or distributions paid on the Adjustment Shares or Indemnification Shares held in escrow shall be paid to the Stockholder.

(d)

Post-Closing Adjustment. The Parent Pre-Merger Value and the Company Pre-Merger Value will each be subject to final adjustment (the “Post-Closing Adjustment”) in accordance with the terms of Schedule 2.2(d). Within ten Business Days after the determination of the Post-Closing Adjustment:

(i)

in the event that the Merger Consideration (calculated prior to the Post-Closing Adjustment) exceeds the Merger Consideration (calculated after giving effect to the Post-Closing Adjustment), then: (A) an amount of Adjustment Shares with a value (based on the Merger Share Price) equal to such excess shall be released to Parent from escrow under the Escrow Agreement, and (B) all Adjustment Shares (if any) remaining in escrow under the Escrow Agreement shall be released to the Stockholder; provided, that, in the event that after the release of all of the Adjustment Shares to Parent pursuant to clause (A), a portion of such excess amount remains outstanding, the Stockholder shall transfer to Parent that number of additional shares of Parent Common Stock with a value (based on the Merger Share Price) equal to such shortfall; and

(ii)

in the event that the Merger Consideration (calculated after giving effect to the Post-Closing Adjustment) exceeds the Merger Consideration (calculated prior to the Post-Closing Adjustment), then: (A) Parent shall issue and deliver to Stockholder an amount of validly issued, fully paid and nonassessable shares of Parent Common Stock with a value (based on the Merger Share Price) equal to such excess (provided, that, if the issuance of such additional shares would cause the Stockholder’s post-Closing ownership percentage to exceed the Maximum Percentage then only such number of shares of Parent Common Stock as will cause the Stockholder to own the Maximum Percentage), and (B) all Adjustment Shares in escrow under the Escrow Agreement shall be released to the Stockholder.

(e)

In the event that the Company Stockholder Percentage is limited to the Maximum Percentage by operation of the provisos in Section 2.2(b)(iv) or Section 2.2(d)(ii)(A), then the Parties shall negotiate in good faith to agree on additional consideration (such additional consideration is not required to be in the form of cash or shares of Parent Common Stock) to be transferred by Parent to the Stockholder at the Closing (or in connection with the Post-Closing Adjustment, as applicable) with a fair market value equivalent to the product of (i) the Company Stockholder Percentage (calculated without giving effect to the proviso in Section 2.2(b)(iv)) minus the Maximum Percentage multiplied by (ii) the Total Post-Merger Value (such consideration, the “Additional Consideration”), but only to the extent that such Additional Consideration will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)

Quest Adjustment. In the event that (i) subsequent to the Effective Time, Parent has continued to use commercially reasonable efforts to defend the Quest Litigation (including payment of litigation-related fees and expenses) and there is a Quest Litigation Resolution, and (ii) the Merger Consideration (calculated pursuant to Section 2.2(d) and Schedule 2.2(d) after giving effect to the Quest Litigation Resolution as if the Quest Litigation Resolution occurred immediately prior to the Effective Time with all amounts payable with respect thereto payable by Parent and its Subsidiaries after the Closing Date) exceeds the Merger Consideration (calculated pursuant to Section 2.2(d) and Schedule 2.2(d)), Parent shall issue and deliver to the Stockholder a number of validly issued, fully paid and nonassessable shares of Parent Common Stock with a value (based on the Merger Share Price) equal to such excess (rounded to the nearest whole share); provided, that, if the issuance of such additional shares would cause the Stockholder’s post-Closing ownership percentage to exceed the Maximum Percentage, then Parent shall pay the Stockholder in immediately available funds an amount equal to the value of such incremental shares (based on the Merger Share Price) that if issued would otherwise cause the Stockholder to exceed the Maximum Percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(g)	Office Building Adjustment. In the event that the sale of the Office Building closes on or after the 60th day after the Effective Time, then:

(i)

in the event that the Merger Consideration (as calculated pursuant to Section 2.2(d) and Schedule 2.2(d)) exceeds the Merger Consideration (calculated pursuant to Section 2.2(d) and Schedule 2.2(d) after giving effect to the sale of the Office Building as if it had occurred immediately prior to the Closing), then the Stockholder shall transfer to Parent shares of Parent Common Stock with a value (based on the Merger Share Price) equal to the amount of such excess (rounded to the nearest whole share); and

(ii)

in the event that the Merger Consideration (calculated pursuant to Section 2.2(d) and Schedule 2.2(d) after giving effect to the sale of the Office Building as if it had occurred immediately prior to the Closing) exceeds the Merger Consideration (as calculated pursuant to Section 2.2(d) and Schedule 2.2(d)), then Parent shall issue and deliver to the Stockholder an amount of validly issued, fully paid and nonassessable shares of Parent Common Stock with a value (based on the Merger Share Price) equal to such excess (rounded to the nearest whole share); provided, that, if the issuance of such additional shares would cause the Stockholder’s post-Closing ownership percentage to exceed the Maximum Percentage, then Parent shall pay the Stockholder in immediately available funds an amount equal to the value of such incremental shares (based on the Merger Share Price) that if issued would otherwise cause the Stockholder to exceed the Maximum Percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(h)

Tax Refunds. In the event that (i) Parent has not received Tax Refunds with respect to tax receivables of Parent in existence as of the Closing in an aggregate amount equal to or greater than $2,155,000 prior to the second anniversary of the Closing Date and (ii) the Merger Consideration (calculated pursuant to Section 2.2(d) and Schedule 2.2(d) after excluding from the Parent Net Working Capital Balance and Parent Current Assets all tax receivables except those for which Tax Refunds were received by Parent prior to the second anniversary of the Closing Date) exceeds the Merger Consideration (as calculated pursuant to Section 2.2(d) and Schedule 2.2(d)), then Parent shall issue and deliver to the Stockholder an amount of validly issued, fully paid and nonassessable shares of Parent Common Stock with a value (based on the Merger Share Price) equal to such excess (rounded to the nearest whole share); provided, that, if the issuance of such additional shares would cause the Stockholder’s post-Closing ownership percentage to exceed the Maximum Percentage, then Parent shall pay the Stockholder in immediately available funds an amount equal to the value of such incremental shares (based on the Merger Share Price) that if issued would otherwise cause the Stockholder to exceed the Maximum Percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

2.3           Exchange Procedures.

(a)

On the Closing Date, the Stockholder shall surrender to Parent for cancellation such Company Certificate or Company Certificates which immediately prior to the Effective Time represented all outstanding shares (other than shares canceled pursuant to Section 2.1(a)) of Company Common Stock, together with executed stock powers and such other administrative documents as may be reasonably required by Parent in connection with such surrender.

(b)

In connection with such surrender, except as set forth in Section 2.2(c), Parent shall issue and deliver to the Stockholder share certificates in the name of the Stockholder representing the Merger Consideration Shares. Until surrendered as contemplated by this Section 2.3, each Company Certificate will be deemed at all times after the Effective Time for all purposes to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration with respect to the shares of Company Capital Stock formerly represented thereby, subject to the provisions of Section 2.2(c).

(c)

Following the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the Stockholder will cease to have any rights as a stockholder of the Surviving Corporation, except as provided by Applicable Law.

2.4           No Further Rights in Company. All shares of Parent Common Stock issued to the Stockholder upon conversion of shares of Company Capital Stock in accordance with the terms of this Article 2 shall be deemed to have been issued or paid in full satisfaction of all obligations of Parent and the Company pertaining to the shares of Company Capital Stock.

2.5           Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Stockholder and an indemnity by the Stockholder against any claims that may be made against Parent with respect to such Company Certificate, Parent will deliver in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration with respect to the Company Capital Stock formerly represented thereby, subject to the provisions of Section 2.2(c).

2.6           Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary on the date hereof (the “Company Disclosure Schedule”) and any Schedule Update thereto, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows (the Company Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Article 3, and disclosure in one section of the Company Disclosure Schedule shall constitute disclosure for all other sections of the Company Disclosure Schedule only to the extent to which the applicability of such disclosure is reasonably apparent):

3.1	Corporate Organization and Power.

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)

The Company has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company as now owned, leased and operated. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). The Stockholder is a trust formed under the laws of the State of Nevada.

3.2           Articles of Incorporation of Company; Minutes. The Company has heretofore made available to Parent complete and accurate copies of its Articles of Incorporation and Bylaws, as currently in effect. The minute books and stock or equity records of the Company and its Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects. At the Closing, all such books and records will be in the possession of the Company and its Subsidiaries.

3.3           Subsidiaries and Other Entities. Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company. Each outstanding share of capital stock or other equity interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, except for the Golden Gaming Warrants, is owned, beneficially and of record, by the Company or one of its wholly-owned Subsidiaries. Each Subsidiary of the Company and each of the Big Sky Entities is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be and has all requisite entity power and authority to carry on its business as now conducted and to own, lease and operate its assets and properties as now owned, leased and operated, except where the failure to be so organized, existing or in good standing in such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). Each such Subsidiary and any of the Big Sky Entities is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). Except as set forth in Section 3.3 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own any equity, partnership, membership or similar interest in any other Person.

3.4           Authorization.

(a)

The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform and comply with its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with its obligations hereunder and the consummation by the Company of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or shareholder votes on the part of the Company are necessary to authorize this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent, the Stockholder, and Merger Subsidiary of this Agreement, constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with the respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform and comply with its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery by the Stockholder of this Agreement, the performance and compliance by the Stockholder with its obligations hereunder and the consummation by the Stockholder of the transactions contemplated herein have been duly authorized. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent, the Company, and Merger Subsidiary of this Agreement, constitutes the legal, valid and binding obligations of the Stockholder, enforceable against it in accordance with the respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)

The Company has taken all appropriate actions so that the restrictions on business combinations contained in any “Fair Price,” “Control Share Acquisition,” “Business Combination” or other anti-takeover statute, or similar statute or regulation, or any similar provision of the Articles of Incorporation or Bylaws of the Company will not apply to this Agreement, the Merger or any of the other transactions contemplated hereby.

3.5           Capitalization of the Company. The authorized capital stock of the Company consists of 2,500 shares of Company Common Stock. As of the date hereof, there are 711 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock held in treasury. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding shares of Company Common Stock are owned by the Stockholder. Except for the Golden Gaming Warrants and except as otherwise set forth in Section 3.5 of the Company Disclosure Schedule, there are no other outstanding (x) shares of capital stock or other voting securities of the Company or any of its Subsidiaries, (y) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of its Subsidiaries, or (z) options, warrants, conversion privileges, rights of first refusal, contracts, understandings, agreements or other rights to purchase or acquire from the Company or any of its Subsidiaries, and, no obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its Subsidiaries (collectively, “Company Securities”). Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries.

3.6           Non-Contravention. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of the transactions contemplated hereby: (a) contravene or conflict with the Articles of Incorporation or Bylaws or other equivalent governing document, as the case may be, of the Company or any of its Subsidiaries, (b) assuming all of the Consents described in Section 3.7 are obtained or made, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Company or any of its Subsidiaries or any of the assets of the Company or any of its Subsidiaries, (c) result in the creation or imposition of any Lien on any of the assets of the Company or any of its Subsidiaries, other than Permitted Liens, or (d) assuming all of the Consents described in Section 3.7 are obtained or made, conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which any properties or assets of the Company or any of its Subsidiaries may be bound, except, in the cases of clauses (b), (c) or (d), where such conflicts, violations, Liens, defaults or other occurrences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

3.7           Consents and Approvals. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby do not require any consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a “Consent” and sometimes collectively as “Consents”) any Governmental Authority or other Person, other than (a) such filings as may be required under applicable requirements of the Exchange Act, Securities Act, any state securities, takeover and “blue sky” laws and the rules and regulations of NASDAQ, (b) the filings required under the HSR Act, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada in accordance with the requirements of the NRS, (d) such filings and other actions as are necessary to obtain all required Gaming Approvals, (e) the Consents set forth in Section 3.7 of the Company Disclosure Schedule, and (f) such other Consents which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

3.8           Proxy Statement Information. The material, information, financial statements and exhibits, taken as a whole, with respect to the Company supplied in writing by the Company to Parent (and its legal counsel and accounting advisors) for inclusion in the proxy statement prepared by Parent for the Parent Special Meeting (such proxy statement, the “Proxy Statement”), or any amendments thereof or supplements thereto, will not, at the time of the mailing of the Proxy Statement or any such amendment or supplement to the holders of Parent Common Stock and at the time of the Parent Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.9           Financial Statements; Undisclosed Liabilities.

(a)

The Company has made available to Parent true, correct and complete copies of (i) the unaudited consolidated balance sheet, as of October 31, 2014 of the Company and its Subsidiaries (the “Latest Balance Sheet”) and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the ten-month period ended October 31, 2014 (collectively, the “Latest Financial Statements”) and (ii) the audited consolidated balance sheets, as of December 31, 2012 and 2013 of the Company and its Subsidiaries and the related audited consolidated statements of income and cash flows of the Company for each of the years ended December 31, 2012 and 2013 (collectively, the “Annual Financial Statements”). The Latest Financial Statements and the Annual Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations of the Company for the periods referred to therein, subject in the case of any unaudited interim financial statements to normal year-end adjustments and the absence of notes.

(b)

The Company and its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)

Except as and to the extent reflected in the Latest Balance Sheet, the Company and its Subsidiaries have no Liabilities of a type required to be reflected or reserved for on a consolidated balance sheet of the Company prepared in accordance with GAAP, except (i) Liabilities incurred in the ordinary course of business and not required to be set forth in the Latest Balance Sheet, (ii) Liabilities that have arisen after the date of the Latest Balance Sheet in the ordinary course of business, consistent with past practice, (iii) Liabilities disclosed on Section 3.9(c) of the Company Disclosure Schedule, (iv) Liabilities arising out of or in connection with this Agreement, the Merger or the transactions contemplated hereby, (v) Liabilities included in the computation of the Post-Closing Adjustment, or (vi) Liabilities incurred in the ordinary course of business that are not in excess of the materiality level established for the most recent Annual Financial Statements by the Company’s independent accountant.

(d)	There is no outstanding indebtedness payable by any director or officer of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries.

3.10         Absence of Certain Changes. Except as otherwise authorized or contemplated by this Agreement, since December 31, 2013 through the date of this Agreement: (a) the Company and its Subsidiaries have owned and operated their assets, properties and businesses in the ordinary course of business and consistent with past practice, (b) there has not been any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole) and (c) except as disclosed in Section 3.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would have constituted a breach of, or required Parent’s consent pursuant to, Sections 5.1(c)(iii), (v), (vi), (ix), (x), (xi), (xii) or (xiii) hereof had such covenants applied since December 31, 2013.

3.11         Assets and Properties.

(a)

Except with respect to Intellectual Property (which is the subject of representations and warranties set forth in Section 3.18): (i) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of its assets and properties, and (ii) each of the Company and its Subsidiaries holds title to its material owned assets and properties free and clear of all Liens, except Permitted Liens.

(b)

To the Company’s knowledge, (i) the current use and operation of all real property by the Company and its Subsidiaries is in compliance in all material respects with all public and private covenants and restrictions and (ii) utilities, access and parking, if any, for such real property are adequate for the current use and operation of such real property. To the Company’s knowledge, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed change in any Applicable Law, which could materially detrimentally affect the use or operation of such real property, nor has the Company or any of its Subsidiaries received any notice of any material special assessment proceedings affecting such real property, or applied for any material change to the zoning or land use status of such real property.

3.12         Compliance with Applicable Law. Except with respect to ERISA, Benefit Plan and labor matters, Environmental Laws, Tax matters and Gaming Laws (which are the subject of representations and warranties set forth in Sections 3.16, 3.17, 3.19, 3.21, 3.24 and 3.25, respectively):

(a)

The Company and its Subsidiaries are in compliance with all Applicable Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(b)

The Company has no knowledge of any actual or threatened (i) notice or allegation of non-compliance with any Applicable Laws, (ii) enforcement action, or (iii) investigation, in any case by any Governmental Authority against the Company or any of its Subsidiaries.

(c)

All material reports, documents, claims and notices required to be filed with, maintained for or furnished to any Governmental Authority by the Company or its Subsidiaries have been so filed, maintained or furnished by the Company or its Subsidiaries, as applicable, except where the failure to so file, maintain or furnish such report, document, claim, or notice would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole), and all such reports, documents, claims and notices were complete and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing), such that no liability exists with respect to such filing, except for any such liability that would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(d)

Neither the Company nor any of its Subsidiaries nor, to its knowledge, any officers, managers, directors, governors and employees of the Company or any of its Subsidiaries have made or offered any payment, gratuity or other thing of value that is prohibited by any Applicable Law to personnel of any Governmental Authority.

3.13         Permits. Section 3.13 of the Company Disclosure Schedule sets forth each of the Company Permits as of the date of this Agreement. Each Company Permit is valid and in full force and effect and no Company Permit will be terminated, revoked, modified or become terminable or impaired in any respect by reason of the Merger, except where the failure to have or maintain such Company Permits would not have a Material Adverse Effect on the Company or any of its Subsidiaries (taken as a whole). Each of the Company and its Subsidiaries has conducted its business in compliance with all terms and conditions of the Company Permits, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

3.14         Litigation. Except as disclosed in Section 3.14 of the Company Disclosure Schedule there are no (a) Actions that have been brought by any Governmental Authority or any other Person, nor any claims or any investigations or reviews by any Governmental Authority against or affecting the Company or any of its Subsidiaries, pending or, to the Company’s knowledge, threatened, against or by the Company or any of its Subsidiaries or any of their respective assets or properties or which seek to enjoin or rescind the transactions contemplated by this Agreement; and (b) existing Governmental Orders naming the Company or any of its Subsidiaries as an affected party or, to the knowledge of the Company, otherwise affecting any of the assets or the business of the Company or any of its Subsidiaries, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

3.15         Material Contracts.

(a)

Section 3.15(a) of the Company Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries is a party or is subject, or by which any of the assets of the Company or any of its Subsidiaries are bound (collectively, the “Company Material Contracts”):

(i)

Each Contract providing for the lease of material real property by the Company or any of its Subsidiaries that is used by the Company or any of its Subsidiaries in connection with the operation of its business.

(ii)

Each Contract that, by its terms, requires payments by the Company or any of its Subsidiaries in excess of $100,000 in any given calendar year, other than Contracts that are terminable by the Company or any of its Subsidiaries in its discretion and without penalty upon notice of 60 days or less.

(iii)

Each Contract relating to, or evidences of, or guarantees of, or providing security for, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in each case in excess of $50,000, other than trade payables.

(iv)	All acquisition, partnership, joint venture, teaming arrangements or other similar Contracts.

(v)

Each Contract under which the Company or any of its Subsidiaries has agreed not to compete or has granted to a third party an exclusive right that restricts or otherwise adversely affects the ability of the Company or any of its Subsidiaries to engage in any line of business, or in any market or geographic area.

(vi)

Each Contract between the Company or any of its Subsidiaries, on the one hand, and any of their respective officers, directors or the Stockholder, on the other hand (other than employment, consulting or management services agreements or Benefit Plans).

(b)

The Company has made available to Parent true and correct copies (or summaries, in the case of any oral Contracts) of each Company Material Contract. Each Company Material Contract is a legal, valid and binding obligation of the Company or any of its Subsidiaries, as the case may be (and, to the knowledge of the Company, each other party thereto), and is enforceable against the Company or any of its Subsidiaries, as the case may be (and, to the knowledge of the Company, each other party thereto) in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity. Neither the Company or any of its Subsidiaries, as the case may be, nor, to the knowledge of the Company, any other party thereto is in breach, violation or default of any Company Material Contract except for such breach, violation or default as would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

3.16         Benefit Plans.

(a)

The term “Company Plan” means every plan, fund, Contract, program and arrangement that the Company or any Subsidiary sponsors, maintains or contributes to, is required to contribute to, that provides present or former employees of the Company and/or its Subsidiaries (the “Employees”) with: (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness, accident or other welfare benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, option, stock appreciation right, phantom stock or stock purchase benefits or (iv) salary continuation, paid time off, supplemental unemployment, current or deferred compensation (other than current salary or wages paid in the form of cash), termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliates” means each trade or business (whether or not incorporated) that is part of the same controlled group under, common control with, or part of an affiliated service group that includes the Company within the meaning of Code Section 414(b), (c), (m) or (o).

(b)	Section 3.16(b) of the Company Disclosure Schedule sets forth each Company Plan by name.

(c)

There are no Company Plans subject to Title IV of ERISA or Code Section 412 and neither the Company nor any of its Subsidiaries has ever maintained a Plan subject to Title IV of ERISA or Code Section 412 for which a liability remains outstanding. The Company has no liability contingent or otherwise under Title IV of ERISA with respect to any ERISA Affiliate.

(d)

No employer other than the Company or an ERISA Affiliate is permitted to participate or participates in the Company Plans. No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Company Plan.

(e)

There are no Company Plans which promise or provide health, life or other welfare benefits to retirees or former employees of the Company and/or its ERISA Affiliates, except as otherwise required by Code Section 4980B or comparable state statute or other law which provides for continuing health care coverage.

(f)

With respect to all Company Plans, to the extent that the following documents exist, the Company has made available to Parent true and complete copies of: (i) the most recent determination letter, if any, received by the Company and/or its ERISA Affiliates from the IRS, (ii) all pending applications for rulings, determinations, opinions, no action letters and the like filed with any governmental agency (including the DOL and the IRS), (iii) the Annual Report/Return (Form Series 5500) with financial statements, if any, and attachments for the three most recent plan years, (iv) Company Plan documents, summary plan descriptions, trust agreements, insurance Contracts, service agreements and all related Contracts and documents (including any employee summaries and material employee communications) and (v) all closing letters, audit finding letters, revenue agent findings and similar documents issued by a Governmental Authority.

(g)

Each Company Plan has at all times been operated in material compliance with ERISA, the Code, any other applicable law (including all reporting and disclosure requirements thereby) and the terms of such Company Plan. With respect to each Company Plan that is intended to be qualified under Section 401(a) of the Code, each such Company Plan has been determined by the IRS to be so qualified, and each trust forming a part thereof has been determined by the IRS to be exempt from Tax pursuant to Section 501(a) of the Code. To the knowledge of the Company, no reason exists which would cause such qualified status to be revoked. To the knowledge of the Company, no non-exempt prohibited transactions under Section 406 or 407 of ERISA or Section 4975 of the Code have occurred with respect to any Company Plan that would reasonably be expected to subject such Company Plan or the Company or any of its Subsidiaries to any material penalty under the Code or ERISA.

(h)

All material contributions, premiums, fees or charges due and owing to or in respect of any Company Plan for periods on or before the Closing have been or will be paid in full by the Company and its Subsidiaries prior to the Closing in accordance with the terms of such Company Plan and all Applicable Law, and no material Taxes are owing on the part of the Company as a result of any Company Plan.

(i)

The Company and its ERISA Affiliates have not committed to make any material increase in contributions or benefits under any Company Plan that would become effective either on or after the Closing Date.

(j)

No Company Plan is currently under audit or examination by the IRS or the DOL. There are no pending or, to the Company’s knowledge, threatened, audits, investigations, claims, suits, grievances or other proceedings.

(k)

The events contemplated in this Agreement will not trigger, or entitle any current or former employee of the Company or any of its Subsidiaries to, severance, termination, change in control payments or accelerated vesting under any Company Plan, and will not result in any material Tax or other liability payable by any Company Plan or, with respect to any Company Plan, by the Company or any of its Subsidiaries.

(l)

To the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to, directly or indirectly, subject the Company or any of its Subsidiaries to any (i) material excise Tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) material penalty Tax or other liability under Chapter 68 of Subtitle F of the Code or (iii) material civil penalty, damages or other liabilities arising under Section 502 of ERISA.

(m)	All Nonqualified Deferred Compensation Plans (as defined in Code Section 409A(d)(1)) of the Company are in material compliance with Code Section 409A.

3.17         Labor and Employment Matters.

(a)

To the Company’s knowledge, no executive employee of the Company or any of its Subsidiaries has any plans to terminate his or her employment. Each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Law relating to employment and employment practices and those relating to the calculation and payment of wages (including compensability of time, overtime pay, maximum hours of work and child labor restrictions), equal employment opportunity (including laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or other protected characteristic), affirmative action and other hiring practices, occupational safety and health, workers compensation, unemployment, the payment of social security and other taxes, and collective bargaining or concerted activity or other conduct protected under or matters subject to the National Labor Relations Act or applicable state labor relations or collective bargaining law. Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, there are no material workers’ compensation claims pending against the Company or any of its Subsidiaries.

(b)

Each of the Company and its Subsidiaries has received approval from the Department of Labor and the Immigration and Naturalization Service for any temporary work authorizations including H-1B, L-1, F-1 or J-1 visas or work authorizations required in connection with the retention of any employee of the Company or any of its Subsidiaries.

(c)

Except as listed on Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is bound by any oral or written employee collective bargaining agreement, and to the extent any such agreements exist, copies have been provided by the Company to Parent prior to the date hereof.

(d)

Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable employee licensing requirements and has used its reasonable best efforts to ensure that each employee, consultant, contractor or other non-employee service provider who is required to have a gaming or other license under any Gaming Law or other Applicable Law maintains such license in current and valid form.

(e)

Each of the Company and its Subsidiaries is in compliance in all material respects with all Applicable Law, Governmental Orders, and Contracts (if any) respecting the WARN Act or any other comparable Applicable Law that applies to mass layoffs and/or plant closings to which the Company or any of its Subsidiaries is subject in each of the jurisdictions in which it conducts operations.

3.18         Intellectual Property.

(a)

The term “Intellectual Property” means the following: (i) all inventions, methods and processes, and the subject matter of all patents and patent applications; (ii) trademarks, service marks, trade names, trade dress, material logos, material slogans, material tag lines, and other material designators of origin (all whether registered or not); (iii) uniform resource locators, Internet domain name registrations, Internet domain name applications (“Internet Names”); (iv) works of authorship and the subject matter of all copyright applications and registered copyrighted works (including without limitation, proprietary software, product documentation, and website content); (v) material trade secrets; (vi) material know-how, and (vii) any intellectual property or other proprietary rights in or to any of the foregoing. The term “Company Intellectual Property” means Intellectual Property owned by the Company or any of its Subsidiaries. Section 3.18(a) of the Company Disclosure Schedule sets forth a full and complete listing and description of all Company Intellectual Property that is registered with a Governmental Authority by or on behalf of the Company or any of its Subsidiaries (“Registered Company Intellectual Property”), with the owner name, country(ies) or regional scope, and any applicable registration and application numbers and dates indicated.

(b)

Neither the Company nor any of its Subsidiaries is in breach in any material respect of any Contract pursuant to which the Company or any of its Subsidiaries has licensed material Company Intellectual Property to a third party or pursuant to which the Company or any of its Subsidiaries has licensed any material Intellectual Property from a third party.

(c)

To the Company’s knowledge, the Company Intellectual Property together with any Intellectual Property licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right to use constitutes all of the material Intellectual Property necessary for the business of the Company or any of its Subsidiaries as now conducted (without taking into account the transactions contemplated hereby).

(d)

Each of the Company and its Subsidiaries owns and possesses all right, title and interest in and to all Company Intellectual Property free and clear of Liens, except for Permitted Liens and except for licenses of Company Intellectual Property to third parties granted in the ordinary course of business. Each of the Company or its Subsidiaries is the sole owner of record with the applicable Governmental Authority of all Registered Company Intellectual Property. There are no royalties, fees or other payments payable by the Company or any of its Subsidiaries to any Person by reason of the ownership, development, modification, use, license, sublicense, or sale of the Registered Company Intellectual Property other than salaries and sales commissions paid to employees and sales agents in the ordinary course of its business.

(e)

All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Company Intellectual Property either (i) have been a party to “work-for-hire” arrangements or agreements with the Company or a Subsidiary in accordance with applicable national and state law that has accorded the Company or such Subsidiary ownership of all tangible and intangible contributions to the Company Intellectual Property, or (ii) have executed appropriate instruments of assignment in favor of the Company or a Subsidiary as assignee that have conveyed to the Company or such Subsidiary effective and exclusive ownership of all tangible and intangible contributions to the Company Intellectual Property, except for immaterial failures of clause (i) or (ii) above.

(f)

To the Company’s knowledge, all of the Registered Company Intellectual Property that has been issued is valid and enforceable. To the Company’s knowledge, the Company Intellectual Property is not currently being infringed by other Persons. Neither the Company nor any Subsidiary has received a written claim by any third party contesting the validity of any Company Intellectual Property during the three year period immediately preceding the date of this Agreement. Without limiting the generality of the foregoing, the Company or a Subsidiary has taken all actions required as of the Closing Date to keep rights in the Registered Company Intellectual Property pending or in effect, including the payment of filing, examination, annuity, and maintenance fees and the filing of renewals or statements of use, in each case except for such rights that the Company or a Subsidiary has intentionally abandoned or let lapse. To Company’s knowledge, no Registered Company Intellectual Property rights are the subject of any interference, opposition, cancellation, nullity, re-examination or other similar proceeding before a Governmental Authority placing in question the validity or scope of such rights. The Company and its Subsidiaries have used reasonable secrecy measures to protect its material trade secrets.

(g)

Except as set forth in Section 3.18(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received during the three year period immediately preceding the date of this Agreement any written notice of any infringement, misappropriation or violation by it of any rights in Intellectual Property of a third party.

(h)	Each of the Company and its Subsidiaries has taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of its business.

3.19         Environmental Compliance.

(a)	No Third-Party Environmental Claim or Regulatory Action is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries.

(b)

All transfer, transportation, generation, treatment, containment, handling, location, use, manufacture, processing, storage or disposal of Hazardous Materials, and arranging therefor, by the Company or any of its Subsidiaries has been in compliance with applicable Environmental Law, except where the failure to be in compliance with such Environmental Law would not have or reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(c)

To the knowledge of the Company, except for Route Account Sites, no Property has ever been used as a regulated or unregulated landfill, dump or disposal area, or as a transfer, handling or treatment area for wastes regulated under either the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., or solid waste laws.

(d)

To the knowledge or the Company, except as set forth in Section 3.19(d) of the Company Disclosure Schedule and except for Route Account Sites: (i) no Property is being used or has ever been used as a gasoline service station, or as a facility for selling, dispensing, storing, or transferring of 250 gallons or more of petroleum or petroleum products at any one time, and (ii) there are no underground storage tanks currently located at any Property except tanks that have been property closed in place under any applicable Environment Law.

(e)

To the knowledge of the Company, except for Route Account Sites, there has not been any Release on, under, about, from or in connection with the Property, including the presence of any Hazardous Materials that have come to be located on or under the Property from another location, except as would not have or reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(f)

The Company and its Subsidiaries are in compliance with all applicable Environmental Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(g)

Each of the Company and its Subsidiaries has obtained all material Permits required by Environmental Law for operation of the business of the Company and its Subsidiaries as currently conducted, and each such Permit will be valid and in full force and effect upon consummation of the transactions contemplated by this Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole). All such Permits held by the Company and its Subsidiaries as of the date of this Agreement are listed on Section 3.19(g) of the Company Disclosure Schedule. Each of the Company and its Subsidiaries has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Law, except where the failure to so comply would not have or reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(h)

The most recent Phase I Environmental Site Assessments and Phase II assessments (if any) in the possession of the Company or any of its Subsidiaries with respect to the Property are listed on Section 3.19(h) of the Company Disclosure Schedule.

(i)

No Lien (other than Permitted Liens) has been attached or filed against the Company or any of its Subsidiaries in favor of any Person for: (i) any liability under or violation of any applicable Environmental Law; (ii) any Release of Hazardous Materials; or (iii) any imposition of Environmental Costs.

(j)

Notwithstanding any provision of this Agreement to the contrary, the representations and warranties in this Section 3.19 are the sole and exclusive representations of the Company relating to environmental matters, including with respect to Environmental Law, Permits issued thereunder or Hazardous Materials.

3.20         Insurance. Section 3.20 of the Company Disclosure Schedule contains an accurate and complete list of all insurance policies owned or held by the Company or any of its Subsidiaries as of the date of this Agreement, including, but not limited to, fire and other casualty, general liability, theft, life, workers’ compensation, health, directors and officers, business interruption and other forms of insurance owned or held by it, specifying the insurer, the policy number, and the term of the coverage. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole), (i) all present policies are in full force and effect and all premiums with respect thereto have been paid, and (ii) the Company and its subsidiaries have not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years.

3.21         Tax Matters.

(a)

Each of the Company and its Subsidiaries has (i) timely filed (or has had timely filed on its behalf) all material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (ii) timely and properly paid all material Taxes due and payable for all Tax periods or portions thereof, whether or not shown on such Tax Returns; (iii) established in their books of account, in accordance with GAAP and consistent with past practices, adequate reserves for the payment of any Taxes not yet due and payable; and (iv) complied with all Applicable Law relating to the withholding of Taxes and the payment thereof in all material respects.

(b)	There are no material Liens (other than Permitted Liens) for Taxes upon any assets of the Company or any of its Subsidiaries.

(c)

No deficiency for any material Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any material Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending. There is no pending Tax audit or other administrative proceeding or court proceeding with regard to any material Taxes or Tax Return for any Tax year of the Company or any of its Subsidiaries, nor has there been any written notice to the Company or any of its Subsidiaries by any Governmental Authority regarding any such Tax audit or other proceeding, nor, to the Company’s knowledge, is any such Tax audit or other proceeding threatened with regard to any material Taxes or Tax Returns of the Company or any of its Subsidiaries.

(d)

Neither the Company nor any of its Subsidiaries has any material Liability for Taxes in a jurisdiction where it does not file a Tax Return, nor has the Company or any of its Subsidiaries received written notice from a Taxing Authority in such a jurisdiction that it is or may be subject to taxation by that jurisdiction.

(e)

All transactions that could give rise to an underpayment of Tax (within the meaning of Section 6662 of the Code) were reported by the Company or a Subsidiary of the Company in a manner for which there is substantial authority or were adequately disclosed on the Tax Returns as required in accordance with Section 6662(d)(2)(b) of the Code.

(f)

Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in connection with this Agreement, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made that are not deductible (in whole or in part) as a result of the application of Section 280G of the Code.

(g)

Neither the Company nor any of its Subsidiaries has been a member of any joint venture, partnership, contract or other arrangement that is treated as a “partnership” for federal, state, local or foreign income Tax purposes. Neither the Company nor any of its Subsidiaries owns any interest in an entity that is classified as an entity that is “disregarded as an entity separate from its owner” under Treasury Regulations Section 301.7701-3(b).

(h)

Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return, and (ii) has any Liability for the Taxes of any Person (other than itself) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(i)

Neither the Company nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it, and the IRS has not proposed any such adjustment or change in accounting method.

(j)	Neither the Company nor any of its Subsidiaries is, or has been at any time, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(k)

Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (other than customary gross-up or indemnification provisions in credit agreements, leases and similar agreements entered into in the ordinary course of business not primarily related to Taxes).

(l)

Neither the Company nor any of its Subsidiaries has engaged in any listed transaction as defined under Section 6011 of the Code and the Treasury Regulations promulgated thereunder or under any similar provision of state law.

(m)

Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute a part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(n)

The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the day before the Closing Date. The Company has no potential liability for any Tax under Section 1374 of the Code or any similar provision under state or local law. Each of the Subsidiaries is, and has at all times been, an entity disregarded as separate from its owner under Treasury Regulations Section 301.7701-3 for U. S. federal and, to the extent applicable, state, local or foreign income Tax purposes.

(o)

True, correct and complete copies of all income Tax returns, material Tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company or any of its Subsidiaries with respect to the last three years with the IRS or any other Taxing Authority have been made available.

(p)

Neither the Company nor any of its Subsidiaries will be required to include any material item of income, or exclude any material item of deduction, for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount or advance payment received on or prior to the Closing Date.

(q)	The Company has no knowledge of any facts or circumstances that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

3.22         Bank Accounts. All bank accounts of the Company and its Subsidiaries have been duly authorized by the holder thereof.

3.23         Brokers. Except as provided in Section 3.23 of the Company Disclosure Schedule, neither the Company, nor any of its Subsidiaries, nor any directors, officers, managers or employees of the Company or any of its Subsidiaries has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby.

3.24         Licensability. Except as disclosed in Section 3.24 of the Company Disclosure Schedule, none of the Company, its Subsidiaries, any of their respective officers, managers, directors, partners, members, principals or Affiliates which may reasonably be considered in the process of determining the suitability of the Company and its Subsidiaries for a Gaming Approval by a Gaming Authority, or, to the Company’s knowledge, any holders of the Company’s capital stock or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing Persons, collectively, the “Company Licensing Affiliates”), has ever abandoned or withdrawn (in each case in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied or had suspended or revoked a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. The Company, its Subsidiaries, and each of their respective Company Licensing Affiliates which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the “Company Licensed Parties”) is in good standing in each of the jurisdictions in which such Company Licensed Party owns, operates, or manages gaming facilities. To the Company’s knowledge, there are no facts which, if known to any Gaming Authority, would be reasonably likely to (a) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Company Licensed Parties, or (b) result in a negative outcome to any finding of suitability proceedings of any of the Company Licensed Parties currently pending, or under the suitability proceedings necessary for the consummation of the Merger.

3.25         Compliance with Gaming Laws.

(a)

Each of the Company Licensed Parties, and to the Company’s knowledge, each of the Company Licensed Parties’ respective directors, officers, managers, partners, members, principals, key employees and Persons performing management functions similar to those performed by officers, partners, or managers (collectively, “Company Management Principals”), holds all Gaming Approvals and all such Permits as are necessary to conduct the business and operations of the Company Licensed Parties as currently conducted, each of which is in full force and effect in all respects, and no event has occurred which permits, or upon giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Permit that currently is in effect, the loss of which, either individually or in the aggregate, would be reasonably likely to impair or delay the Closing. Each of the Company Licensed Parties, and to the knowledge of the Company, each of the Company Licensed Parties’ respective Company Management Principals, is in compliance with the terms of such Permits, except for such failures to comply which would not, individually or in the aggregate, be reasonably likely to impair or delay the Closing. None of the Company or its Subsidiaries, or any of their respective Company Licensing Affiliates, has received notice of any investigation or review by any Gaming Authority or other Governmental Authority with respect to the Company, its Subsidiaries, or any of their respective Company Licensing Affiliates or Company Management Principals that is pending, and, to the knowledge of the Company, no investigation or review is threatened, nor has any Gaming Authority or other Governmental Authority indicated any intention to conduct the same, other than those the outcome of which would not impair or delay the Closing.

(b)

No Company Licensed Party, and no Company Licensing Affiliate or Company Management Principal of any Company Licensed Party, has received any written claim, demand, notice, complaint, court order or administrative order from any Gaming Authority or other Governmental Authority in the past three years under, or relating to any violation or possible violation of, any Gaming Law which did or would be reasonably likely to result in an individual fine or penalty of $25,000 or more. To the knowledge of the Company, there are no facts which if known to any Gaming Authority could reasonably be expected to result in the revocation, limitation or suspension of a Gaming Approval or other license, finding of suitability, registration, permit or approval of the Company Licensed Parties, or any of their respective Company Licensing Affiliates or Company Management Principals. None of the Company Licensed Parties, and none of their respective Company Licensing Affiliates or Company Management Principals, has suffered a suspension, denial, non-renewal, limitation or revocation of any such Permit.

3.26         Relations with Suppliers. No current supplier from which the Company and its Subsidiaries, taken as a whole, purchased more than 5% of the goods and services they purchased during the last full fiscal year has canceled any contract or order for provision of, and to the knowledge of the Company there has been no threat by any such supplier not to provide, products, supplies or services to the business of the Company and its Subsidiaries, taken as a whole, either prior to or following the Effective Time.

3.27         Investment Intent. The shares of Parent Common Stock to be acquired by the Stockholder hereunder are being acquired solely for purposes of investment for the Stockholder’s own account and not with a view to, or for offer or sale in connection with, any distribution thereof. The investment representations of the Stockholder in the Stockholder Investment Representations are true and accurate.

3.28         Investigation by Parent. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by Parent shall affect the representations and warranties of the Company under this Agreement or contained in any other writing to be furnished to Parent in connection with the transactions contemplated hereunder, and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that Parent knew or should have known that any of the same is or might be inaccurate in any respect.

3.29         Exclusive Representations and Warranties. Except for the representations and warranties contained in this Article 3, neither the Company, the Stockholder nor any other Person on their respective behalf makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, the Business or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether express, statutory or implied.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the Disclosure Schedule delivered by Parent to the Company on the date hereof (the “Parent Disclosure Schedule”) and any Schedule Update thereto, and except as otherwise specifically disclosed in the Parent SEC Reports (as defined below) filed by Parent prior to the date of this Agreement, including its Form 10-K filed with respect to the fiscal year ended December 29, 2013 (but in all cases excluding (i) any forward-looking disclosures contained in the “Forward-Looking Statements” and “Risk Factors” sections of the Parent SEC Reports and any other disclosures therein to the extent they are primarily predictive, cautionary or forward-looking in nature and (ii) information included in, or incorporated by reference as, exhibits and schedules to any Parent SEC Reports), Parent hereby represents and warrants to the Company as follows (the Parent Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Article 4, and disclosure in one section of the Parent Disclosure Schedule shall constitute disclosure for all other sections of the Parent Disclosure Schedule only to the extent to which the applicability of such disclosure is reasonably apparent):

4.1           Corporate Organization and Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate their respective assets and properties as now owned, leased and operated. Each of Parent and Merger Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole). Merger Subsidiary is a recently formed Nevada corporation that was formed solely for the purpose of engaging in the Merger and has not conducted, and prior to the Effective Time will not conduct, any activities other than those incident to its formation and in connection with the consummation of the Merger.

4.2           Articles of Incorporation of Parent and Merger Subsidiary; Minutes. Each of Parent and Merger Subsidiary has heretofore made available to the Company complete and accurate copies of (i) its Articles of Incorporation and Bylaws, as currently in effect, and (ii) the minutes (or in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of the shareholders of Parent, the Parent Board of Directors and each committee of the Parent Board of Directors since December 29, 2013.

4.3           Subsidiaries. Section 4.3 of the Parent Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of Parent. Each outstanding share of capital stock of other equity interest in each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by Parent or one of its wholly-owned Subsidiaries. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has all requisite entity power and authority to carry on its business as now conducted and to own, lease and operate its assets and properties as now owned, leased and operated, except where the failure to be so organized, existing or in good standing in such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole). Each such Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole). Except as set forth in Section 4.3 of the Company Disclosure Schedule, neither Parent nor any of its Subsidiaries own any equity, partnership, membership or similar interest in any other Person. Parent has been the sole stockholder and controlling party of Merger Subsidiary since the formation of Merger Subsidiary and Parent will be the sole stockholder and controlling party of Merger Subsidiary immediately prior to and as of the Effective Time.

4.4           Authorization.

(a)

Each of Parent and Merger Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement, to perform and comply with its obligations hereunder and, subject to the receipt of the Parent Shareholder Approval, to consummate the transactions contemplated herein. The execution and delivery by each of Parent and Merger Subsidiary of this Agreement, the performance and compliance by each of Parent and Merger Subsidiary with its obligations hereunder and the consummation by each of Parent and Merger Subsidiary of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of by each of Parent and Merger Subsidiary, subject to receipt of the Parent Shareholder Approval, and no other corporate proceedings or shareholder votes on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby. Assuming the presence of a quorum at the Parent Special Meeting, this Agreement and the Merger will be adopted upon the receipt of the Parent Shareholder Approval. No other vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Subsidiary (which occurred prior to the date hereof) is the only vote or consent of the holders of any class or series of capital stock of Merger Subsidiary necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Subsidiary, as applicable, and, assuming due authorization, execution and delivery by the Company and the Stockholder of this Agreement, constitutes the legal, valid and binding obligation of Parent and Merger Subsidiary, enforceable against each in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)

Parent has taken all appropriate actions so that the restrictions on business combinations contained in any “Fair Price,” “Control Share Acquisition,” “Business Combination” or other anti-takeover statute, or similar statute or regulation, or any similar provision of the Articles of Incorporation or Bylaws of Parent will not apply to this Agreement, the Merger or any of the other transactions contemplated hereby.

(c)

The Stockholder, the Company and each of their respective Affiliates are exempt from the definition of “Acquiring Person” contained in the Parent Rights Agreement, and no “Stock Acquisition Date,” “Acquisition Event” or “Distribution Date” (as such terms are defined in the Parent Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, including the Merger. Parent has previously provided the Company with a true and complete copy of the Parent Rights Agreement and all amendments thereto. The Parent Rights Agreement has not been further amended or modified. Other than the Parent Rights Agreement, Parent has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of Parent.

4.5           Capitalization.

(a)

The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, and (ii) 7,500,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Parent Preferred Stock”). As of the date hereof, there are 13,389,078 shares of Parent Common Stock issued and outstanding, no shares of Parent Preferred Stock issued and outstanding, and no shares of Parent Common Stock or Parent Preferred Stock held in treasury. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)

As of the date hereof, Parent has no shares of Parent Common Stock or Parent Preferred Stock reserved for issuance, except for (i) no shares of Parent Common Stock reserved for issuance pursuant to the Parent Rights Agreement, (ii) 755,617 shares of Parent Common Stock subject to outstanding Parent Stock Options under the Parent Stock Option Plan, (iii) no shares of Parent Common Stock subject to outstanding Parent Restricted Stock Units under the Parent Stock Option Plan, and (iv) 506,883 shares of Parent Common Stock reserved for future issuance under the Parent Stock Option Plan for awards not yet granted.

(c)

Section 4.5(c)(i) of the Parent Disclosure Schedule sets forth a true and complete list, as of the date hereof, of, for each Parent Stock Option: (i) the number of shares of Parent Common Stock subject to such Parent Stock Option (i.e., the original amount less exercises and any forfeitures), and (ii) the exercise price and expiration date of such Parent Stock Option. All Parent Stock Options are evidenced by stock option agreements forms of which have been made available to the Company, and no stock option agreement contains any terms that are inconsistent with or in addition to such forms in any material respect. None of the Parent Stock Options are “incentive stock options” within the meaning of Section 422 of the Code.

(d)

Except as set forth in Section 4.5(a)-(b) or as set forth in Section 4.5(d) of the Parent Disclosure Schedule, there are no other outstanding (i) shares of capital stock or other voting securities of Parent or any of its Subsidiaries, (ii) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent or any of its Subsidiaries, or (iii) options, warrants, conversion privileges, contracts, understandings, agreements or other rights to purchase or acquire from Parent or any of its Subsidiaries, and, no obligations of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or any of its Subsidiaries (collectively, “Parent Securities”). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except for the Parent Voting Agreements, and except as otherwise set forth in Section 4.5(d) of the Parent Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Parent or any of its Subsidiaries.

(e)

The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $0.001 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent.

4.6           Valid Issuance of Parent Common Stock. The shares of Parent Common Stock to be issued under this Agreement, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws; provided, however, that such shares of Parent Common Stock will be subject to restrictions on transfer of shares of capital stock imposed by the rules and regulations of the Securities Act, the Exchange Act or state securities laws.

4.7            Non-Contravention. Neither the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement nor the consummation of the transactions contemplated hereby: (a) assuming the Parent Shareholder Approval is obtained, contravene or conflict with the Articles of Incorporation, Bylaws or other equivalent governing document, as the case may be, of Parent, Merger Subsidiary, or any other Subsidiary of Parent; (b) assuming all of the Consents described in Section 4.8 are obtained or made, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Parent, Merger Subsidiary or any other Subsidiary of Parent or any of the assets of Parent, Merger Subsidiary or any other Subsidiary of Parent; (c) result in the creation or imposition of any Lien on any of the assets of Parent, Merger Subsidiary or any other Subsidiary of Parent, other than Permitted Liens; or (d) assuming all of the Consents described in Section 4.8 are obtained or made, conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under any terms, conditions, or provisions of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which it or any properties or assets of Parent, Merger Subsidiary or any other Subsidiary of Parent may be bound, except, in the cases of clauses (b), (c) or (d), where such conflicts, violations, Liens, defaults, or other occurrences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

4.8           Consents and Approvals. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby do not require any Consent of, with or from any Governmental Authority or other Person, other than (a) such filings as may be required under applicable requirements of the Exchange Act, Securities Act, any state securities, takeover and “blue sky” laws and the rules and regulations of NASDAQ, (b) the filings required under the HSR Act, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada in accordance with the requirements of the NRS, (d) such filings and other actions as are necessary to obtain all required Gaming Approvals, (e) the Parent Shareholder Approval, (f) the Consents set forth in Section 4.8 of the Parent Disclosure Schedule, and (g) such other Consents which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or any of its Subsidiaries (taken as a whole).

4.9           Parent SEC Documents; Financial Reports.

(a)

Parent has filed or furnished with the SEC, at or prior to the time due, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements, registration statements, prospectuses, definitive proxy statements and other documents required to be filed by it with the SEC under Applicable Law for the three years preceding the date hereof (the “Parent SEC Reports”). None of the Subsidiaries of Parent is required to make any filings with the SEC. As of their respective filing dates or, if amended, as of the date of the last such amendment, the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Reports as in effect on the date so filed. As of their respective filing dates (or, if amended, as of the date of the last such amendment), as of the Closing Date and as of the date any information from such Parent SEC Reports has been incorporated by reference, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Parent SEC Reports.

(b)

Each of the financial statements of Parent (including the related notes) included or incorporated by reference in the Parent SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form and content in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted in Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of operations and cash flows of Parent for the periods referred to therein, subject in the case of any unaudited interim financial statements to normal year-end adjustments and the absence of notes.

(c)

Parent maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities and that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(d)

Parent maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent’s management has completed an assessment of the effectiveness of Parent’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 29, 2013, and such assessment concluded that such controls were effective and Parent’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that Parent maintained effective internal control over financial reporting as of December 29, 2013. To the knowledge of Parent, since December 30, 2013, none of Parent, its Subsidiaries or Parent’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Parent and its Subsidiaries, (B) any illegal act or fraud related to the operations or business of Parent or its Subsidiaries, whether or not material, that involves Parent’s management, or (C) any claim or allegation regarding any of the foregoing.

(e)

Except as and to the extent reflected in the consolidated balance sheet of Parent as of September 28, 2014 (the “Parent Latest Balance Sheet”) included in the Form 10-Q filed by Parent with respect to the fiscal quarter ended September 28, 2014, the Parent and its Subsidiaries have no Liabilities of a type required to be reflected or reserved for on a consolidated balance sheet of Parent prepared in accordance with GAAP, except (i) Liabilities incurred in the ordinary course of business and not required to be set forth in the Parent Latest Balance Sheet, (ii) Liabilities that have arisen after the date of the Parent Latest Balance Sheet in the ordinary course of business, consistent with past practice, (iii) Liabilities disclosed on Section 4.9(e) of the Parent Disclosure Schedule, (iv) Liabilities arising out of or in connection with this Agreement, the Merger or the transactions contemplated hereby, (v) Liabilities included in the computation of the Post-Closing Adjustment, or (iv) Liabilities incurred in the ordinary course of business that are not in excess of the materiality level established for the most recent audited annual financial statements of Parent established by the Parent’s independent registered public accounting firm.

(f)

Neither Parent nor any of its Subsidiaries is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among Parent or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Reports.

(g)

To the knowledge of Parent, no employee of Parent or any of its subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by Parent or any of its Subsidiaries.

(h)	There is no outstanding indebtedness payable by any director or officer of Parent or any of its Subsidiaries to Parent or any of its Subsidiaries.

(i)

Parent has heretofore furnished or made available to the Company complete and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect.

4.10         Proxy Statement Information. The material information, financial statements and exhibits, taken as a whole, with respect to Parent or its Subsidiaries included in the Proxy Statement, or any amendments thereof or supplements thereto, will not, at the time of the mailing of the Proxy Statement or any such amendments or supplements thereto to the holders of Parent Common Stock and at the time of the Parent Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Subsidiary with respect to information supplied in writing by the Company or any Affiliate of the Company specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form and content in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable, and other Applicable Law.

4.11         Absence of Certain Changes. Except as otherwise authorized or contemplated by this Agreement, since September 28, 2014 through the date of this Agreement: (a) Parent and its Subsidiaries have owned and operated their assets, properties and businesses in the ordinary course of business and consistent with past practice, (b) there has not been any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole) and (c) neither Parent nor any of its Subsidiaries has taken or agreed to take any action that would have constituted a breach of, or required the Company’s consent pursuant to, Sections 5.1(d) (iii), (v), (vi), (ix), (x), (xi), (xii) or (xiii) hereof had such covenants applied since September 28, 2014.

4.12         Assets and Properties.

(a)

Except with respect to Intellectual Property (which is the subject of representations and warranties set forth in Section 4.13): (i) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole), each of Parent and its Subsidiaries has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of its assets and properties, and (ii) each of Parent and its Subsidiaries holds title to its material owned assets and properties free and clear of all Liens, except Permitted Liens. Merger Subsidiary owns no property or assets.

(b)

To Parent’s knowledge, (i) the current use and operation of all real property by Parent and its Subsidiaries is in compliance in all material respects with all public and private covenants and restrictions and (ii) utilities, access and parking, if any, for such real property are adequate for the current use and operation of such real property. To Parent’s knowledge, there are no zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed change in any Applicable Law, which could materially detrimentally affect the use or operation of such real property, nor has Parent or any of its Subsidiaries received any notice of any material special assessment proceedings affecting such real property, or applied for any material change to the zoning or land use status of such real property.

4.13         Intellectual Property.

(a)

The term “Parent Intellectual Property” means Intellectual Property owned by Parent or any of its Subsidiaries. Section 4.13(a) of the Parent Disclosure Schedule sets forth a full and complete listing and description of all Parent Intellectual Property that is registered with a Governmental Authority by or on behalf of Parent or any of its Subsidiaries (“Registered Parent Intellectual Property”), with the owner name, country(ies) or regional scope, and any applicable registration and application numbers and dates indicated.

(b)

Neither Parent nor any of its Subsidiaries is in breach in any material respect of any Contract pursuant to which Parent or any of its Subsidiaries has licensed material Parent Intellectual Property to a third party or pursuant to which Parent or any of its Subsidiaries has licensed any material Intellectual Property from a third party.

(c)

To Parent’s knowledge, the Parent Intellectual Property together with any Intellectual Property licensed to Parent or any of its Subsidiaries or which Parent or any of its Subsidiaries otherwise has a right to use constitutes all of the material Intellectual Property necessary for the business of Parent or any of its Subsidiaries as now conducted (without taking into account the transactions contemplated hereby).

(d)

Each of Parent and its Subsidiaries owns and possesses all right, title and interest in and to all Parent Intellectual Property free and clear of Liens, except for Permitted Liens and except for licenses of Parent Intellectual Property to third parties granted in the ordinary course of business. Each of Parent or its Subsidiaries is the sole owner of record with the applicable Governmental Authority of all Registered Parent Intellectual Property. There are no royalties, fees or other payments payable by Parent or any of its Subsidiaries to any Person by reason of the ownership, development, modification, use, license, sublicense, or sale of the Registered Parent Intellectual Property other than salaries and sales commissions paid to employees and sales agents in the ordinary course of its business.

(e)

All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Parent Intellectual Property either (i) have been a party to “work-for-hire” arrangements or agreements with Parent or a Subsidiary in accordance with applicable national and state law that has accorded Parent or such Subsidiary ownership of all tangible and intangible contributions to the Parent Intellectual Property, or (ii) have executed appropriate instruments of assignment in favor of Parent or a Subsidiary as assignee that have conveyed to Parent or such Subsidiary effective and exclusive ownership of all tangible and intangible contributions to the Parent Intellectual Property, except for immaterial failures of clause (i) or (ii) above.

(f)

To Parent’s knowledge, all of the Registered Parent Intellectual Property that has been issued is valid and enforceable. To the Parent’s knowledge, the Parent Intellectual Property is not currently being infringed by other Persons. Neither Parent nor any Subsidiary has received a written claim by any third party contesting the validity of any Parent Intellectual Property during the three year period immediately preceding the date of this Agreement. Without limiting the generality of the foregoing, Parent or a Subsidiary has taken all actions required as of the Closing Date to keep rights in the Registered Parent Intellectual Property pending or in effect, including the payment of filing, examination, annuity, and maintenance fees and the filing of renewals or statements of use, in each case except for such rights that Parent or a Subsidiary has intentionally abandoned or let lapse. To Parent’s knowledge, no Registered Parent Intellectual Property rights are the subject of any interference, opposition, cancellation, nullity, re-examination or other similar proceeding before a Governmental Authority placing in question the validity or scope of such rights. Parent and its Subsidiaries have used reasonable secrecy measures to protect its material trade secrets.

(g)

Neither Parent nor any of its Subsidiaries has received during the three year period immediately preceding the date of this Agreement any written notice of any infringement, misappropriation or violation by it of any rights in Intellectual Property of a third party.

(h)	Each of Parent and its Subsidiaries has taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of its business.

4.14         Compliance with Applicable Law. Except with respect to Environmental Laws, Tax matters, ERISA, Benefit Plan and labor matters, and Gaming Laws (which are the subject of representations and warranties set forth in Sections 4.18, 4.20, 4.21, 4.22, 4.26 and 4.27, respectively):

(a)

Parent and its Subsidiaries are in compliance with all Applicable Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(b)	Parent has no knowledge of any actual or threatened enforcement action or investigation by any Governmental Authority against Parent or any of its Subsidiaries.

(c)

All material reports, documents, claims and notices required to be filed with, maintained for or furnished to any Governmental Authority by Parent or its Subsidiaries have been so filed, maintained or furnished by Parent or its Subsidiaries, as applicable, except where the failure to so file, maintain or furnish such report, document, claim, permit or notice would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole), and all such reports, documents, claims and notices were complete and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing), such that no liability exists with respect to such filing, except for any such liability that would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(d)

Neither Parent or any of its Subsidiaries nor, to its knowledge, any officers, managers, directors, governors and employees of Parent or any of its Subsidiaries have made or offered any payment, gratuity or other thing of value that is prohibited by any Applicable Law to personnel of any Governmental Authority.

4.15         Permits. Section 4.15 of the Parent Disclosure Schedule sets forth each of the Parent Permits as of the date of this Agreement. Each Parent Permit is valid and in full force and effect and no Parent Permit will be terminated, revoked, modified or become terminable or impaired in any respect by reason of the Merger, except where the failure to have or maintain such Parent Permits would not have a Material Adverse Effect on Parent or any of its Subsidiaries (taken as a whole). Each of Parent and its Subsidiaries has conducted its business in compliance with all terms and conditions of the Parent Permits, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

4.16         Litigation. Except as disclosed on the Parent Disclosure Schedule, there are no (a) Actions that have been brought by any Governmental Authority or any other Person, nor any claims or any investigations or reviews by any Governmental Authority against or affecting Parent, Merger Subsidiary, or any other Subsidiary of Parent pending or, to Parent’s knowledge, threatened, against or by Parent, Merger Subsidiary, or any other Subsidiary of Parent or any of their respective assets or properties or which seek to enjoin or rescind the transactions contemplated by this Agreement; and (b) existing Governmental Orders naming Parent, Merger Subsidiary, or any other Subsidiary of Parent as an affected party or, to the knowledge of Parent, otherwise affecting any of the assets or the business of Parent, Merger Subsidiary, or any other Subsidiary of Parent, in each case except as would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

4.17         Material Contracts.

(a)

All Contracts required to be filed as exhibits to the Parent SEC Reports have been so filed in a timely manner. Section 4.17(a) of the Parent Disclosure Schedule lists the following Contracts to which Parent or any of its Subsidiaries is a party or is subject, or by which any of the assets of Parent or any of its Subsidiaries are bound, in each case (collectively, the “Parent Material Contracts”):

(i)

Each Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) or required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act.

(ii)	Each Contract providing for the lease of material real property by Parent or any of its Subsidiaries that is used by Parent or any of its Subsidiaries in connection with the operation of its business.

(iii)

Each Contract that, by its terms, requires payments by Parent or any of its Subsidiaries in excess of $100,000 in any given calendar year, other than Contracts that are terminable by Parent or any of its Subsidiaries in its discretion and without penalty upon notice of 60 days or less.

(iv)

Each Contract relating to, or evidences of, or guarantees of, or providing security for, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset) in each case in excess of $50,000, other than trade payables.

(v)	All acquisition, partnership, joint venture, teaming arrangements or other similar Contracts.

(vi)

Each Contract under which Parent or any of its Subsidiaries has agreed not to compete or has granted to a third party an exclusive right that restricts or otherwise adversely affects the ability of Parent or any of its Subsidiaries to engage in any line of business, or in any market or geographic area.

(vii)

Each Contract between Parent or any of its Subsidiaries, on the one hand, and any of their respective officers or directors or any shareholders beneficially owning 5% of more of the issued and outstanding Parent Common Stock, on the other hand (other than employment, consulting or management services agreements or Benefit Plans).

(b)

Parent has made available to the Company true and correct copies (or summaries, in the case of any oral Contracts) of each Parent Material Contract. Each Parent Material Contract is a legal, valid and binding obligation of Parent or any of its Subsidiaries, as the case may be (and, to the knowledge of Parent, each other party thereto), and is enforceable against Parent or any of its Subsidiaries, as the case may be (and, to the knowledge of Parent, each other party thereto) in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity. Neither Parent or any of its Subsidiaries, as the case may be, nor, to the knowledge of Parent, any other party thereto is in breach, violation or default of any Parent Material Contract except for such breach, violation or default as would not, either individually or in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

4.18         Environmental Compliance.

(a)	No Third-Party Environmental Claim or Regulatory Action is pending or, to Parent’s knowledge, threatened against Parent or any of its Subsidiaries.

(b)

All transfer, transportation, generation, treatment, containment, handling, location, use, manufacture, processing, storage or disposal of Hazardous Materials, and arranging therefor, by Parent or any of its Subsidiaries has been in compliance with applicable Environmental Law, except where the failure to be in compliance with such Environmental Law would not have or reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(c)

To the knowledge of Parent, no Property has ever been used as a regulated or unregulated landfill, dump or disposal area, or as a transfer, handling or treatment area for wastes regulated under either the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq, or solid waste laws.

(d)

To the knowledge of Parent, no Property is being used or has ever been used as a gasoline service station, or as a facility for selling, dispensing, storing or transferring of 250 gallons or more of petroleum or petroleum products at any one time, and to the knowledge of Parent, there are no underground storage tanks currently located at any Property except tanks that have been properly closed in place under applicable Environmental Law.

(e)

To the knowledge of Parent, there has not been any Release on, under, about, from or in connection with the Property, including the presence of any Hazardous Materials that have come to be located on or under the Property from another location, except as would not have or reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(f)

Parent and its Subsidiaries are in compliance with all applicable Environmental Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(g)

Each of Parent and its Subsidiaries has obtained all material Permits required by Environmental Law for operation of the business of Parent and its Subsidiaries as currently conducted, and each such Permit will be valid and in full force and effect upon consummation of the transactions contemplated by this Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole). All such Permits held by Parent and its Subsidiaries as of the date of this Agreement are listed on Section 4.18(g) of the Parent Disclosure Schedule. Each of Parent and its Subsidiaries has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Law, except where the failure to so comply would not have or reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(h)

The most recent Phase I Environmental Site Assessments and Phase II assessments (if any) in the possession of Parent or any of its Subsidiaries with respect to the Property are listed on Section 4.18(h) of the Parent Disclosure Schedule.

(i)

No Lien (other than Permitted Liens) has been attached or filed against Parent or any of its Subsidiaries in favor of any Person for: (i) any liability under or violation of any applicable Environmental Law; (ii) any Release of Hazardous Materials; or (iii) any imposition of Environmental Costs.

(j)

Notwithstanding any provision of this Agreement to the contrary, the representations and warranties in this Section 4.18 are the sole and exclusive representations of Parent relating to environmental matters, including with respect to Environmental Law, Permits issued thereunder or Hazardous Materials.

4.19         Insurance. Section 4.19 of the Parent Disclosure Schedule contains an accurate and complete list of all insurance policies owned or held by Parent, Merger Subsidiary, or any other Subsidiary of Parent as of the date of this Agreement, including, but not limited to, fire and other casualty, general liability, theft, life, workers’ compensation, health, directors and officers, business interruption and other forms of insurance owned or held by it, specifying the insurer the policy number, and the term of the coverage. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole), (i) all present policies are in full force and effect and all premiums with respect thereto have been paid, and (ii) Parent and its subsidiaries have not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years.

4.20         Tax Matters.

(a)

Each of Parent and its Subsidiaries has (i) timely filed (or has had timely filed on its behalf) all material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects; (ii) timely and properly paid all material Taxes due and payable for all Tax periods or portions thereof, whether or not shown on such Tax Returns; (iii) established in its books of account, in accordance with GAAP and consistent with past practices, adequate reserves for the payment of any Taxes not yet due and payable; and (iv) complied with all Applicable Law relating to the withholding of Taxes and the payment thereof in all material respects.

(b)	There are no material Liens (other than Permitted Liens) for Taxes upon any assets of Parent or any of its Subsidiaries.

(c)

No deficiency for any material Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by Parent or any of its Subsidiaries regarding the application of the statute of limitations with respect to any material Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending. Except as set forth in Section 4.20(c) of the Parent Disclosure Schedule, there is no pending Tax audit or other administrative proceeding or court proceeding with regard to any material Taxes or Tax Return for any Tax year of Parent or any of its Subsidiaries, nor has there been any written notice to Parent or any of its Subsidiaries by any Governmental Authority regarding any such Tax audit or other proceeding, nor, to Parent’s knowledge, is any such Tax audit or other proceeding threatened with regard to any material Taxes or Tax Returns of Parent or any of its Subsidiaries.

(d)

Neither Parent nor any of its Subsidiaries has any material Liability for Taxes in a jurisdiction where it does not file a Tax Return, nor has Parent or any of its Subsidiaries received written notice from a Taxing Authority in such a jurisdiction that it is or may be subject to taxation by that jurisdiction.

(e)

All transactions that could give rise to an underpayment of Tax (within the meaning of Section 6662 of the Code) were reported by Parent or a Subsidiary of Parent in a manner for which there is substantial authority or were adequately disclosed on the Tax Returns as required in accordance with Section 6662(d)(2)(b) of the Code.

(f)

Neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in connection with this Agreement or any change of control of Parent or any of its Subsidiaries, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made that are not deductible (in whole or in part) as a result of the application of Section 280G of the Code.

(g)

Neither Parent nor any of its Subsidiaries has been a member of any joint venture, partnership, contract or other arrangement that is treated as a “partnership” for federal, state, local or foreign income Tax purposes. Neither Parent nor any of its Subsidiaries owns any interest in an entity that is classified as an entity that is “disregarded as an entity separate from its owner” under Treasury Regulations Section 301.7701-3(b).

(h)

Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return, and (ii) has any Liability for the Taxes of any Person (other than itself) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(i)

Neither Parent nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it, and the IRS has not proposed any such adjustment or change in accounting method.

(j)	Neither Parent nor any of its Subsidiaries is, or has been at any time, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(k)

Neither Parent nor any of its Subsidiaries is a party to or bound by any obligations under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (other than customary gross-up or indemnification provisions in credit agreements, leases and similar agreements entered into in the ordinary course of business not primarily related to Taxes).

(l)

Neither Parent nor any of its Subsidiaries has engaged in any listed transaction as defined under Section 6011 of the Code and the Treasury Regulations promulgated thereunder or under any similar provision of state law.

(m)

Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute a part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(n)	Parent has no knowledge of any facts or circumstances that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

4.21         Parent Benefit Plans.

(a)

The term “Parent Plan” means every plan, fund, Contract, program and arrangement that Parent or any Subsidiary sponsors, maintains or contributes to, is required to contribute to, that provides present or former employees of Parent and/or its Subsidiaries (the “Parent Employees”) with: (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness, accident or other welfare benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, option, stock appreciation right, phantom stock or stock purchase benefits or (iv) salary continuation, paid time off, supplemental unemployment, current or deferred compensation (other than current salary or wages paid in the form of cash), termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). “Parent ERISA Affiliates” means each trade or business (whether or not incorporated) that is part of the same controlled group under, common control with, or part of an affiliated service group that includes Parent within the meaning of Code Section 414(b), (c), (m) or (o).

(b)	Section 4.21(b) of the Disclosure Schedule sets forth each Parent Plan by name.

(c)

There are no Parent Plans subject to Title IV of ERISA or Code Section 412 and neither Parent nor any of its Subsidiaries has ever maintained a Parent Plan subject to Title IV of ERISA or Code Section 412 for which a liability remains outstanding. Parent has no liability contingent or otherwise under Title IV of ERISA with respect to any Parent ERISA Affiliate.

(d)

No employer other than Parent or a Parent ERISA Affiliate is permitted to participate or participates in the Parent Plans. No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Parent Plan.

(e)

There are no Parent Plans which promise or provide health, life or other welfare benefits to retirees or former employees of Parent and/or its Parent ERISA Affiliates, except as otherwise required by Code Section 4980B or comparable state statute or other law which provides for continuing health care coverage.

(f)

With respect to all Parent Plans, to the extent that the following documents exist, Parent has made available to the Company true and complete copies of: (i) the most recent determination letter, if any, received by Parent and/or its Parent ERISA Affiliates from the IRS, (ii) all pending applications for rulings, determinations, opinions, no action letters and the like filed with any governmental agency (including the DOL and the IRS), (iii) the Annual Report/Return (Form Series 5500) with financial statements, if any, and attachments for the three most recent plan years, (iv) Parent Plan documents, summary plan descriptions, trust agreements, insurance Contracts, service agreements and all related Contracts and documents (including any employee summaries and material employee communications) and (v) all closing letters, audit finding letters, revenue agent findings and similar documents issued by a Governmental Authority.

(g)

Each Parent Plan has at all times been operated in material compliance with ERISA, the Code, any other applicable law (including all reporting and disclosure requirements thereby) and the terms of such Parent Plan. With respect to each Parent Plan that is intended to be qualified under Section 401(a) of the Code, each such Parent Plan has been determined by the IRS to be so qualified, and each trust forming a part thereof has been determined by the IRS to be exempt from Tax pursuant to Section 501(a) of the Code. To the knowledge of Parent, no reason exists which would cause such qualified status to be revoked. To the knowledge of Parent, no non-exempt prohibited transactions under Section 406 or 407 of ERISA or Section 4975 of the Code have occurred with respect to any Parent Plan that would reasonably be expected to subject such Parent Plan or Parent or any of its Subsidiaries to any material penalty under the Code or ERISA.

(h)

All material contributions, premiums, fees or charges due and owing to or in respect of any Parent Plan for periods on or before the Closing have been paid in full by Parent and its Subsidiaries prior to the Closing in accordance with the terms of such Parent Plan and all Applicable Law, and no material Taxes are owing on the part of Parent as a result of any Parent Plan.

(i)

Parent and its Parent ERISA Affiliates have not committed to make any material increase in contributions or benefits under any Parent Plan that would become effective either on or after the Closing Date.

(j)

No Parent Plan is currently under audit or examination by the IRS or the DOL. There are no pending or, to Parent’s knowledge, threatened, audits, investigations, claims, suits, grievances or other proceedings.

(k)

The events contemplated in this Agreement will not trigger, or entitle any current or former employee of Parent or any of its Subsidiaries to, severance, termination, change in control payments or accelerated vesting under any Parent Plan, and will not result in any material Tax or other liability payable by any Parent Plan or, with respect to any Parent Plan, by Parent or any of its Subsidiaries.

(l)

To the knowledge of Parent, there are no facts or circumstances that could reasonably be expected to, directly or indirectly, subject Parent or any of its Subsidiaries to any (i) material excise Tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) material penalty Tax or other liability under Chapter 68 of Subtitle F of the Code or (iii) material civil penalty, damages or other liabilities arising under Section 502 of ERISA.

(m)	All Nonqualified Deferred Compensation Plans (as defined in Code Section 409A(d)(1)) of Parent are in material compliance with Code Section 409A.

(n)

The exercise price of each Parent Stock Option granted under the Parent Stock Option Plan is not less than the fair market value, determined in accordance with Section 409A of the Code, of a Share of the underlying Parent Common Stock on the date such Parent Stock Option was granted. No Parent Stock Option granted under the Parent Stock Option Plan provides for a deferral of compensation under Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(5).

(o)

With respect to each Parent Plan, Parent has operated each Parent Plan in material compliance with all laws and regulations applicable to employee benefit plans of public companies, including, without limitation, Section 162(m) of the Code and Sarbanes-Oxley Act of 2002, and no material liability or loss of Tax deduction has resulted from any noncompliance.

4.22         Labor and Employment Matters.

(a)

Each of Parent and its Subsidiaries is in compliance in all material respects with all Applicable Law relating to employment and employment practices and those relating to the calculation and payment of wages (including compensability of time, overtime pay, maximum hours of work and child labor restrictions), equal employment opportunity (including laws prohibiting discrimination and/or harassment or requiring accommodation on the basis of race, color, national origin, religion, gender, disability, age, sexual orientation or other protected characteristic), affirmative action and other hiring practices, occupational safety and health, workers compensation, unemployment, the payment of social security and other taxes, and collective bargaining or concerted activity or other conduct protected under the National Labor Relations Act or applicable state labor relations or collective bargaining law. There are no material workers’ compensation claims pending against Parent or any of its Subsidiaries.

(b)

Each of Parent and its Subsidiaries has received approval from the Department of Labor and the Immigration and Naturalization Service for any temporary work authorizations including H-1B, L-1, F-1 or J-1 visas or work authorizations required in connection with the retention of any employee of Parent or any of its Subsidiaries.

(c)

Except as listed on Section 4.22(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is bound by any oral or written employee collective bargaining agreement, and to the extent any such agreements exist, copies have been provided by Parent to the Company prior to the date hereof.

(d)

Each of Parent and its Subsidiaries is in compliance in all material respects with all applicable employee licensing requirements and has used its reasonable best efforts to ensure that each employee, consultant, contractor or other non-employee service provider who is required to have a gaming or other license under any Gaming Law or other Applicable Law maintains such license in current and valid form.

(e)

Each of Parent and its Subsidiaries is in compliance in all material respects with all Applicable Law, Governmental Orders, and Contracts (if any) respecting the WARN Act or any other comparable Applicable Law that applies to mass layoffs and/or plant closings to which Parent or any of its Subsidiaries is subject in each of the jurisdictions in which it conducts operations.

4.23         Brokers. Neither Parent, Merger Subsidiary, or any other Subsidiary of Parent, nor any of their directors, officers, managers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby, other than to Macquarie Capital (USA) Inc.

4.24         Bank Accounts. All bank accounts of Parent and its Subsidiaries have been duly authorized by the holder thereof.

4.25         Listing and Maintenance Requirements. Parent has not, in the twelve (12) months preceding the date hereof, received any notice from any trading market or stock quotation system on which Parent Common Stock is or has been listed or quoted to the effect that Parent is not in compliance with the listing or maintenance requirements of such trading market or stock quotation system. Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all applicable rules, regulations and listing and maintenance requirements of NASDAQ.

4.26         Licensability. None of Parent, its Subsidiaries, any of their respective officers, managers, directors, partners, members, principals or Affiliates which may reasonably be considered in the process of determining the suitability of Parent and its Subsidiaries for a Gaming Approval by a Gaming Authority, or, to Parent’s knowledge, any holders of Parent’s capital stock or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing Persons, collectively, the “Parent Licensing Affiliates”), has ever abandoned or withdrawn (in each case in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied or had suspended or revoked a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. Parent, its Subsidiaries, and each of their respective Parent Licensing Affiliates which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the “Parent Licensed Parties”) is in good standing in each of the jurisdictions in which such Parent Licensed Party owns, operates, or manages gaming facilities. To Parent’s knowledge, there are no facts which, if known to any Gaming Authority, would be reasonably likely to (a) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Parent Licensed Parties, or (b) result in a negative outcome to any finding of suitability proceedings of any of the Parent Licensed Parties currently pending, or under the suitability proceedings necessary for the consummation of the Merger.

4.27         Compliance with Gaming Laws.

(a)

Each of the Parent Licensed Parties, and to Parent’s knowledge, each of the Parent Licensed Parties’ respective directors, officers, managers, partners, members, principals, key employees and Persons performing management functions similar to those performed by officers, partners, or managers (collectively, “Parent Management Principals”), holds all Gaming Approvals and all such Permits as are necessary to conduct the business and operations of the Parent Licensed Parties as currently conducted, each of which is in full force and effect in all respects, and no event has occurred which permits, or upon giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Permit that currently is in effect, the loss of which, either individually or in the aggregate, would be reasonably likely to impair or delay the Closing. Each of the Parent Licensed Parties, and to the knowledge of Parent, each of the Parent Licensed Parties’ respective Parent Management Principals, is in compliance with the terms of such Permits, except for such failures to comply which would not, individually or in the aggregate, be reasonably likely to impair or delay the Closing. None of Parent or its Subsidiaries, or any of their respective Parent Licensing Affiliates, has received notice of any investigation or review by any Gaming Authority or other Governmental Authority with respect to Parent, its Subsidiaries, or any of their respective Parent Licensing Affiliates or Parent Management Principals that is pending, and, to the knowledge of Parent, no investigation or review is threatened, nor has any Gaming Authority or other Governmental Authority indicated any intention to conduct the same, other than those the outcome of which would not impair or delay the Closing.

(b)

No Parent Licensed Party, and no Parent Licensing Affiliate or Parent Management Principal of any Parent Licensed Party, has received any written claim, demand, notice, complaint, court order or administrative order from any Gaming Authority or other Governmental Authority in the past three years under, or relating to any violation or possible violation of, any Gaming Law which did or would be reasonably likely to result in an individual fine or penalty of $25,000 or more. To the knowledge of Parent, there are no facts which if known to any Gaming Authority could reasonably be expected to result in the revocation, limitation or suspension of a Gaming Approval or other license, finding of suitability, registration, permit or approval of the Parent Licensed Parties, or any of their respective Parent Licensing Affiliates or Parent Management Principals. None of the Parent Licensed Parties, and none of their respective Parent Licensing Affiliates or Parent Management Principals, has suffered a suspension, denial, non-renewal, limitation or revocation of any such Permit.

4.28         Relations with Suppliers. No current supplier from which Parent and its Subsidiaries, taken as a whole, purchased more than 5% of the goods and services they purchased during the last full fiscal year has canceled any contract or order for provision of, and to the knowledge of Parent there has been no threat by any such supplier not to provide, products, supplies or services to the business of Parent and its Subsidiaries, taken as a whole, either prior to or following the Effective Time.

4.29         Investigation by Company. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by the Company shall affect the representations and warranties of Parent under this Agreement or contained in any other writing to be furnished to the Company in connection with the transactions contemplated hereunder, and (b) such representations and warranties shall not be affected or deemed waived by reason of the fact that the Company knew or should have known, that any of the same is or might be inaccurate in any respect.

4.30         Exclusive Representations and Warranties. Except for the representations and warranties contained in this Article 4, neither Parent, Merger Subsidiary nor any other Person on their respective behalf makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, their business or the transactions contemplated by this Agreement, and Parent disclaims any other representations or warranties, whether express, statutory or implied.

ARTICLE 5
COVENANTS

5.1           Conduct of Business.

(a)

Except (x) as contemplated by this Agreement or as required by a Gaming Authority or Applicable Law, (y) as set forth in Section 5.1(a) of the Company Disclosure Schedule, or (z) to the extent that Parent otherwise consents in writing (not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time (the “Interim Period”): (i) the Company shall maintain and shall cause each of its Subsidiaries to maintain its assets and properties and carry on its business and operations in the ordinary course consistent with past practice; and (ii) the Company shall use and shall cause each of its Subsidiaries to use its commercially reasonable efforts to preserve intact its business organizations (including maintaining existing material business relationships to the extent necessary therefor); provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(c) shall be deemed a breach of this Section 5.1(a) unless such action constitutes a breach of such provision of Section 5.1(c).

(b)

Except (x) as contemplated by this Agreement or as required by a Gaming Authority or Applicable Law, (y) as set forth in Section 5.1(b) of the Parent Disclosure Schedule, or (z) to the extent that the Company otherwise consents in writing, not to be unreasonably withheld, conditioned or delayed, during the Interim Period, each of Parent and Merger Subsidiary shall maintain and Parent shall cause each of its other Subsidiaries to maintain its assets and properties and carry on its business and operations in the ordinary course consistent with past practice; and each of Parent and Merger Subsidiary shall use and Parent shall cause each of its other Subsidiaries to use its commercially reasonable efforts to preserve intact its business organizations (including maintaining existing material business relationships to the extent necessary therefor); provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(d) shall be deemed a breach of this Section 5.1(b) unless such action constitutes a breach of such provision of Section 5.1(d).

(c)

Except (x) as contemplated by this Agreement or as required by a Gaming Authority or Applicable Law, (y) as set forth in Section 5.1(c) of the Company Disclosure Schedule, or (z) to the extent that Parent otherwise consents in writing (not to be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not and shall not permit any of its Subsidiaries to:

(i)	amend or otherwise change its Articles of Incorporation or Bylaws (or other similar governing instruments);

(ii)	issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock;

(iii)

declare, set aside, make or pay any dividend or other distribution (other than Tax distributions and distributions to the Stockholder in an aggregate amount equal to the principal amount of any and all Warrantholder Loans), payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

(iv)	adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company, or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(v)

merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vi)

(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing, other than Permitted Company Acquisitions and Investments and other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (B) sell or otherwise dispose of (whether by merger, consolidation or divestiture of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than (1) sales or dispositions of inventory and other assets in the ordinary course of business, (2) sales or dispositions pursuant to Contracts existing as of the date hereof, and (3) sales or dispositions of other assets having an aggregate fair value not in excess of $100,000;

(vii)	other than in the ordinary course of business, enter into, materially amend or terminate any Company Material Contract;

(viii)	commit to any new capital expenditure in excess of $100,000, except to the extent reflected in the Company’s capital expenditure budget disclosed to Parent prior to the date hereof;

(ix)

(A) other than the extension of credit to customers in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), or (B) incur, assume or guarantee any indebtedness for borrowed money or issue any debt securities in excess of $100,000 individually or $1,000,000 in the aggregate, other than the incurrence of indebtedness in the ordinary course of business under the Company’s existing credit facilities, which aggregate amount outstanding under the Company’s existing credit facilities shall in no event exceed the limitations set forth in such facilities as of the date hereof, or redeem or repurchase any indebtedness for borrowed money; provided, however, that, for the avoidance of doubt, amounts under the Company’s existing credit facilities may be repaid and/or re-borrowed provided the above amount is not exceeded;

(x)

except in the ordinary course of business consistent with past practice, (A) increase or commit to increase the compensation or benefits of any senior executive or other key employee of the Company or any of its Subsidiaries, (B) establish, adopt or amend any Benefit Plan with or for the benefit of its employees or directors (other than any such adoption or amendment that does not increase the cost to the Company or any of its Subsidiaries of maintaining the applicable Benefit Plan and other than offer letters that contemplate “at will” employment), (C) grant to any director, officer, employee or consultant of the Company or any of its Subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits, in each case except in connection with actual termination of any such Person to the extent required under Applicable Laws or the existing plans, policies, agreements or arrangements of the Company and its Subsidiaries, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options, restricted stock units or other stock-based compensation or (E) enter into any collective bargaining agreement or similar agreement with respect to the Company or any of its Subsidiaries;

(xi)

implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in Law or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xii)

change any material Tax election, change any material Tax accounting method, file any material amended Tax Return or surrender any right to claim a material refund of Taxes (other than by the passage of time);

(xiii)

compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business;

(xiv)	create or assume any Lien other than Permitted Liens;

(xv)	enter into any joint venture, partnership or similar agreement with any Person; or

(xvi)	agree to take any of the actions described in Sections 5.1(c)(i) through 5.1(c)(xv).

(d)

Except (x) as contemplated by this Agreement or as required by a Gaming Authority or Applicable Law, (y) as set forth in Section 5.1(d) of the Parent Disclosure Schedule, or (z) to the extent that the Company otherwise consents in writing (not to be unreasonably withheld, conditioned or delayed), during the Interim Period, Parent shall not and shall not permit any of its Subsidiaries to:

(i)	amend or otherwise change its Articles of Incorporation or Bylaws (or other similar governing instruments);

(ii)

issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock (other than the issuance of shares of Parent Common Stock upon the exercise of Parent Stock Options outstanding on the date hereof in accordance with their terms);

(iii)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for a Parent Permitted Distribution completed prior to the Closing Date or any dividend or distribution by a Subsidiary of Parent to Parent or to other Subsidiaries), or enter into any agreement with respect to the voting or registration of its capital stock;

(iv)

adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of Parent, or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock (except for the redemption of Parent Stock Options prior to or contemporaneously with the Closing as permitted by the Parent Stock Option Plan);

(v)

merge or consolidate Parent or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries;

(vi)

(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (B) sell or otherwise dispose of (whether by merger, consolidation or divestiture of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than (1) Parent Permitted Dispositions, (2) sales or dispositions of inventory and other assets in the ordinary course of business, (3) sales or dispositions pursuant to Contracts existing as of the date hereof, and (4) sales or dispositions of assets having an aggregate fair value not in excess of $100,000;

(vii)	other than in the ordinary course of business, enter into, materially amend or terminate any Parent Material Contract;

(viii)	commit to any new capital expenditure in excess of $100,000, except to the extent reflected in Parent’s capital expenditure budget disclosed to the Company prior to the date hereof;

(ix)

(A) other than the extension of credit to customers in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of Parent), or (B) incur, assume or guarantee any indebtedness for borrowed money or issue any debt securities in excess of $100,000 individually or $1,000,000 in the aggregate, other than the incurrence of indebtedness in the ordinary course of business under Parent’s existing credit facilities, which aggregate amount outstanding under Parent’s existing credit facilities shall in no event exceed the limitations set forth in such facilities as of the date hereof, or redeem or repurchase any indebtedness for borrowed money; provided, however, that, for the avoidance of doubt, amounts under Parent’s existing credit facilities may be repaid and/or re-borrowed provided the above amount is not exceeded;

(x)

except in the ordinary course of business consistent with past practice, (A) increase or commit to increase the compensation or benefits of any senior executive or other key employee of Parent or any of its Subsidiaries, (B) establish, adopt or amend any Benefit Plan with or for the benefit of its employees or directors (other than any such adoption or amendment that does not increase the cost to Parent or any of its Subsidiaries of maintaining the applicable Benefit Plan and other than offer letters that contemplate “at will” employment), (C) grant to any director, officer, employee or consultant of Parent or any of its Subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits, in each case except in connection with actual termination of any such Person to the extent required under Applicable Law or the existing plans, policies, agreements or arrangements of Parent and its Subsidiaries (other than severance or termination pay or benefits that constitute Parent Merger Expenses), (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options, restricted stock units or other stock-based compensation (other than acceleration of Parent Stock Options pursuant to the terms of Parent Plans as in effect on the date hereof) or (E) enter into any collective bargaining agreement or similar agreement with respect to Parent or any of its Subsidiaries;

(xi)

implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in Law or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xii)

change any material Tax election, change any material Tax accounting method, file any material amended Tax Return or surrender any right to claim a material refund of Taxes (other than by the passage of time);

(xiii)

compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than (A) compromises, settlements or agreements in the ordinary course of business or (B) settlement of the Quest Litigation;

(xiv)	create or assume any Lien other than Permitted Liens;

(xv)	enter into any joint venture, partnership or similar agreement with any Person; or

(xvi)	agree to take any of the actions described in Sections 5.1(d)(i) through 5.1(d)(xv).

(e)

Without limiting the foregoing, Parent shall, and shall cause its Subsidiaries to, operate their business at all times in a manner that will ensure that Parent has Parent Closing Funds of at least $60,000,000.

5.2           No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

5.3           Full Access. During the Interim Period, upon reasonable prior written notice, each Party shall afford to each other Party and its Representatives, at such other Party’s expense, reasonable access during regular business hours to its officers, key management employees, facilities, properties, books and records and shall promptly furnish the other Party with all financial, operating and other data and information as the first Party shall reasonably request in writing; provided, however, that (i) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business operations of any Party, (ii) any such additional financial, operating and other data and information shall be furnished only if such data or information may be obtained without unreasonable expense, and (iii) the foregoing shall not permit such other Party or its Representatives to conduct any environmental testing or sampling or other invasive testing; provided, further, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of any Party provided herein.

5.4           Confidentiality. Each of the Parties agrees that it will not use, or permit the use of, any of the information relating to any other Party hereto or its Affiliates furnished or made available to it in connection with the transactions contemplated herein (“Information”) for any purpose or in any manner other than solely in connection with its evaluation or consummation of the transactions contemplated by this Agreement, and that it will not disclose, divulge, provide or make accessible (collectively, “Disclose,” with “Disclosure” to have a correlative meaning), or permit the Disclosure of, any of the Information to any Person, other than (w) solely to its Affiliates or its or their directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents (collectively, such Party’s “Representatives”), in each case who have a “need to know” to carry out the purposes of this Agreement, (x) Disclosures necessary to be made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby, (y) Disclosure of any information required to be included in filings, presentations or document productions required to be made under applicable Gaming Law or in connection with obtaining any Gaming Approvals, or (z) except as may be required by judicial or administrative process or, in the opinion of such Party’s counsel, by other requirements of Applicable Law. Each Party shall be responsible for any breach of this Section 5.4 by any of its Representatives. The term “Information” as used herein shall not include any information relating to a Party which the Party receiving such information can show: (i) to have been rightfully in its possession prior to its receipt from another Party hereto; (ii) to be now or to later become generally available to the public through no fault of the receiving Party; (iii) to have been received separately by the receiving Party in an unrestricted manner from a Person entitled to disclose such information; or (iv) to have been developed independently by the receiving Party without regard to any Information received in connection with this transaction. Each Party also agrees to promptly return to the Party from whom originally received all original and duplicate copies of materials containing Information and to destroy any summaries, analyses or extracts thereof or based thereon (whether in hard copy form or intangible media) should the transactions contemplated herein not occur. The provisions of this Section 5.4 shall survive any termination of this Agreement for a period of five years.

5.5           Limit to Access and Disclosure. Notwithstanding the provisions of the foregoing Sections 5.3 and 5.4, no Party shall be required to provide access to or to otherwise Disclose Information where the same would (i) breach any agreement with any third party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Party, or (iii) otherwise violate any Applicable Law, including Gaming Laws; provided, that in each case where a Party withholds Information under this Section 5.5, (x) such Party shall provide the other Party with a written description of the information that it has elected not to disclose and the reason for such election, and (y) such Party shall use commercially reasonable efforts to allow the release of such information to the other Party as soon as reasonably practicable of all such information so withheld.

5.6           Regulatory Approvals; Consents.

(a)

Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under Applicable Law (including under any Antitrust Law and under any applicable Gaming Law) to consummate the transactions contemplated by this Agreement at the earliest practicable date, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite expiration or termination of any applicable waiting period under the HSR Act, (ii) taking the steps necessary or desirable to obtain all consents, approvals (including Gaming Approvals) or actions of, make all filings with and give all notices to any Governmental Authority or any other Person required in order to permit consummation of the transactions contemplated by this Agreement, (iii) defending all lawsuits and other proceedings by or before any Governmental Authority challenging this Agreement or the consummation of the Merger, (iv) resolving any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Authority, and (v) preventing the entry of any court order, and vacating, lifting, reversing or overturning any injunction, decree, ruling, order or other action of any Governmental Authority that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

(b)

In furtherance and not in limitation of the provisions of Section 5.6(a), each of the Parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than 20 Business Days from the date of this Agreement, an appropriate Notification and Report Form pursuant to the HSR Act, if required.

(c)

In furtherance and not in limitation of the provisions of Section 5.6(a), Parent and the Company agree to, and agree to cause their Affiliates and their respective directors, officers, partners, managers, members, principals and shareholders to, prepare and submit to the Gaming Authorities all applications and supporting documents necessary to obtain all required Gaming Approvals as promptly as practicable, and in any event no later than 45 days from the date of this Agreement, other than with respect to the New Parent Directors, for whom such applications and supporting documents shall be submitted no later than 90 days from the date of this Agreement.

(d)

If a Party receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or any of the transactions contemplated hereby, including a Request for Additional Information or Documentary Material under the HSR Act or requests for supporting, supplemental, or additional documentation from any Gaming Authorities, then such Party shall in good faith make, or cause to be made, as soon as reasonably practicable a response which is, at a minimum, in substantial compliance with such request. To the extent any such request is substantive in nature, as reasonably determined by the Party to whom the request was made, such Party shall consult with the other Party prior to providing the response.

(e)

The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Authority, including:

(i)

cooperating with each other in connection with filings required to be made by any Party under any Antitrust Law or applicable Gaming Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Authorities and as to the contents of all communications with such Governmental Authorities;

(ii)

furnishing to the other Party all information within its possession that is required for any application or other filing to be made by the other Party pursuant to applicable Law in connection with the transactions contemplated by this Agreement;

(iii)

promptly notifying each other of any communications (and, unless precluded by Applicable Law, providing copies of any such communications that are in writing) from or with any Governmental Authority with respect to the transactions contemplated by this Agreement and allowing, to the extent permitted by Applicable Law or Governmental Authority and to the extent reasonably practicable under the circumstances, each of the Parties to attend any meetings with or other appearances before any Governmental Authority with respect to the transactions contemplated by this Agreement, unless a Party has a reasonable basis to object to the presence of the other Party at any such meetings or appearances;

(iv)

consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to any Antitrust Laws or in connection with public hearings under applicable Gaming Laws; and

(v)

without prejudice to any rights of the Parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Authority challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

(f)

In addition, Parent and the Company shall take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws and/or applicable Gaming Laws to consummate the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to obtain as promptly as practicable the expiration or termination of all waiting periods and obtain all Permits and all other approvals and any other consents required to be obtained in order for the Parties to consummate the transactions contemplated by this Agreement.

(g)	No actions taken pursuant to this Section 5.6 shall be considered for purposes of determining whether a Material Adverse Effect has occurred.

(h)

Notwithstanding the foregoing, commercially, competitively and/or personally sensitive information and materials of a Party will be provided to the other Party on an outside counsel-only basis, provided that the Parties shall cooperate to enable appropriate communications to be made available to the other Party with respect to such commercially or competitively sensitive information redacted if necessary.

5.7           Credit Facilities.

(a)

Prior to the Closing Date, the Company shall use commercially reasonable efforts to enter into an agreement with one or more lenders to refinance or amend the indebtedness under the Company Credit Agreement (either with the existing or new lenders), on such terms and subject to such conditions as shall have been reasonably approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed) (the “Refinancing”).

(b)

Without limiting the foregoing, prior to the Closing Date, Parent shall provide, and shall use its commercially reasonable efforts to cause any attorney, accountant or other advisor, agent or representative retained by Parent or any of its Subsidiaries to provide, such reasonable cooperation in connection with the arrangement of the Refinancing as may be reasonably requested by the Company, including (i) using commercially reasonable efforts to furnish the Company and the providers of such Refinancing (the “Debt Financing Sources”) with financial and other pertinent information regarding Parent and its Subsidiaries as may be reasonably requested by the Company to market and consummate the Refinancing, and (ii) reasonably assisting the Company and its Debt Financing Sources in the preparation of customary offering documents or memoranda (or similar documents) for any portion of the Refinancing; provided, however, that in no event shall Parent or any of its Subsidiaries be required to (1) pledge any assets as collateral, make any equity capital contribution to the Company, pay any commitment, funding or other similar fee, or incur any other liability in connection with the Refinancing, prior to the Closing, or (2) take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under Parent’s articles of incorporation or bylaws, any Applicable Laws or any Parent Material Contract.

5.8           Further Assurances; Cooperation; Notification.

(a)

Each Party shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party or Parties, as the case may be, may reasonably require in order to carry out the purposes and intent of this Agreement including the satisfaction of all conditions contained in Articles 6 and 7 of this Agreement.

(b)

Without limiting the foregoing, at the written request of the Stockholder, Parent will execute one or more warrant purchase agreements with the Stockholder, the Company, Golden Gaming and the Warrantholders designated by the Stockholder in the form presented by the Stockholder and reasonably approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed) (each, a “Warrant Purchase Agreement”), providing for, at each Warrantholder’s election, either the purchase of the applicable Golden Gaming Warrants by the Company in exchange for cash or the purchase of the applicable Golden Gaming Warrants by Parent in exchange for the issuance by Parent to such Warrantholders of validly issued, fully paid and nonassessable shares of Parent Common Stock, in each case effective immediately prior to (but conditional upon) the consummation of the Merger. With respect to each Warranthholder who elects to receive shares of Parent Common Stock under a Warrant Purchase Agreement, the Warrant Purchase Agreement will contain customary private placement representations from such Warrantholder substantially in the form of the Stockholder Investment Representations and a waiver by such Warrantholder of the right to receive its pro rata share of any Jamul Distributions otherwise distributable with respect to Warrantholder Shares held by Warrantholders on the record date for such Jamul Distribution.

(c)

During the Interim Period, subject to Applicable Law, the Parties shall cooperate with each other to promptly develop plans for the management of the businesses of Parent and the Surviving Corporation after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Parties shall further cooperate with each other to provide for the implementation of such plans as soon as practicable after the Closing. During the Interim Period, subject to Applicable Law, the Parties shall confer with each other on a regular and reasonable basis to report on material operational matters and the general status of ongoing operations of such Party.

(d)

During the Interim Period, each Party shall promptly notify the other Party in writing of the occurrence of any event which it reasonably believes will or is reasonably likely to result in a failure by such Party to satisfy the conditions specified in Articles 6 or 7 of this Agreement, as applicable.

(e)

After the determination of the number of Merger Consideration Shares and prior to the Effective Time, the Parent Board of Directors, or an appropriate committee of non-employee directors thereof, shall adopt such resolutions as may be reasonably requested by the Stockholder to cause any acquisitions of Parent Common Stock under this Agreement by the Stockholder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.9           Proxy Statement; Parent Special Meeting.

(a)

As promptly as reasonably practicable, but in any event within 90 days, following the date of this Agreement, Parent shall, with the assistance of the Company, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, the Company will furnish to Parent in writing the information relating to it required by the Securities Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Parent shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent and the Company will promptly correct any information provided by it for use in the Proxy Statement, if and to the extent that it shall have become false or misleading in any material respect prior to the Parent Special Meeting. Parent shall cause the Proxy Statement, as so corrected, to be filed with the SEC and to be disseminated to its shareholders, in each case, as and to the extent required by applicable federal securities laws.

(b)

The Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, and Parent shall give good faith and reasonable consideration to any material substantive comments made by the Company or its counsel. Parent shall promptly notify and provide to the Company and its counsel any comments Parent or its counsel receives from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information.

(c)

As promptly as reasonably practicable and, in any event, no later than 40 days after (i) the tenth day after the preliminary Proxy Statement has been filed with the SEC if by such date the SEC has not informed Parent that it intends to review the Proxy Statement or (ii) if the SEC has by such date informed Parent that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement, Parent, acting through the Parent Board of Directors, shall, in accordance with Applicable Law and its Articles of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of its shareholders (the “Parent Special Meeting”) for the purpose of obtaining the Parent Shareholder Approval. The Parent Board of Directors shall not postpone, recess or adjourn the Parent Special Meeting except to the extent required by Applicable Law or, if as of the time for which the Parent Special Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Special Meeting or there are an insufficient number of shares of Parent Common Stock voting “FOR” the proposals submitted to the Parent shareholders to obtain the Parent Shareholder Approval.

(d)

The Parent Board of Directors shall take all lawful action to solicit, and, subject to Section 5.11, shall recommend the approval of the issuance of Parent Common Stock under this Agreement (for all purposes of this Agreement, references to the issuance of Parent Common Stock under this Agreement (or to such shares issuable under or pursuant to this Agreement) shall be deemed to include the issuance of shares of Parent Common Stock under the Warrant Purchase Agreements) and the approval of the Articles Amendment. Parent shall include in the Proxy Statement a statement that the Parent Board of Directors (x) has determined that the issuance of Parent Common Stock under this Agreement and the adoption of the Articles Amendment are advisable and (y) recommends that Parent’s shareholders vote to approve the issuance of Parent Common Stock under this Agreement and to approve the Articles Amendment at the Parent Special Meeting and vote in favor of the Parent Shareholder Approval. In the event that subsequent to the date of this Agreement, the Parent Board of Directors makes an Adverse Recommendation Change, Parent nevertheless shall continue to solicit proxies and submit the issuance of Parent Common Stock under this Agreement and the adoption of the Articles Amendment to its shareholders for approval at the Parent Special Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Parent Special Meeting.

5.10         NASDAQ Listing. Parent shall cause the Merger Consideration Shares and any other shares of Parent Common Stock issuable under this Agreement or under the Warrant Purchase Agreements to be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the Effective Time (or, with respect to any additional shares of Parent Common Stock to be issued to the Stockholder pursuant to Sections 2.2(d)(ii), 2.2(f), 2.2(g), 2.2(h), 8.1(b) or 10.3(c), as soon as reasonably practicable following the determination of the applicable adjustment or the receipt of the applicable proceeds or amounts, respectively).

5.11         Acquisition Proposal; No Solicitation.

(a)

Except as set forth in this Section 5.11, during the Interim Period, Parent agrees that neither it nor any of its Subsidiaries shall, and that it shall not authorize or permit its and their respective Representatives to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to Parent or any of its Subsidiaries in connection with, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Parent Board of Directors permitted under Section 5.11(b) or (c) shall not be deemed to be a breach of this Section 5.11(a). Parent agrees that it will immediately cease and cause to be terminated, and cause its Representatives to cease and cause to be terminated, any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. Parent agrees that any violation of the foregoing restrictions by any of Parent’s Subsidiaries or its or their respective Representatives will be a breach of this Section 5.11(a) by Parent. Parent agrees that it shall not terminate, amend, release, modify or knowingly fail to enforce any provisions of, or grant any permission, waiver or request under, any confidentiality, “standstill,” non-solicitation or similar agreement to which Parent is or becomes a party or under which Parent has or acquires any rights, entered into in respect of or in contemplation of a possible Acquisition Proposal (other than to the extent the Parent Board of Directors determines in good faith after consultation with its outside legal counsel that failure to take any of such actions would be inconsistent with its fiduciary duties under Applicable Law). Parent also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Proposal to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of Parent.

(b)

Notwithstanding anything to the contrary in Section 5.11(a), at any time after the date of this Agreement and prior to obtaining the Parent Shareholder Approval, Parent may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of Section 5.11(a) and that the Parent Board of Directors determines, in its good faith judgment (after consultation with its outside legal counsel and its financial advisor) constitutes or may reasonably be expected to lead to a Superior Proposal, and subject to complying with Section 5.11(d), (i) furnish information with respect to Parent and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement and standstill on terms no less restrictive to such Person than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for Parent to be able to comply with its obligations under this Agreement); provided, however, that Parent shall provide or make available to the Company any non-public information concerning Parent or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to the Company; and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, further, that the Parent Board of Directors or any committee thereof may take the actions described in subsections (i) and (ii) above only if the Parent Board of Directors or any committee thereof determines in its good faith judgment (after consultation with its outside legal counsel and its financial advisor) that the failure to take such action would reasonably be expected to breach its fiduciary duties under Applicable Law.

(c)

Except as set forth in this Section 5.11(c), until the termination of this Agreement in accordance with the terms hereof, neither the Parent Board of Directors nor any committee thereof shall: (i) (A) withdraw, modify or amend or publicly propose to withdraw, modify or amend, in any manner adverse to the Company, or fail to make, its recommendation to approve the issuance of Parent Common Stock under this Agreement and to approve the Articles Amendment at the Parent Special Meeting (the “Parent Board Recommendation”), (B) fail to make a statement in opposition and recommend to Parent’s shareholders rejection of a tender or exchange offer for Parent’s securities initiated by a third party pursuant to Rule 14e-2 promulgated under the Exchange Act within ten Business Days after such tender or exchange offer shall have been announced or commenced by such third party, or (C) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the foregoing in clauses (A)-(C), an “Adverse Recommendation Change”), or (ii) adopt or recommend, or publicly propose to adopt or recommend, or allow Parent or any Subsidiary thereof to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.11(b)) (any of the foregoing, an “Acquisition Agreement”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Parent Shareholder Approval, the Parent Board of Directors may, in response to a bona fide unsolicited written Acquisition Proposal that was made after the date hereof, that did not result from a breach of this Section 5.11, and that the Parent Board of Directors determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior Proposal (x) make an Adverse Recommendation Change if the Parent Board of Directors has determined in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, the failure to make such Adverse Recommendation Change would reasonably be expected to breach its fiduciary duties under Applicable Law, or (y) cause Parent to terminate this Agreement pursuant to Section 8.1(h) and concurrently with such termination enter into an Acquisition Agreement if the Parent Board of Directors has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, the failure to effect such termination would reasonably be expected to breach its fiduciary duties under Applicable Law; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless, prior to or simultaneously with such termination, Parent pays by wire transfer of immediately available funds the Termination Fee in accordance with Section 8.3; provided, further, that the Parent Board of Directors shall not be entitled to make an Adverse Recommendation Change in respect of any such Superior Proposal or terminate this Agreement pursuant to Section 8.1(h) in respect of any such Superior Proposal, and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless:

(i)

Parent has provided to the Company four Business Days’ prior written notice that it intends to take a such action (a “Notice of Designated Superior Proposal”), which notice shall describe in reasonable detail the terms and conditions of any Superior Proposal (including the identity of the party making such Superior Proposal) that is the basis of the proposed action by the Parent Board of Directors (a “Designated Superior Proposal”) and attach the most current form or draft of any written agreement providing for the transaction contemplated by such Designated Superior Proposal and all other contemplated transaction documents (including any agreements with any stockholders, directors or employees) (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Designated Superior Proposal, and a new two Business Day period); and

(ii)

at the end of such initial four Business Day period or subsequent two Business Day period, such Acquisition Proposal has not been withdrawn and the Parent Board of Directors determines in good faith that such Acquisition Proposal continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement agreed to or proposed by the Company in a binding written offer in response to a Notice of Designated Superior Proposal which is capable of being accepted by Parent).

(d)

Parent shall promptly (and in any event within two Business Days) advise the Company orally and in writing of (i) any written Acquisition Proposal and (ii) any written request for non-public information relating to Parent or its Subsidiaries by a Person with whom Parent enters into a confidentiality agreement pursuant to Section 5.11(b), other than requests for information not reasonably expected to be related to an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal or request and the material terms of any such Acquisition Proposal or request and attach a copy of any such written Acquisition Proposal. Parent shall keep the Company reasonably and promptly informed in all material respects of the status and details (including any material change or proposed material change to the terms thereof) of any Acquisition Proposal. Parent shall provide the Company with prior notice of any meeting of the Parent Board of Directors or any committee thereof at which the Parent Board of Directors or any committee thereof is expected to consider any Acquisition Proposal or any such inquiry or to consider providing information to any person or group in connection with an Acquisition Proposal or any such inquiry.

(e)

Nothing set forth in this Agreement shall prevent Parent or the Parent Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) from making any required disclosure to Parent’s shareholders if, in the good faith judgment of the Parent Board of Directors, after consultation with outside legal counsel, failure to disclose such information would reasonably be expected to breach its fiduciary duties under Applicable Law; provided, however, that in the case of both clause (i) and clause (ii), any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, may still be deemed to be an Adverse Recommendation Change pursuant to Section 5.11(c) unless the Parent Board of Directors expressly publicly reaffirms the Parent Board Recommendation in such disclosure.

(f)

During the Interim Period, the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall not authorize or permit its and their respective Representatives to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, a Company Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, a Company Acquisition Proposal, (iii) approve, endorse or recommend any Company Acquisition Proposal or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a Company Acquisition Proposal.

5.12         Public Announcements. None of the Parties shall make any public announcement with respect to this Agreement, the Merger or the other transactions contemplated herein without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, except as required by Applicable Law. Without limiting the foregoing, each Party shall, to the extent reasonably practicable, consult with the other Parties before issuing, and give each other Party a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Notwithstanding the foregoing, Parent and the Company may make public statements in response to (i) inquiries from any Gaming Authorities or as otherwise required by Applicable Law, or (ii) questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with press releases, public disclosures or public statements previously issued or made by Parent or the Company, as applicable, in compliance with this Section 5.12.

5.13         State Takeover Statutes. Parent, its Board of Directors, the Company, and the Stockholder shall (a) take all reasonable actions necessary to ensure that no “Fair Price,” “Control Share Acquisition,” “Business Combination” or other anti-takeover statute, or similar statute or regulation, is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any “Fair Price,” “Control Share Acquisition,” “Business Combination” or other anti-takeover statute, or similar statute or regulation, becomes applicable to this Agreement, the Merger or any other transaction contemplated hereby, take such commercially reasonable actions as may be necessary to render such statute or regulation inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, or to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

5.14         Stockholder Litigation. The Parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the Parties shall use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, no Party shall compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without the prior written consent of each other Party (not to be unreasonably withheld, conditioned or delayed).

5.15         Restrictions on Transfer of Parent Common Stock. The Stockholder shall, and Parent shall cause each Person listed on Annex IV attached hereto (each such Person, a “Restricted Stockholder”) to, execute and deliver to Parent on or prior to the Closing Date the NOL Preservation Agreement in substantially the form attached hereto as Exhibit C (the “NOL Preservation Agreement”).

5.16         Indemnification and Exculpation.

(a)

Without limiting any additional rights that any employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Company to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director, manager or employee of the Company and its Subsidiaries (collectively, the “Indemnified Parties”), as applicable against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, manager, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company’s Articles of Incorporation and Bylaws, each as at the date hereof (collectively, the “Constituent Documents”). In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Company, as applicable, to the fullest extent permitted under applicable Law and the applicable Constituent Documents, within ten Business Days of receipt by Parent or the Company, as applicable, from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an unsecured undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) none of Parent or the Company shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (C) the Company shall cooperate in the defense of any such matter. Parent and the Company shall be jointly and severally liable for the obligation to provide indemnification to the Indemnified Parties.

(b)

Except as may be required by Applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement (or form thereof) identified in Section 5.16(b) of the Company Disclosure Schedule and in effect immediately prior to the Effective Time between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(c)

Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.16 shall continue in effect until the final disposition of such Action.

(d)

The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Applicable Law, Contract or otherwise. The provisions of this Section 5.16 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(e)

In the event that the Company or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.16.

5.17         Compensation and Employee Benefits Matters.

(a)

Except as set forth in this Section 5.17, Parent shall assume or shall cause the Surviving Corporation to assume all Company Plans, which shall continue in accordance with their terms following the Effective Time.

(b)

Parent and the Company shall work together to develop common employee compensation and benefit programs as soon as practicable following the Effective Time, recognizing that a period of time may be necessary for the transition of existing employee benefit programs.

(c)

Nothing contained in this Section 5.17, express or implied (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall alter or limit the ability of Parent, the Company or any of their respective Affiliates to amend, modify or terminate any employee benefit or employment plan, program, agreement, or arrangement after the Effective Time, (iii) is intended to confer or shall confer upon any current or former employee any right to employment or continue employment, or constitute or create an employment agreement with any employee, or (iv) is intended to confer or shall confer upon any individual or any legal representative of any individual (including employee, retirees, or dependents or benefits of employees or retirees) any right as a third-party beneficiary of this Agreement.

(d)

Parent shall cause each of its Subsidiaries, for a period commencing at the Effective Time and ending 90 days thereafter, not to effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act affecting in whole or in part any site of employment, facility, operating unit or Company employee, and shall cause each of its Subsidiaries not to take any such action after such 90-day period without complying with all provisions of the WARN Act, or any similar provision of applicable foreign Law.

5.18         Schedule Updates.

(a)

Not earlier than the tenth Business Day prior to the Closing Date nor later than the fifth Business Day prior to the Closing Date, the Company shall supplement or amend the Company Disclosure Schedule and Parent shall supplement or amend the Parent Disclosure Schedule to reflect or disclose any occurrence or any event which occurs or arises after the date of this Agreement (or, with respect to representations and warranties qualified with knowledge, where the Company or Parent, as applicable, acquired knowledge of such occurrence or event after the date of this Agreement) that would result in or cause such schedule to be incorrect if the same were not supplemented or amended (each, a “Schedule Update”).

(b)

Each Schedule Update shall be deemed to have amended the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, and to qualify the representations and warranties set forth herein for all purposes hereunder.

5.19         Support of Committees

(a)

Parent agrees to provide the Special Committee with (i) access to information reasonably required for the Special Committee to perform its duties under Article 10 and otherwise under this Agreement, (ii) to notify the Special Committee promptly of any reasonable bases for claims for indemnification following the time they become known to Parent, and (iii) the resources reasonably necessary to perform its duties under Article 10 and otherwise under this Agreement, including payment for consultants and advisors reasonably required in connection therewith.

(b)

Parent agrees to provide the Jamul Disposition Committee with (i) access to information reasonably required for the Jamul Disposition Committee to perform its duties under Section 5.22 and otherwise under this Agreement, and (ii) the resources reasonably necessary to perform its duties under Section 5.22 and otherwise under this Agreement, including payment for consultants and advisors reasonably required in connection therewith.

5.20         Big Sky Gaming. The Company and the Stockholder shall (a) promptly following the date of this Agreement, make such filings as are reasonably necessary to obtain any Gaming Approvals needed to transfer all of the membership interests in Big Sky Gaming, LLC and Big Sky Gaming Management, LLC (the “Big Sky Entities”) to the Company or a Subsidiary thereof, and (b) cause all of the membership interests in the Big Sky Entities to be transferred to the Company or a Subsidiary thereof at the Closing or, if later, promptly following the date of receipt of all Gaming Approvals necessary to effect such transfer. During the Interim Period, the Stockholder shall not pursue any business opportunities or make any investments, in each case, through the Big Sky Entities other than as reasonably required or advisable to obtain the requisite Gaming Approvals to effect the transfer of the membership interests in the Big Sky Entities to the Company or a Subsidiary thereof.

5.21         Company Information Technology Systems. The Company shall (a) substantially complete all material required PCI upgrades or improvements to its information technology systems that are identified in a vulnerability assessment and penetration testing report to be prepared by a mutually agreed third party on behalf of the Company after the date hereof (the “PCI Upgrades”) and (b) substantially complete the information technology projects set forth in Section 5.21(b) of the Company Disclosure Schedule (the “Company Technology Projects”).

5.22         Jamul Dispositions

(a)

Parent shall cause any unconsummated Jamul Disposition that is subject to an executory contract as of the Closing Date to be consummated in accordance with the terms of such contract (but subject in all cases to (i) the satisfaction of the conditions precedent set forth therein, (ii) such consummation not contravening or conflicting with, or constituting a violation of, (A) Applicable Law or (B) any Contract of Parent or any of its Subsidiaries in effect immediately prior to the Closing, and (iii) the readiness and willingness of each other counterparty to such executory contract to consummate such Jamul Disposition on the applicable closing date).

(b)

At the Effective Time, the Parent Board of Directors shall form a three-member standing committee composed of (i) the members of the Parent Board of Directors designated pursuant to Sections 1.9(b)(i) and 1.9(b)(iii) (the “Jamul Disposition Committee”). The Jamul Disposition Committee shall take action by majority vote (whether by meeting or in writing). The functions of the Jamul Disposition Committee shall include such responsibilities as are delegated to the Jamul Disposition Committee in accordance with the provisions of this Section 5.22. The Jamul Disposition Committee shall perform all such functions on behalf of and in the best interests of Parent and its shareholders, and Parent shall use commercially reasonable efforts to effect the instructions of the Jamul Disposition Committee with respect to any Jamul Disposition.

(c)

For a period of three years from and after the Closing Date (the “Distribution Period”), the Jamul Disposition Committee is empowered to, and will have the sole authority to (i) authorize and negotiate on behalf of Parent the terms of, any Jamul Disposition, and (ii) authorize any officer or agent to execute any contract relating to such a Jamul Disposition on behalf of Parent. In connection with the Jamul Disposition Committee’s exercise of this function, Parent agrees to provide support to the Jamul Disposition Committee in accordance with the provisions of Section 5.19.

(d)

With respect to any Jamul Disposition pursuant to a contract entered into during the Distribution Period, whether or not the proceeds of such Jamul Disposition are received within the Distribution Period, (i) Parent agrees to make a Jamul Distribution (provided, however, that, subject to the effectiveness of the waiver in clause (ii) below as set forth below, no such Jamul Distribution shall be made with respect to any Stockholder Owned Shares, and the amount that would be distributable with respect to Stockholder Owned Shares but for such waiver shall be reallocated to such holders of Parent Common Stock as have not so waived the right to participate in such Jamul Distribution), and (ii) the Stockholder, as the initial holder of the Stockholder Owned Shares, hereby irrevocably agrees that, with respect to any such Jamul Disposition, the Stockholder waives its right to receive and hereby declines its pro rata share of any Jamul Distribution otherwise distributable with respect to the Stockholder Owned Shares arising from such Jamul Disposition; provided, however, that, in the event that a Private Letter Ruling has not been obtained prior to any Jamul Distribution, the provisions of clause (e) below shall apply. Parent shall use its reasonable best efforts to obtain a Private Letter Ruling prior to such time as it reasonably anticipates that a Jamul Distribution is likely to occur.

(e)

If a Private Letter Ruling has not been obtained prior to any Jamul Distribution, then (i) the Stockholder’s waiver pursuant to Section 5.22(d)(ii) shall only be effective with respect to an amount equal to the excess of the Stockholder’s pro rata share of such Jamul Distribution over the Unwaived Jamul Distribution Amount and the Stockholder shall be entitled to receive the Unwaived Jamul Distribution Amount at the time of such Jamul Distribution and the Stockholder shall file its income Tax Return for the year of the Jamul Distribution reporting the Constructive Receipt Gross Income as income, and (ii) if the Jamul Disposition Committee determines that there is a realistic possibility that the position that the Stockholder is not in constructive receipt of income in connection with such Jamul Distribution will be sustained on the merits under Applicable Law, the Jamul Disposition Committee may request, after the Stockholder has submitted its income Tax Return for the fiscal year in which such Jamul Distribution was made, the Stockholder to file (and promptly following such request the Stockholder will so file) with the applicable Taxing Authorities a claim for a cash refund of all Taxes paid as a result of the Stockholder being in constructive receipt of income in connection with such Jamul Distribution, and Parent shall indemnify, defend and hold harmless the Stockholder for all reasonable expenses incurred by the Stockholder in preparing and pursuing such refund claim. The Stockholder shall diligently and in good faith pursue such refund claim and keep Parent reasonably informed of the progress of such Tax refund proceeding and shall not settle or otherwise compromise such refund claim without Parent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event that the Stockholder actually receives a Tax refund in cash from a Taxing Authority pursuant to a refund claim filed in accordance with clause (ii) above, the Stockholder shall, as promptly as practicable, pay over to Parent (x) such Tax refund (including any interest thereon paid by the relevant Taxing Authority) so received, net of any reasonable expenses and costs (including Taxes) attributable to the obtaining and receipt of such refund (and provide, contemporaneously with such payment, a summary of such expenses and costs if requested by the Jamul Disposition Committee), and (y) any Tax Benefit that is Actually Received by the Stockholder from any payment to Parent pursuant to this Section 5.22(e) for the taxable year in which such Tax refund is paid over to Parent pursuant to clause (x) above and the five immediately following taxable years; provided, however, that Parent, upon the request of the Stockholder, shall repay to the Stockholder any amount paid over pursuant to clause (x) or (y) above (plus any penalties, interest or other charges imposed by the relevant Taxing Authority with respect thereto) in the event that the Stockholder is required to repay such Tax refund described in clause (x) to such Taxing Authority or is denied any such Tax Benefit described in clause (y) by such Taxing Authority. For purposes of this provision, “Tax Benefit” shall mean any reduction in the amount of Taxes which otherwise would have been paid by the Stockholder, taking into account (a) any item of Tax deduction or loss attributable to any payment made to Parent by the Stockholder pursuant to this Section 5.22(e) that is allowed under applicable Tax law (and assuming such item is the last item available for use) and (b) the effects of state and local Taxes, and a Tax Benefit is “Actually Received” by the Stockholder with respect to any taxable year when the Stockholder files its Tax Return for such year claiming such Tax Benefit (except to the extent that such Tax Return indicates that the Stockholder is to receive a refund, in which case the Stockholder shall be deemed to have Actually Received a Tax Benefit to the extent of such refund when the Stockholder receives such refund).

(f)

Stockholder acknowledges and agrees that the Stockholder Owned Shares may not be transferred to any Stockholder Related Party unless such transferee of Stockholder Owned Shares acknowledges and agrees in writing to be bound by the provisions of this Section 5.22 with respect to such Stockholder Owned Shares, following which such Stockholder Related Party shall have the rights and obligations of the Stockholder under this Section 5.22 with respect to the Stockholder Owned Shares so transferred.

5.23         Issuance of Options. Parent will not issue any rights, options or warrants to subscribe for, purchase or otherwise acquire Parent Common Stock or evidences of indebtedness, shares of capital stock or other securities convertible into or exchangeable for Parent Common Stock (collectively, “Derivative Securities”) that are exercisable, exchangeable or convertible into Parent Common Stock or other Derivative Securities at any time that is prior to the date that is three years from and after the Closing Date (in each case other than as a result of an event that would qualify as a “Change in Control” under the 2007 Stock Option and Compensation Plan of Parent or similar event).

5.24         Nevada Business Tax Change. In the event that a Nevada Business Tax Change occurs prior to the Closing and, based on the Preliminary Parent Closing Report and Preliminary Company Closing Report (as updated for such Nevada Business Tax Change, as applicable), the Company Stockholder Percentage would be (a) equal to or greater than 30.0% if the Pro Forma Adjustments are excluded from the calculation of Company Adjusted EBITDA, and (b) less than 30.0% if the Pro Forma Adjustments are included in the calculation of Company Adjusted EBITDA, then the Stockholder shall be entitled to deliver a notice in writing to Parent (a “Company Tax Event Notice”) requiring the Parties to negotiate in good faith to amend this Agreement to provide for a mutually agreed minimum Company Stockholder Percentage or for additional consideration (but only to the extent that such additional consideration will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code) to be issued or paid to the Stockholder hereunder (and to any Warrantholder receiving Warrant Shares, as applicable) to offset the impact of such Nevada Business Tax Change on the calculation of the Company Stockholder Percentage hereunder, with a view to entering into such mutually agreed amendment to the Merger Agreement within 20 days after the date of such Company Tax Event Notice.

ARTICLE 6
CONDITIONS TO PARENT’S AND MERGER SUBSIDIARY’S OBLIGATIONS

The obligations of Parent and Merger Subsidiary to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may (to the extent permitted by Applicable Law and except as set forth below) be waived in writing by Parent:

6.1           Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, as supplemented or amended by any Schedule Update of the Company, shall be true and correct in all respects as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of an earlier date shall be true and correct as of such date), except in each case for any inaccuracy or omission that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

6.2           Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Effective Time.

6.3           Required Approvals and Consents.

(a)	The Parent Shareholder Approval shall have been obtained.

(b)	Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)	All Gaming Approvals set forth in Section 6.3(c) of the Parent Disclosure Schedule shall have been duly obtained and shall be in full force and effect.

(d)

The Consents from the Governmental Authorities and other Persons set forth in Section 6.3(d) of the Parent Disclosure Schedule shall have been delivered, made or obtained, and Parent shall have received copies thereof.

6.4           No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any case, prohibits or makes illegal the consummation of the Merger.

6.5           Subsequent Events.

(a)	Since the date of this Agreement there shall not have occurred any fact, event or circumstance which would constitute a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

(b)	The Schedule Update to the Company Disclosure Schedule shall not disclose any Company Schedule Adverse Event.

6.6           Officer’s Certificate. Parent shall have received a certificate signed by an officer of the Company, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, certifying as to the matters set forth in Sections 6.1 and 6.2.

6.7           Articles of Incorporation; Good Standing. Parent shall have received (a) a copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Nevada, and (b) a Certificate of Good Standing with respect to the Company from the Secretary of State of the State of Nevada.

6.8           Escrow Agreement. The Stockholder and the Escrow Agent shall have executed and delivered the Escrow Agreement.

6.9           NOL Preservation Agreement; Shareholders’ Agreement. The Stockholder shall have executed and delivered the NOL Preservation Agreement. The Shareholders’ Agreement shall be in full force and effect.

6.10         Key Individual Noncompetition Agreement. Blake Sartini shall have executed and delivered a Key Individual Noncompetition Agreement.

6.11         Company Debt. On or prior to the Closing Date the Company shall have completed a Refinancing; provided, that Parent shall not be permitted to waive this condition without the prior written consent of the Company if the Merger and the consummation of the transactions contemplated hereby would result in a default or event of default under the Company Credit Agreement, as then in effect (unless the indebtedness under the Company Credit Agreement will be repaid and discharged in full on the Closing Date).

6.12         Golden Gaming Warrants. All Golden Gaming Warrants shall have been purchased and cancelled or redeemed (provided, that the condition in this Section 6.12 shall be deemed satisfied in the event that Parent fails to comply with Section 5.8(b) or any Warrant Purchase Agreement in any material respect).

6.13         Information Technology Upgrades. The Company shall have completed the PCI Upgrades and the Company Technology Projects.

6.14         Stockholder Investment Representations. Stockholder shall have executed and delivered the Stockholder Investment Representations.

ARTICLE 7
CONDITIONS TO COMPANY’S OBLIGATIONS

The obligation of the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may (to the extent permitted by Applicable Law) be waived in writing by the Company:

7.1           Representations and Warranties. The representations and warranties of Parent contained in this Agreement, as supplemented or amended by any Schedule Update of Parent, shall be true and correct in all respects as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of an earlier date shall be true and correct as of such date), except in each case for any inaccuracy or omission that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

7.2           Performance. Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent and Merger Subsidiary at or prior to the Closing.

7.3           Required Approvals and Consents.

(a)	The Parent Shareholder Approval shall have been obtained.

(b)	Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(c)	All Gaming Approvals set forth in Section 7.3(c) of the Company Disclosure Schedule shall have been duly obtained and shall be in full force and effect.

(d)

The Consents from the Governmental Authorities and other Persons set forth in Section 7.3(d) of the Company Disclosure Schedule shall have been delivered, made or obtained, and the Company shall have received copies thereof.

7.4           No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any case, prohibits or makes illegal the consummation of the Merger.

7.5           Subsequent Events.

(a)	Since the date of this Agreement there shall not have occurred any fact, event or circumstance which would constitute a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole).

(b)	The Schedule Update to the Parent Disclosure Schedule shall not disclose any Parent Schedule Adverse Event.

7.6           Officer’s Certificate. The Company shall have received a certificate signed by an officer of each of Parent and Merger Subsidiary, in a form and substance reasonably satisfactory to the Company, dated the Closing Date, certifying as to the matters set forth in Sections 7.1 and 7.2.

7.7           Articles of Incorporation; Good Standing. The Company shall have received (a) copies of the Articles of Incorporation of Parent and Merger Subsidiary, certified by the Secretary of State of the state of incorporation of Parent and Merger Subsidiary, respectively, and (b) a Certificate of Good Standing with respect to Parent from the Secretary of State of Minnesota and a Certificate of Good Standing with respect to Merger Subsidiary from the Secretary of State of the State of Nevada

7.8           Escrow Agreement. Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement.

7.9           Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement.

7.10         Listing of Parent Common Stock. The shares of Parent Common Stock issuable under this Agreement shall have been approved for listing on the NASDAQ Global Market.

7.11         NOL Preservation Agreement; Shareholders’ Agreement. Each of the Restricted Stockholders shall have executed and delivered the NOL Preservation Agreement. The Shareholders’ Agreement shall be in full force and effect.

7.12         Parent Key Individual Noncompetition Agreement. Parent and Lyle Berman shall have executed and delivered a Key Individual Noncompetition Agreement.

7.13         Parent Closing Funds. As of the Closing, Parent shall have Parent Closing Funds of not less than $60,000,000, and Parent shall have furnished the Company with a certificate of Parent’s Chief Financial Officer, in a form reasonably satisfactory to the Company, dated as of the Closing Date, to such effect.

7.14         Sale of Office Building. As of the Closing, Parent shall have sold, have contracted to sell, or scheduled for auction within 90 days of Closing, the Office Building, in each case with all proceeds from such sale to be received within 120 days after the Closing Date.

ARTICLE 8
TERMINATION

8.1           Methods of Termination. Subject to the other provisions of this Article 8, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time, whether before or after the Parent Shareholder Approval has been obtained, at any time prior to the Closing:

(a)	By mutual written consent of Parent and the Company; or

(b)

By either Parent or the Company, on 30 days’ written notice to the other Party, if the Merger shall not have been consummated prior to the Termination Date; provided, that the terminating Party is not then in material breach of its covenants or other agreements contained in this Agreement; provided, further, that, if Parent is the terminating Party and the condition set forth in Section 6.5(b) is the sole condition in Article 6 that has not been satisfied or waived as of such date (excluding conditions that, by their nature, are to be satisfied at the Closing and that the Company is capable of satisfying at the Closing), then, if within such 30 day notice period the Stockholder agrees in writing to (i) indemnify Parent in accordance with Article 10 for the Company Schedule Adverse Event and (ii) increase the number of Indemnification Shares under Section 2.2(c) (by deducting additional Merger Consideration Shares from the shares of Parent Common Stock to be issued and delivered to the Stockholder pursuant to Section 2.3(b)) by an amount equal to the total reasonably anticipated impact of the Company Schedule Adverse Event divided by the Merger Share Price (rounded to the nearest whole share) (which additional Indemnification Shares shall be placed in a separate escrow account which shall be solely available for indemnification for the Company Schedule Adverse Event in accordance with Article 10 and released in accordance with Section 10.5): (A) the condition set forth in Section 6.5(b) shall be deemed satisfied, and (B) such notice of termination shall be deemed to have been revoked and withdrawn by Parent; and provided, further, that, if the Company is the terminating Party and the condition set forth in Section 7.5(b) is the sole condition in Article 7 that has not been satisfied or waived as of such date (excluding conditions that, by their nature, are to be satisfied at the Closing and that Parent is capable of satisfying at the Closing), then, if within such 30 day notice period the Parent agrees in writing to issue and deliver to Stockholder (at the Closing, or, if later, promptly after the determination of the amount of the impact of the Parent Schedule Adverse Event incurred by Parent or any of its Subsidiaries) a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the reasonably anticipated impact of the Parent Schedule Adverse Event causing such condition to fail divided by the Merger Share Price (rounded to the nearest whole share): (A) the condition set forth in Section 7.5(b) shall be deemed satisfied, and (B) such notice of termination shall be deemed to have been revoked and withdrawn by the Company. Notwithstanding the foregoing, if the issuance of such additional shares would cause the Stockholder’s post-Closing ownership percentage to exceed the Maximum Percentage, then Parent shall pay the Stockholder in immediately available funds an amount equal to the value of such incremental shares (based on the Merger Share Price) that if issued would otherwise cause the Stockholder to exceed the Maximum Percentage, but only to the extent that such cash payment will not cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; or

(c)

By Parent if the Company has breached any representation, warranty, covenant or agreement set forth in this Agreement, which breach (i) would result in the failure of a condition set forth in Section 6.1 or Section 6.2, and (ii) remains uncured for 30 days after Parent shall have given the Company written notice of such breach (which notice shall state Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c) if not so cured); provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Subsidiary is then in material breach of any of their respective representations, warranties, covenants or other agreements contained in this Agreement; or

(d)

By the Company if Parent or Merger Subsidiary has breached any representation, warranty, covenant or agreement set forth in this Agreement, which breach (i) would result in the failure of a condition set forth in Section 7.1 or Section 7.2, and (ii) remains uncured for 30 days after the Company shall have given Parent written notice of such breach (which notice shall state the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d) if not so cured); provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the Company is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

(e)

By Parent or the Company if any court of competent jurisdiction or any other Governmental Authority has issued a judgment, order, injunction, decree or ruling or taken any other action, in each case permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such judgment, order, injunction, decree, ruling or other action shall have become final and non-appealable; provided, that neither Parent nor the Company shall have the right to terminate this Agreement pursuant to this Section 8.1(e) if any action of such Party or failure of such Party to perform or comply with the covenants and agreements of such Party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, any such judgment, order, injunction, decree, ruling or other action; or

(f)

By Parent or the Company if any Party receives a definitive written notice or determination from any Gaming Authority or the staff of any Gaming Authority that any of the Gaming Approvals set forth on Section 6.3(c) of the Parent Disclosure Schedule or Section 7.3(c) of the Company Disclosure Schedule will not be granted; provided, that neither Parent or the Company shall have the right to terminate this Agreement pursuant to this Section 8.1(f) if any action of such Party or failure of such Party to perform or comply with the covenants and agreements of such Party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, any such Gaming Authority’s refusal to grant such Gaming Approval; or

(g)

By the Company if (i) the Parent Shareholder Approval is not obtained at the Parent Special Meeting, or (ii) a Triggering Event has occurred at any time prior to receipt of the Parent Shareholder Approval; or

(h)

By Parent, if prior to receipt of the Parent Shareholder Approval: (i) the Parent Board of Directors has received a Superior Proposal, (ii) Parent has complied with the provisions of Section 5.11, and (iii) prior to or concurrently with such termination, Parent pays the Termination Fee to the Company in accordance with Section 8.3; or

(i)

By the Company if at Closing the Company Shareholder Percentage (calculated without giving effect to the proviso in Section 2.2(b)(iv))) would exceed the Maximum Percentage and the Parties have not executed an amendment or supplement to this Agreement to effect the transfer of Additional Consideration to the Stockholder at the Closing.

(j)

By the Company if the Stockholder has delivered a Company Tax Event Notice to Parent and the Parties have not amended the Merger Agreement as contemplated by Section 5.24 within 20 days after the date of such Company Tax Event Notice.

8.2           Effect of Termination.

(a)

In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, except that if there has been any material and willful, intentional or knowing failure of any Party to perform its covenants, agreements or obligations hereunder, then such Party will be fully liable for any liabilities or damages suffered by the other Parties hereto as a result of such failure or breach.

(b)

Notwithstanding anything to the contrary in Section 8.2(a) above, in the event of termination of this Agreement, the provisions of Sections 5.4, 5.12, 8.2, 8.3 and 10.3(b) and Articles 11 and 12 of this Agreement shall survive the termination hereof.

8.3           Fees and Expenses.

(a)

Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the Parent Shareholder Approval shall be paid by Parent.

(b)	If:

(i)	this Agreement is terminated by the Company pursuant to Section 8.1(g)(ii) or by Parent pursuant to Section 8.1(h); or

(ii)

(A) an Acquisition Proposal shall have been made directly to Parent’s shareholders or otherwise publicly disclosed prior to the taking of the vote to receive the Parent Shareholder Approval at the Parent Special Meeting or any adjournment or postponement thereof, (B) this Agreement is thereafter terminated by either the Company or Parent pursuant to Sections 8.1(b), 8.1(d) or 8.1(g)(i), and (C) within 12 months of the date of such termination of this Agreement, Parent or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal with such party or its Affiliates, then, in such case, Parent shall pay the Company a termination fee of $5,000,000.00 in cash (the “Termination Fee”), it being understood that in no event shall Parent be required to pay the Termination Fee on more than one occasion. Payment of the Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by the Company (i) as promptly as practicable, but in any event no later than two Business Days, after termination of this Agreement by the Company, or (ii) prior to or simultaneously with such termination of this Agreement by Parent, as applicable; provided, that if Parent shall have previously paid to the Company the Company Expense Reimbursement, the amount of the Termination Fee shall be reduced by the amount of the Company Expense Reimbursement previously paid to the Company. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated and the Termination Fee is payable to the Company pursuant to this Section 8.3(b), then, in such instances, the Company’s right to receive the Termination Fee (if and to the extent actually paid) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company and its Affiliates in connection with this Agreement and the transactions contemplated hereby and shall be the sole and exclusive remedy of the Company and its Affiliates against Parent and its Subsidiaries.

(c)

If this Agreement is terminated by the Company pursuant to either Section 8.1(d) or Section 8.1(g)(i), then Parent shall as promptly as practicable, but in any event no later than two Business Days, after the termination of this Agreement, reimburse the Company for all of its fees and expenses actually incurred in connection with the transactions contemplated by this Agreement, up to a maximum reimbursement of $500,000 in cash (the “Company Expense Reimbursement”). If this Agreement is terminated by Parent pursuant to Section 8.1(b) at a time when the condition set forth in Section 6.12 remains the only unsatisfied condition to the Closing (excluding conditions that, by their nature, are to be satisfied at the Closing, provided that such other conditions are reasonably capable of being satisfied) (whether the failure of such condition to be satisfied is as a result of Parent’s reasonably withholding, conditioning or delaying its approval of any Warrant Purchase Agreement or otherwise) or Section 8.1(c), or by the Company pursuant to Section 8.1(j), then the Company shall as promptly as practicable, but in any event no later than two Business Days, after the termination of this Agreement, reimburse Parent for all of its fees and expenses actually incurred in connection with the transactions contemplated by this Agreement, up to a maximum reimbursement of $500,000 in cash.

(d)

Each Party acknowledges that the agreements contained in Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Parties hereto would not enter into this Agreement; accordingly, if a Party fails promptly to pay any amounts due pursuant to Section 8.3, and, in order to obtain such payment, the other Party commences a suit that results in a judgment against such Party for the amounts set forth in Section 8.3, such Party shall pay the other Party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to the applicable provisions of this Section 8.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE 9
TAX MATTERS

9.1           Reorganization. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3. Prior to the closing, each of the Company, the Stockholder, and Parent shall use its best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code, and shall not take any action independent of the transactions contemplated by this Agreement that are reasonably likely to cause the Merger to not so qualify. Parent shall not take, or cause or permit the Surviving Corporation to take, any action after the Closing that would reasonably be expected to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code unless otherwise required by a Taxing Authority. None of the Company, the Stockholder, or Parent will take any position on any Tax Return that is inconsistent with the treatment of the Merger as a reorganization for U.S. federal income Tax purposes. The Stockholder, the Company and Parent shall each comply with the record keeping and information reporting requirements of Treasury Regulations Section 1.368-3. Notwithstanding the foregoing, and notwithstanding any statement or inference to the contrary in any other provision of this Agreement or any other agreement contemplated by this Agreement, it is agreed that no Party shall be considered to have made any representation or warranty to any other Party as to the qualification of the transactions contemplated by this Agreement as a reorganization under Section 368(a) of the Code. Each Party agrees that it has obtained independent tax advice in respect of the proper treatment of the Merger for federal income Tax purposes.

9.2           Transactional Taxes. Notwithstanding any other provision of this Agreement, all transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar Taxes or fees imposed by any Taxing Authority in connection with the transactions contemplated by this Agreement will be borne by Parent.

9.3           Filing of Tax Returns.

(a)

The Stockholder shall prepare and timely file (i) all Tax Returns required to be filed (taking into account any applicable extension) on or before the Closing Date in respect of the Company and its Subsidiaries and (ii) all income Tax Returns of the Company and its Subsidiaries that relate to Tax periods ending on or before the Closing Date. At least 15 Business Days prior to the date on which each such Tax Return is filed, the Stockholder shall provide a copy of such Tax Return to Parent and consider in good faith any reasonable comments made by Parent. Except to the extent required by Applicable Law, such Tax Returns shall be prepared in a manner consistent with prior practice of the Company and its Subsidiaries.

(b)

Parent shall prepare and file (i) all Tax Returns in respect of the Company and its Subsidiaries for Tax periods ending on or before the Closing Date but that are required to be filed after the Closing Date and (ii) all Tax Returns in respect of the Company and its Subsidiaries that relate to a Straddle Period, in each case of (i) and (ii), other than any income Tax Returns to be prepared and filed by the Stockholder pursuant to Section 9.3(a) above. At least 15 Business Days prior to the due date (taking into account any applicable extension) for filing any such Tax Return, Parent shall provide a copy of such Tax Return to the Stockholder and consider in good faith any reasonable comments made by the Stockholder.

(c)

Cooperation on Tax Matters. Parent, the Company and the Stockholder shall reasonably cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any Tax Contest. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

9.4           Tax Contests. Parent and the Company, on the one hand, and the Stockholder, on the other hand, shall promptly notify each other upon receipt by such Party of written notice of any Tax Contest. The Stockholder shall have sole control of the conduct of all Tax Contests involving income Taxes of the Company with respect to any Tax period ending on or before the Closing Date, including any settlement or compromise thereof, provided, however, that, if such Tax Contest could reasonably be expected to have an adverse effect on the Company or Parent in a post-closing Tax period, the Stockholder shall keep Parent reasonably informed of the progress of any such Tax Contest, and shall provide Parent with the right to participate in any such Tax Contest at Parent’s expense, and shall not affect any settlement or compromise without Parent’s prior written consent, which shall not be unreasonably withheld or delayed. Parent shall have sole control with respect to all other Tax Contests and shall keep the Stockholder reasonably informed of the progress of any such Tax Contest, shall provide the Stockholder with the right to participate in any such Tax Contest at Stockholder’s expense, and shall not affect any settlement or compromise that would give rise to an indemnification obligation of the Stockholder without obtaining the Stockholder’s prior written consent thereto, which shall not be unreasonably withheld or delayed. In the event of any conflict or overlap between the provisions of this Section 9.4 and Article 10, the provisions of this Section 9.4 shall control.

ARTICLE 10
SURVIVAL; INDEMNIFICATION

10.1          Survival of Representations and Warranties.

(a)

Company Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall survive the Closing for a period of 12 months from the Effective Time; provided, that, with respect to any specific representation or warranty under which Parent shall have made a claim for indemnification hereunder in accordance with this Article 10 prior to the first anniversary of the Effective Time where such claim has not been completely and finally resolved prior to the first anniversary of the Effective Time, such representation and warranty shall survive with respect to such claim for the period of time beyond the first anniversary of the Effective Time sufficient to resolve, completely and finally, the claim relating to such representation or warranty.

(b)	Parent Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall not survive beyond the Effective Time.

10.2         Stockholders’ Indemnification. From and after the Effective Time, the Stockholder agrees to indemnify in full Parent, the Company, and their respective officers, directors, employees, agents, shareholders and Subsidiaries (collectively, the “Parent Indemnified Parties”) and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), suffered, incurred or paid (collectively, “Losses”) by the Parent Indemnified Parties as a result of (i) any breach or inaccuracy of any of the representations and warranties of the Company contained in this Agreement or in any certificate delivered by the Company pursuant to the terms of this Agreement (in each case as supplemented or amended by any Schedule Update of the Company), or (ii) any breach of, or failure to perform, any covenant or agreement of the Stockholder or (prior to the Closing) the Company contained in this Agreement. Solely for purposes of determining the dollar amount of Losses with respect to any claim resulting from any breach or inaccuracy of a representation or warranty (but not for purposes of determining whether a breach or inaccuracy has occurred), all “material”, “materiality”, “in all material respects”, or “Material Adverse Effect” qualifications or exceptions in such representation or warranty shall be disregarded.

10.3         Limitations on Liability.

(a)	Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Stockholder be obligated to indemnify the Parent Indemnified Parties:

(i)

with respect to any individual claim or series of related claims for indemnification pursuant to Section 10.2 (other than with respect to fraud or for breach or inaccuracy of a Fundamental Representation), unless the indemnifiable Losses relating thereto are in excess of $25,000 (any items less than such threshold shall not be aggregated for the purposes of clause (ii) below);

(ii)

with respect to any individual claim for indemnification pursuant to Section 10.2 (other than with respect to fraud or for breach or inaccuracy of a Fundamental Representation), unless the aggregate indemnifiable Losses to all Parent Indemnified Parties with respect to all such claims exceeds $500,000, whereupon (subject to the provisions of clauses (i) and (iii) of this Section 10.3(a) and Section 10.5(a)) the Stockholder shall be obligated to indemnify the Parent Indemnified Parties for all indemnifiable Losses; and

(iii)

for aggregate indemnifiable Losses with respect to all claims for indemnification pursuant to Section 10.2 in excess of an amount equal to the Company Pre-Merger Value (but subject to Section 10.5(a) with respect to all claims other than for breach or inaccuracy of a Fundamental Representation, it being understood that Parent shall be entitled to indemnity for claims for a breach or inaccuracy of a Fundamental Representation up to the amount of the Company Pre-Merger Value in accordance with Section 10.5(a)(ii)).

(b)

Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable for special, punitive, exemplary, incidental, consequential or indirect damages or lost profits, whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from the other Party’s sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Agreement and the transactions contemplated hereby.

(c)

The amount which the Stockholder is liable for pursuant to this Article 10 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts (including third party indemnification or reimbursement payments) actually received by such Parent Indemnified Party related to the related indemnifiable Losses. If Parent shall have received any payment required by this Article 10 in respect of indemnifiable Losses and any Parent Indemnified Party shall subsequently receive insurance proceeds or other amounts, in each case in respect of such indemnifiable Losses, then Parent shall promptly issue and deliver to Stockholder an amount of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the amount of such insurance proceeds or other amounts actually received by any Parent Indemnified Party divided by the Merger Share Price (rounded to the nearest whole share). The Stockholder shall be subrogated to any right of action that any Parent Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder.

(d)

In calculating the amount of indemnifiable Losses with respect to any Parent Indemnified Party, such amount shall be determined without duplication of any other indemnifiable Losses paid hereunder with respect to any other indemnification claim or to any other Parent Indemnified Party.

(e)

No Parent Indemnified Party shall be entitled to indemnification under Article 10 to the extent a Liability or reserve relating to the matter giving rise to the indemnifiable Losses has been included or reflected in the calculation of the Post-Closing Adjustment.

(f)

Each Parent Indemnified Party shall be obligated in connection with any claim for indemnification under this Article 10 to use commercially reasonable efforts to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to indemnifiable Losses.

(g)

The indemnification provided in this Article 10 shall be the exclusive post-Closing remedy available to Parent, Merger Subsidiary and the Parent Indemnified Parties with respect to any breach by the Stockholder or the Company of any representation, warranty, covenant or agreement in this Agreement or in the certificates delivered at Closing, or otherwise in respect of the transactions contemplated by this Agreement, except in the case of fraud. The provisions of and the limited remedies provided in this Article 10 were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the Merger Consideration.

10.4         Indemnification Procedures.

(a)

In the event that any of the Parent Indemnified Parties believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article 10, the Parent Indemnified Party shall give written notice thereof (a “Claim Notice”) to the Stockholder: (i) if the event or occurrence giving rise to such claim for indemnification is or relates to an Action brought by a third party (a “Third Party Claim”), within ten Business Days following receipt of notice of such Third Party Claim, or (ii) if the event or occurrence giving rise to such claim for indemnification is not and does not relate to a Third Party Claim, as promptly as practicable after the discovery by the Parent Indemnified Party of the circumstances giving rise to such claim for indemnity; provided, that in each case in clauses (i) and (ii), that the failure to notify or delay in notifying the Stockholder of such indemnification claim will not relieve the Stockholder of its obligations pursuant to this Article 10, except to the extent that the Stockholder is prejudiced as a result thereof.

(b)

Each Claim Notice shall set forth a description of the claim in reasonable detail, the basis for the Parent Indemnified Party’s indemnification claim hereunder, a good faith estimate (if then known) of the amount of indemnifiable Losses arising therefrom and, with respect to any Third Party Claim, a copy of all papers served with respect thereto. Each Parent Indemnified Party shall make available to the Stockholder all information, books and records, documents and work papers reasonably available to such Parent Indemnified Party relating to the matters that are the subject of the Claim Notice, except as may be prohibited by Applicable Law, as well as any of its representatives that are responsible for or have personal knowledge of such matters.

(c)

Following receipt by the Stockholder of a Claim Notice in respect of a Third Party Claim, the Stockholder shall be entitled if it gives notice of its intention to do so to the Parent Indemnified Party within 20 Business Days after the receipt of such Claim Notice to (i) assume and have sole control over the defense of such Third Party Claim; and (ii) negotiate a settlement or compromise of such Third Party Claim; provided, that the Stockholder shall not settle or compromise such Third Party Claim without the written consent of the Parent Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such settlement or compromise (x) includes a full and unconditional waiver and release by the claimant of the Parent Indemnified Party, (y) does not impose any non-monetary equitable sanction or obligation on the Parent Indemnified Party, and (z) does not contain any sanction or restriction upon the conduct of any business by the Parent Indemnified Party or its Affiliates or otherwise adversely affect the future operation of the business of the Parent Indemnified Party or of any of its Affiliates. If the Stockholder does not elect to assume the defense of such Third Party Claim within 20 Business Days after the receipt of such Claim Notice, the applicable Parent Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such Third Party Claim; provided, that the Parent Indemnified Party shall not settle or compromise such Third Party Claim without the written consent of the Stockholder (not to be unreasonably withheld, conditioned or delayed). The Stockholder and the Parent Indemnified Parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Third Party Claim, and the party in charge of the defense shall keep the other parties fully apprised at reasonable intervals as to the status of the defense or any settlement negotiations with respect thereto. If the Stockholder timely elects to defend any such Third Party Claim in accordance with this Section 10.4(c), then the Parent Indemnified Party shall be entitled to participate in such defense at such Parent Indemnified Party’s sole cost and expense.

(d)

The amount of indemnification to which a Parent Indemnified Party shall be entitled under this Article 10 shall be determined: (i) by the written agreement between the Parent Indemnified Party and the Stockholder; (ii) by a final judgment or decree of a Governmental Authority (which may be subject to appeal, provided that the payment of any amount in respect of such indemnification shall in no way be an admission that such amount is due and shall not prejudice the Stockholder’s right to appeal any such judgment or decree); or (iii) by any other means to which the Parent Indemnified Party and the Stockholder shall agree. The Parent Indemnified Party shall have the burden of proof in establishing the amount of indemnifiable Losses suffered by it.

10.5         Indemnification Shares; Sole Source.

(a)

Any amount of indemnification to which a Parent Indemnified Party has been determined to be entitled in accordance with this Article 10 shall be satisfied solely by the release of Indemnification Shares from escrow to Parent (with each Indemnification Share valued at the Merger Share Price) and the Indemnification Shares then remaining in escrow shall serve as the sole and exclusive source of payment for any indemnification for which the Stockholder is determined to be liable pursuant to Article 10; provided, that, notwithstanding the foregoing:

(i)

the Stockholder shall have the option, in its sole discretion, to pay Parent any such amount in whole or in part in cash, in which event: (A) the number of Indemnification Shares released from escrow to Parent for such claim shall be reduced by that number of shares equal to the amount so paid in cash divided by the Merger Share Price (rounded to the nearest whole number) (the “Cashed-Out Shares”), and (B) an amount of Indemnification Shares equal to the Cashed-Out Shares shall be concurrently released from escrow to the Stockholder; and

(ii)

with respect to amounts of indemnification to which a Parent Indemnified Party has been determined to be entitled in accordance with this Article 10 pursuant to a claim for indemnification under Section 10.2(i) for a breach or inaccuracy of a Fundamental Representation, if such amounts exceed the then-remaining Indemnification Shares (with each Indemnification Share valued at the Merger Share Price), then Stockholder shall pay Parent an amount in immediately available funds (or, at Stockholder’s sole discretion, transfer to Parent shares of Parent Common Stock (valued at the Merger Share Price) or a combination of such funds and shares of Parent Common Stock) in an aggregate amount equal to such shortfall.

(b)

The Escrow Agreement shall specify that all Indemnification Shares then remaining in escrow shall be released to the Stockholder on the first anniversary of the Effective Time (or, if such day is not a Business Day, on the first Business Day thereafter); provided, however, that if any indemnification claim pursuant to Article 10 shall have been properly and validly asserted by any Parent Indemnified Party in accordance with this Article 10 on or prior to the first anniversary of the Effective Time (any such claim, a “Pending Claim”), then: (i) the Indemnification Shares released to the Stockholder in accordance with this Section 10.5(b) shall be reduced by that number of Indemnification Shares equal to the aggregate amount of such Pending Claim divided by the Merger Share Price (rounded to the nearest whole number), and any Indemnification Shares so withheld in respect of such Pending Claim that remain in escrow shall be released to the Stockholder promptly upon resolution or (if applicable) satisfaction of such Pending Claim.

10.6         Stockholder Acknowledgment. The Stockholder hereby acknowledges and agrees that, in the event that the Stockholder becomes liable pursuant to the terms of this Article 10 to indemnify any Parent Indemnified Party, the Stockholder shall have no rights to make and shall make no claim for indemnification against Parent, the Company or the Surviving Corporation with respect to the Loss requiring such indemnification.

10.7         Adjustment to Purchase Price. Any indemnification payable under this Article 10 shall be, to the extent permitted by Applicable Law, an adjustment to the Merger Consideration for Tax purposes.

10.8         Independent Board Committee.

(a)

At the Effective Time, the Parent Board of Directors shall form a three-member standing committee composed of (i) the member of the Parent Board of Directors designated by Parent pursuant to Section 1.9(b)(iii), (ii) one of the members of the Parent Board of Directors designated by the Stockholder pursuant to Section 1.9(b)(iv), and (iii) the member of the Parent Board of Directors designated jointly by Parent and the Stockholder pursuant to Section 1.9(b)(v) (the “Special Committee”). The Special Committee shall take action by majority vote (whether by meeting or in writing). The functions of the Special Committee shall include responsibility for: (i) the evaluation of potential claims for Losses and enforcement of the indemnification rights under this Article 10 (including as to whether Parent should assume the defense, settlement and compromise of any Third Party Claims), (ii) the determination on behalf of Parent of the Post-Closing Adjustment, and (iii) the exercise or waiver of any of Parent’s rights, benefits or remedies under this Agreement. The Special Committee shall perform all such functions on behalf of and in the best interests of Parent and its shareholders (but excluding the Stockholder). After the Effective Time, the Stockholder shall deal exclusively with the Special Committee on all matters relating to the Post-Closing Adjustment and indemnification matters under this Article 10.

(b)

The Stockholder acknowledges and agrees that the Special Committee will be established for the purpose of administering the terms and conditions of this Agreement on behalf of Parent after the Closing and that, in performing such functions, the Special Committee shall solely represent Parent and shall act on behalf of and in the best interests of Parent and its shareholders (but excluding the Stockholder). Accordingly, the Stockholder acknowledges and agrees that the members of the Special Committee will owe no fiduciary duties to the Stockholder (in its capacity as a shareholder of Parent) in connection with performing such functions. Without limiting the generality of the foregoing, the Stockholder (in its capacity as a shareholder of Parent) hereby waives any claim against the Special Committee or any of its members for a breach of any such duties to the Stockholder.

ARTICLE 11
DEFINITIONS

11.1         Definitions. The following terms, as used herein, have the following meanings:

“Action” means any action, suit, claim, hearing, arbitration, proceeding (public or private) or governmental investigation.

“Acquisition Agreement” shall have the meaning set forth in Section 5.11(c).

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than the Company or one of its Subsidiaries for (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Parent (or any Subsidiary or Subsidiaries of Parent whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole) or (b) the acquisition in any manner, directly or indirectly, of over 15% of the equity securities or consolidated total assets of Parent and its Subsidiaries, in each case other than the Merger.

“Actually Received” shall have the meaning set forth in Section 5.22(e).

“Additional Consideration” shall have the meaning set forth in Section 2.2(e).

“Adjustment Shares” shall have the meaning set forth in Section 2.2(c).

“Adverse Recommendation Change” shall have the meaning set forth in Section 5.11(c).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Annual Financial Statements” shall have the meaning set forth in Section 3.9(a).

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state or local common law or duty, case law or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates), including Gaming Laws.

“Articles Amendment” shall have the meaning set forth in Section 1.7.

“Benefit Plan” means any Pension Plan, Welfare Plan or Compensation Plan.

“Big Sky Entities” shall have the meaning set forth in Section 5.20.

“Business” means the business of the Company and its Subsidiaries (taken as a whole) as conducted on the date of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required by law to close.

“Cash” means cash and cash equivalents.

“Cashed-Out Shares” shall have the meaning set forth in Section 10.5(a)(i).

“Certificate of Merger” shall have the meaning set forth in Section 1.2.

“Claim Notice” shall have the meaning set forth in Section 10.4(a).

“Closing” shall have the meaning set forth in Section 1.4.

“Closing Date” shall have the meaning set forth in Section 1.4.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code, part 6 of Title I of ERISA and applicable regulations issued thereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (b) the acquisition in any manner, directly or indirectly, of over 15% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

“Company Adjusted EBITDA” shall have the meaning set forth in Schedule 2.2(b).

“Company Certificate” and “Company Certificates” mean, individually and collectively, any certificate representing shares of Company Common Stock.

“Company Common Stock” means the common stock of the Company.

“Company Credit Agreement” means, collectively, (i) that certain First Lien Credit Agreement dated as of September 16, 2013, among Golden Gaming, Golden Gaming, LLC, OneWest Bank, FSB, and the Lenders thereto, and (ii) the Amended and Restated Second Lien Credit Agreement dated as of September 16, 2013, among Golden Gaming, Golden Gaming, LLC, ABC Funding, LLC, and the Lenders party thereto.

“Company Disclosure Schedule” shall have the meaning set forth in the preamble to Article 3.

“Company Expense Reimbursement” shall have the meaning set forth in Section 8.3(c).

“Company Intellectual Property” shall have the meaning set forth in Section 3.18(a).

“Company Licensed Parties” shall have the meaning set forth in Section 3.24.

“Company Licensing Affiliates” shall have the meaning set forth in Section 3.24.

“Company Management Principals” shall have the meaning set forth in Section 3.25.

“Company Material Contracts” shall have the meaning set forth in Section 3.15(a).

“Company Permits” means each Permit held by the Company or its Subsidiaries that is necessary to conduct its business and own and operate its properties as currently conducted, other than (i) Permits the absence of which to have would not have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole), and (ii) Permits relating to ERISA, Benefit Plan or labor matters, Environmental Laws, Tax matters and Gaming Laws (which are the subject of representations and warranties set forth in Sections 3.16, 3.17, 3.19, 3.21, 3.24 and 3.25, respectively).

“Company Schedule Adverse Event” means any fact, event, or circumstance that (i) was not originally disclosed in the Company Disclosure Schedule, (ii) if not so disclosed, would result in a breach or inaccuracy of a representation or warranty of the Company as of the Closing Date, and (iii) which results, or would reasonably be expected to result, in an adverse impact on the business, properties, condition (financial or otherwise) or assets (net of any insurance proceeds or third party indemnification or reimbursement payments reasonably expected to be available therefor) of the Company and its Subsidiaries in excess of $1,000,000, but in each case excluding (x) any fact, event or circumstance resulting from or arising out of: (A) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, (B) any actions expressly required to be taken in accordance with this Agreement or consented to in writing by Parent, (C) any actions permitted by Section 5.1(c), and (D) changes in Applicable Law or U.S. GAAP or interpretations thereof, and (y) any amounts that are included or reflected in the calculation of the Post-Closing Adjustment.

“Company Stockholder Percentage” shall have the meaning set forth in Section 2.2(b).

“Company Tax Event Notice” shall have the meaning set forth in Section 5.24.

“Company Technology Projects shall have the meaning set forth in Section 5.21.

“Compensation Plan” means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers’ compensation benefits, (iii) each bonus, incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each current or deferred compensation agreement, arrangement or policy, (vii) each compensation policy and practice maintained by the applicable Party or any ERISA Affiliate (with respect to the Company) or Parent ERISA Affiliate (with respect to Parent) covering the employees, former employees, directors and former directors of such Party and the beneficiaries of any of them, and (viii) each agreement, arrangement or plan that provides for the payment of compensation to any person who provides services to the applicable Party or any of its Subsidiaries and who is not an employee, former employee, director or former director of such Party or any of its Subsidiaries.

“Confidentiality Agreement” means that certain Confidentiality Letter Agreement dated April 1, 2014 between Golden Gaming, LLC and Lakes Entertainment, Inc.

“Consent” or “Consents” shall have the meaning set forth in Section 3.7.

“Constituent Documents” shall have the meaning set forth in Section 5.16(a).

“Constructive Receipt Gross Income” means the amount of gross income that would be realized by the Stockholder (or any Stockholder Related Party) as a result of such Person being in constructive receipt of the Jamul Distribution (without giving effect to Section 5.22(e)).

“Contracts” means all legally binding contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral.

“Costs” shall have the meaning set forth in Section 5.16(a).

“Debt Financing Sources” shall have the meaning set forth in Section 5.7(b).

“Deemed Available Pre-Merger NOLs” means, with respect to the taxable year of a Jamul Disposition, the amount of Parent’s net operating losses determined in accordance with the Code and the regulations thereunder (including Section 382 of the Code) and based on the following assumptions: (i) the amount of the net operating losses of Parent immediately prior to the Effective Time is deemed to be $30,000,000, and (ii) Parent and its Subsidiaries are deemed to have no income, gain, loss, deduction or credit other than any income or gain realized upon the Jamul Disposition in each taxable year ending after the Closing Date up to (and including) the taxable year of the Jamul Disposition.

“Deemed Jamul Tax Cost” means, with respect to a Jamul Disposition, an amount equal to the greater of (a) zero, or (b) the product of (x) (i) any income or gain realized by Parent or its Subsidiaries from the Jamul Disposition, minus (ii) the Deemed Available Pre-Merger NOLs for the taxable year of the Jamul Disposition, multiplied by (y) the combined highest marginal effective U.S. federal, state and local income Tax rate applicable to a corporate resident in Nevada at the time of such Jamul Distribution.

“Designated Person” shall have the meaning set forth in Section 12.13.

“Designated Superior Proposal” shall have the meaning set forth in Section 5.11(c)(i).

“Disclose” shall have the meaning set forth in Section 5.4.

“Distribution Period” shall have the meaning set forth in Section 5.22.

“DOL” means the United States Department of Labor.

“Effective Time” shall have the meaning set forth in Section 1.2.

“Employee” shall have the meaning set forth in Section 3.16(a).

“Environmental Costs” means any and all costs and expenditures, including any fees and expenses of attorneys and of environmental consultants or engineers incurred in connection with investigating, defending, remediating or otherwise responding to any Release of Hazardous Materials, any violation or alleged violation of Environmental Law, any fees, fines, penalties or charges associated with any Governmental Authorization relating to any Environmental Law or any actions necessary to comply with any Environmental Law.

“Environmental Law” means any law, Governmental Authorization or Governmental Order relating to pollution, contamination, Hazardous Materials or protection of the environment.

“ERISA” shall have the meaning set forth in Section 3.16(a).

“ERISA Affiliates” shall have the meaning set forth in Section 3.16(a).

“Escrow Agent” means Wilmington Trust, National Association.

“Escrow Agreement” means that certain Escrow Agreement to be executed at the Closing among Parent, the Stockholder and the Escrow Agent substantially in the form attached hereto as Exhibit D.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Pre-Closing Parent Shares” shall have the meaning set forth in Section 2.2(b).

“Fundamental Representations” means the representations of the Company in Sections 3.1(a), 3.4(a), 3.5, and 3.21.

“Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority or under Gaming Laws necessary for or relating to conduct of gaming and related activities or the manufacture, distribution, service or sale of alcoholic beverages, the ownership or the operation, management and development of any gaming operations, and, in the case of the Company, including the ownership, operation, management and development of the Business, and, in the case of Parent, including the ownership, operation, management and development of the business of Parent and its Subsidiaries.

“Gaming Authorities” means any Governmental Authorities with regulatory control and authority or jurisdiction over casino or other gaming activities and operations, or the manufacture, distribution, service or sale of alcoholic beverages, including the Nevada Gaming Control Board, the Illinois Gaming Board, the Montana Gambling Control Division, the Maryland Lottery and Gaming Commission, and the Ohio Casino Control Commission.

“Gaming Law” means any foreign, federal, tribal, state, county or local statute, ordinance, rule, regulation, permit, consent, approval, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to gaming and related activities and operations or the manufacture, distribution, service or sale of alcoholic beverages, including the rules and regulations of the Gaming Authorities.

“GAAP” means generally accepted accounting principles in the United States.

“Golden Gaming” means 77 Golden Gaming, LLC, a Nevada limited liability company.

“Golden Gaming Warrants” means the warrants issued and outstanding under that certain Warrant Purchase Agreement, dated as of February 29, 2012, by and among the Stockholder, Golden Gaming, Golden Gaming, LLC, the Company and the purchasers named therein, as amended by that certain Amendment to Warrant Purchase Agreement, dated as of September 16, 2013.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental or regulatory authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including without limitation, any stock exchange and any Gaming Authority.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization that is binding upon the Company and issued, granted, given, made available or otherwise required by any Governmental Authority with jurisdiction over the Company or pursuant to law.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Authority or arbitrator.

“Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any law relating to such substance or otherwise relating to the environment or human health or safety, including any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the owner or operator of any real property to any Environmental Costs or liability under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnification Shares” shall have the meaning set forth in Section 2.2(c).

“Indemnified Parties” shall have the meaning set forth in Section 5.16(a).

“Information” shall have the meaning set forth in Section 5.3.

“Intellectual Property” shall have the meaning set forth in Section 3.18(a).

“Interim Period” shall have the meaning set forth in Section 5.1(a).

“Internet Names” shall have the meaning set forth in Section 3.18(a).

“IRS” means the Internal Revenue Service.

“Jamul Debt” means the Consolidated Restated Promissory Note of Jamul Indian Village, a federally recognized Indian tribe, dated April 24, 2014, effective as of August 29, 2012, in aggregate principal amount of $60,000,000, issued in favor of Lakes Jamul Development, LLC, a Minnesota limited liability company.

“Jamul Debt Proceeds” means the gross cash proceeds received by Parent or its Subsidiaries from the sale or other disposition of the Jamul Debt (but only to the extent that such proceeds are received prior to the third anniversary of the opening of the Jamul Indian Village casino), net of Jamul Related Expenses.

“Jamul Disposition” means a sale or other disposition of the Jamul Debt on terms and conditions that do not give rise to any material Liabilities of Parent or any of its Subsidiaries after the consummation thereof, except for Liabilities that are expressly contemplated in connection therewith under this Agreement.

“Jamul Disposition Committee” shall have the meaning set forth in Section 5.22.

“Jamul Distribution” means a dividend to the holders of Parent Common Stock, effected in accordance with Applicable Law, in an amount equal to the Jamul Debt Proceeds.

“Jamul Land” means the property legally described in Exhibit G attached hereto.

“Jamul Land Proceeds” means the gross cash proceeds received by Parent or its Subsidiaries prior to the Closing from the sale or other disposition of the Jamul Land.

“Jamul Related Expenses” means the sum of: (a) costs and other expenses incurred by Parent or any of its Subsidiaries to protect, preserve or administer the Jamul Debt (including with respect to any amendment, waiver, consent, exercise of rights or enforcement thereof or thereunder) or in connection with any Jamul Disposition, including transaction costs, plus (b) the Deemed Jamul Tax Cost.

“Key Individual Noncompetition Agreements” means noncompetition agreements to be executed by and between Parent and each of Lyle Berman and Blake Sartini in substantially the form attached hereto as Exhibit E.

“knowledge” means, when used with respect to any Person, the actual knowledge of any executive officer of such Person after reasonable inquiry of his or her direct reports.

“Latest Balance Sheet” shall have the meaning set forth in Section 3.9(a).

“Latest Financial Statements” shall have the meaning set forth in Section 3.9(a).

“Liability” or “Liabilities” means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or un-accrued, fixed or contingent, matured or un-matured, asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due.

“Lien” means, with respect to any property or asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, encumbrance, adverse claim or charge of any kind in respect of such property or asset.

“Losses” shall have the meaning set forth in Section 10.2(a).

“Material Adverse Effect” means, with respect to the Company or Parent, in either case as applicable, an individual or cumulative adverse change, condition, event, effect, occurrence, state of facts or development (collectively “Changes or Effects”) which, when combined with all such other Changes or Effects with respect to the Company or Parent, in either case as applicable, has, or could reasonably be expected to have, a materially adverse effect on (i) the business, properties, condition (financial or otherwise) or assets of such Party and its Subsidiaries taken as a whole; or (ii) the ability of such Party to consummate the transactions contemplated hereby, but excluding any change, condition, event, effect, occurrence, state of facts or development resulting from or arising out of: (A) any changes, conditions or events that are generally applicable to the industry in which the Company, Parent or the Merger Subsidiary, as applicable, operates, (B) any changes in the U.S. or global economy in general, financial, banking or securities markets or general regulatory or political conditions, (C) any acts of war, armed hostilities or terrorism, (D) the announcement of the transactions contemplated by this Agreement, (E) any natural disasters or acts of God or other natural occurrences beyond the control of the affected Party, (F) changes in Applicable Law or U.S. GAAP or interpretations thereof, (G) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, or (H) any actions expressly required to be taken in accordance with this Agreement or consented to in writing by the other Party; except, in the case of clauses (A), (B), (C) or (E) above, to the extent that any such Changes or Effects have a substantially disproportionate effect on the Company or Parent, as applicable, relative to other businesses in the industries in which they operate.

“Maximum Percentage” means 49.9%.

“Merger” shall have the meaning set forth in Section 1.1.

“Merger Consideration” means the aggregate number of Merger Consideration Shares together with any cash payments and Additional Consideration paid to the Stockholder hereunder as a result of the operation of the Maximum Percentage.

“Merger Consideration Shares” shall have the meaning set forth in Section 2.2(a).

“Merger Share Price” shall have the meaning set forth in Section 2.2(b)(ix).

“Merger Subsidiary” shall have the meaning set forth in the Preamble.

“Minimum Percentage” means 50.1%.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Net Cash” means Cash, less Normalized Working Capital Cash, in each case as of the close of business on the Closing Date.

“Nevada Business Tax Change” means a change in Nevada law that has been approved by both the Nevada Assembly and the Nevada Senate and signed into law by the Governor of Nevada, that (i) increases the Business License Fee payable under NRS 76.100(1) with respect to the operations of the Company and its Subsidiaries (other than ordinary course or inflation-related increases), (ii) changes the structure of gaming taxes payable in the State of Nevada such that the Company and its Subsidiaries would be required to pay a “gross gaming revenue” tax on revenues derived from their aggregate slot routes as, or in a manner comparable to, a “nonrestricted location” or “nonrestricted operation” under applicable Nevada gaming tax statutes, or (iii) otherwise materially increases the taxes payable by the Company and its Subsidiaries in the State of Nevada in a manner that would adversely impact Company Adjusted EBITDA after the Closing.

“New Parent Directors” shall have the meaning set forth in Section 1.9(b).

“NOL Preservation Agreement” shall have the meaning set forth in Section 5.15.

“Normalized Working Capital Cash” means, in the case of Parent, $4,000,000, and in the case of the Company, $23,200,000.

“Notice of Designated Superior Proposal” shall have the meaning set forth in Section 5.11(c)(i).

“NRS” shall have the meaning set forth in Section 1.1.

“Office Building” means the office building located at 130 Cheshire Lane, Minnetonka, Minnesota.

“Other Land” means (a) the real property located at s2810 HWY BD, City of Delton, WI, (b) the real property referenced by Tax ID 1954, Section 4, Town of Bass Lake, WI, (c) the real property located at 4033 Highway 61 South, Vicksburg, MS, and (d) the real property located at 4065 Highway 61 South, Vicksburg, MS.

“Parent,” as set forth in the Preamble, means Lakes Entertainment, Inc., a Minnesota corporation, which in accordance with the provisions of Section 1.7 will be known as Golden Entertainment, Inc., from and after the Effective Time.

“Parent Board of Directors” means the board of directors of Parent at any given time.

“Parent Board Recommendation” shall have the meaning set forth in Section 5.11(c).

“Parent Closing Funds” means Net Cash of Parent and its Subsidiaries as of the Effective Time.

“Parent Common Stock” means the common stock, $0.01 par value per share, of Parent.

“Parent Convertible Securities” means all Parent Restricted Stock Units or other debt or equity securities, rights, warrants or options that are convertible into or exercisable or exchangeable for Parent Common Stock.

“Parent Disclosure Schedule” shall have the meaning set forth in the preamble to Article 4.

“Parent Employees” shall have the meaning set forth in Section 4.21(a).

“Parent ERISA Affiliates” shall have the meaning set forth in Section 4.21(a).

“Parent Indemnified Parties” shall have the meaning set forth in Section 10.2.

“Parent Intellectual Property” shall have the meaning set forth in Section 4.13(a).

“Parent Latest Balance Sheet” shall have the meaning set forth in Section 4.9(e).

“Parent Licensed Parties” shall have the meaning set forth in Section 4.26.

“Parent Licensing Affiliates” shall have the meaning set forth in Section 4.26.

“Parent Material Contracts” shall have the meaning set forth in Section 4.17(a).

“Parent Management Principals” shall have the meaning set forth in Section 4.27.

“Parent Permits” means each Permit held by Parent or its Subsidiaries that is necessary to conduct its business and own and operate its properties as currently conducted, other than (i) Permits the absence of which to have would not have a Material Adverse Effect on Parent and its Subsidiaries (taken as a whole), and (ii) Permits relating to Environmental Laws, Tax matters, ERISA, Benefit Plan or labor matters and Gaming Laws (which are the subject of representations and warranties set forth in Sections 4.18, 4.20, 4.21, 4.22, 4.26 and 4.27, respectively).

“Parent Permitted Dispositions” means sale or disposition by Parent or its Subsidiaries, solely for cash, completed prior to the Closing Date of (a) ownership in Rock Ohio Ventures, LLC, (b) the Office Building, (c) the Jamul Debt, (d) the Jamul Land, or (e) the Other Land, in each case on terms and conditions that do not give rise to any material Liabilities of Parent or any of its Subsidiaries after the consummation thereof.

“Parent Permitted Distribution” means a cash dividend to the holders of Parent Common Stock, effected in accordance with Applicable Law, of any or all of the cash proceeds received by Parent or its Subsidiaries from any Parent Permitted Disposition (other than with respect to the Office Building); provided, that, in the case of a sale or other disposition of Jamul Debt, such proceeds shall be net of Jamul Related Expenses.

“Parent Plan” shall have the meaning set forth in Section 4.21(a).

“Parent Preferred Stock” shall have the meaning set forth in Section 4.5(a).

“Parent Restricted Stock Unit” means a restricted stock unit granted pursuant to the Parent Stock Option Plan.

“Parent Rights” means purchase rights with respect to Parent Common Stock issued pursuant to the Parent Rights Agreement.

“Parent Rights Agreement” means that certain Amended and Restated Rights Agreement, dated January 25, 2015, by and between Parent and Wells Fargo Shareowner Services, a division of Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, as Rights Agent.

“Parent Schedule Adverse Event” means any fact, event, or circumstance that (i) was not originally disclosed in the Parent Disclosure Schedule, (ii) if not so disclosed, would result in a breach or inaccuracy of a representation or warranty of Parent as of the Closing Date, and (iii) which results, or would reasonably be expected to result, in an adverse impact on the business, properties, condition (financial or otherwise) or assets (net of any insurance proceeds or third party indemnification or reimbursement payments reasonably expected to be available therefor) of Parent and its Subsidiaries in excess of $1,000,000, but in each case excluding (x) any fact, event or circumstance resulting from or arising out of: (A) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, (B) any actions expressly required to be taken in accordance with this Agreement or consented to in writing by the Company, (C) any actions permitted by Section 5.1(d), and (D) changes in Applicable Law or U.S. GAAP or interpretations thereof, and (y) any amounts that are included or reflected in the calculation of the Post-Closing Adjustment.

“Parent SEC Reports” shall have the meaning set forth in Section 4.9(a).

“Parent Securities” shall have the meaning set forth in Section 4.4(a).

“Parent Shareholder Approval” means the affirmative vote of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon, in person or by proxy, at the Parent Special Meeting, to: (a) approve the issuance of Parent Common Stock under this Agreement and (b) if required by Applicable Law, approve the Articles Amendment.

“Parent Special Meeting” shall have the meaning set forth in Section 5.9(c).

“Parent Stock Option” means an option to purchase a share of Parent Common Stock granted pursuant to the Parent Stock Option Plan.

“Parent Stock Option Plan” means the 2007 Stock Option and Compensation Plan of Parent.

“Parent Stockholder Percentage” shall have the meaning set forth in Section 2.2(b).

“Parent Voting Agreements” shall have the meaning set forth in the Recitals hereto.

“Parties” shall have the meaning set forth in the Preamble.

“PCI Upgrades” shall have the meaning set forth in Section 5.21.

“Pending Claim” shall have the meaning set forth in Section 10.5(b).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA.

“Permit” means any certificate, license, registration, franchise, order or other authorization of a Governmental Authority, including any Gaming Authority.

“Permitted Company Acquisitions and Investments” means, with respect to the Company or any of its Subsidiaries, the organization of any new subsidiary, the acquisition of any capital stock or other equity securities or other ownership interest in, or assets of, any Person or otherwise any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any Person, so long as, and only to the extent that, amounts expended or obligations incurred in connection therewith do not in the aggregate exceed $5,000,000 from and after October 31, 2014 through and including the Effective Time.

“Permitted Liens” means, as to any specified Person, (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet delinquent, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) with respect to the Company and its Subsidiaries, Liens specifically identified in the Latest Balance Sheet; (v) Liens securing executory obligations under any lease that constitutes an “operating lease” under GAAP; (vi) Liens granted in connection with purchase money obligations; (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property; (viii) covenants, conditions, restrictions, easements, rights-of-way, encumbrances, imperfections of title and other similar Liens affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (ix) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (x) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (xi) Liens securing indebtedness and other obligations under the Company Credit Agreement and associated security documents or incurred in connection with any Refinancing, (xii) other Liens set forth on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, and (xiii) other Liens that do not secure indebtedness and do not materially interfere with such Person’s ability to conduct its business as currently conducted.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

“Plan” shall have the meaning set forth in Section 3.16(a).

“Plan Affiliate” means, with respect to any Person, any Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

“Post-Closing Parent Shares” shall have the meaning set forth in Section 2.2(b).

“Private Letter Ruling” means a private letter ruling from the IRS to the effect that the waiver by the Stockholder (and any Stockholder Related Party, if applicable) of its pro rata share of any Jamul Distribution otherwise distributable with respect to the Stockholder Owned Shares will not result in gross income to the Stockholder (or such Stockholder Related Party, if applicable).

“Privileged Information” shall have the meaning set forth in Section 12.13.

“Pro Forma Adjustments” shall have the meaning set forth in Schedule 2.2(b).

“Program” shall have the meaning set forth in Section 3.13.

“Property” means real property owned, leased, controlled or occupied by the Company or any Subsidiary, or Parent or any Subsidiary, as the case may be, at any time, excluding any public storage facilities.

“Proxy Statement” shall have the meaning set forth in Section 3.8.

“Quest Litigation” means Quest Media Group, LLC vs Lakes Ohio Development, LLC and Lakes Entertainment, Inc., et. al.

“Quest Litigation Resolution” means a settlement or other resolution of the Quest Litigation that involves Quest Payments.

“Quest Payments” means any amounts (i) owing to the plaintiff pursuant to or in connection with a judgment in the Quest Litigation or (ii) payable to the plaintiff in the Quest Litigation pursuant to or in connection with a settlement approved by the Parent Board of Directors (including the unanimous approval of the members of the Parent Board of Directors appointed pursuant to Section 1.9(b)(i) and (iii)).

“Refinancing” shall have the meaning set forth in Section 5.7(a).

“Registered Company Intellectual Property” shall have the meaning set forth in Section 3.18(a).

“Registered Parent Intellectual Property” shall have the meaning set forth in Section 4.13(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement to be executed at the Closing between Parent and the Stockholder substantially in the form attached hereto as Exhibit F.

“Regulatory Action” means any notice of violation, notice of potentially responsible party status, complaint, order, litigation or administrative proceeding brought, issued or instigated by any Governmental Authority in connection with any Environmental Cost, Release or Environmental Law.

“Release” means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

“Representatives” shall have the meaning set forth in Section 5.3.

“Restricted Stockholder” shall have the meaning set forth in Section 5.15.

“Route Account Site” means any third party premises with respect to which the Company or any of its Subsidiaries has a space lease or other space usage rights for the placement and operation of one or more slot or gaming machines on such premises.

“Schedule Update” shall have the meaning set forth in Section 5.18(a).

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Shareholders’ Agreement” shall have the meaning set forth in the Recitals hereto.

“Special Committee” shall have the meaning set forth in Section 10.8(a).

“Stockholder” shall have the meaning set forth in the Preamble.

“Stockholder Effective Tax Rate” means the combined highest marginal effective U.S. federal, state and local income tax rate applicable to an individual resident in Las Vegas, Nevada.

“Stockholder Investment Representations” means that certain Stockholder Investment Representations Letter executed by the Stockholder and dated as of even date herewith.

“Stockholder Owned Shares” means any shares of Parent Common Stock issued to the Stockholder under this Agreement that are, at the time of determination, beneficially owned by any Stockholder Related Party (provided, that, in the event that the Stockholder or any Stockholder Related Party sells or otherwise disposes of any such shares and subsequently acquires shares of Parent Common Stock, the lesser of the amount of shares so sold and the amount of such shares so subsequently acquired shall be included in the computation of Stockholder Owned Shares).

“Stockholder Related Party” means Stockholder, any Affiliates of Stockholder, any grantor or beneficiary of Stockholder, or any immediate family members of any such Affiliate, grantor, or beneficiary.

“Straddle Period” means any Tax period beginning on or prior to the Closing Date and ending after the Closing Date.

“Subsidiary” or “Subsidiaries” mean each corporation or other legal entity as to which more than 50% of the outstanding equity securities having ordinary voting rights or power at the time of determination is being made is owned or controlled, directly or indirectly, by a Person.

“Superior Proposal” means any Acquisition Proposal (A) on terms which the Parent Board of Directors determines, in its good faith judgment, after consultation with Parent’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to Parent’s shareholders than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any adjustment to this Agreement proposed by the Company in response to such Acquisition Proposal) and (B) that the Parent Board of Directors believes is reasonably likely to be completed, taking into account all financial (including economic and financing terms), regulatory (which may include the relative likelihood and timeliness of obtaining the required Gaming Approvals), legal and other aspects of such proposal as the Parent Board of Directors, in the good faith performance, discharge and exercise of its fiduciary duties, deems relevant; provided, that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “50.1%.”

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any federal, state, local and foreign taxes, charges, fees, levies, or other assessments or liabilities of any kind payable to any Governmental Authority, including, without limitation, all net income, alternative, minimum, profits or excess profits, franchise, license, gross income, adjusted gross income, transfer, employment, social security, Medicare, unemployment, withholding, disability, workers’ compensation, payroll, occupation, estimated, severance, real or personal property, ad valorem, sales, use, excise, stamp, value added, service, premium, environmental, or customs duties, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not, and including, without limitation, all interest and penalties thereon, and additions to Tax or additional amounts imposed by Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

“Tax Benefit” shall have the meaning set forth in Section 5.22(e).

“Tax Contest” means any inquiry, claim, assessment, audit or similar event with respect to Taxes of the Company or any of its Subsidiaries relating to a Tax period ending on or before the Closing Date or a Straddle Period.

“Tax Refund” means a Tax refund actually received by Parent in cash from a Taxing Authority with respect to any income Taxes paid by Parent for any Tax period ending on or before the Closing Date.

“Tax Return” means any return, declaration, report, estimate, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

“Taxing Authority” shall mean any Governmental Authority having jurisdiction with respect to any Tax.

“Term Sheet” means the Draft Non-Binding Discussion Term Sheet dated October 16, 2014, with respect to the proposed terms of the transactions contemplated by this Agreement.

“Termination Date” means November 3, 2015; provided, that, if as of such date the receipt of the Gaming Approvals set forth on Section 6.3(c) of the Parent Disclosure Schedule or Section 7.3(c) of the Company Disclosure Schedule remains the only unsatisfied condition to the Closing (excluding conditions that, by their nature, are to be satisfied at the Closing, provided that such other conditions are reasonably capable of being satisfied), then either Parent or the Company may unilaterally extend the Termination Date for an additional 90 days upon written notice to the other by the Termination Date, in which case the Termination Date shall be deemed for all purposes to be so extended; and provided, further, that, if a Nevada Business Tax Change occurs during the 20 Business Day period prior to the then-applicable Termination Date, the Termination Date shall be extended until the first Business Day after the last day of full calendar month occurring after the date of such Nevada Business Tax Change (or, if the last day of such calendar month is not a Business Day, the next Business Day).

“Termination Fee” shall have the meaning set forth in Section 8.3(b).

“Third Party Claim” shall have the meaning set forth in Section 10.4(a).

“Third-Party Environmental Claim” means any claim, cause of action, litigation, arbitration, mediation or other proceeding (other than a Regulatory Action) based on negligence, trespass, strict liability, nuisance, toxic tort or any other cause of action or theory of Liability relating to any Environmental Cost, Release or Environmental Law.

“Transfer” shall have the meaning set forth in Section 5.15(a).

“Triggering Event” means any of the following: (a) the Parent Board of Directors (or any committee thereof) shall effect an Adverse Recommendation Change, (b) Parent shall fail to include in the Proxy Statement, or shall have amended the Proxy Statement to exclude, the Parent Board Recommendation, (c) Parent (or any Subsidiary thereof) or the Parent Board of Directors (or any committee thereof) shall approve, adopt, endorse, recommend or enter into any Acquisition Agreement, (d) Parent shall have breached any of its obligations under Section 5.11 in any material respect, or (e) Parent (or any Subsidiary thereof) or the Parent Board of Directors (or any committee thereof) shall authorize or publicly propose any of the foregoing.

“Unwaived Jamul Distribution Amount” means an amount equal to the product of (a) Constructive Receipt Gross Income, multiplied by (b) the Stockholder Effective Tax Rate.

“Warrant Purchase Agreement” shall have the meaning set forth in Section 5.8(b).

“Warrantholder” means a holder of a Golden Gaming Warrant.

“Warrantholder Loan” means any and all loans required to be made by the Stockholder to one or more Warrantholders pursuant to the Warrant Purchase Agreements.

“Warrantholder Shares” means any and all shares of Parent Common Stock issued by Parent to Warrantholders as consideration for the purchase of Golden Gaming Warrants pursuant to the Warrant Purchase Agreements (provided, that, in the event that a Warrantholder sells or otherwise disposes of any such shares and subsequently acquires shares of Parent Common Stock, the lesser of the amount of shares so sold and the amount of such shares so subsequently acquired shall be included in the computation of Warrantholder Shares).

“WARN Act” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101.

“Welfare Plan” means an “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

11.2         Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule, Annex or Exhibit, such reference shall be to a Section, Article, Schedule, Annex or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including without limitation” unless otherwise specified.

ARTICLE 12
MISCELLANEOUS

12.1         Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if sent by facsimile, upon confirmation of successful transmission (provided that if given by facsimile such notice, request, demand, claim or other communication shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described in this Section 12.1), or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next Business Day delivery, the Business Day following being so sent:

If to the Company:

To:	Sartini Gaming, Inc. 6595 S Jones Blvd Las Vegas, NV 89118 Attn: Matthew Flandermeyer Email: MFlandermeyer@ggilv.com Fax: (702) 891-4201

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
12670 High Bluff Dr.
San Diego, CA 92130
Attn: Barry M. Clarkson
Email: Barry.Clarkson@lw.com
Fax: (858) 523-5450

If to the Stockholder:

To:	The Blake L. Sartini and Delise F. Sartini Family Trust 6595 S Jones Blvd Las Vegas, NV 89118 Attn: Joe Stone Email: jstone@ggilv.com Fax: (702) 891-4289

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
12670 High Bluff Dr.
San Diego, CA 92130
Attn: Barry M. Clarkson
Email: Barry.Clarkson@lw.com
Fax: (858) 523-5450

If to Parent or Merger Subsidiary:

To:	Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 Attn: Timothy Cope and Damon Schramm Email: tcope@lakesentertainment.com; dschramm@lakesentertainment.com Fax: (952) 449-9353

With a copy (which shall not constitute notice) to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: Daniel R. Tenenbaum
Email: Daniel.Tenenbaum@gpmlaw.com
Fax: (612) 632-4050

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12.2         Amendments; No Waivers.

(a)	This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

(b)

Each Party may, by an instrument in writing signed on behalf of such Party, waive compliance by any other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

(c)

No waiver by a Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.3         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other Party.

12.4         Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflicts of law); provided, however, that provisions that are required pursuant to the internal laws of the State of Nevada to be governed by the laws of the State of Nevada (including those relating to the procedures regarding the Merger) shall be governed by the applicable internal laws of the State of Nevada. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Courts of the State of Minnesota sitting in Hennepin County or in the absence of jurisdiction, of any federal court sitting in Hennepin County in the State of Minnesota with respect to any action or proceeding arising out of or relating to this Agreement; agrees that all claims with respect to any such action or proceeding may be heard and determined in such respective courts; and waives any objection, including, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of such action or proceeding in such respective jurisdictions.  Each of the Parties irrevocably consents to the service of any and all process in any such action or proceeding brought in the such Courts of the State of Minnesota or in the absence of jurisdiction, such federal courts, by the delivery of copies of such process to the Party at its address specified for notices to be given hereunder, or by certified mail directed to such address.

12.5         Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts and signatures may be delivered by facsimile or electronic image scan transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.

12.6         Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and other agreements delivered pursuant hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement, including the Term Sheet. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

12.7         Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Unless the context otherwise requires, all references to an Article or Section include all subparts thereof.

12.8         Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void: (a) the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect, and (b) an appropriate and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision.

12.9         Construction. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

12.10       Cumulative Remedies. Except as otherwise provided herein, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or equity.

12.11       Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of Parent, Merger Subsidiary or the Company or any Affiliate thereof (including any beneficiary or dependent thereof), other than the Indemnified Parties, who shall be intended third party beneficiaries with respect to Section 5.16.

12.12       Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, without necessity of posting bond or other security (any requirements therefor being expressly waived). The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any Party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives termination of this Agreement), the Termination Date shall automatically be extended to (a) the 20th Business Day following the resolution of such Action or (b) such other time period established by the court presiding over such Action.

12.13       Privilege. Parent and (after the Effective Time) the Company shall not assert, and shall cause their respective Affiliates not to assert, any attorney-client privilege with respect to any communication between the Company and its Subsidiaries (prior to the Closing) or the Stockholder or any of the Stockholder’s Affiliates or any of their respective officers, employees, managers or directors (any such person, a “Designated Person”), on the one hand, and any legal counsel currently or formerly representing a Designated Person in connection with this Agreement, the Merger or any of the other agreements or transactions contemplated hereby or thereby (collectively, “Privileged Information”), including in connection with a dispute between any Designated Person and one or more of Parent, the Company and their respective Affiliates, it being the intention of the Parties hereto that all rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by the Stockholder. Furthermore, Parent acknowledges and agrees that no Privileged Information is subject to any joint privilege (whether or not the Company or any of its Subsidiaries also received such advice or communication) and that all Privileged Information shall be owned solely by the Stockholder. All books and records of the Company and its Subsidiaries to the extent containing any such Privileged Information shall be excluded from the transaction, and shall be distributed (or deemed to have been distributed) to the Stockholder immediately prior to the Effective Time, with no copies retained by the Company or any of its Subsidiaries. Other than as explicitly set forth in this Section 12.13, the Parties acknowledge that any attorney-client, attorney work product, common interest, joint defense and any other available privilege attaching as a result of legal counsel representing the Company and its Subsidiaries prior to the Closing shall survive the Closing and continue to be a privilege of the Company, and not the Stockholder, after the Effective Time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:	LAKES ENTERTAINMENT, INC.

	By:	/s/ Timothy Cope
Timothy J. Cope
President and Chief Financial Officer

MERGER SUBSIDIARY:	LG ACQUISITION CORPORATION

	By:	/s/ Timothy Cope
Timothy J. Cope
President and Chief Financial Officer

COMPANY:	SARTINI GAMING, INC.

	By:	/s/ Blake L. Sartini
Blake L. Sartini
Chief Executive Officer

STOCKHOLDER:	THE BLAKE L. SARTINI AND DELISE F. SARTINI FAMILY TRUST

	By:	/s/ Blake L. Sartini
Blake L. Sartini
Trustee

	By:	/s/ Delise F. Sartini
Delise F. Sartini
Trustee

Signature Page to Agreement and Plan of Merger

ANNEX I

Directors of the Surviving Corporation

Blake L. Sartini

Matt Flandermeyer

Steve Arcana

ANNEX II

Post-Closing Officers of Parent

President and Chief Executive Officer	Blake L. Sartini

Chief Financial Officer	Matt Flandermeyer

Chief Operating Officer	Steve Arcana

ANNEX III

List of New Tavern Acquisitions

Tavern located at 11930 Southern Highlands Pkwy, Las Vegas, NV 89141 (leased by Golden-PT’s Pub Molly Malone’s 53, LLC)

Tavern located at 3920 W. Ann Rd., North Las Vegas, NV 89031 (leased by Golden-PT’s Pub Kavanaugh’s 54, LLC)

Tavern located at 8255 W. Flamingo Rd., Las Vegas, NV 89147 (leased by Golden-PT’s Pub Sean Patrick’s 55, LLC)

Tavern located at 6788 N. 5th Street, North Las Vegas, NV 89084 (leased by Golden-PT’s Pub Morrissey’s 56, LLC)

ANNEX IV

Restricted Stockholders

Lyle A. Berman

Berman Consulting Corporation

Berman Consulting Corporation Profit Sharing Plan

Lyle A. Berman Revocable Trust

Bradley Berman Irrevocable Trust

Julie Berman Irrevocable Trust

Amy Berman Irrevocable Trust

Jessie Lynn Berman Irrevocable Trust

Schedule 2.2(b)

Preliminary Determination
of Parent Pre-Merger Value and Company Pre-Merger Value

This Schedule 2.2(b) is attached to and made a part of that certain Agreement and Plan of Merger, dated as of January 25, 2015, by and among Lakes Entertainment, Inc., LG Acquisition Corporation, Sartini Gaming, Inc., and The Blake L. Sartini and Delise F. Sartini Family Trust (the “Merger Agreement”). Unless otherwise defined herein, all capitalized and undefined terms used in this Schedule 2.2(b) shall have the meaning given such terms in the Merger Agreement.

1.             Determination of Parent Pre-Merger Value.

(a)     The Parent Pre-Merger Value will be determined by adjusting the Estimated Parent Pre-Merger Value in accordance with the provisions of this Schedule 2.2(b). A sample calculation of such adjustment is attached hereto as Appendix I, which calculation is intended to be illustrative only and not indicative of the actual numbers.

(b)     For purposes of this determination:

“Estimated Parent Pre-Merger Value” means (i) $9.57 per share, multiplied by (ii) 14,132,195 shares; provided that if Parent or any of its Subsidiaries has completed the sale of the Jamul Land prior to the Closing Date, the Estimated Parent Pre-Merger Value shall be reduced by $5,500,000.

“Office Building Adjustment” means the amount by which (i) the Office Building Value exceeds $4,000,000, in which case the Office Building Adjustment shall be a positive number equal to such excess amount, or (ii) $4,000,000 exceeds the Office Building Value, in which case the Office Building Adjustment shall be a negative number equal to such excess amount.

“Office Building Net Cash Proceeds” means the cash proceeds received by Parent from the sale of the Office Building, net of commissions, Taxes, fees and other transaction costs.

“Office Building Value” means, if the sale of the Office Building closes prior to the 60th day after the Effective Time, the Office Building Net Cash Proceeds of such sale.

“Parent Current Assets” means accounts and notes receivable, prepaid assets, inventories and other current assets, all as determined on a consolidated basis in accordance with GAAP; provided, that Current Assets shall (i) exclude Cash (other than the Normalized Working Capital Cash amounts), and (ii) only include income tax receivables up to a maximum of $2,155,000 in the aggregate.

“Parent Current Liabilities” means accrued expenses, payroll, accounts payable and other current liabilities, all as determined on a consolidated basis in accordance with GAAP; provided, that Current Liabilities shall exclude (i) the current portions (if any) of all Parent Outstanding Debt, (ii) all Parent Merger Expenses, and (iii) any amounts payable by Parent or any of its Subsidiaries after the Closing Date in connection with the settlement or other resolution of the Quest Litigation prior to the Effective Time.

“Parent Excess Cash” means (i) the Net Cash of Parent and its Subsidiaries as of the Closing Date (but excluding (x) any and all cash proceeds received by Parent or any of its Subsidiaries from the Office Building Value and the Pre-Closing Stock Option Exercises and (y) any Jamul Land Proceeds in excess of $5,500,000) plus (ii) all Parent Merger Expenses paid on or prior to the Closing Date plus (iii) all legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses paid by Parent or any of its Subsidiaries on or prior to the Closing Date in connection with the Refinancing.

“Parent Excess Cash Adjustment” means the amount by which (i) Parent Excess Cash exceeds $77,500,000, in which case the Parent Excess Cash Adjustment shall be a positive number equal to such excess amount, or (ii) $77,500,000 exceeds Parent Excess Cash, in which case the Parent Excess Cash Adjustment shall be a negative number equal to such excess amount.

“Parent Indebtedness” means, with respect to Parent or any of its Subsidiaries, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) obligations in respect of letters of credit, surety bonds or other similar instruments (or reimbursement agreements in respect thereof) or banker’s acceptances, in each case only to the extent drawn upon and not reimbursed, (iv) obligations to pay the deferred and unpaid purchase price of property or services (other than trade accounts payable), (v) capitalized lease or sale-leaseback obligations, (vi) indebtedness of third parties which is guaranteed by Parent or any of its Subsidiaries or secured by a lien or security interest on the assets or property of Parent or any of its Subsidiaries, and (vii) obligations of Parent for accrued interest payable on outstanding indebtedness.

“Parent Merger Expenses” means the aggregate amount of severance payments, transition payments, legal and other advisor fees and any other fees, costs or expenses incurred by Parent or any of its Subsidiaries in connection with the Merger Agreement and the Merger, whether or not paid on or prior to the Closing Date or the date of determination.

“Parent Merger Expenses Adjustment” means (i) the amount by which Parent Merger Expenses exceed $5,000,000, in which case the Parent Merger Expenses Adjustment shall be a negative number equal to such excess amount, or (ii) the amount by which $5,000,000 exceeds Parent Merger Expenses, in which case the Parent Merger Expenses Adjustment shall be a positive number equal to such excess amount.

“Parent Net Working Capital Balance” means an amount equal to all Parent Current Assets less all Parent Current Liabilities, determined as of the close of business on the Closing Date (but without giving effect to the consummation of the Merger).

“Parent Outstanding Debt” means the aggregate outstanding principal amount of Parent Indebtedness outstanding at the Closing.

“Parent Outstanding Debt Adjustment” means the amount by which (i) Parent Outstanding Debt exceeds $12,500,000, in which case the Parent Outstanding Debt Adjustment shall be a negative number equal to such excess amount or (ii) $12,500,000 exceeds Parent Outstanding Debt, in which case the Parent Outstanding Debt Adjustment shall be a positive number equal to such excess amount.

“Parent Working Capital Target” means $2,457,000.

“Pre-Closing Stock Option Exercises” means any and all exercises of outstanding Parent Stock Options by the holders thereof on or after the date hereof but on or prior to the Closing Date.

(c)     Not less than 20 Business Days prior to the Closing Date, Parent shall prepare and deliver to the Company for its review a report (the “Preliminary Parent Closing Report”) setting forth (i) an estimated unaudited consolidated balance sheet as of the Closing Date of Parent and its Subsidiaries prepared in accordance with GAAP on a basis consistent with the Parent Latest Balance Sheet, (ii) a statement with Parent’s calculations of cash proceeds received from Pre-Closing Stock Option Exercises, the Jamul Land Proceeds and the Office Building Value, as well as Parent’s good faith estimates of Parent Excess Cash, Parent Outstanding Debt and Parent Merger Expenses (including the amount of Parent Merger Expenses paid on or prior to the Closing Date), in each case together with reasonable supporting documentation.

(d)     The preliminary Parent Pre-Merger Value shall equal the value determined as follows (but subject to further adjustment after the Effective Time pursuant to Schedule 2.2(d):

(i)	the Estimated Parent Pre-Merger Value, plus

(ii)

each of the Office Building Adjustment, the Parent Excess Cash Adjustment, the Parent Outstanding Debt Adjustment, and the Parent Merger Expenses Adjustment (which may be a positive or negative number), plus

(iii)	the Parent Net Working Capital Balance less the Parent Working Capital Target (which may be a positive or negative number), less

(iv)	any amounts payable by Parent or any of its Subsidiaries after the Closing Date in connection with any settlement or other resolution of the Quest Litigation prior to the Effective Time.

2.             Determination of Company Pre-Merger Value.

(a)     The Company Pre-Merger Value will be determined by adjusting the Estimated Company Pre-Merger Value in accordance with the provisions of this Schedule 2.2(b). A sample calculation of such adjustment is attached hereto as Appendix I, which calculation is intended to be illustrative only and not indicative of the actual numbers.

(b)     For purposes of this determination:

“Estimated Company Pre-Merger Value” means (i) Company Adjusted EBITDA multiplied by 7.5, plus (ii) the amount of any and all Permitted Company Acquisitions and Investments.

“Adjusted EBITDA” shall mean, with respect to any period, the net income (loss) generated by the Company and its Subsidiaries for such period, plus the sum (without duplication, and to the extent deducted in calculating the net income (loss) of the Company and its Subsidiaries for such period) of (a) all interest, fees, charges and related expenses paid or payable for such period in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets and the portion of rent paid or payable (without duplication) for such period under any capital lease that should be treated as interest in accordance with Financial Accounting Standards Board Codification No. 840, (b) all expenses for income taxes paid or accrued, (c) depreciation, (d) amortization, (e) all non-cash or non-recurring expenses, losses or charges, (f) fees, costs, expenses, discounts, premiums and commissions incurred, paid or deducted in connection with the refinancing of Company Indebtedness, any dispositions or acquisitions (whether or not consummated), and any restructuring, integration, severance or retention costs, accruals or reserves related to or resulting from any acquisition, and (g) any severance payments, transition payments, legal and other advisor fees and any other expenses incurred by the Company or any of its Subsidiaries in connection with the Merger, the Merger Agreement, and the transactions contemplated thereby; provided¸ that, in the event that a Nevada Business Tax Change has occurred prior to the Closing Date, then Adjusted EBITDA will be calculated on a pro forma basis to give effect to (x) such Nevada Business Tax Change, (y) any and all renegotiations, modifications or amendments to any Contract of the Company or any of its Subsidiaries prior to the Closing designed or intended to offset (in whole or in part) or mitigate the adverse impact to the Company or any of its Subsidiaries resulting from such Nevada Business Tax Change, and (z) any and all reasonable business adjustments put in place by the Company or any of its Subsidiaries prior to the Closing in response to such Nevada Business Tax Change, in each case as if such Nevada Business Tax Change, Contract renegotiations, modifications or amendments and business adjustments had occurred or taken effect on the first day of the applicable Measurement Period (the adjustments set forth in clauses (x), (y) and (z), collectively, the “Pro Forma Adjustments”).

“Company Adjusted EBITDA” means, Adjusted EBITDA calculated for the Company and its Subsidiaries for the Measurement Period, all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP on a basis consistent with the Latest Financial Statements; provided, that, with respect to New Tavern Acquisitions, actual results will be annualized for the Measurement Period for purposes of calculating Company Adjusted EBITDA (in the case of each such tavern by multiplying such results by a factor equal to 365 divided by the number of days such tavern has been in operation during the Measurement Period).

“Company Current Assets” means accounts and notes receivable, prepaid assets, inventories and other current assets, all as determined on a consolidated basis in accordance with GAAP; provided, that Current Assets shall exclude Cash (other than the Normalized Working Capital Cash amounts).

“Company Current Liabilities” means accrued expenses, payroll, accounts payable and other current liabilities, all as determined on a consolidated basis in accordance with GAAP; provided, that Current Liabilities shall (a) exclude (i) the current portions (if any) of all Company Outstanding Debt, (ii) all Company Merger Expenses, and (iii) all legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses incurred by the Company or any of its Subsidiaries in connection with the Refinancing, and (b) include all payments (other than payments in the form of shares of Parent Common Stock or payments made with Cash of the Company or any of its Subsidiaries on or prior to the Closing Date) required to be made by the Company or any of its Subsidiaries to Warrantholders pursuant to the Warrant Purchase Agreements (which payments, for the avoidance of doubt, will not be considered to be Company Merger Expenses).

“Company Excess Cash” means the Net Cash of the Company and its Subsidiaries as of the Closing Date, plus (ii) all Company Merger Expenses paid on or prior to the Closing Date, plus (iii) all legal and other advisor fees, commitment fees, funding fees, arranging fees, prepayment penalties or premiums and other fees, costs, charges and expenses paid by the Company or any of its Subsidiaries on or prior to the Closing Date in connection with the Refinancing.

“Company Indebtedness” means, with respect to the Company or any of its Subsidiaries, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) obligations in respect of letters of credit, surety bonds or other similar instruments (or reimbursement agreements in respect thereof) or banker’s acceptances, in each case only to the extent drawn upon and not reimbursed, (iv) obligations to pay the deferred and unpaid purchase price of property or services (other than trade accounts payable), (v) capitalized lease or sale-leaseback obligations, (vi) indebtedness of third parties which is guaranteed by the Company or any of its Subsidiaries or secured by a lien or security interest on the assets or property of the Company or any of its Subsidiaries, (vii) obligations of the Company for accrued interest payable on outstanding indebtedness, and (viii) the present value (using a discount rate of 12%) of the lease payments payable after the Effective Time for the remainder of the term of the lease under that certain Shopping Center Lease, dated as of February 2, 2004, by and between Serene Plaza, LLC, a Nevada limited liability company, and Sparky’s South Meadows 8, LLC, a Nevada limited liability company (as amended through the Closing Date), with respect to approximately 5,500 square feet located at 748 S. Meadows Parkway, Suite A13, Reno, NV 89521.

“Company Merger Expenses” means the aggregate amount of severance payments, transition payments, legal and other advisor fees and any other fees, costs or expenses incurred by the Company or any of its Subsidiaries in connection with the Merger Agreement and the Merger, whether or not paid on or prior to the Closing Date or the date of determination.

“Company Merger Expenses Adjustment” means (i) the amount by which Company Merger Expenses exceed $500,000, in which case the Company Merger Expenses Adjustment shall be a negative number equal to such excess amount, or (ii) the amount by which $500,000 exceeds Company Merger Expenses, in which case the Company Merger Expenses Adjustment shall be a positive number equal to such excess amount.

“Company Net Working Capital Balance” means an amount equal to all Company Current Assets less all Company Current Liabilities, determined as of the close of business on the Closing Date (but without giving effect to the consummation of the Merger).

“Company Outstanding Debt” means the aggregate outstanding principal amount of Company Indebtedness outstanding at the Closing.

“Company Working Capital Target” means $20,830,000.

“Measurement Period” means the period of 12 consecutive calendar months as of the last full month ended at least 30 days prior to the Closing Date.

“New Tavern Acquisitions” means taverns acquired after the commencement of the Measurement Period and owned and operated by the Company or any of its Subsidiaries in operation as of October 31, 2014, all of which are identified on Annex III.

(c)     Not less than 20 Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent for its review a report (the “Preliminary Company Closing Report”) setting forth (i) an estimated unaudited consolidated balance sheet as of the Closing Date of the Company and its Subsidiaries prepared in accordance with GAAP on a basis consistent with the Latest Balance Sheet, (ii) an estimated unaudited consolidated statement of income for the Measurement Period of the Company and its Subsidiaries prepared in accordance with GAAP on a basis consistent with the Latest Financial Statements, together with the Company’s calculation of Company Adjusted EBITDA and Estimated Company Pre-Merger Value, (iii) in the event that a Nevada Business Tax Change has occurred, a separate calculation of Company Adjusted EBITDA that excludes from such calculation all Pro Forma Adjustments, (iv) a statement of the Company’s good faith estimates of Company Excess Cash, Company Merger Expenses (including the amount of Company Merger Expenses paid on or prior to the Closing Date), and Company Outstanding Debt, in each case together with reasonable supporting documentation. In the event that a Nevada Business Tax Change occurs during the period between the delivery of the Preliminary Company Closing Report and the Closing Date, the Company shall deliver an updated Preliminary Company Closing Report to reflect such event.

(d)     The preliminary Company Pre-Merger Value shall equal the value determined as follows (but subject to further adjustment after the Effective Time pursuant to Schedule 2.2(d)):

(i)	the sum of (A) Estimated Company Pre-Merger Value, plus (B) Company Excess Cash, less

(ii)	Company Outstanding Debt, plus

(iii)	the Company Merger Expenses Adjustment (which may be a positive or negative number), plus

(iv)	the Company Net Working Capital Balance less the Company Working Capital Target (which may be a positive or negative number).

APPENDIX I

ILLUSTRATIVE CALCULATION ONLY
NOT INDICATIVE OF ACTUAL NUMBERS

Sample Calculations of Parent Pre-Merger Value and Company Pre-Merger Value

Assuming Closing Date of September 30, 2015

Determination of Parent Pre-Merger Value	9/30/2015
Estimated Value / Share	$9.57
Fully diluted Parent shares at signing	14,132,195
Estimated Parent Pre-Merger Value	$135,245,106	(1)
(+/-) Office Building Adjustment	--	(2)
(+/-) Parent Excess Cash Adjustment	2,723,000
(+/-) Parent Outstanding Debt Adjustment	2,086,475
(+/-) Parent Merger Expenses Adjustment	(4,445,453)
(+) Parent Net Working Capital Balance	2,457,000
(-) Parent Working Capital Target	(2,457,000)
(-) Amounts payable after the Closing Date re Quest Litigation	--
A. Preliminary Parent Pre-Merger Value	$135,609,129

Determination of Company Pre-Merger Value	9/30/2015
Company Adjusted EBITDA	$35,785,672
Company Adjusted EBITDA Multiple	7.5x
Subtotal	$268,392,541
(+) Permitted Company Acquisitions and Investments	--
Estimated Company Pre-Merger Value	$268,392,541
(+) Company Excess Cash	1,645,511
(-) Company Outstanding Debt	(187,933,189)
(+/-) Company Merger Expenses Adjustment	--	(3)
(+) Company Net Working Capital Balance	14,130,000	(4)
(-) Company Working Capital Target	(20,830,000)
B. Preliminary Company Pre-Merger Value	$75,404,864

C. Preliminary Total Post-Merger Value (A + B)	$211,013,992
D. Parent Stockholder Percentage (A /C)	64.3%
E. Company Stockholder Percentage (B / C)	35.7%
F. Fully Diluted Pre-Closing Parent Shares	14,132,195
G. Post-Closing Parent Shares (F / D)	21,990,340
Merger Consideration Shares (E x G)	7,858,145

(1) Assumes no sale of Jamul Land prior to the Closing.

(2) Assumes no sale of the Office Building for more or less than $4,000,000 prior to the 60th day after the Effective Time.

(3) Assumes $500,000 of Company Merger Expenses.

(4) Assumes all Golden Gaming Warrants are redeemed by Golden Gaming in exchange for an obligation to pay $6,700,000 in cash.

1

Schedule 2.2(d)

Post-Closing Adjustment

This Schedule 2.2(d) is attached to and made a part of that certain Agreement and Plan of Merger, dated as of January 25, 2015, by and among Lakes Entertainment, Inc., LG Acquisition Corporation, Sartini Gaming, Inc., and The Blake L. Sartini and Delise F. Sartini Family Trust (the “Merger Agreement”). Unless otherwise defined herein, all capitalized and undefined terms used in this Schedule 2.2(d) shall have the meaning given such terms in the Merger Agreement (or Schedule 2.2(b) thereof).

1.     Post-Closing Adjustment. The preliminary Parent Pre-Merger Value and the preliminary Company Pre-Merger Value set forth in the Preliminary Parent Closing Report and the Preliminary Company Closing Report, respectively, (and, accordingly, the Merger Consideration and number of Merger Consideration Shares) will be subject to adjustment after the Effective Time as set forth in this Schedule 2.2(d).

2.     Pre-Merger Values.

(a)	The final Parent Pre-Merger Value shall equal the value determined as follows:

(i)	the Estimated Parent Pre-Merger Value, plus

(ii)

each of the Office Building Adjustment, the Parent Excess Cash Adjustment, the Parent Outstanding Debt Adjustment, and the Parent Merger Expenses Adjustment (which may be a positive or negative number), plus

(iii)	the Parent Net Working Capital Balance less the Parent Working Capital Target (which may be a positive or negative number); less

(iv)	any amounts payable by Parent or any of its Subsidiaries after the Closing Date in connection with any settlement or other resolution of the Quest Litigation prior to the Effective Time.

(b)	The final Company Pre-Merger Value shall equal the value determined as follows:

(i)	the sum of (A) Estimated Company Pre-Merger Value, plus (B) Company Excess Cash, less

(ii)	Company Outstanding Debt, plus

(iii)	The Company Merger Expenses Adjustment (which may be a positive or negative number), plus

(iv)	the Company Net Working Capital Balance less the Company Working Capital Target (which may be either a positive or negative number).

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3.     Closing Report.

(a)

As soon as reasonably practicable following the Effective Time, and in any event within 60 days thereof, Parent shall prepare and deliver to the Stockholder and the Special Committee a report (the “Closing Report”) setting forth:

(i)

the unaudited consolidated balance sheet as of the close of business on the Closing Date (but without giving effect to the consummation of the Merger) of Parent and its Subsidiaries, prepared in accordance with GAAP on a basis consistent with the Parent Latest Balance Sheet (but without giving effect to the consummation of the Merger);

(ii)

the unaudited consolidated balance sheet as of the close of business on the Closing Date of the Company and its Subsidiaries, prepared in accordance with GAAP on a basis consistent with the Latest Balance Sheet (but without giving effect to the consummation of the Merger);

(iii)

the unaudited consolidated statement of income for the Measurement Period of the Company and its Subsidiaries, prepared in accordance with GAAP on a basis consistent with the Latest Financial Statements, together with its calculation of actual Company Adjusted EBITDA and Estimated Company Pre-Merger Value;

(iv)

a statement of the actual Office Building Value (if applicable), the Jamul Land Proceeds, Parent Excess Cash, Parent Outstanding Debt, Parent Merger Expenses, Company Excess Cash, Company Merger Expenses and Company Outstanding Debt, together with reasonable supporting documentation;

(v)	a statement of the Net Working Capital Balance of each of Parent and the Company, together with reasonable supporting documentation;

(vi)	its calculation of the final Parent Pre-Merger Value and Company Pre-Merger Value; and

(vii)	its calculation of the final Parent Stockholder Percentage, Company Stockholder Percentage, Merger Share Price and Merger Consideration.

(b)

Following the Effective Time, Parent shall give each of the Stockholder and the Special Committee and their respective Representatives access to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors of Parent, the Company and their respective Subsidiaries relating to the preparation of the Closing Report and shall cause the personnel of Parent, the Company and its Subsidiaries to cooperate with the Stockholder and the Special Committee in connection with their respective review of the Closing Report.

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(c)

If either the Stockholder or the Special Committee shall disagree with any calculation or matter set forth in the Closing Report, it shall notify Parent and the other party in writing of such disagreement within 30 days after its receipt of the Closing Report (a “Dispute Notice”), which Dispute Notice shall set forth in reasonable detail the particulars of such disagreement. If neither the Stockholder nor the Special Committee timely delivers a Dispute Notice within such 30-day period, then the Stockholder and the Special Committee shall be deemed to have agreed with the Closing Report and the calculations set forth therein, and such calculations (including as to the amount of Merger Consideration) shall be deemed to be final, binding and conclusive for all purposes under the Merger Agreement as of the expiration of such 30-day period.

(d)

In the event that either the Stockholder or the Special Committee timely delivers a Dispute Notice within such 30-day period, Parent, the Stockholder and the Special Committee shall use reasonable best efforts for a period of 30 days (or such longer period as they may mutually agree) to resolve the disagreements set forth in all such Dispute Notices; provided, that the Stockholder and the Special Committee shall be deemed to have agreed upon all items in the Closing Report that were not disputed in such Dispute Notices for all purposes under the Merger Agreement. If, at the end of such period, they are unable to resolve all such disagreements, then any such remaining disagreements shall be resolved by a nationally recognized independent public accountant selected by Parent and reasonably agreed to by the Stockholder and the Special Committee (the “Auditor”); provided, that if the Parent, the Stockholder and the Special Committee have not agreed on such Auditor within 20 days following the expiration of such dispute resolution period, then at the written request of any of the Parent, the Stockholder or the Special Committee delivered to the American Arbitration Association and each other party, the Auditor shall be appointed as promptly as practicable thereafter by the American Arbitration Association in Las Vegas, Nevada. The Auditor shall act as an expert and not an arbitrator. The Auditor shall be instructed to make a determination only as to those matters still in dispute, and shall make its determination as soon as reasonably possible, and in any event within 60 days following the day on which the disagreement is referred to the Auditor. The Auditor shall have no power to modify or amend any term or provision of the Merger Agreement (including Schedule 2.2(b) and this Schedule 2.2(d)) or to modify any item previously agreed to or not previously disputed by the Stockholder and the Special Committee. The determination of the Auditor as to all such disputed items shall be final, binding and conclusive for all purposes under the Merger Agreement. The fees and expenses of the Auditor shall be paid by Parent.

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Appendix B

[ Leatherhead of Houlihan Lokey Capital, Inc. ]

January 25, 2015

Lakes Entertainment, Inc.

130 Cheshire Lane, Suite 101

Minnetonka, MN 55305

Attn: Board of Directors

Dear Members of the Board of Directors:

We understand that Lakes Entertainment, Inc. (the “Acquiror”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among the Acquiror, LG Acquisition Corporation, a wholly owned subsidiary of the Acquiror (“Merger Sub”), Sartini Gaming, Inc. (the “Target”) and the Blake L. Sartini and Delise F. Sartini Family Trust, the sole stockholder of the Target (the “Stockholder”), pursuant to which, among other things, (a) the Target will merge with Merger Sub (the “Transaction”), (b) each outstanding share of common stock, par value $0.01 per share (“Target Common Stock”), of the Target will be converted into the right to receive such number of shares of common stock, par value $0.01 per share (“Acquiror Common Stock”), of the Acquiror determined pursuant to the terms of the Agreement (the “Exchange Ratio”), subject to adjustment as provided in the Agreement, and (c) the Target will become a wholly owned subsidiary of the Acquiror.

The Board of Directors (the “Board”) of the Acquiror has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Acquiror. We understand that the managements of the Target and the Acquiror have estimated that, based on information prepared by the managements of the Target and the Acquiror with respect to the projected financial performance of the Target and the Acquiror as of the expected closing of the Transaction, the Exchange Ratio, as calculated in accordance with the terms of the Agreement, including Section 2.2 and Schedule 2.2(b) thereof, will result in the holders of Target Common Stock as of immediately prior to the Transaction owning 36.5% (the “Target Stockholder’s Ownership Percentage”) of the outstanding shares of Acquiror Common Stock on a fully diluted basis immediately after giving effect to the Transaction. With your agreement, we have evaluated the fairness, from a financial point of view, to the Acquiror of the Exchange Ratio provided for in the Transaction pursuant to the Agreement on the basis of a comparison of the Target Stockholder’s Ownership Percentage to the relative equity contribution of the Target to the pro forma entity resulting from the Transaction, as measured by the quotient of (A) the implied aggregate equity value reference ranges for the Target on a standalone basis indicated by our financial analyses and (B) the sum of (i) the implied aggregate equity value reference ranges for the Target on a standalone basis indicated by our financial analyses and (ii) the implied aggregate equity value reference ranges for the Acquiror on a standalone basis indicated by our financial analyses, in each case without giving effect to any costs, cost savings, synergies, dissynergies or similar items that could result from the Transaction. In addition, at the direction of management of the Acquiror, we also assumed that (i) the Consolidated Restated Promissory Note of Jamul Indian Village, dated April 24, 2014, effective as of August 29, 2012, in the aggregate principal amount of $60,000,000 (the “Jamul Note”), issued in favor of Lakes Jamul Development, LLC, a wholly owned subsidiary of the Acquiror, will be sold or otherwise disposed of pursuant to a contract entered into within three years from and after the closing of the Transaction and (ii) the net proceeds from the sale or other disposition of the Jamul Note will be distributed by means of a dividend to the holders of Acquiror Common Stock other than the Stockholder and its successors and, consistent therewith, for purposes of our analyses and this Opinion we have not taken into account or otherwise evaluated the actual or potential value of the Jamul Note.

The Board of Directors of Lakes Entertainment, Inc.	-2-
January 25, 2015

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, received by us on January 23, 2015, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to the Target and the Acquiror that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Target and the Acquiror made available to us by the Target and the Acquiror, including (a) financial projections prepared by the management of the Target relating to the Target for the fiscal years ending December 31, 2015 through 2019 (the “Target Projections”), and (b) financial projections prepared by the management of the Acquiror relating to the Acquiror (including, without limitation, financial projections relating to the future financial performance of the Rocky Gap Casino Resort and certain related and unrelated costs and expenses) for the fiscal years ending December 31, 2015 through 2019, as adjusted by or at the direction of management of the Acquiror (the “Acquiror Projections”);

4.

reviewed certain estimates with respect to the Acquiror’s net operating loss tax carryforwards (the “Acquiror NOLs”) and estimates regarding the Acquiror’s ability to utilize such Acquiror NOLs to achieve future U.S. federal and state income tax savings without giving effect to the Transaction (the “Estimated Acquiror NOL Tax Savings”);

5.

spoken with certain members of the managements of the Target and the Acquiror and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of the Target and the Acquiror, the Transaction and related matters;

6.	compared the financial and operating performance of the Target and the Acquiror with that of companies with publicly traded equity securities that we deemed to be relevant;

7.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

8.

reviewed the current and historical market prices for certain of the Acquiror’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

9.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

The Board of Directors of Lakes Entertainment, Inc.	-3-
January 25, 2015

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the Target Projections, management of the Target has advised us, and we have assumed, that the Target Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Target. With respect to the Acquiror Projections, management of the Acquiror has advised us, and we have assumed, that the Acquiror Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquiror. With respect to the Acquiror NOLs and the Estimated Acquiror NOL Tax Savings, we have been advised by the Acquiror and we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of the Acquiror with respect to the Acquiror NOLs and the Estimated Acquiror NOL Tax Savings. At the direction of the management of the Acquiror, we have assumed that the Target Projections, the Acquiror Projections and the Estimated Acquiror NOL Tax Savings are a reasonable basis on which to evaluate the Target, the Acquiror and the Transaction, and at the direction of management of the Acquiror we have used and relied upon such information as well as the Target Stockholder’s Ownership Percentage for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Target Projections, the Acquiror Projections, the Acquiror NOLs, the Estimated Acquiror NOL Tax Savings, the Target Stockholder’s Ownership Percentage or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Target or the Acquiror since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have also assumed, with the consent of the Acquiror, that the Transaction will qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Target or the Acquiror, or otherwise have an effect on the Transaction, the Target or the Acquiror or any expected benefits of the Transaction that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Acquiror, that any adjustments to the Exchange Ratio pursuant to the Agreement will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

The Board of Directors of Lakes Entertainment, Inc.	-4-
January 25, 2015

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Target, the Acquiror or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Target or the Acquiror is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Target or the Acquiror is or may be a party or is or may be subject, and we have assumed that any such litigation, regulatory action, possible unasserted claims or other contingent liabilities would not be material to our analyses or this Opinion.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Target, the Acquiror or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the shares of Acquiror Common Stock actually will be when issued pursuant to the Transaction or the price or range of prices at which Acquiror Common Stock or Target Common Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder of the Acquiror or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Target, the Acquiror or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and/or certain of its affiliates have in the past provided financial advisory and/or other financial services to Golden Gaming, LLC, a subsidiary of the Target (“Golden Gaming”), for which Houlihan Lokey and/or such affiliates have received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial services to the Target, Golden Gaming, the Acquiror, other participants in the Transaction or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Target, Golden Gaming, the Acquiror, other participants in the Transaction or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

The Board of Directors of Lakes Entertainment, Inc.	-5-
January 25, 2015

We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Acquiror has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses whether the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Acquiror in the manner provided herein and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, any agreement, arrangement or understanding with or for the benefit of the Stockholder in the Agreement, any related agreement or otherwise. In addition, we have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Acquiror, the Target, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Exchange Ratio to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Acquiror or the Target or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Acquiror, the Target or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Acquiror’s, the Target’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Acquiror’s, the Target’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Acquiror, the Target, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Acquiror, the Target or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Exchange Ratio or otherwise, or (ix) the dilutive or other effects of the Transaction on the existing security holders of the Acquiror. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Acquiror, the Target and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Acquiror, the Target and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

The Board of Directors of Lakes Entertainment, Inc.	-6-
January 25, 2015

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Acquiror.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

SPECIAL MEETING OF
SHAREHOLDERS

Lakes Entertainment, Inc.
Corporate Office
130 Cheshire Lane, Suite 101
Minnetonka, Minnesota

[_______________], 2015
[__:__] [__].M.

LAKES ENTERTAINMENT, INC.
FOR SPECIAL MEETING OF SHAREHOLDERS — [_______________], 2015	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Special Meeting on [________________], 2015.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Lyle Berman and Timothy J. Cope, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

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Shareholder Services P.O. Box 64945 St. Paul, MN 55164- 0945	COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the manner as if you marked, signed and returned your proxy card.

· INTERNET - www.proxypush.com/laco Use the Internet to vote your proxy until 11:59 p.m. (CDT) on [______________], 2015.

· PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on [_________________], 2015.

· MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors unanimously recommends that you vote “FOR” the issuance of shares of Lakes common stock in connection with our proposed acquisition of Golden in the Merger; “FOR” the adjournment of the Special Meeting, if necessary; “FOR” the amendment of Lakes’ Second Amended Bylaws; and “FOR” the approval, on an advisory basis, of the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger.

1.	The issuance of shares of Lakes common stock in connection with the proposed Merger (the “Share Issuance”)	☐	For	☐	Against	☐	Abstain

2.	If necessary, adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Share Issuance	☐	For	☐	Against	☐	Abstain

3.	The amendment of Lakes’ Second Amended Bylaws to authorize the Board of Directors to determine the number of directors of Lakes	☐	For	☐	Against	☐	Abstain

4.	Approve, on an advisory basis, the compensation that may be paid or become payable to Lakes’ named executive officers in connection with the Merger	☐	For	☐	Against	☐	Abstain

5.	The transaction of any other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting

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THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box and indicate changes below:	☐	Dated:	[	]	, 2015

Signature(s) in Box

(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

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